                                                Filed Pursuant to Rule 424(b)(5)
                                                      Registration No. 333-90657

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this preliminary prospectus supplement is not complete and + +may be changed. We may not sell, or accept offers to buy, these securities + +until we deliver this prospectus supplement in final form. This preliminary + +prospectus supplement is not an offer to sell, nor does it seek an offer to + +buy, these securities in any jurisdiction where the offer or sale is not +
+permitted.                                                                    +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                   Subject to Completion, Dated July 19, 2000
            Prospectus Supplement to Prospectus dated July 19, 2000

                                  $801,238,605
[UAL LOGO]       United Airlines

                    Pass Through Certificates, Series 2000-1

                                  ----------

  This prospectus supplement relates to new pass through certificates to be issued by three separate pass through trusts formed by United Air Lines, Inc. Each pass through certificate will represent an interest in a pass through trust. The pass through certificates do not represent interests in or obligations of United or any of its affiliates. The pass through trustee of each pass through trust will use the proceeds of the sale of the pass through certificates to acquire the following trust property:

  . 747 leased equipment notes issued by an owner trustee for one Boeing 747-
    422 aircraft leased to United in a leveraged lease transaction;

  . notes issued by AFE Trust, a special purpose Delaware business trust, secured by 757 leased equipment notes issued by an owner trustee for six Boeing 757-222 aircraft leased to United in six separate leveraged lease transactions and having the benefit of secured swap transactions provided by United; and

  . owned equipment notes issued by United to refinance all or a portion of the purchase price of 13 aircraft owned by United.

  The pass through trustee will distribute to the holders of pass through certificates the interest paid on the 747 leased equipment notes, AFE Trust notes and owned equipment notes held in the related pass through trust on January 1 and July 1 of each year, beginning on January 1, 2001. The pass through trustee will distribute the principal paid on the 747 leased equipment notes, AFE Trust notes and owned equipment notes in scheduled amounts and on dates specified in this prospectus supplement. We will not list the pass through certificates on any national securities exchange. The Class A-1 and Class A-2 pass through certificates will rank equally in right of distributions and will rank senior to the other pass through certificates. The Class B pass through certificates will rank junior to the Class A-1 and Class A-2 pass through certificates.

  Landesbank Hessen-Thuringen Girozentrale will provide a separate liquidity facility for each class of pass through certificates offered under this prospectus supplement, in each case in an amount sufficient to make three semiannual interest payments.

  See "Risk Factors" on page S-20 to read about factors that you should consider before buying these pass through certificates.

                                  ----------

                                                          Final Expected  Price
                                                 Interest  Distribution     to
Pass Through Certificates           Face Amount    Rate        Date       Public
-------------------------           ------------ -------- --------------- ------
Class A-1.......................... $272,972,963        % January 1, 2014  100%
Class A-2..........................  327,953,225             July 1, 2010  100
Class B............................  200,312,416             July 1, 2011  100

  The face amounts provided above are indicative only and subject to change. The Class C-1 and Class C-2 pass through trusts will also issue Class C-1 and Class C-2 pass through certificates, respectively, which United is not offering under this prospectus supplement.

  The underwriters expect to deliver the pass through certificates in book-entry form only through the facilities of The Depository Trust Company against
payment in New York, New York on       , 2000.

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                                  ----------

                               Joint Bookrunners

Goldman, Sachs & Co.                                  MORGAN STANLEY DEAN WITTER

                                  Co-Managers

Banc One Capital Markets, Inc.  Credit Suisse First Boston  Salomon Smith Barney

                   Prospectus Supplement dated July  , 2000.

                          PRESENTATION OF INFORMATION

   These offering materials consist of two documents: (1) this prospectus supplement, which describes the terms of the pass through certificates that we are currently offering, and (2) the accompanying prospectus, which provides general information about our pass through certificates, some of which may not apply to the pass through certificates that we are currently offering. The information in this prospectus supplement replaces any inconsistent information included in the accompanying prospectus.

   We have given specified terms specific meanings for purposes of this prospectus supplement. The "Glossary" attached as Appendix I to this prospectus supplement defines each of these terms.

   At varying places in this prospectus supplement and the prospectus, we refer you to other sections of the documents for additional information by indicating the caption heading of the other sections. The page on which each principal caption included in this prospectus supplement and the prospectus can be found is listed in the Table of Contents below. All cross references in this prospectus supplement are to captions contained in this prospectus supplement and not in the prospectus, unless otherwise stated.

   This prospectus supplement and the accompanying prospectus include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which represent United's expectations or beliefs concerning future events. When used in this prospectus supplement and the accompanying prospectus, the words "expects," "plans," "anticipates," and similar expressions are intended to identify forward-looking statements. All forward-looking statements in this prospectus supplement are based upon information available to us on the date of this prospectus supplement. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements are subject to a number of factors that could cause actual results to differ materially from our expectations. Additional information concerning these and other factors is contained in our SEC filings, including our Form 10-K for the fiscal year ended December 31, 1999, our Form 10-Q for the fiscal quarter ended March 31, 2000 and our Current Reports on Form 8-K filed on May 26, 2000, May 30, 2000 and July 19, 2000, and the Current Report of UAL Corporation on Form 8-K filed on June 21, 2000.

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

PROSPECTUS SUPPLEMENT SUMMARY..............................................  S-4
RISK FACTORS............................................................... S-19
THE COMPANY................................................................ S-24
RECENT DEVELOPMENTS........................................................ S-24
RATIO OF EARNINGS TO FIXED CHARGES......................................... S-24
SELECTED FINANCIAL DATA.................................................... S-25
USE OF PROCEEDS............................................................ S-26
DESCRIPTION OF THE PASS THROUGH CERTIFICATES............................... S-27
DESCRIPTION OF THE LIQUIDITY FACILITIES.................................... S-43
DESCRIPTION OF THE INTERCREDITOR AGREEMENT................................. S-48
DESCRIPTION OF THE AFE TRUST NOTES......................................... S-53
DESCRIPTION OF THE AIRCRAFT AND THE APPRAISALS............................. S-58
DESCRIPTION OF THE EQUIPMENT NOTES......................................... S-60
DESCRIPTION OF THE SECURED SWAP TRANSACTIONS............................... S-83
FEDERAL INCOME TAX CONSEQUENCES............................................ S-85
CONNECTICUT TAXES.......................................................... S-89
ERISA CONSIDERATIONS....................................................... S-90
UNDERWRITING............................................................... S-93
LEGAL MATTERS.............................................................. S-94
EXPERTS.................................................................... S-94
INCORPORATION OF INFORMATION UNITED FILES WITH THE SEC..................... S-95
APPENDIX I: GLOSSARY.......................................................  I-1
APPENDIX II: APPRAISAL LETTERS............................................. II-1

APPENDIX III: 757 LEASED EQUIPMENT NOTES PRINCIPAL PAYMENT...............  III-1
APPENDIX IV: 747 LEASED EQUIPMENT NOTE PRINCIPAL PAYMENTS, AFE TRUST NOTE
 PRINCIPAL PAYMENTS AND OWNED EQUIPMENT NOTE PRINCIPAL PAYMENTS..........   IV-1
APPENDIX V: LOAN TO VALUE RATIOS OF EQUIPMENT NOTES......................    V-1

                                   PROSPECTUS

ABOUT THIS PROSPECTUS.......................................................   2
WHERE YOU CAN FIND MORE INFORMATION.........................................   2
INCORPORATION OF INFORMATION UNITED FILES WITH THE SEC......................   2
REPORTS TO PASS THROUGH CERTIFICATEHOLDERS..................................   3
THE COMPANY.................................................................   3
OUTLINE OF PASS THROUGH TRUST STRUCTURE.....................................   4
USE OF PROCEEDS.............................................................   4
FLOW OF PAYMENTS............................................................   5
DESCRIPTION OF THE CERTIFICATES.............................................   6
DESCRIPTION OF THE EQUIPMENT NOTES..........................................  22
FEDERAL INCOME TAX CONSEQUENCES.............................................  27
ERISA CONSIDERATIONS........................................................  29
PLAN OF DISTRIBUTION........................................................  30
LEGAL MATTERS...............................................................  31
EXPERTS.....................................................................  31

                               ----------------

   You should rely only on the information contained in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the prospectus or to which we have referred you. We have not authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. This document may be used only where it is legal to sell these securities. You should not assume that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date of this prospectus supplement. Also, you should not assume that there has been no change in the affairs of United since the date of this prospectus supplement.

                         PROSPECTUS SUPPLEMENT SUMMARY

   The following summary is qualified in its entirety by reference to the more detailed information and consolidated financial statements appearing elsewhere in this prospectus supplement and accompanying prospectus, as well as the materials filed with the SEC that are considered to be part of the prospectus. Unless otherwise indicated, "we," "us," "our" and similar terms as well as references to "United" refer to United Air Lines, Inc.

                 SUMMARY OF TERMS OF PASS THROUGH CERTIFICATES

                             Class A-1       Class A-2        Class B        Class C-1       Class C-2
                           Certificates    Certificates    Certificates    Certificates    Certificates
                          --------------- --------------- --------------- --------------- ---------------
Aggregate Face Amount...     $272,972,963    $327,953,225    $200,312,416     $33,125,332     $88,261,994
Ratings:
 Moody's................        Aa2             Aa2             A1              NR              NR
 Standard & Poor's......        AAA             AAA             AA-             NR              NR
Initial Loan to Aircraft
 Value Ratio
 (cumulative)...........       45.0%           45.0%           60.0%           69.1%           69.1%
Expected Principal
 Distribution Window
 (in years).............     0.4-13.4           9.9          0.4-10.9         2.9-7.4        7.4-13.4
Initial Average Life (in
 years).................        6.6             9.9             8.7             5.5            10.3
Regular Distribution       January 1 and   January 1 and   January 1 and   January 1 and   January 1 and
 Dates..................      July 1          July 1          July 1          July 1          July 1
Final Expected Regular
 Distribution Date......  January 1, 2014  July 1, 2010    July 1, 2011   January 1, 2008 January 1, 2014
Final Maturity Date.....   July 1, 2015   January 1, 2012 January 1, 2013 January 1, 2008 January 1, 2014
Minimum Denomination....      $1,000          $1,000          $1,000          $1,000          $1,000
Section 1110
 Protection.............        Yes             Yes             Yes             Yes             Yes
Liquidity Facility         3 semiannual    3 semiannual    3 semiannual        None            None
 Coverage...............     interest        interest        interest
                             payments        payments        payments

   In this preliminary prospectus supplement, the aggregate face amounts, initial loan to aircraft value ratios, expected principal distribution windows, initial average lives, final expected distribution dates and final maturity dates provided above are indicative only and subject to change. In calculating the initial loan to aircraft value ratios, we assumed an aggregate appraised aircraft value of $1,335,396,667. The aggregate appraised value is only an estimate and reflects assumptions that are described in "Description of the Aircraft and the Appraisals--The Appraisals." The protections of Section 1110 of the U.S. Bankruptcy Code indicated above are available to each equipment note indenture trustee as secured party under the related owned aircraft indenture and as assignee of the related owner trustee's rights under the related lease. In the case of the leased Boeing 757-222 aircraft, AFE Trust will assign its rights under the related leased aircraft indenture to the indenture trustee for AFE Trust.

   The Class C-1 pass through trustee and the Class C-2 pass through trustee will issue the Class C-1 pass through certificates and the Class C-2 pass through certificates, respectively, in a private placement concurrently with the issuance of the other classes of pass through certificates. We are not offering the Class C-1 pass through certificates or the Class C-2 pass through certificates under this prospectus supplement.

                        EQUIPMENT NOTES AND THE AIRCRAFT

   The pass through trusts will hold secured equipment notes issued by the owner trustee related to one Boeing 747-422 aircraft leased to United, secured notes issued by AFE Trust related to six Boeing 757-222 aircraft leased to United and secured equipment notes issued by United related to 13 aircraft owned by United. In the case of the Boeing 747-422 leased aircraft, the related owner trustee will issue non-recourse leased equipment notes for that aircraft. In the case of the leased Boeing 757-222 aircraft, the related owner trustee has issued a non-recourse leased equipment note for each aircraft, which equipment notes will be purchased by AFE Trust. AFE Trust is a special purpose Delaware business trust not owned by or affiliated with United. In the case of the owned aircraft, United will issue full recourse owned equipment notes for each of six Airbus A320-232 aircraft, one Boeing 757-222 aircraft, two Boeing 767-322ER aircraft and four Boeing 777-222ER aircraft. All of the aircraft have been delivered to, and are being operated by, United. The applicable equipment note indenture trustees have secured or will secure the owned equipment notes or leased equipment note(s) issued for each aircraft with a security interest in that aircraft and, in the case of a leased equipment note, with an assignment of the related lease. AFE Trust will secure the notes issued by it with a security interest in the 757 leased equipment notes and in AFE Trust's rights under the secured swap transactions provided by United. Set forth below is information about the aircraft and the owned equipment notes or leased equipment note(s), as applicable, for that aircraft.

                                                                              Initial
                                                                Latest      Outstanding
 Aircraft Registration                    Aircraft Delivery Equipment Note   Principal   Appraised
         Number           Aircraft Type         Month        Maturity Date    Amount       Value
 ---------------------   ---------------- ----------------- --------------- ----------- -----------
N454UA.................. Airbus A320-232    November 1999    July 1, 2011   $29,879,609 $43,606,667
N455UA.................. Airbus A320-232    November 1999    July 1, 2011    29,881,770  43,610,000
N456UA.................. Airbus A320-232    December 1999    July 1, 2011    29,935,797  43,693,333
N457UA.................. Airbus A320-232    January 2000     July 1, 2011    30,283,729  44,230,000
N458UA.................. Airbus A320-232    February 2000    July 1, 2011    30,283,729  44,230,000
N459UA.................. Airbus A320-232     April 2000      July 1, 2011    30,374,058  44,570,000
N171UA.................. Boeing 747-422       June 1989     January 1, 2014  77,485,240  89,010,000
N567UA.................. Boeing 757-222     November 1992    July 1, 2011    29,008,498  39,226,667
N568UA.................. Boeing 757-222     November 1992    July 1, 2011    29,008,498  39,226,667
N569UA.................. Boeing 757-222     November 1992    July 1, 2011    29,008,498  39,226,667
N570UA.................. Boeing 757-222     November 1992    July 1, 2011    29,008,498  39,226,667
N571UA.................. Boeing 757-222     December 1992    July 1, 2011    29,098,597  39,280,000
N572UA.................. Boeing 757-222     December 1992    July 1, 2011    29,098,597  39,280,000
N596UA.................. Boeing 757-222      March 1998      July 1, 2011    35,285,735  52,033,333
N673UA.................. Boeing 767-322ER   January 2000     July 1, 2011    56,953,486  85,366,667
N674UA.................. Boeing 767-322ER    April 2000      July 1, 2011    57,011,942  85,843,333
N207UA.................. Boeing 777-222ER     July 1999      July 1, 2011    85,855,189 129,540,000
N208UA.................. Boeing 777-222ER   November 1999    July 1, 2011    86,298,646 130,630,000
N209UA.................. Boeing 777-222ER   December 1999    July 1, 2011    86,415,344 130,810,000
N210UA.................. Boeing 777-222ER   January 2000     July 1, 2011    87,677,408 132,756,667

   In this preliminary prospectus supplement, the initial outstanding principal amount of the owned equipment notes or leased equipment note(s), as applicable, for each aircraft provided above is indicative only and subject to change. The appraised value of each aircraft provided above is based on the lesser of the average and the median base value of the aircraft as appraised by three independent appraisal and consulting firms, AvSolutions Inc., Aircraft Information Services, Inc. and Morten Beyer & Agnew, Inc., each as of June 22, 2000. The appraisers based the appraisals on varying assumptions and methodologies. An appraisal is only an estimate of value and you should not rely on any appraisal as an estimate of realizable value.

                         LOAN TO AIRCRAFT VALUE RATIOS

   The following table provides loan to aircraft value ratios--also referred to as LTV ratios--for each class of pass through certificates as of the issuance date of the pass through certificates and as of each January 1 and July 1 regular distribution date. The table is not a forecast or prediction of expected or likely LTV ratios but a mathematical calculation based on one set of assumptions.

   We compiled the following table on an aggregate basis. However, the owned equipment notes or leased equipment note(s) issued for each aircraft are secured by one aircraft and will not be secured by any other aircraft. This means that any excess proceeds realized from the sale of an aircraft or other exercise of default remedies will not be available to cover any shortfalls on the owned equipment notes or leased equipment note(s), as the case may be, for any other aircraft. Appendix V to this prospectus supplement sets forth LTV ratios for the owned equipment notes and leased equipment note(s) issued for individual aircraft, which should also be considered. The holders of the pass through trust certificates will, however, benefit from cross-subordination of the 747 leased equipment notes, AFE Trust notes and the owned equipment notes issued for each aircraft. We will also secure the AFE Trust notes with all of the 757 leased equipment notes so that we can apply the proceeds realized from the sale or other exercise of remedies in respect of any leased Boeing 757-222 aircraft to the payment of all of the AFE Trust notes prior to the distribution of any of these proceeds to the beneficial owners of AFE Trust.

                            Assumed      Class A-1    Class A-2     Class B     Class C-1    Class C-2
                           Aggregate    Certificates Certificates Certificates Certificates Certificates
Date                     Aircraft Value Pool Balance Pool Balance Pool Balance Pool Balance Pool Balance
----                     -------------- ------------ ------------ ------------ ------------ ------------
July  , 2000............ $1,335,396,667 $272,972,963 $327,953,225 $200,312,416 $33,125,332  $88,261,994
January 1, 2001.........  1,299,940,056  257,023,577  327,953,225  194,981,873  33,125,332   88,261,994
July 1, 2001............  1,288,155,934  251,716,620  327,953,225  193,229,145  33,125,332   88,261,994
January 1, 2002.........  1,256,585,523  237,515,521  327,953,225  188,483,403  33,125,332   88,261,994
July 1, 2002............  1,244,801,401  232,210,108  327,953,225  186,713,915  33,125,332   88,261,994
January 1, 2003.........  1,213,230,991  218,000,881  327,953,225  181,981,173  33,125,332   88,261,994
July 1, 2003............  1,201,446,868  212,692,639  327,953,225  180,222,094  28,163,722   88,261,994
January 1, 2004.........  1,169,876,458  198,492,773  327,953,225  175,474,087  25,620,473   88,261,994
July 1, 2004............  1,158,092,335  193,191,032  327,953,225  173,710,675  25,546,944   88,261,994
January 1, 2005.........  1,126,521,925  178,982,880  327,953,225  168,975,028  20,777,311   88,261,994
July 1, 2005............  1,113,409,295  173,083,138  327,953,225  167,007,949  20,719,111   88,261,994
January 1, 2006.........  1,081,838,885  158,874,985  327,953,225  162,273,256  15,803,534   88,261,994
July 1, 2006............  1,068,726,255  152,975,243  327,953,225  160,306,176  15,745,334   88,261,994
January 1, 2007.........  1,037,155,844  138,767,091  327,953,225  155,571,483   8,165,335   88,261,994
July 1, 2007............  1,024,043,214  132,867,349  327,953,225  153,604,404   8,107,135   88,261,994
January 1, 2008.........    992,472,804  118,659,197  327,953,225  145,621,076           0   69,420,773
July 1, 2008............    979,360,174  112,759,455  327,953,225  144,388,797           0   69,003,626
January 1, 2009.........    944,809,173   97,210,037  327,953,225  125,472,273           0   67,793,220
July 1, 2009............    931,696,543   91,310,295  327,953,225  124,239,994           0   67,376,073
January 1, 2010.........    897,145,542   70,377,107  327,953,225  106,974,811           0   66,165,667
July 1, 2010............    882,704,405   70,377,107            0  106,974,811           0   65,748,520
January 1, 2011.........    848,153,403   31,820,819            0  106,974,811           0   64,538,114
July 1, 2011............     33,212,687    4,300,000            0            0           0   16,557,068
January 1, 2012.........     33,212,687    2,400,000            0            0           0   10,404,169
July 1, 2012............     26,570,149    2,400,000            0            0           0   10,404,169
January 1, 2013.........     26,570,149    1,400,000            0            0           0       10,530
July 1, 2013............     19,927,612    1,400,000            0            0           0       10,530
January 1, 2014.........              0            0            0            0           0            0

                          Class A-1    Class A-2     Class B     Class C-1    Class C-2
                         Certificates Certificates Certificates Certificates Certificates
Date                         LTV          LTV          LTV          LTV          LTV
----                     ------------ ------------ ------------ ------------ ------------
July  , 2000............     45.0%        45.0%        60.0%        69.1%        69.1%
January 1, 2001.........     45.0         45.0         60.0         69.3         69.3
July 1, 2001............     45.0         45.0         60.0         69.4         69.4
January 1, 2002.........     45.0         45.0         60.0         69.7         69.7
July 1, 2002............     45.0         45.0         60.0         69.8         69.8
January 1, 2003.........     45.0         45.0         60.0         70.0         70.0
July 1, 2003............     45.0         45.0         60.0         69.7         69.7
January 1, 2004.........     45.0         45.0         60.0         69.7         69.7
July 1, 2004............     45.0         45.0         60.0         69.8         69.8
January 1, 2005.........     45.0         45.0         60.0         69.7         69.7
July 1, 2005............     45.0         45.0         60.0         69.8         69.8
January 1, 2006.........     45.0         45.0         60.0         69.6         69.6
July 1, 2006............     45.0         45.0         60.0         69.7         69.7
January 1, 2007.........     45.0         45.0         60.0         69.3         69.3
July 1, 2007............     45.0         45.0         60.0         69.4         69.4
January 1, 2008.........     45.0         45.0         59.7           NA         66.7
July 1, 2008............     45.0         45.0         59.7           NA         66.8
January 1, 2009.........     45.0         45.0         58.3           NA         65.5
July 1, 2009............     45.0         45.0         58.3           NA         65.6
January 1, 2010.........     44.4         44.4         56.3           NA         63.7
July 1, 2010............      8.0           NA         20.1           NA         27.5
January 1, 2011.........      3.8           NA         16.4           NA         24.0
July 1, 2011............     12.9           NA           NA           NA         62.8
January 1, 2012.........      7.2           NA           NA           NA         38.6
July 1, 2012............      9.0           NA           NA           NA         48.2
January 1, 2013.........      5.3           NA           NA           NA          5.3
July 1, 2013............      7.0           NA           NA           NA          7.1
January 1, 2014.........       NA           NA           NA           NA           NA

   In calculating the assumed aggregate aircraft values above, we assumed that the initial appraised base value of each aircraft declines by approximately 3% each year for the first 15 years after the year of delivery of the aircraft, by approximately 4% each year for the next five years, and by approximately 5% each year after that. Other rates or methods of depreciation may result in materially different LTV ratios. We cannot assure you that the depreciation rate and method assumed for purposes of the table are the ones most likely to occur nor can we predict the actual future value of any aircraft.

   The pool balance for each class of pass through certificates indicates, as of any date, the portion of the original face amount of that class of pass through certificates that has not been distributed to the certificateholders.

   We obtained the LTV ratios for each class of certificates for each regular distribution date by dividing (1) the expected outstanding pool balance of that class together with the expected outstanding pool balance of all other classes equal or senior in right of payment to that class after giving effect to the distributions expected to be made on that date, by (2) the assumed value of all of the aircraft on that regular distribution date based on the assumptions above.

[CASH FLOW STRUCTURE CHART]

                                  THE OFFERING

Pass Through Trusts.....  United and State Street Bank and Trust Company of
                          Connecticut, National Association, as pass through trustee, will form five pass through trusts under five separate trust supplements to a basic pass through trust agreement between United and the pass through trustee.

Certificates Offered....
                          .Class A-1 pass through certificates

                          .Class A-2 pass through certificates

                          .Class B pass through certificates

                          The Class C-1 and Class C-2 pass through trusts will also issue Class C-1 and Class C-2 pass through certificates, respectively. We are not offering the Class C-1 and Class C-2 pass through certificates under this prospectus supplement, but will privately place the Class C-1 and Class C-2 pass through certificates with an affiliate of United. Each class of pass through certificates will represent 100% of the fractional undivided interests in the corresponding pass through trust.

AFE Trust...............  AFE Trust is a Delaware business trust formed to acquire leased equipment notes issued for six Boeing 757-222 aircraft leased to United under existing leveraged leases. AFE Trust will in turn issue the AFE Trust notes secured by those 757 leased equipment notes and by AFE Trust's rights under the secured swap transactions provided by United. AFE Trust will also issue AFE Trust certificates representing 100% of the beneficial interests in AFE Trust. These AFE Trust certificates are not being offered under this prospectus supplement, but will be privately placed with institutional investors.

Use of Proceeds.........  The proceeds from the sale of the pass through certificates of each pass through trust will be used by the respective pass through trustee to acquire:

                 Class
                  A-1
                  pass    Series A-1 747 leased equipment note
                  through Series A-1 AFE Trust note
                  trust   Series A-1 owned equipment notes

                 Class
                  A-2
                  pass
                  through Series A-2 AFE Trust note
                  trust   Series A-2 owned equipment notes

                 Class B  Series B 747 leased equipment note
                  pass
                  through Series B AFE Trust note
                  trust   Series B owned equipment notes

                 Class
                  C-1
                  pass
                  through
                  trust   Series C-1 AFE Trust note

                 Class
                  C-2
                  pass    Series C-2 747 leased equipment note
                  through Series C-2 owned equipment
                  trust   notes

                          The 747 leased equipment notes will be non-recourse obligations of the related owner trustee for one leased Boeing 747-422 aircraft secured by, among other things, the related Boeing 747-422 aircraft and an assignment of the lease of that aircraft to United. The AFE Trust notes will be non-recourse obligations of AFE Trust, secured by the 757 leased equipment notes issued by the related owner trustee for six leased Boeing 757-222 aircraft. Each 757 leased equipment note is secured by, among other things, the related leased Boeing 757-222 aircraft and an assignment of the lease of that aircraft to United. United will make rent payments under each lease sufficient to make scheduled payments of principal and interest on the related leased equipment note(s). The leased equipment notes will not, however, be obligations of, or guaranteed by, United. The AFE Trust notes will be secured further by the rights of AFE Trust under the secured swap agreement with United described below. United will secure its obligations as swap provider under the secured swap agreement with a security interest in the owned aircraft, a portion of that secured obligation being senior in right of payment and collateral security to the Series A-1, Series A-2, Series B and Series C-2 owned equipment notes. The owned equipment notes issued by United for the owned aircraft and United's secured swap obligations will be full recourse obligations of United.

                          United, in the case of owned aircraft, will issue the owned equipment notes, and the applicable owner trustee, in the case of leased aircraft, has issued the leased equipment note(s) under 20 separate indentures. The owner trustee for the 747 leased aircraft will use the proceeds from the issuance of the 747 leased equipment notes to refinance the acquisition of the Boeing 747 leased aircraft. AFE Trust will use the proceeds from issuance of the AFE Trust notes and the AFE Trust certificates to acquire the 757 leased equipment notes. United will use the proceeds from the issuance of the owned equipment notes to refinance its acquisition of the aircraft that are providing security for the owned equipment notes.

Secured Swap              Interest on the 757 leased equipment notes is
Agreement...............  calculated on a floating rate basis. Interest on the
                          Series C-1 AFE Trust note is also calculated on a floating rate basis. However, interest on the Series
                          A-1, Series A-2 and Series B AFE Trust notes and the
                          AFE Trust certificates is calculated on a fixed rate basis. Accordingly, AFE Trust will enter into 13 secured swap transactions with United as the swap provider to hedge against fluctuations in payments of interest due on the leased equipment notes.

                          The notional amount of the secured swap transactions for each series of AFE Trust notes and the AFE Trust certificates as of any date equals the then outstanding principal amount of the Series A-1, Series A-2 and Series B AFE Trust notes plus the outstanding certificate balance of the AFE Trust certificates. On each regular distribution date, either United as swap provider or AFE Trust as swap counterparty will pay the swap payment amounts described under the heading "Description of the Secured Swap Transactions."

                          United as swap provider will secure its obligations to make its payments to AFE Trust for any secured swap transaction with a security interest in an owned aircraft. Thus, AFE Trust will have the benefit of the security interests under the owned aircraft indentures and will have a claim on the collateral under those indentures that, in part, is senior in right of payment and collateral security to principal and interest on the related owned equipment notes.

                          Following any redemption of a 757 leased equipment note, there will be a reduction in the aggregate notional amount and termination values of the secured swap transactions, which reduction will be made proportionately to the confirmations evidencing such secured swap transactions. If all of the 757 leased equipment notes are redeemed, all of the secured swap transactions will terminate.

Subordination Agent,
Pass Through Trustee
and Indenture Trustee...
                          State Street Bank and Trust Company of Connecticut, National Association

Liquidity Provider......  Landesbank Hessen-Thuringen Girozentrale

Trust Property..........  The property of each pass through trust will include:

                          . For the Class A-1 pass through trust, the Series A-1 AFE Trust note, the Series A-1 747 leased equipment note and Series A-1 owned equipment notes.

                          . For the Class A-2 pass through trust, the Series A-2 AFE Trust note and Series A-2 owned equipment notes.

                          . For the Class B pass through trust, the Series B AFE Trust note, the Series B 747 leased equipment note and Series B owned equipment notes.

                          . For the Class C-1 pass through trust, the Series C-1 AFE Trust note.

                          . For the Class C-2 pass through trust, the Series C-2 747 leased equipment note and the Series C-2 owned equipment notes.

                          . All rights of the pass through trust under the intercreditor agreement described below.

                          . For each of the Class A-1, Class A-2 and Class B pass through trusts, all monies receivable under the liquidity facility for that pass through trust.

                          . Funds from time to time deposited with the pass through trustee in accounts for the pass through trust.

Regular Distribution
Dates...................  January 1 and July 1, commencing on January 1, 2001.

Record Dates............  The fifteenth day preceding each distribution date.

Distributions...........  The pass through trustee will distribute all payments of principal, make-whole amount, if any, and interest received on the 747 leased equipment note, AFE Trust note and/or owned equipment notes held in each pass through trust to the holders of the pass through certificates of that pass through trust. Distributions will be subject to the subordination provisions applicable to the pass through certificates.

                          The pass through trustee will distribute scheduled payments of principal and interest made on the 747 leased equipment note, the AFE Trust note and/or owned equipment notes held by each pass through trust on the regular distribution dates. The pass through trustee will distribute payments of principal, make-whole amount or break amount, if any, and interest made on any 747 leased equipment notes, AFE Trust notes or owned equipment notes resulting from any early redemption of any 747 leased equipment notes, AFE Trust notes or owned equipment notes on a special distribution date after not less than 15 days' notice to the holders of pass through certificates.

Intercreditor             The pass through trustees, the liquidity provider and
Agreement...............  the subordination agent will enter into the intercreditor agreement. The intercreditor agreement states how the subordination agent will distribute payments made on the 747 leased equipment notes, AFE
                          Trust notes and owned equipment notes and the liquidity facilities among the pass through trusts and the liquidity provider. The intercreditor agreement also sets forth agreements among the pass through trustees and the liquidity provider relating to who will control the exercise of remedies under the AFE Trust notes, the secured swap transactions, the owned equipment notes, the leased equipment notes and the related indentures and leases.

Subordination...........
                          Under the intercreditor agreement, after the liquidity provider is reimbursed, if necessary, and other specified fees and expenses are paid, the subordination agent will generally make distributions on the pass through certificates in the following order:

                          . First, to the holders of the Class A-1 and Class A-2 pass through certificates;

                          . Second, to the holders of the Class B pass through certificates; and

                          . Third, to the holders of the Class C-1 and Class C-2 pass through certificates.

                          However, if United is in bankruptcy or other specified defaults have occurred but United is continuing to meet specified payment obligations, the subordination provisions applicable to the pass through certificates permit distributions to be made on junior pass through certificates prior to making distributions in full on the more senior pass through certificates.

Control of Indenture      The holders of at least a majority of the outstanding
Trustee.................  principal amount of owned equipment notes issued under each owned aircraft indenture and the holders of at least a majority of the outstanding principal amount of 747 leased equipment notes issued under the 747 leased aircraft indenture will be entitled to direct the indenture trustee under that indenture in taking action so long as no indenture event of default is continuing under that indenture, except for specified actions that require the unanimous consent of the holders of these notes. Likewise, the holders of at least a majority of the outstanding principal amount of the AFE Trust notes issued under the AFE Trust indenture will be entitled to direct the indenture trustee under the AFE Trust indenture in taking action under that indenture (including in respect of the 757 leased equipment notes) or under the secured swap transactions so long as no indenture event of default is continuing under the AFE Trust indenture, except for specified actions that require the unanimous consent of the holders of the AFE Trust notes. If an indenture event of default is continuing under any indenture, subject to specified conditions, the controlling party will direct the indenture trustee in taking action under that indenture, whether an owned aircraft indenture, the 747 leased aircraft indenture or the AFE Trust indenture (including in respect of the 757 leased equipment notes or under the secured swap transactions). The controlling party will direct the indenture trustee directly, in the case of an owned aircraft or the leased Boeing 747-
                          422 aircraft and through the exercise of the rights of AFE Trust, in the case of a leased Boeing 757-222 aircraft and a secured swap transaction. The remedies that may be exercised under each indenture include accelerating the relevant owned equipment notes or leased equipment note(s), as applicable, or foreclosing the lien on the aircraft securing those owned equipment notes, leased equipment note(s) or (if a default exists under it) terminating the related secured swap transaction.

                          The controlling party will be:

                          . The Class A-1 pass through trustee or the Class A-2 pass through trustee, whichever represents the class with the larger pool balance of pass through certificates outstanding at the time the indenture event of default occurs.

                          . Upon payment of the final distribution to the holders of the Class A-1 or Class A-2 pass through certificates, the other of the Class A-1 pass through trustee or the Class A-2 pass through trustee.

                          . Upon payment of the final distribution to the holders of Class A-1 and Class A-2 pass through certificates, the Class B pass through trustee.

                          . Upon payment of the final distribution to the holders of the Class A-1, Class A-2 and Class B pass through certificates, the Class C-1 pass through trustee or the Class C-2 pass through trustee, whichever represents the class with the larger pool balance of pass through certificates outstanding at the time.

                          . Upon payment of the final distribution to the holders of the Class A-1, Class A-2, Class B and the Class C-1 or Class C-2 pass through certificates, the other of the Class C-1 pass through trustee or the Class C-2 pass through trustee.

                          . Under specified circumstances, the liquidity provider with the largest amount of unreimbursed liquidity obligations under the liquidity facilities.

                          In exercising remedies during the nine months after the earliest of: (1) the acceleration of the owned equipment notes or leased equipment note(s) issued under any indenture; (2) the termination of a confirmation to the secured swap transaction secured by an owned aircraft as a result of an indenture event of default under the related owned aircraft indenture; and (3) the bankruptcy of United, the controlling party may not sell the related owned equipment notes or leased equipment note(s), as applicable, or the aircraft subject to the lien of that indenture for less than specified minimums. In addition, in exercising remedies during the nine-month period following the acceleration of the AFE Trust notes, the controlling party may not sell the AFE Trust notes for less than specified minimums.

Rights to Buy Other
Classes of
Certificates............  If United is in bankruptcy or other specified events have occurred, certificateholders may buy other classes of pass through certificates on the basis described below. In each case, the purchaser must purchase all, but not less than all, of the other class or classes of pass through certificates. The purchase price in each case will be the outstanding balance of the class of pass through certificates being purchased, plus accrued and undistributed interest.

                          . If the Class A-1 or Class A-2 certificateholders are then represented by the controlling party, the certificateholders of the class that is not so represented may purchase all of the pass through certificates of the class that is so represented.

                          . The Class B certificateholders may purchase all of the Class A-1 and Class A-2 pass through certificates.

                          . Of the Class C-1 and Class C-2 certificateholders, the certificateholders of the class with the larger pool balance, so long as neither United nor any of its affiliates is a holder of that class, may purchase all of the Class A-1, Class A-2 and Class B pass through certificates.

                          . Of the Class C-1 or Class C-2 certificateholders, the certificateholders of the class that has the smaller pool balance, so long as neither United nor any of its affiliates is a holder of that class, may purchase all of the pass through certificates of the class that has the larger pool balance and the Class A-1, Class A-2 and Class B pass through certificates.

Liquidity Facilities....  Under the liquidity facility for each of the Class A-
                          1, Class A-2 and Class B pass through trusts, the liquidity provider will, if necessary, make advances in an aggregate amount sufficient to pay interest on the applicable class of pass through certificates on up to three successive semiannual regular distribution dates at the interest rate for those pass through certificates. The liquidity facilities cannot be used to pay any other amount in respect of the pass through certificates.

                          Despite the subordination provisions applicable to the pass through certificates, the holders of the pass through certificates issued by each pass through trust supported by a liquidity facility will be entitled to receive and retain the proceeds of drawings under that liquidity facility.

                          Upon each drawing under any liquidity facility to pay interest on any of the pass through certificates, the subordination agent must reimburse the applicable liquidity provider for the amount of that drawing, together with interest on the drawing. This reimbursement obligation and all interest, fees and other amounts owing to the liquidity provider under each liquidity facility will rank senior to all of the pass through certificates in right of payment.

AFE Trust Notes and Equipment Notes

(a) Issuer..............  Under the 747 leased aircraft indenture, the related owner trustee will issue Series A-1, Series B and Series C-2 747 leased equipment notes that will be acquired, respectively, by the Class A-1, Class B and Class C-2 pass through trusts. Under each 757 leased aircraft indenture, the related owner trustee has issued a 757 leased equipment note that AFE Trust will acquire. AFE Trust will in turn issue Series A-1, Series A-2, Series B and Series C-1 AFE Trust notes that will be acquired, respectively, by the Class A-1, Class A-2, Class B and Class C-1 pass through trusts. Under each owned aircraft indenture, United will issue Series A-1, Series A-2, Series B and Series C-2 owned equipment notes, which will be acquired, respectively, by the Class A-1, Class A-2, Class B and Class C-2 pass through trusts.

(b) Interest............
                          The 747 leased equipment notes, AFE Trust notes and owned equipment notes held in the Class A-1, Class A-2 and Class B pass through trusts will accrue interest at the rate per annum indicated on the cover page of this prospectus supplement. The Series C-1 AFE Trust notes will accrue interest at a floating rate. The Series C-2 747 leased equipment note and the Series C-2 owned equipment notes will accrue interest at a fixed rate. Interest on the 747 leased equipment notes, AFE Trust notes and owned equipment notes will be payable on January 1 and July 1 of each year, commencing on January 1, 2001. Interest on the 757 leased equipment notes is payable on January 1 and July 1 of each year, which payments commenced on July 1, 1993. Interest on the Series A-1 and Series B 747 leased equipment notes, AFE Trust notes (other than the Series C-1 AFE Trust note) and the owned equipment notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest on the Series C-1 AFE Trust note and the 757 leased equipment notes will be calculated on the basis of a 360-day year and the actual number of days in the period that interest accrues.

(c) Principal...........  Amortizing Notes. Principal payments on the 747 leased equipment notes, AFE Trust notes and owned equipment notes are scheduled to be received in specified amounts on January 1 or July 1 or both in specified years, commencing on January 1, 2001 and ending on the date specified for each series below:

                                 Note                    Date
                                 ----                    ----
                 Series A-1 747 leased equipment note    January 1, 2014

                 Series A-1 AFE Trust note               July 1, 2011
                 Series A-1 owned equipment notes        January 1, 2010

                 Series B 747 leased equipment note      January 1, 2010
                 Series B AFE Trust note                 January 1, 2010
                 Series B owned equipment notes          July 1, 2011

                 Series C-1 AFE Trust note               January 1, 2008

                 Series C-2 747 leased equipment note    January 1, 2014

                 Series C-2 owned equipment notes        July 1, 2011

                          Bullet Maturity Notes. The entire principal amounts of the Series A-2 AFE Trust note and Series A-2 owned equipment notes are scheduled to be paid on July 1, 2010.

(d) Redemption..........  Aircraft Event of Loss. If an event of loss occurs for an owned aircraft, we will redeem all of the owned equipment notes issued for the aircraft under the indenture, unless we replace the aircraft. The redemption price will be the unpaid principal amount of the related owned equipment notes, together with accrued interest, but without any make-whole amount. If an event of loss occurs for a leased aircraft, we must pay the stipulated loss value for that leased aircraft under the related lease, unless we replace the aircraft. The applicable indenture trustee will apply the stipulated loss value payment to the prepayment of the related leased equipment note(s). The amount of the stipulated loss value payment is sufficient to redeem in full the principal and accrued interest of the related leased equipment note. Unless specified indenture defaults have occurred, we will apply the proceeds of any prepayment for any 757 leased equipment note to the prepayment of the AFE Trust notes in accordance with scheduled amounts set forth in the AFE Trust indenture such that the aggregate principal balance and principal payments for the remaining 757 leased equipment notes equals the aggregate principal balance and principal payments for the AFE Trust notes and AFE Trust certificates.

                          Optional Redemption. At any time prior to maturity and unless an applicable indenture event of default has occurred and is continuing, the related owner trustee may redeem any leased equipment notes and United may redeem the owned equipment notes. The redemption price will be the unpaid principal amount of those leased equipment note(s) or owned equipment notes, together with accrued interest, plus a break amount or make-whole amount, if any. The applicable indenture trustee will apply the proceeds of any redemption of a 757 leased equipment note to the prepayment of the AFE Trust notes in accordance with scheduled amounts set forth in the AFE Trust indenture.

                          For a description of the swap provider's obligations following an event of loss of an owned aircraft or an optional redemption of any owned equipment notes, see "Description of the Secured Swap Transactions" below.

                          Purchase by Owner. If a lease event of default has occurred and is continuing on a leased aircraft, the applicable owner trustee or owner participant may elect to purchase the leased equipment note(s) for that aircraft under the terms of the applicable indenture. The purchase price will be the unpaid principal amount of the leased equipment note(s), together with accrued interest and, in the case of any 757 leased equipment note, break amount, if any, but without any premium. United will have no comparable right to purchase the owned equipment notes for its owned aircraft under these circumstances.

(e) Security............  United will secure the owned equipment notes issued for each owned aircraft by a security interest in the aircraft. The owner trustee has secured the leased equipment note(s) issued for each leased aircraft by a security interest in the aircraft and in the related owner trustee's rights under the lease of the aircraft.

                          United will not cross-collateralize the owned equipment notes and the owner trustees have not cross-collateralized the leased equipment notes. This means that the owned equipment notes or leased equipment note(s) secured by an aircraft will not be secured by any other aircraft. The subordination agent will not be able to apply any excess proceeds from the sale of an aircraft or other exercise of default remedies for the aircraft available to cover any shortfalls on the owned equipment notes or leased equipment note(s) for any other aircraft.

                          The AFE Trust notes will, however, be secured by all of the 757 leased equipment notes. By virtue of the intercreditor agreement, all of the AFE Trust notes as well as the 747 leased equipment notes and owned equipment notes will also be effectively cross-subordinated. This means that payments received on a junior series of AFE Trust notes, 747 leased equipment notes or owned equipment notes may be applied in accordance with the priority of payment provisions set forth in the intercreditor agreement to make distributions on a more senior class of pass through certificates.

                          There will not be cross-default provisions in the equipment note indentures. This means that if the equipment notes issued for one or more aircraft are in default and the equipment notes issued for the remaining aircraft are not in default, the controlling party may not exercise remedies for the remaining aircraft.

(f) Section 1110
Protection..............  Vedder, Price, Kaufman & Kammholz, special counsel to
                          United, will provide an opinion to the pass through trustees that the benefits of Section 1110 of the Bankruptcy Code will be available for each aircraft and for the security interest in the owned aircraft granted by United to secure its obligations as swap provider.

Federal Income Tax
Consequences............
                          The pass through trusts themselves will not be subject to federal income tax. Each certificateholder should report on its federal income tax return its pro rata share of the income from the 747 leased equipment note, AFE Trust note, the owned equipment notes, if any, and the other property held by the relevant pass through trust, in accordance with the certificateholder's method of accounting.

ERISA Considerations....  If you acquire a pass through certificate, you will be deemed to have represented that either:

                          . you have not used assets of an employee benefit plan or an individual retirement account to purchase the pass through certificate; or

                          . your purchase and holding of the pass through certificate are exempt from the prohibited transaction restrictions of the Employee Retirement Income Security Act of 1974 and/or the Internal Revenue Code of 1986.

Ratings of the
Certificates............  It is a condition to the issuance of the pass through certificates that Moody's and Standard & Poor's rate the pass through certificates not less than the ratings set forth below:

                                                                        Standard
                 Certificates                                   Moody's & Poor's
                 ------------                                   ------- --------
                 Class A-1 and Class A-2.......................   Aa2     AAA
                 Class B.......................................   A1      AA-

                          A rating is not a recommendation to purchase, hold or sell pass through certificates. A rating does not address market price or suitability for a particular investor. We cannot assure you that the rating agencies will not lower or withdraw their ratings.

                          The Class C-1 and Class C-2 pass through certificates will not be rated.

Threshold Rating
Requirements for the      The liquidity provider for the Class A-1, Class A-2
Liquidity Provider......  and Class B certificates must have short-term unsecured debt ratings of P-1 and A-1+ by Moody's and Standard & Poor's, respectively, or, if the liquidity provider does not have short-term unsecured debt ratings, long-term unsecured debt ratings of Aa3 and AA- by Moody's and Standard and Poor's, respectively.

Liquidity Provider
Rating..................  The liquidity provider meets the short-term threshold rating requirements.

                                  RISK FACTORS

   You should carefully consider the following risk factors as well as other information contained in this prospectus supplement and the accompanying prospectus.

Appraisals and
Realizable Value of
Aircraft.................  Three independent appraisal and consulting firms have prepared appraisals of the aircraft. The appraisal letters are annexed to this prospectus supplement as Appendix II. The appraisals are based on the base value of the aircraft and rely on varying assumptions and methodologies that may differ among the appraisers. Base value is the theoretical value for an aircraft that assumes a balanced market. The appraisals may not reflect current market conditions that could affect the current market value of the aircraft. The appraisers prepared the appraisals without a physical inspection of the aircraft. Appraisals that are based on other assumptions and methodologies may result in valuations that are materially different from those contained in the appraisals. For a more detailed discussion of the appraisals, see "Description of the Aircraft and the Appraisals--The Appraisals."

                           An appraisal is only an estimate of value. It does not necessarily indicate the price at which an aircraft may be purchased from the aircraft manufacturer. Nor should an appraisal be relied on as a measure of realizable value. The proceeds realized on a sale of any aircraft may be less than its appraised value. If the indenture trustee exercised remedies under the applicable indenture, the value of an aircraft will depend on various factors, including:

                           .market and economic conditions;

                           .the supply of similar aircraft;

                           .the availability of buyers;

                           .the condition of the aircraft; and

                           .whether the aircraft are sold separately or as a block.

                           Accordingly, we cannot assure you that the proceeds realized on any exercise of remedies would be sufficient to satisfy in full payments due on the leased equipment note(s) or the owned equipment notes for any aircraft, the full amount due from United as the swap provider under the secured swap transactions or the full amount of distributions expected on the pass through certificates.

Repossession.............  There will be no general geographic restrictions on our ability to operate the aircraft. Although we do not currently intend to do so, we may register the aircraft in specified foreign jurisdictions and lease or sublease the aircraft. It may be difficult, time-consuming and expensive for an equipment note indenture trustee to exercise repossession rights if an aircraft is located outside the United States, is registered in a foreign jurisdiction or is leased to a foreign or domestic operator. Additional difficulties may exist if a lessee is the subject of a bankruptcy, insolvency or similar event.

                           In addition, some jurisdictions may allow for other liens or other third party rights to have priority over a leased or owned aircraft indenture trustee's security interest in an aircraft. As a result, the benefits of the related indenture trustee's security interest in an aircraft may be less than they would be if the aircraft were located or registered in the United States.

Priority of
Distributions;
Subordination............  Under the intercreditor agreement, the liquidity provider will receive payment of all amounts owed to it, including reimbursement of drawings made to pay interest on more junior classes of pass through certificates, before the holders of any class of pass through certificates receive any funds. In addition, in specified default situations, the subordination agent and the pass through trustees will receive some payments before the holders of any class of pass through certificates receive distributions.

                           Some classes of pass through certificates are subordinated to other classes in rights to distributions. Consequently, a payment default under any 747 leased equipment note, AFE Trust note or owned equipment note or a Triggering Event may cause the distribution to more senior classes of pass through certificates of payments received on one or more junior series of 747 leased equipment notes, AFE Trust notes or owned equipment notes, as the case may be. If this occurs, the interest accruing on the remaining 747 leased equipment notes, AFE Trust notes or owned equipment notes, as applicable, may be less than the amount of interest expected to be distributed on the remaining pass through certificates of more junior classes. This is because the interest that pass through certificates of junior classes are expected to receive may accrue at a higher rate than interest on the remaining 747 leased equipment notes, AFE Trust notes or owned equipment notes, which include the senior series bearing interest at a lower rate. As a result of this possible interest shortfall, the holders of one or more junior classes of pass through certificates may not receive the full amount expected after a payment default under any 747 leased equipment note, AFE Trust note or owned equipment note even if all 747 leased equipment notes, AFE Trust notes and owned equipment notes are eventually paid in full.

                           However, if United is in bankruptcy or other specified defaults have occurred but United is continuing to meet specified payment obligations and the applicable loan to aircraft value tests are met, the subordination provisions applicable to the pass through certificates permit distributions to be made to junior pass through certificates prior to making distributions in full on more senior pass through certificates. For a more detailed discussion of the subordination provisions of the intercreditor agreement, see "Description of the Intercreditor Agreement--Priority of
                           Distributions."

Control Over Collateral;
Sale of Collateral.......
                           If an indenture event of default is continuing, subject to specified conditions, the controlling party may direct the indenture trustee under the related indenture to exercise remedies under the indenture, including exercising remedies under the secured swap transactions and accelerating the applicable AFE Trust notes, owned equipment notes or leased equipment note(s) or, in the case of an indenture event of default under an equipment note indenture, foreclosing the lien on the aircraft securing any owned equipment notes or leased equipment note(s). See "Description of the Pass Through Certificates--Indenture Events of Default and Certain Rights upon an Indenture Event of Default."

                           The controlling party will be:

                           . The Class A-1 pass through trustee or the Class A-2 pass through trustee, whichever represents the class with the larger pool balance of pass through certificates outstanding at the time the indenture event of default occurs.

                           . Upon payment of the final distribution to the holders of the Class A-1 or Class A-2 pass through certificates, the other of the Class A-1 pass through trustee or the Class A-2 pass through trustee.

                           . Upon payment of the final distribution to the holders of Class A-1 and Class A-2 pass through certificates, the Class B pass through trustee.

                           . Upon payment of the final distribution to the holders of Class A-1, Class A-2 and Class B pass through certificates, the Class C-1 pass through trustee or Class-C-2 pass through trustee, whichever represents the class with the larger pool balance of pass through certificates outstanding at the time.

                           . Upon payment of the final distribution to the holders of the Class A-1, Class A-2, Class B and Class C-1 or Class C-2 pass through certificates, the other of the Class C-1 pass through trustee or the Class C-2 pass through trustee.

                           . Under specified circumstances, the liquidity provider with the greatest amount owed to it.

                           The market for any aircraft, owned equipment notes or leased equipment notes, as the case may be, during any indenture event of default may be very limited, and we cannot assure you as to the price at which they could be sold.

                           Some certificateholders will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against us (as lessee under any lease, as obligor under any owned aircraft indenture or as the swap provider), AFE Trust, any AFE Trust certificateholder, any indenture trustee or any pass through trustee if the controlling party takes the following actions:

                           . It sells any owned equipment notes or leased equipment notes for less than their outstanding principal amount;

                           . It sells any owned aircraft for less than the sum of the amount of the termination payment, if any, due under the related secured swap confirmation and the outstanding principal amount of the related owned equipment notes; or

                           . It sells any leased aircraft for less than the outstanding principal amount of the related leased equipments note(s).

                           In addition, the owned equipment notes and leased equipment notes will not be cross-collateralized. This means that the owned equipment notes or leased equipment note(s), as applicable, secured by an aircraft will not be secured by any other aircraft. Accordingly, any proceeds realized from the sale of an aircraft or other exercise of default remedies with respect to that aircraft in excess of the principal amount of the owned equipment notes or leased equipment note(s) related to the aircraft will not be available to cover shortfalls, if any, on the owned equipment notes or leased equipment note(s) relating to any other aircraft.

Ratings of the Pass
Through Certificates.....
                           It is a condition to the issuance of the pass through certificates that Moody's and Standard & Poor's rate the pass through certificates not less than the ratings set forth below:

                                                                        Standard
                 Certificates                                   Moody's & Poor's
                 ------------                                   ------- --------
                 Class A-1 and Class A-2.......................   Aa2     AAA
                 Class B.......................................   A1      AA-

                           A rating is not a recommendation to purchase, hold or sell pass through certificates and the rating does not address market price or suitability for a particular investor. A rating may not remain for any given period of time and a rating agency may lower or withdraw entirely a rating if in its judgment circumstances in the future so warrant. These circumstances may include a downgrading of United or the liquidity provider.

                           The rating agencies base the rating of each class of the pass through certificates primarily on the default risk of the owned equipment notes and 747 leased equipment note that are held for that class or the 757 leased equipment notes that secure the AFE Trust notes, the availability of the secured swap transactions for the benefit of AFE Trust, the availability of the liquidity facility for the benefit of holders of the pass through certificates, the collateral value provided by the aircraft securing the secured swap transactions, the owned equipment notes and leased equipment notes and the subordination provisions applicable to the pass through certificates. The foregoing ratings address the likelihood of timely payment of interest when due on the pass through certificates and the ultimate payment of principal of the pass through certificates by the final maturity date. The ratings do not address the possibility of certain defaults, voluntary redemptions or other circumstances, such as a loss event to an aircraft, which could result in the payment of the outstanding principal amount of the pass through certificates prior to the final maturity date.

                           The reduction, suspension or withdrawal of the ratings of the pass through certificates will not, by itself, constitute an event of default under the pass through trust agreement.

No Protection Against
Highly Leveraged or
Extraordinary
Transactions; Pending
Merger with US Airways...
                           The pass through certificates, the owned equipment notes, the leased equipment notes, the AFE Trust notes, the secured swap transactions and the underlying agreements will not contain any financial or other covenants or "event risk" provisions protecting the certificateholders in the event of a highly leveraged or other extraordinary transaction affecting United or its affiliates.

                           As described under "Recent Developments" below, on May 24, 2000 the parent of United, UAL Corporation, announced approval of a merger agreement under which US Airways Group, Inc. will be acquired by United. Following the merger announcement, each of Standard & Poor's and Moody's announced that it had placed the ratings assigned to the debt of United under review for possible downgrade.

Limited Ability to
Resell the Pass Through
Certificates.............  Prior to this offering, there has been no public market for the pass through certificates. Neither United nor any pass through trust intends to apply for listing of the pass through certificates on any securities exchange or otherwise. The underwriters may assist in resales of the pass through certificates, but they are not required to do so, and any market-making activity may be discontinued at any time without notice at the sole discretion of each underwriter. A secondary market for the pass through certificates may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your pass through certificates. If an active public market does not develop, the market price and liquidity of the pass through certificates may be adversely affected.

Cross Border Lease.......  The Boeing 747-422 aircraft securing the obligations under the related indenture is subject to a legally defeased Japanese cross-border lease financing that expires on July 27, 2001. Notwithstanding the cross-border lessor's obligation under the cross-border financing documents to transfer title without receipt of any payment, if the cross-border lessor or any of its investors were to become a debtor in a bankruptcy or similar proceeding in its home jurisdiction and a claim against the Boeing 747-422 aircraft was made as part of such a proceeding, then, during the pendency of such a proceeding, the indenture trustee's ability to realize on its security interest in the Boeing 747-422 aircraft could be adversely affected.

                                  THE COMPANY

   United Air Lines, Inc., was incorporated under the laws of the State of Delaware on December 30, 1968. The world headquarters of the Company are located at 1200 East Algonquin Road, Elk Grove Township, Illinois 60007. The Company's mailing address is P.O. Box 66100, Chicago, Illinois 60666. The telephone number for the Company is (847) 700-4000.

   United is the principal subsidiary of UAL Corporation, a Delaware corporation, and is wholly owned by UAL. United accounted for virtually all of UAL's revenues and expenses in 1999. United is a major commercial air transportation company, engaged in the transportation of persons, property and mail throughout the United States and abroad.

   During 1999, United carried, on average, more than 243,000 passengers per day and flew more than 125 billion revenue passenger miles. It is the world's largest airline as measured by revenue passenger miles flown, providing passenger service in 26 countries.

   United operates a global network, which encompasses major cities such as Chicago, Denver, Los Angeles, New York, Miami, San Francisco, Washington-Dulles, D.C., in the U.S., and Buenos Aires, Frankfurt, Hong Kong, London, Mexico City, Paris, Sao Paulo, Sydney and Tokyo in the international markets. United's network, supplemented with strategic airline alliances, provides comprehensive transportation service within North America (the domestic segment), within Latin America, Europe, and the Pacific (the international segment), and between these two segments. Operating revenues attributed to United's North America segment were approximately $12.5 billion in 1999, $12.0 billion in 1998, and $11.2 billion in 1997. Operating revenues attributed to United's international segment were approximately $5.5 billion in 1999, $5.5 billion in 1998, and $6.1 billion in 1997.

   Since October 1994, United has operated a service, United Shuttle, within its domestic segment. This service is designed to provide both affordable and profitable air service in highly competitive markets, as well as critical feed traffic. United Shuttle is principally concentrated on the West Coast and in Denver. United Shuttle offers approximately 500 daily flights on 30 routes among 22 cities in the western United States.

                              RECENT DEVELOPMENTS

   On May 24, 2000, UAL Corporation, the parent corporation of United, and US Airways Group, Inc., the parent corporation of US Airways, announced that their boards of directors had approved a definitive merger agreement under which US Airways will be acquired by United. The details of the merger agreement are set forth in a Form 8-K Current Report filed on June 21, 2000 by UAL Corporation with the SEC. The companies anticipate that the transaction will be completed in 2001. The merger is conditioned upon, among other things, the approvals of US Airways stockholders, regulatory clearance and other customary closing conditions. There can be no assurance that the regulatory and other approvals necessary for the consummation of the merger will be obtained in a timely manner or at all.

                       RATIO OF EARNINGS TO FIXED CHARGES

   The ratio of earnings to fixed charges for United is set forth below for the periods indicated.

     Three Months
   Ended March 31,                        Year Ended December 31,
   -------------------          ---------------------------------------------------------------------
   2000         1999            1999           1998           1997           1996           1995
   -----       ------           ----           ----           ----           ----           ----
    1.74        1.32            2.77           2.05           2.36           1.76           1.44

   For the computation of the ratio of earnings to fixed charges, "earnings" has been calculated by adding income before taxes and extraordinary items, interest expense, undistributed earnings of affiliates, the portion of rental expense representative of an interest factor and amortization of capitalized debt expense. Fixed charges consist of interest expense (including capitalized interest) and the portion of rental expense representative of an interest factor.

                            SELECTED FINANCIAL DATA

   The following table presents summary consolidated financial data and certain operating data of United. We derived the annual historical financial data from our audited consolidated financial statements and the notes to those financial statements. Our audited consolidated financial statements are incorporated by reference in the prospectus accompanying this prospectus supplement.

                                   Three Months Ended          Year Ended December 31,
                                   ------------------- -------------------------------------------
                                   March 31, March 31,
                                     2000      1999     1999     1998     1997     1996     1995
                                   --------- --------- -------  -------  -------  -------  -------
                                         (In Millions, Except Rates and Operating Data)
Operating revenues...............   $ 4,533   $ 4,150  $17,967  $17,518  $17,335  $16,317  $14,895
                                    -------   -------  -------  -------  -------  -------  -------
Earnings before extraordinary
 items and cumulative effect of
 accounting change...............       128        75    1,207      803      941      601      371
Extraordinary loss on early
 extinguishment of debt, net of
 tax.............................       --        --        (3)     --        (9)     (67)     (30)
Cumulative effect of accounting
 change, net of tax..............      (209)      --
                                    -------   -------  -------  -------  -------  -------  -------
Net earnings.....................       (81)       75    1,204      803      932      534      341
                                    =======   =======  =======  =======  =======  =======  =======
Total assets at period end.......   $22,361   $19,672  $21,543  $18,830  $15,768  $12,901  $11,393
Long-term debt and capital lease
 obligations, including current
 portion.........................   $ 5,471   $ 5,653  $ 5,455  $ 5,373  $ 4,259  $ 3,309  $ 3,553
Revenue passengers (millions)....        20        20       87       87       84       82       79
Revenue passenger miles (1)......    29,014    29,143  125,465  124,609  121,426  116,697  111,811
Available seat miles(2)..........    42,524    42,251  176,686  174,008  169,110  162,843  158,569
Passenger load factor(3).........      68.2%     68.9%    71.0%    71.6%    71.8%    71.7%    70.5%
Breakeven passenger load factor..      61.8%     62.9%    64.9%    64.9%    66.0%    66.0%    66.1%
Passenger revenue per passenger
 mile (in cents)(4)..............     13.58     12.54     12.5     12.4     12.6     12.4     11.8
Operating revenue per available
 seat mile (in cents)............     10.66      9.82     10.2     10.1     10.3     10.0      9.4
Operating expense per available
 seat mile (in cents)............     10.00      9.49      9.4      9.2      9.5      9.3      8.9
Operating expense per available
 seat mile excluding ESOP charges
 (in cents)......................      9.78      9.06      9.0      8.8      8.9      8.9      8.6
Fuel gallons consumed............       738       726    3,065    3,029    2,964    2,883    2,822
Average price per gallon of jet
 fuel (in cents).................      73.0      54.4     57.9     59.0     69.5     72.2     59.5

--------
(1) "Revenue passenger miles" represents the number of miles flown by revenue passengers in scheduled service.
(2) "Available seat miles" represents the number of seats available for passengers multiplied by the number of scheduled miles the seats are flown.
(3) "Passenger load factor" is calculated by dividing revenue passenger miles by available seat miles, and represents the percentage of aircraft seating capacity utilized.
(4) "Passenger revenue per passenger mile" represents the average revenue received from each mile a passenger is flown in scheduled service.

                                USE OF PROCEEDS

   The proceeds from the sale of the pass through certificates of each pass through trust will be used by the applicable pass through trustee to acquire the 747 leased equipment note (except in the case of the Class A-2 and Class C-1 pass through trusts), the AFE Trust note (except in the case of the Class C-2 pass through trust), and the owned equipment notes (except in the case of the Class C-1 pass through trust) to be held by that pass through trust. The owner trustee for the leased Boeing 747-422 aircraft will use the proceeds from the issuance of the 747 leased equipment notes to refinance, in part, the cost of the acquisition of the Boeing 747-422 leased aircraft. The AFE Trust notes will be non-recourse obligations of AFE Trust, secured by its rights under the secured swap transactions provided by United and the 757 leased equipment notes issued by the owner trustees for the leased Boeing 757-222 aircraft. Each of the leased equipment notes is secured by a leased aircraft as well as the lease of that aircraft. United will make rent payments under each lease of an aircraft sufficient to make scheduled payments of principal and interest on the leased equipment note(s) issued for that leased aircraft. United, in the case of owned aircraft, will issue and the owner trustee, in the case of leased aircraft, has issued or will issue the owned equipment notes and leased equipment note(s), respectively, under 20 separate indentures. AFE Trust will use the proceeds from issuance of the AFE Trust notes to acquire the 757 leased equipment note issued for each leased Boeing 757-222 aircraft. United will use the proceeds from the issuance of the owned equipment notes to refinance its acquisition of the aircraft that are providing security for the owned equipment notes.

                  DESCRIPTION OF THE PASS THROUGH CERTIFICATES

   The following summary of particular terms of the pass through certificates supplements the description of the general terms and provisions of the pass through certificates set forth in the prospectus accompanying this prospectus supplement. If any of the terms described in the prospectus are inconsistent with the terms described in this prospectus supplement, the terms described in this prospectus supplement replace the inconsistent terms of the prospectus. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the pass through trust agreement, the pass through certificates, the trust supplements, the liquidity facilities, the secured swap transactions and the intercreditor agreement, each of which will be filed as an exhibit to a Current Report on Form 8-K to be filed by United with the SEC.

   Except as otherwise indicated, the following summary relates to each of the pass through trusts and the pass through certificates issued by each pass through trust. The terms and conditions governing each of the pass through trusts will be substantially the same, except that the junior classes of pass through certificates will be subordinated to the senior classes of pass through certificates and except that the principal amount, scheduled principal repayments, and the interest rate and maturity date of the 747 leased equipment notes, AFE Trust notes and owned equipment notes held by each pass through trust will differ.

   The reference to sections in parentheses in the following summary are to the relevant sections of the pass through trust agreement unless otherwise indicated.

Formation of Pass Through Trusts and Issuance of Pass Through Certificates

   Each pass through certificate offered under this prospectus supplement will represent a fractional undivided interest in one of three United Air Lines 2000-1 pass through trusts: the Class A-1 pass through trust, the Class A-2 pass through trust and the Class B pass through trust. In addition, Class C-1 and Class C-2 pass through certificates will represent fractional undivided interests in the Class C-1 and Class C-2 pass through trusts. United and State Street Bank and Trust Company of Connecticut, National Association, as pass through trustee, will form the pass through trusts under a pass through trust agreement between United and the pass through trustee, to be dated as of the closing date, and five separate supplements to the pass through trust agreement. The Class A-1 pass through trust will purchase the Series A-1 747 leased equipment note, the Series A-1 AFE Trust note and all of the Series A-1 owned equipment notes. The Class A-2 pass through trust will purchase the Series A-2 AFE Trust note and all of the Series A-2 owned equipment notes. The Class B pass through trust will purchase the Series B 747 leased equipment note, the Series B AFE Trust note and all of the Series B owned equipment notes. The Class C-1 pass through trust will purchase the Series C-1 AFE Trust note. The Class C-2 pass through trust will purchase the Series C-2 747 leased equipment note and all of the Series C-2 owned equipment notes. The initial total principal balance of the 747 leased equipment note, AFE Trust note and/or owned equipment notes, held by each pass through trust will equal the initial aggregate face amount of the pass through certificates issued by that pass through trust.

   Each pass through certificate will represent a fractional undivided interest in the pass through trust created by the pass through trust agreement and the applicable trust supplement under which the pass through certificate is issued. (Section 2.01(a)) The property of each pass through trust--the pass through certificates of which are offered under this prospectus supplement--will consist of:

    . for the Class A-1 pass through trust, the Series A-1 747 leased equipment note, Series A-1 AFE Trust note and Series A-1 owned equipment notes acquired by the Class A-1 pass through trust and, subject to the intercreditor agreement, all monies at any time paid on those notes and all monies due and to become due under those notes;

    . for the Class A-2 pass through trust, the Series A-2 AFE Trust note and Series A-2 owned equipment notes and, subject to the intercreditor agreement, all monies at any time paid on those notes and all monies due and to become due on those notes;

    . for the Class B pass through trust, the Series B 747 leased equipment note, Series B AFE Trust note, and Series B owned equipment notes and, subject to the intercreditor agreement, all monies at any time paid on those notes and all monies due and to become due on those notes;

    . for the Class C-1 pass through trust, the Series C-1 AFE Trust note and, subject to the intercreditor agreement, all monies at any time paid on that note and all monies due and to become due on that note;

    . for the Class C-2 pass through trust, the Series C-2 747 leased equipment note and Series C-2 owned equipment notes and, subject to the intercreditor agreement, all monies at any time paid on that note and all monies due and to become due on that note;

    . the rights of the pass through trust under the intercreditor agreement and the note purchase agreements;

    . for the Class A-1, Class A-2 and Class B pass through trusts, all monies receivable under the liquidity facility for that pass through trust; and

    . funds from time to time deposited with the pass through trustee in accounts of the pass through trust.

   The pass through certificates represent interests in the respective pass through trusts only, and all payments and distributions on the pass through certificates will be made only from the trust property of the related pass through trust. (Section 3.11) The pass through certificates do not represent indebtedness of the pass through trusts, and references in this prospectus supplement to interest accruing on the pass through certificates are included for purposes of computation only. The pass through certificates do not represent an interest in or obligation of United, AFE Trust, any AFE Trust certificateholder, the pass through trustees, the subordination agent, any indenture trustee, any owner trustee or any affiliate of any of the above. By your acceptance of a pass through certificate, you agree to look solely to the income and proceeds from the trust property of the related pass through trust for payments and distributions on your pass through certificate.

   The pass through trustee will issue the pass through certificates of each pass through trust in fully registered form only and only in minimum denominations of $1,000 or integral multiples of $1,000, except that one pass through certificate of each pass through trust may be issued in a different denomination. (Section 3.01)

Distribution of Payments on 747 Leased Equipment Notes, AFE Trust Notes and Owned Equipment Notes

   You should read the following description of distributions on the pass through certificates in conjunction with the description of the intercreditor agreement because the intercreditor agreement may alter the following provisions in a default situation. For these provisions, see "--Subordination" and "Description of the Intercreditor Agreement."

   The pass through trustee will distribute payments of principal, Make-Whole Amount and/or Break Amount, if any, and interest on the 747 leased equipment note, AFE Trust note and owned equipment notes, if any, or for other trust property held in each pass through trust to pass through certificateholders of the related pass through trust on the date receipt of the payment is confirmed, except in the case of specified types of special payments.

   The Series A-1 and Series B 747 leased equipment notes, Series A-1, Series A-2 and Series B AFE Trust notes and Series A-1, Series A-2 and Series B owned equipment notes held in the Class A-1, Class A-2 and Class B pass through trusts will accrue interest at the applicable rate per annum for pass through certificates to be issued by that pass through trust set forth on the cover page of this prospectus supplement, payable on January 1 and July 1 of each year, commencing on January 1, 2001. The Series C-1 AFE Trust note held in the Class C-1 pass through trust will accrue interest at the floating rate of the Eurodollar Rate plus 0.90% per annum. The Series C-2 747 leased equipment note and Series C-2 owned equipment notes held in the Class C-2 pass through trust will accrue interest at the rate of % per annum. The pass through trustee will distribute interest payments to pass through certificateholders of each pass through trust on each regular distribution date until the final distribution date for the related pass through trust, subject to the intercreditor agreement. Interest on the 747 leased equipment notes, the Series A-1, Series A-2 and Series B AFE Trust notes and the owned equipment notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest on the Series C-1 AFE Trust note and the 757 leased equipment notes will be calculated on the basis of a 360-day year and the actual number of days in the period that interest accrues.

   The liquidity provider will provide a separate liquidity facility to each pass through trust other than the Class C-1 and Class C-2 pass through trusts to support distributions of interest applicable to the pass through certificates to be issued by the related pass through trust. The aggregate amount of each liquidity facility will be sufficient to distribute interest on the pool balance of the related pass through certificates at the interest rate shown on the cover of this prospectus supplement for the pass through trust on up to three successive regular distribution dates, without taking into account any future distributions of principal on the pass through certificates. The liquidity facility for any class of pass through certificates does not provide for drawings to pay for principal of, or Make-Whole Amount on, the pass through certificates of that class, any interest on the pass through certificates of that class in excess of the interest rate shown on the cover of this prospectus supplement, or, despite the subordination provisions of the intercreditor agreement, principal of, interest or Make-Whole Amount and/or Break Amount for, the pass through certificates of any other class. Therefore, only the holders of the pass through certificates to be issued by a particular pass through trust supported by a liquidity facility will receive and retain the proceeds of drawings under that liquidity facility. For a more thorough discussion of the liquidity facilities, see "Description of the Liquidity Facilities."

   The pass through trustee is scheduled to receive payments of principal of the Series A-1 747 leased equipment note, Series A-1 AFE Trust note and Series A-1 owned equipment notes in installments on January 1 and July 1 in specified years, commencing on January 1, 2001 and ending on January 1, 2014, in the case of the Series A-1 747 leased equipment note, July 1, 2011, in the case of the Series A-1 AFE Trust note, and January 1, 2010, in the case of the Series A-1 owned equipment notes. The entire principal amount of the Series A-2 AFE Trust note and Series A-2 owned equipment notes is scheduled for payment on July 1, 2010. The pass through trustee is scheduled to receive payments of principal of the Series B 747 leased equipment note, Series B AFE Trust note and Series B owned equipment notes in installments on January 1 and July 1 in specified years, commencing on January 1, 2001, and ending on January 1, 2010, in the case of the Series B 747 leased equipment note and the Series B AFE Trust note, and July 1, 2011, in the case of the Series B owned equipment notes. Principal payments on the Series C-1 AFE Trust note, Series C-2 747 leased equipment note and Series C-2 owned equipment notes are scheduled to be received in specified amounts on January 1 or July 1 or both in specified years, commencing on January 1, 2001 and ending on January 1, 2008, in the case of the Series C-1 AFE Trust note, January 1, 2014, in the case of the Series C-2 747 leased equipment note, and July 1, 2011, in the case of the Series C-2 owned equipment notes.

   We refer to scheduled payments of interest or principal on the 747 leased equipment notes, AFE Trust notes and owned equipment notes as "scheduled payments," and to January 1 and July 1 of each year as "regular distribution dates." See "Description of the Equipment Notes--Principal and Interest Payments." The final maturity date for the Class A-1 pass through certificates is July 1, 2015, for the Class A-2 pass through certificates is January 1, 2012, for the Class B pass through certificates is January 1, 2013, for the Class C-1 pass through certificates is January 1, 2008, and for the Class C-2 pass through certificates is January 1, 2014.

   Subject to the intercreditor agreement, on each regular distribution date the pass through trustee of each pass through trust will distribute to the certificateholders of the pass through trust all scheduled payments received under the 747 leased equipment note, AFE Trust note and/or owned equipment notes held by the pass through trust. The pass through trustee will confirm the receipt of scheduled payments on the regular distribution date. Each certificateholder of each pass through trust will receive, subject to the intercreditor agreement, its proportionate share, based on its fractional interest in the pass through trust, of any distribution of scheduled payments of principal or interest on the 747 leased equipment note, AFE Trust note and/or owned equipment notes held by the pass through trust. The applicable pass through trustee will distribute scheduled payments to the certificateholders of record of the relevant pass through trust on the record date applicable to the scheduled payment. The record date will generally be 15 days prior to each regular distribution date, subject to specified limited exceptions. (Section 4.02(a)) If the applicable pass through trustee does not receive a scheduled payment on a regular distribution date but receives the scheduled payment within five days after the regular distribution date, the pass through trustee will distribute the scheduled payment on the date received to the holders of record. If the pass through trustee receives the scheduled payment after the five-day period, the pass through trustee will treat the amount received as a special payment and will distribute the payment as described below. (Section 1.01)

   The pass through trustee will distribute any payment on, or any proceeds of, any 747 leased aircraft equipment note, any AFE Trust note, including any 757 leased aircraft equipment note and AFE Trust's rights under the secured swap transactions securing the AFE Trust notes or owned equipment note or the collateral under any indenture other than a scheduled payment on, (1) in the case of an early redemption of any 747 leased equipment note, AFE Trust note or owned equipment note, the date of the early redemption, and (2) otherwise on the business day specified for distribution of the special payment in a notice delivered by each pass through trustee as soon as practicable after the pass through trustee has received funds for the special payment. Any distribution will be subject to the intercreditor agreement.

   Each pass through trustee will mail a notice to the certificateholders of the applicable pass through trust stating the special distribution date, the related record date, the amount of the special payment and the reason for the special payment. In the case of an early redemption of the 747 leased equipment note, AFE Trust note or owned equipment notes, if any, held in the related pass through trust, the pass through trustee will mail the notice not less than 20 days prior to the date the special payment is scheduled to be distributed. In the case of any other special payment, the pass through trustee will mail the notice as soon as practicable after the pass through trustee has confirmed that it has received funds for the special payment. (Section 4.02(c)) The pass through trustee will make each distribution of a special payment, other than a final distribution, on a special distribution date for any pass through trust to the certificateholders of record of the pass through trust on the record date applicable to the special payment. (Section 4.02(b)) See "--Indenture Events of Default and Certain Rights upon an Indenture Event of Default" and "Description of the Equipment Notes--Events of Loss and Redemption."

   Under the pass through trust agreement, the pass through trustee must establish and maintain, for each pass through trust and for the benefit of the certificateholders of that pass through trust, one or more non-interest bearing accounts for the deposit of payments representing scheduled payments received by the pass through trustee. We refer to the account for the deposit of scheduled payments as the "certificate account." The pass through trustee must also establish and maintain, for the related pass through trust and for the benefit of the certificateholders of the pass through trust, one or more accounts for the deposit of payments representing special payments received by the pass through trustee. We refer to the account for the deposit of special payments as the "special payments account." The special payments account will be non-interest bearing except in specified circumstances where the pass through trustee may invest amounts in the account in investments permitted under the pass through trust agreement. (Sections 4.01(b) and 4.04) Under the terms of each pass through trust agreement, the pass through trustee must deposit any scheduled payments that the pass through trustee receives relating to a pass through trust in the certificate account of that pass through trust and to deposit any special payments that the pass through trustee receives relating to a pass through trust in the special payments account of that pass through trust. (Section 4.01) The pass through trustee will distribute all amounts deposited in the certificate account and the special payments account on a regular distribution date or a special distribution date, respectively. (Section 4.02)

   The pass through trustee will make the final distribution for each pass through trust only after presentation and surrender of the pass through certificates for that pass through trust at the office or agency of the pass through trustee specified in the notice given by the pass through trustee of the final distribution. Distributions for pass through certificates issued in global form will be made as described in "--Book-Entry Registration; Delivery and Form" below.

   If any distribution date is not a business day, in other words, a Saturday, a Sunday or other day on which commercial banks are authorized or required to close in New York, New York, Chicago, Illinois, or the city and state in which the pass through trustee or any indenture trustee is located, distributions scheduled to be made on the regular distribution date or special distribution date may be made on the next succeeding business day without additional interest.

Subordination

   The pass through certificates are subject to subordination terms set forth in the intercreditor agreement which vary depending upon whether a Triggering Event has occurred. See "Description of the Intercreditor Agreement--Priority of Distributions."

Pool Factors

 Pool Balance

   The "pool balance" of any class of pass through certificates indicates, as of any date, the original aggregate face amount of the pass through certificates of that pass through trust less the aggregate amount of all principal distributions made on the pass through certificates of that pass through trust. The pool balance of any class of pass through certificates as of any distribution date will be computed after giving effect to any payment of principal on the 747 leased equipment note, AFE Trust note and/or owned equipment notes or other trust property held in the pass through trust and the distribution of that principal payment to be made on that date. (Section 1.01)

 Pool Factor

   The "pool factor" for each pass through trust as of any date is the quotient, rounded to the seventh decimal place, computed by dividing (1) the pool balance as of that date by (2) the original aggregate face amount of the pass through certificates of that pass through trust. The pool factor for each pass through trust as of any distribution date will be computed after giving effect to any payment of principal on the 747 leased equipment note, AFE Trust note and/or owned equipment notes, if any, or other trust property held in the pass through trust and the distribution of the principal payment to be made on that date. (Section 1.01) The pool factor for each pass through trust will be
1.0000000 on the date of issuance of the pass through certificates. After the date of issuance, the pool factor for each pass through trust will decline as described in this prospectus supplement to reflect reductions in the pool balance of the pass through trust. The amount of a certificateholder's pro rata share of the pool balance of a pass through trust can be determined by multiplying the original denomination of that certificateholder's pass through certificate of the pass through trust by the pool factor for the pass through trust as of the applicable distribution date. The pass through trustee will mail notice of the pool factor and the pool balance for each pass through trust to certificateholders of the pass through trust on each distribution date. (Section 4.03(a))

   The following table sets forth the aggregate principal amortization schedule for the 747 leased equipment note, AFE Trust note and/or owned equipment notes held in each pass through trust and resulting pool factors for each pass through trust. The actual aggregate principal amortization schedule for each pass through trust and the resulting pool factors for each pass through trust may differ from those set forth below because the scheduled distribution of principal payments for any pass through trust would be affected if any 747 leased equipment note, AFE Trust note and/or owned equipment notes held in the pass through trust are redeemed or if a default in payment of the principal of the AFE Trust notes, 747 leased equipment notes and/or owned equipment notes occurred.

                             Class A-1 Trust          Class A-2 Trust          Class B Trust
                         ------------------------ ----------------------- -----------------------
                          Scheduled                Scheduled               Scheduled
                         Payments of   Expected   Payments of  Expected   Payments of  Expected
Date                      Principal   Pool Factor  Principal  Pool Factor  Principal  Pool Factor
----                     ------------ ----------- ----------- ----------- ----------- -----------
January 1, 2001......... $ 15,949,386             $         0             $ 5,330,543       0
July 1, 2001............    5,306,957                       0               1,752,728
January 1, 2002.........   14,201,099                       0               4,745,741
July 1, 2002............    5,305,413                       0               1,769,489
January 1, 2003.........   14,209,227                       0               4,732,741
July 1, 2003............    5,308,242                       0               1,759,079
January 1, 2004.........   14,199,866                       0               4,748,007
July 1, 2004............    5,301,742                       0               1,763,412
January 1, 2005.........   14,208,152                       0               4,735,647
July 1, 2005............    5,899,742                       0               1,967,079
January 1, 2006.........   14,208,152                       0               4,734,693
July 1, 2006............    5,899,742                       0               1,967,079
January 1, 2007.........   14,208,152                       0               4,734,693
July 1, 2007............    5,899,742                       0               1,967,079
January 1, 2008.........   14,208,152                       0               7,983,328
July 1, 2008............    5,899,742                       0               1,232,279
January 1, 2009.........   15,549,418                       0              18,916,524
July 1, 2009............    5,899,742                       0               1,232,279
January 1, 2010.........   20,933,188                       0              17,265,184
July 1, 2010............            0             327,953,225                       0
January 1. 2011.........   38,556,288                       0                       0
July 1, 2011............   27,520,819                       0             106,974,811
January 1, 2012.........    1,900,000                       0                       0
July 1, 2012............            0                       0                       0
January 1, 2013.........    1,000,000                       0                       0
July 1, 2013............            0                       0                       0
January 1, 2014.........    1,400,000                       0                       0

                          Class C-1 Trust                Class C-2 Trust
                   ------------------------------ ------------------------------
                   Scheduled Payments  Expected   Scheduled Payments  Expected
Date                  of Principal    Pool Factor    of Principal    Pool Factor
----               ------------------ ----------- ------------------ -----------
January 1, 2001..      $       0                      $        0
July 1, 2001.....              0                               0
January 1, 2002..              0                               0
July 1, 2002.....              0                               0
January 1, 2003..              0                               0
July 1, 2003.....      4,961,610                               0
January 1, 2004..      2,543,249                               0
July 1, 2004.....         73,528                               0
January 1, 2005..      4,769,633                               0
July 1, 2005.....         58,200                               0
January 1, 2006..      4,915,578                               0
July 1, 2006.....         58,200                               0
January 1, 2007..      7,579,999                               0
July 1, 2007.....         58,200                               0
January 1, 2008..      8,107,135                      18,841,221
July 1, 2008.....              0                         417,147
January 1, 2009..              0                       1,210,406
July 1, 2009.....              0                         417,147
January 1, 2010..              0                       1,210,406
July 1, 2010.....              0                         417,147
January 1, 2011..              0                       1,210,406
July 1, 2011.....              0                      47,981,046
January 1, 2012..              0                       6,152,899
July 1, 2012.....              0                               0
January 1, 2013..              0                      10,393,640
July 1, 2013.....              0                               0
January 1, 2014..              0                          10,530

   The pass through trustee will recompute the pool factor and pool balance of each pass through trust if there has been an early redemption or default in the payment of principal or interest on any 747 leased equipment note, AFE Trust note and/or owned equipment note held in a pass through trust. The pass through trustee will mail notice of the recomputed pool factors and pool balances of each pass through trust after giving effect to any special payment to certificateholders resulting from an early redemption or default on any 747 leased equipment note, AFE Trust note and/or owned equipment note to certificateholders of pass through certificates of the related pass through trust with the special payment.

Reports to Certificateholders

   On each distribution date, the applicable pass through trustee will include with each distribution of a scheduled payment or special payment to certificateholders of the related pass through trust a statement, giving effect to the distribution to be made on that distribution date, providing the following information (per $1,000 aggregate principal amount of pass through certificate as to items (1) and (2) below):

  (1) the amount of the distribution allocable to principal and the amount allocable to Make-Whole Amount, if any;

  (2) the amount of the distribution allocable to interest; and

  (3) the pool balance and the pool factor for the pass through trust. (Section 4.03(a))

   So long as the pass through certificates are registered in the name of Cede & Co., as nominee for DTC, on the record date prior to each distribution date, the applicable pass through trustee will request from DTC a securities position listing providing the names of all DTC participants reflected on DTC's books as holding interests in the pass through certificates on the record date. On each distribution date, the applicable pass through trustee will mail to each of those DTC participants the statement described above and will make available additional copies as requested by that DTC participant for forwarding to certificate owners. (Section 4.03(a))

   In addition, after the end of each calendar year, but not later than the latest date permitted by law, the applicable pass through trustee will prepare for each certificateholder of each pass through trust at any time during the preceding calendar year a report containing the sum of the amounts determined under items (1) and (2) above for the pass through trust for that calendar year and other items as are readily available to the pass through trustee and which a certificateholder reasonably requests as necessary for the purpose of the certificateholder's preparation of its U.S. federal income tax returns. If any certificateholder was a certificateholder during only a portion of that calendar year, the applicable pass through trustee will provide those amounts determined under items (1) and (2) above for that portion of the calendar year. The applicable pass through trustee will prepare the report and the other items on the basis of information supplied to the pass through trustee by the DTC participants and will deliver the report and the other items to the DTC participants to be available for forwarding by the DTC participants to certificate owners. (Section 4.03(b))

   If the pass through trustee issues any pass through certificates in the form of definitive certificates, the applicable pass through trustee will prepare and deliver the information described above to each certificateholder of record of each pass through trust as the name and period of record ownership of the certificateholder appear on the records of the registrar of the pass through certificates.

Indenture Events of Default and Certain Rights Upon an Indenture Event of
Default

   Because the AFE Trust notes, 747 leased equipment notes and owned equipment notes, issued under an indenture will be held in more than one pass through trust, a continuing indenture event of default under the indenture would affect the 747 leased equipment note, AFE Trust note and/or owned equipment notes held by each pass through trust. There are no cross-default or cross-acceleration provisions in the indentures for the equipment notes for any aircraft, whether leased or owned. Consequently, events resulting in an indenture event of default under any particular indenture for the owned equipment notes or leased equipment note for any aircraft may or may not result in an indenture event of default under any other indenture for the owned equipment notes or leased equipment note(s) for any other aircraft. If an indenture event of default occurs in fewer than all of the indentures, the applicable owner trustee or United, as the case may be, will continue to make payments of principal and interest as originally scheduled on those equipment notes issued pursuant to those indentures with respect to which an indenture event of default has not occurred, and the pass through trustee will distribute those payments to the holders of the pass through certificates, subject to the intercreditor agreement.

   A continuing indenture event of default under any 757 leased equipment note will cause an indenture event of default to occur under the AFE Trust indenture. Because the AFE Trust notes will be secured by all of the 757 leased equipment notes, if there is an indenture event of default under the AFE Trust indenture, the indenture trustee will be able to apply the proceeds realized from the sale or other exercise of remedies in respect of any leased Boeing 757-222 aircraft to the payment of all the AFE Trust notes in the order of priority specified in the AFE Trust Indenture prior to the distribution of any proceeds to the beneficial owners of AFE Trust. The holders of the beneficial interest in AFE Trust have no right to cure indenture defaults under the AFE Trust indenture other than by paying the outstanding principal amount of, and the interest accrued on, each AFE Trust note upon its being accelerated.

   With respect to each leased aircraft, the applicable owner trustee and owner participant will, under the related indenture, have the right under some circumstances to cure indenture defaults that result from the occurrence of a lease event of default under the related lease. If the owner trustee or the owner participant exercises its cure right, the indenture default will be deemed to have been cured. (747 Leased Aircraft Indenture, Section 8.03(e)(i); 757 Leased Aircraft Indentures, Section 4.3)

   If the same institution acts as pass through trustee of multiple pass through trusts, in the absence of instructions from the certificateholders of any pass through trust, the pass through trustee could be faced with a potential conflict of interest if an indenture event of default occurs. In this event, the pass through trustee has indicated that it would resign as pass through trustee of some or all of the pass through trusts, and a successor pass through trustee would be appointed in accordance with the pass through trust agreement. State Street Bank and Trust Company of Connecticut, National Association, will be the initial pass through trustee under each pass through trust.

   Following the occurrence and continuation of an indenture event of default under any leased aircraft or owned aircraft indenture, the controlling party will direct the indenture trustee under the indenture in the exercise of remedies and, to the extent any event of default or termination right exists under any secured swap confirmation, in the exercise of remedies under that secured swap confirmation and may accelerate and sell the owned equipment notes or the leased equipment note(s) issued under the affected indenture. Alternatively, in the case of an indenture event of default under an owned or leased aircraft indenture, the controlling party may direct the indenture trustee to foreclose on and sell the aircraft related to the owned equipment notes or leased equipment note(s), as applicable, to any person, subject to specified limitations. Likewise, following an indenture event of default under the AFE Trust indenture and acceleration of the AFE Trust notes, the controlling party may direct the AFE Trust indenture trustee to sell the AFE Trust notes to any person, subject to specified limitations. For a discussion of the exercise of remedies, see "Description of the Intercreditor Agreement-- Intercreditor Rights--Sale of AFE Trust Notes, Equipment Notes or Aircraft and Termination of the Secured Swap Transactions." Each owned or leased aircraft indenture trustee will distribute the proceeds of the sale of any owned or leased aircraft in accordance with the provisions of the relevant owned or leased aircraft indenture. The AFE indenture trustee will distribute the proceeds of any sale of any 757 leased equipment note to the payment of the AFE Trust notes in accordance with the provisions of the AFE Trust indenture. The subordination agent will distribute amounts received by it in accordance with the provisions of the intercreditor agreement. The applicable pass through trustee will deposit any proceeds distributed to it on any sale in the applicable special payments account and will distribute the proceeds to the certificateholders of the applicable pass through trust on a special distribution date. (Sections 4.01 and 4.02) The market for the aircraft, owned equipment notes or leased equipment note(s) at the time of the existence of an indenture event of default may be very limited, and we cannot assure you as to the price at which they could be sold. If (1) a pass through trustee sells any owned equipment notes or 747 leased equipment notes for less than their outstanding principal amount, plus accrued interest, (2) an owned aircraft indenture trustee sells any owned aircraft for less than the amount of the termination payment, if any, due under the secured swap confirmation related to that aircraft and the outstanding principal amount of the related owned equipment notes, plus accrued interest,
(3) a 757 leased aircraft indenture trustee sells any leased aircraft for less than the outstanding principal amount of the related 757 leased equipment note, plus accrued interest, (4) the AFE Trust indenture trustee sells any 757 leased equipment note for less than its outstanding principal amount, plus accrued interest, or (5) the controlling party, with the consent of each pass through certificateholder, other than United or its affiliate, sells any AFE Trust note for less than its outstanding principal amount, plus accrued interest, some certificateholders may receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against United (other than in the case of clause (2) above), AFE Trust, any liquidity provider, any indenture trustee or any pass through trustee. Neither the pass through trustee nor the certificateholders of the pass through trust can take action with respect to any remaining owned equipment notes or leased equipment notes as long as no indenture event of default is continuing with respect to those owned equipment notes or leased equipment notes.

   The applicable pass through trustee will deposit any amount, other than scheduled payments received on a regular distribution date or within five days after a regular distribution date, distributed to the pass through trustee of any pass through trust by the subordination agent on account of the 747 leased equipment note, the AFE Trust note, the owned equipment notes or other trust property held in the pass through trust following an indenture event of default under any indenture in the special payments account for the pass through trust and will distribute that amount to the certificateholders of the pass through trust on a special distribution date. (Sections 4.01 and 4.02)

   The applicable pass through trustee will, to the extent practicable, invest and reinvest any funds representing payments received on any defaulted 747 leased equipment note, AFE Trust note or owned equipment notes held in a pass through trust, or the proceeds from the sale of any 747 leased equipment note, AFE Trust note or owned equipment notes held in a pass through trust, in the special payments account for the pass through trust in investments permitted under the pass through trust agreement pending the distribution of the funds on a special distribution date. (Section 4.04)

   The pass through trust agreement and each trust supplement provide that the pass through trustee of the related pass through trust will, within 90 days after the occurrence of a default known to it, mail a notice of default to the certificateholders of the pass through trust, among others, unless the default shall have been cured or waived. However, except in the case of default in a payment of principal, Make-Whole Amount and/or Break Amount, if any, or interest on any 747 leased equipment note, AFE Trust note and/or owned equipment note, the applicable pass through trustee will be protected in withholding the notice if it in good faith determines that the withholding of the notice is in the interests of the certificateholders. (Section 7.02) The term "default" with respect to a pass through trust, for the purpose of the provision described in this paragraph only, means an event that is, or after notice or lapse of time or both would become, an event of default or a Triggering Event with respect to the pass through trust. The term "event of default" with respect to a pass through trust means an indenture event of default under any indenture under which the 747 leased equipment notes, AFE Trust notes or owned equipment notes held by the pass through trust were issued.

   Subject to specified qualifications set forth in each pass through trust agreement and to the intercreditor agreement, the certificateholders of each pass through trust holding pass through certificates evidencing fractional undivided interests in total representing a majority interest in the pass through trust will direct the time, method and place of conducting any proceeding for any remedy available to the pass through trustee with respect to the pass through trust or pursuant to the terms of the intercreditor agreement, or exercising any trust or power conferred on the pass through trustee under the pass through trust agreement, any trust supplement or the intercreditor agreement, including any right of the pass through trustee as controlling party under the intercreditor agreement or as holder of a 747 leased equipment note, an AFE Trust note or the owned equipment notes. (Section 6.03)

   Subject to the intercreditor agreement, the holders of the pass through certificates of a pass through trust evidencing fractional undivided interests in total representing a majority interest of the pass through trust may on behalf of the holders of all of the pass through certificates of the pass through trust waive any past "default" or "event of default" under the related pass through trust agreement and trust supplement and its consequences. If the pass through trustee of a pass through trust is the controlling party, those majority certificateholders may direct the pass through trustee to instruct the applicable indenture trustee to waive any past indenture event of default and its consequences. However, the consent of each holder of a pass through certificate of a pass through trust is required to waive:

  . a default in the deposit or distribution of any scheduled payment or special payment;

  . a default in payment of the principal, Make-Whole Amount and/or Break Amount, if any, or interest on any 747 leased equipment note, AFE Trust note or owned equipment note held in the pass through trust or any leased equipment note or rights under the secured swap transactions securing the AFE Trust notes; and

  . a default in respect of any covenant or provision of the related pass through trust agreement and trust supplement that cannot be modified or amended without the consent of each certificateholder of the pass through trust affected by the modification or amendment. (Section 6.04)

   The 747 leased aircraft indenture, the AFE Trust indenture and each owned aircraft indenture will provide that, with specified exceptions, the holders of the majority of the total unpaid principal amount of the 747 leased equipment notes, AFE Trust notes or owned equipment notes issued under that indenture may on behalf of all of the noteholders waive any past default or indenture event of default under that indenture. Each 757 leased aircraft indenture provides that, with specified exceptions, the holders of 66 2/3% of the total unpaid principal amount of the 757 leased equipment notes may on behalf of all of the noteholders waive any past default or indenture event of default under that 757 leased aircraft indenture. However, under the intercreditor agreement only the controlling party will have the authority to exercise these rights to waive any past default or indenture event of default.

Purchase Rights of Certificateholders

   After the occurrence and during the continuation of a Triggering Event, with ten days' prior written notice to the pass through trustee for each class of pass through certificates to be purchased and each certificateholder of the same class:

  . If the Class A-1 or Class A-2 certificateholders are then represented by the controlling party, the certificateholders of the class that is not so represented may purchase all of the pass through certificates of the class that is so represented.

  . The Class B certificateholders may purchase all of the Class A-1 and Class A-2 pass through certificates.

  . Of the Class C-1 and Class C-2 certificateholders, the certificateholders of the class with the larger pool balance, so long as neither United nor any of its affiliates is a holder of that class, may purchase all of the Class A-1, Class A-2 and Class B pass through certificates.

  . Of the Class C-1 or Class C-2 certificateholders, the certificateholders of the class that has the smaller pool balance, so long as neither United nor any of its affiliates is a holder of that class, may purchase all of the pass through certificates of the class that has the larger pool balance and the Class A-1, Class A-2 and Class B pass through certificates.

  . The Class D certificateholders (if Class D pass through certificates are issued) may purchase all of the Class A-1, Class A-2, Class B, Class C-1 and Class C-2 pass through certificates.

   In each case, the purchase price for a class of pass through certificates will be equal to the pool balance of the class plus accrued and undistributed interest thereon to the date of purchase, without Make-Whole Amount and/or Break Amount in connection with the purchase, but including any other amounts then due and payable to the certificateholders of that class. The purchase right may be exercised by any certificateholder of the class or classes entitled to the right. In each case, if prior to the end of the ten-day notice period, any other certificateholder of the same class notifies the purchasing certificateholder that the other certificateholder wants to participate in the purchase, then the other certificateholder may join with the purchasing certificateholder to purchase the pass through certificates pro rata based on the interest in the pass through trust held by each certificateholder. (Section 6.01(b))

PTC Event of Default

   A "PTC Event of Default" for any class of pass through certificates means the failure to distribute within 10 business days after the applicable distribution date either:

  . the outstanding pool balance of that class of pass through certificates on the final maturity date for that class; or

  . interest scheduled for distribution on that class of pass through certificates on any distribution date, unless the subordination agent has made an interest drawing on the liquidity facility, or a withdrawal from the cash collateral account for the class of pass through certificates, in an amount sufficient to pay the interest and has distributed the amount to the pass through trustee.

   Any failure to make expected principal distributions for any class of pass through certificates on any regular distribution date, other than the final maturity date, will not constitute a PTC Event of Default for the pass through certificates. A PTC Event of Default for the most senior outstanding class of pass through certificates resulting from an indenture event of default under all owned aircraft and leased aircraft indentures will constitute a Triggering Event. For a discussion of the consequences of the occurrence of a Triggering Event, see "Description of the Intercreditor Agreement--Priority of Distributions."

Merger, Consolidation and Transfer of Assets

   United may not consolidate with or merge into any other corporation or transfer substantially all of its assets as an entirety to any person unless:

  . the surviving successor or transferee is validly existing under the laws of the United States, any state of the United States or the District of Columbia;

  . the surviving successor or transferee, if and to the extent required under Section 1110 of the United States Bankruptcy Code in order that each equipment note indenture trustee will continue to be entitled to any benefits of Section 1110 for an aircraft, is a "citizen of the United States", as defined in Title 49 of the United States Code relating to aviation, holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49 of the United States Code;

  . the surviving successor or transferee expressly assumes all of the obligations of United contained in the pass through trust agreement and any trust supplement, the indentures, the secured swap transactions and the participation agreements;

  . in the case of leased aircraft, no lease default or lease event of default has occurred and is continuing; and

  . United has delivered a certificate signed by the President or any Vice President and an opinion or opinions of counsel indicating that the transaction, in effect, complies with the above conditions.

   In addition, after giving effect to the transaction, no indenture event of default shall have occurred and be continuing. (Section 5.02; 747 Leased Aircraft Participation Agreements, Section 8; 757 Leased Aircraft Participation Agreements, Section 9)

   The pass through trust agreement, the trust supplements, the note purchase agreements, the owned aircraft indentures, the leased aircraft indentures and the leases will not contain any covenants or provisions which may afford the applicable pass through trustee or certificateholders protection in the event of a highly leveraged transaction, including transactions effected by management or affiliates, which may or may not result in a change of control of United. For a description of United's pending acquisition of US Airways, see "Risk Factors--No Protection Against Highly Leveraged or Extraordinary Transactions; Pending Merger with US Airways" and "Recent Developments."

Modification of the Pass Through Trust Agreements And Certain Other Agreements

   Each pass through trust agreement contains provisions permitting United and the pass through trustee to enter into a supplement to the pass through trust agreement or, if applicable, to the intercreditor agreement, the note purchase agreements or any liquidity facility, without the consent of the holders of any of the pass through certificates of the pass through trust to, among other things:

  . evidence the succession of another corporation or entity to United and the assumption by the corporation or entity of United's obligations under the pass through trust agreement or any trust supplement;

  . add to the covenants of United for the benefit of holders of the pass through certificates;

  . surrender any right or power conferred on United in the pass through trust agreement, any trust supplement, any note purchase agreement, the intercreditor agreement or any liquidity facility;

  . cure any ambiguity or correct any mistake or inconsistency contained in the pass through trust agreement, any trust supplement, any note purchase agreement, the intercreditor agreement or any liquidity facility;

  . modify any other provision with respect to matters or questions arising under the pass through trust agreement, any trust supplement, the intercreditor agreement, any note purchase agreement or any liquidity facility as United may deem necessary or desirable and that will not materially adversely affect the interests of the holders of the pass through certificates;

  . correct or supplement the description of any property of any pass through trust;

  . evidence and provide for a successor pass through trustee for some or all of the pass through trusts or add to or change any of the provisions of the pass through trust agreement or any trust supplement as necessary to facilitate the administration of the pass through trusts under the pass through trust agreement by more than one pass through trustee;

  . comply with any requirement of the SEC, any applicable law, rules or regulations of any exchange or quotation system on which the pass through certificates are listed or of any regulatory body;

  . modify, eliminate or add to the provisions of the pass through trust agreement or any trust supplement to the extent necessary to continue the qualification of the pass through trust agreement or any trust supplement under the Trust Indenture Act of 1939, as amended, and add to the pass through trust agreement or any trust supplement the other provisions as may be expressly permitted by the Trust Indenture Act;

  . provide information to the pass through trustee as required in the pass through trust agreement;

  . add to or change the pass through trust agreement and any trust supplement to facilitate the issuance of any pass through certificates in bearer form or to facilitate or provide for the issuance of any pass through certificates in global form in addition to or in place of pass through certificates in certificated form;

  . provide for the delivery of pass through certificates or any supplement to the pass through trust agreement in or by means of any computerized, electronic or other medium, including computer diskette; and

  . correct or supplement the description of any property constituting property of the pass through trust.

No supplement or modification may cause any pass through trust to become an association taxable as a corporation for U.S. federal income tax purposes. (Section 9.01)

   The pass through trust agreement also provides that United and the pass through trustee, with the consent of the certificateholders evidencing fractional undivided interests together representing not less than a majority interest of the affected pass through trust, may enter into supplemental agreements adding any provisions to or changing or eliminating any of the provisions of the pass through trust agreement, any note purchase agreement, the intercreditor agreement or any liquidity facility or modifying the rights of the certificateholders of that pass through trust under the pass through trust agreement, any note purchase agreement, the intercreditor agreement or any liquidity facility. No supplemental agreement may, however, without the consent of affected certificateholders:

  . reduce the amount of, or delay the timing of, payments on the 747 leased equipment note, AFE Trust note or owned equipment notes held in the pass through trust, or distributions for any pass through certificate of the pass through trust;

  . change the date, place of any payment or the currency in which the pass through certificates are payable;

  . impair the right of any certificateholder of the pass through trust to take legal action for the enforcement of any payment when due;

  . permit the disposition of any 747 leased equipment note, AFE Trust note or owned equipment note held in the pass through trust, except as provided in the pass through trust agreement, any trust supplement, the intercreditor agreement or any liquidity facility;

  . alter the priority of distributions specified in the intercreditor agreement in a manner materially adverse to the certificateholders of that pass through trust; or

  . reduce the percentage of the total fractional undivided interests of that pass through trust that must consent to approve any supplemental agreement or to waive compliance with the pass through trust agreement or to waive PTC Events of Default. (Section 9.02)

Modification, Consents and Waivers Under the Indentures, Secured Swap Transactions and Related Agreements

   If a pass through trustee, as holder or as beneficial owner through the subordination agent of any 747 leased equipment note, AFE Trust note or owned equipment note or as controlling party under the intercreditor agreement, receives, directly or indirectly through the subordination agent, a request for a consent to any amendment, modification, waiver or supplement under any indenture, any AFE Trust note (or its related indenture, note purchase agreement or the secured swap transactions), any owned equipment note (or the related participation agreement or indenture) or any leased equipment note (or the related participation agreement, indenture or lease), the pass through trustee will promptly send a notice of the proposed amendment, modification, waiver or supplement to each certificateholder of the relevant pass through trust registered on the register of the pass through trust as of the date of the notice. The pass through trustee will request from the certificateholders a direction as to:

  . whether to take or refrain from taking, or direct the subordination agent to take or refrain from taking, any action that a certificateholder or the controlling party has the option to take or direct;

  . whether to give or execute, or direct the subordination agent to give or execute, any waivers, consents, amendments, modifications or supplements as a noteholder or as controlling party;

  . how to vote, or direct the subordination agent to vote, any 747 leased equipment note, AFE Trust note or owned equipment note if a vote has been called for with respect to that note; and

  . how to direct the AFE Trust indenture trustee to vote or to take or refrain from taking any action with respect to any AFE Trust note, 757 leased equipment note, lease of any leased Boeing 757-222 aircraft or any secured swap confirmation.

(Section 10.01; Intercreditor Agreement, Section 9.1(b))

   If the pass through trustee requests certificateholder direction, in directing any action or casting any vote or giving any consent as the holder of any 747 leased equipment note, AFE Trust note or owned equipment note or in directing the subordination agent in any of the foregoing:

  . other than as the controlling party, the pass through trustee will vote for or give consent to any action with respect to the 747 leased equipment note, AFE Trust note or owned equipment note in the same proportion as that of (1) the total face amount of all pass through certificates actually voted in favor of or for giving consent to the action by the direction of certificateholders to (2) the total face amount of all outstanding pass through certificates of the relevant pass through trust; and

  . as the controlling party, the pass through trustee will vote as directed in the certificateholder direction by the certificateholders evidencing fractional undivided interests together representing not less than a majority in interest in the relevant pass through trust.

(Section 10.01)

   For purposes of the preceding paragraph, a pass through certificate is "actually voted" if the certificateholder has delivered to the pass through trustee an instrument evidencing the certificateholder's consent to the direction prior to two business days before the pass through trustee directs the action or casts the vote or gives the consent. Despite the foregoing, but subject to specified rights of the certificateholders under the relevant pass through trust agreement and trust supplement and subject to the intercreditor agreement, the pass through trustee may, in its own discretion and at its own direction, consent and notify the relevant indenture trustee of the consent, or direct the subordination agent to consent and notify the relevant indenture trustee of the consent, to any amendment, modification, waiver or supplement under the relevant indenture, note purchase agreement, participation agreement, AFE Trust note, owned equipment note, leased equipment note, the secured swap transactions or any other related document, if an indenture event of default under any indenture has occurred and is continuing, or if the amendment, modification, waiver or supplement will not materially adversely affect the interests of the certificateholders. (Section 10.01)

Purchase of Class C-1 and Class C-2 Pass Through Certificates

   Subject to the terms and conditions set forth in the purchase agreement, we will cause the Class C-1 and Class C-2 pass through trusts to sell to a wholly-owned bankruptcy-remote subsidiary of United the aggregate face amounts of the
Class C-1 and Class C-2 pass through certificates, which are $   and $  ,
respectively. The interest rate on the Class C-1 pass through certificates will be the Eurodollar Rate plus 0.90% per annum. The interest rate on the Class C-2 pass through certificates will be % per annum. The final expected distribution dates for the Class C-1 and Class C-2 pass through certificates are January 1, 2008 and January 1, 2014, respectively. Interest paid on the Series C-1 AFE Trust note held in the Class C-1 pass through trust and on the Series C-2 747 leased equipment note and Series C-2 owned equipment notes held in the Class C-2 pass through trust will be passed through to the certificateholders of the Class C-1 and Class C-2 pass through trusts on each January 1 and July 1, beginning on January 1, 2001 until the final expected distribution date for the Class C-1 and Class C-2 pass through trusts. Interest on the Series C-1 AFE Trust note will be calculated on the basis of a 360-day year and the actual number of days in the period that interest accrues. Interest on the Series C-2 747 leased equipment note and Series C-2 owned equipment notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

   We expect that a wholly-owned bankruptcy-remote subsidiary of United will purchase the Class C-1 and Class C-2 pass through certificates, subject to specified conditions, for 100% of their principal amounts. The purchase agreement permits the holder to sell the Class C-1 and Class C-2 pass through certificates from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale (if any), at prices related to such prevailing market prices (if any) or at negotiated prices, provided that any such sale complies with the securities laws.

   It is expected that delivery of the Class C-1 and Class C-2 pass through certificates will be made against payment therefor on the closing date for the other classes of pass through certificates. The purchaser's obligation to purchase the Class C-1 and Class C-2 pass through certificates is conditioned on the concurrent issuance and purchase of the Class A-1, Class A-2 and Class B pass through certificates.

Possible Issuance of Series D Owned Equipment Notes

   United may elect to issue Series D owned equipment notes in connection with some or all of the owned aircraft, which would be funded from sources other than this offering. United may elect to fund the sale of the Series D owned equipment notes through the sale of additional pass through certificates issued by a pass through trust. United will not issue any Series D owned equipment notes at any time prior to the consummation of this offering. United's ability to issue any Series D owned equipment notes is contingent upon its obtaining written confirmation from Moody's and Standard & Poor's that the issuance of the additional Series D owned equipment notes would not cause either rating agency to withdraw or downgrade the rating of the Class A-1, Class A-2 or Class B pass through certificates or the AFE Trust certificates. If Series D owned equipment notes are issued to any person or entity other than a Class D pass through trust, the Series D owned equipment notes will nevertheless be subject to the subordination provisions of the intercreditor agreement that, among other things, allow the controlling party, during the continuance of an indenture event of default, to direct the indenture trustee in taking action under the applicable indenture. (Intercreditor Agreement, Section 9.1(c))

Termination of the Pass Through Trusts

   The obligations of United and the applicable pass through trustee to each pass through trust will terminate upon the distribution to certificateholders of the pass through trust of all amounts required to be distributed to them under the pass through trust agreement and the applicable trust supplement and the disposition of all property held in that pass through trust. The applicable pass through trustee will mail notice of the termination of the pass through trust, the amount of the proposed final payment and the proposed date for the distribution of the final payment for the pass through trust to each certificateholder of record of that pass through trust. The pass through trustee will make the final distribution to any certificateholder of that pass through trust only after the certificateholder surrenders its pass through certificates at the office or agency of the pass through trustee specified in the notice of termination. (Section 11.01)

Pass Through Trustees

   The pass through trustee for each pass through trust initially will be State Street Bank and Trust Company of Connecticut, National Association. The pass through trustee's address is 225 Asylum Street, Goodwin Square, Hartford, Connecticut 06103, Attention: Corporate Trust Department. The obligations of the pass through trustee will be guaranteed by its parent, State Street Bank and Trust Company, a Massachusetts trust company.

   With specified exceptions, the pass through trustee makes no representations as to the validity or sufficiency of the pass through trust agreement, the trust supplements, the pass through certificates, the AFE Trust notes, the owned equipment notes, the leased equipment notes, the indentures, the intercreditor agreement, the participation agreements, the leases, the secured swap transactions, any liquidity facility or other related documents. (Sections
7.04 and 7.15) The pass through trustee of any pass through trust will not be liable to the certificateholders of the pass through trust for any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of a majority of the face amount of the outstanding pass through certificates of the pass through trust. Except in specified circumstances, the pass through trustee will be under no obligation to exercise any of its rights or powers under the pass through trust agreement or any trust supplement at the request of any holders of pass through certificates issued under the pass through trust agreement and that trust supplement unless the certificateholders offer to the pass through trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by the pass through trustee in exercising the rights or powers. (Section 7.03(e)) The pass through trustee in its individual or any other capacity may acquire and hold pass through certificates issued under the pass through trust agreement and any trust supplement and, subject to specified conditions, may otherwise deal with United with the same rights it would have if it were not the pass through trustee. (Section 7.05)

Book-Entry Registration; Delivery and Form

   Each class of pass through certificates will be represented by one or more fully registered securities. Each global security will be deposited with, or on behalf of, The Depository Trust Company and registered in the name of Cede & Co., the nominee of DTC. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between DTC participants through electronic book-entry changes in accounts of the DTC participants, thereby eliminating the need for physical movement of certificates. DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations and other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Interests in a global certificate may also be held through the Euroclear System and Clearstream Banking, societe anonyme. See "Description of the Pass Through Certificates--Book-Entry Registration" in the prospectus for a discussion of the book-entry procedures applicable to the pass through certificates and the limited circumstances under which definitive certificates may be issued for the pass through certificates.

   So long as the book-entry procedures are applicable, no person acquiring an interest in the pass through certificates, a "certificate owner", will receive a certificate representing that person's interest in the pass through certificates. Unless and until definitive certificates are issued under the limited circumstances described in the prospectus, all references in this prospectus supplement to actions by certificateholders shall refer to actions taken by DTC on instructions from DTC participants, and all references to distributions, notices, reports and statements to certificateholders will refer, as the case may be, to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the pass through certificates, or to DTC participants for distribution to certificate owners in accordance with DTC procedures.

   According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

   Neither United nor the pass through trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the pass through certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests or for the performance by DTC, any DTC participant or any indirect participant of their respective obligations under the rules, regulations and procedures creating and affecting DTC and its operations or any other statutory, regulatory, contractual or customary procedures governing their obligations.

                    DESCRIPTION OF THE LIQUIDITY FACILITIES

   The following summary describes some terms of the liquidity facilities and some provisions of the intercreditor agreement relating to the liquidity facilities. The summary supplements, and, to the extent inconsistent with the prospectus, replaces, the description of the general terms and provisions relating to the liquidity facilities and the intercreditor agreement and the description of credit enhancements set forth in the prospectus. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the liquidity facilities and the intercreditor agreement, each of which will be filed as an exhibit to a Current Report on Form 8-K to be filed by United with the SEC. The provisions of the liquidity facilities are substantially identical except as otherwise indicated.

General

   The liquidity provider will enter into a separate revolving credit agreement, or a "liquidity facility", with the subordination agent with respect to each pass through trust other than the Class C-1 and Class C-2 pass through trusts. The Class C-1 and Class C-2 pass through trusts will not be entitled to the benefits of a liquidity facility. Under each liquidity facility, the liquidity provider will, if necessary, make one or more advances, or "interest drawings", to the subordination agent up to the Required Amount. If interest payment defaults occur which exceed the amount covered by or available under the liquidity facility for any pass through trust, the certificateholders of that pass through trust will bear their allocable share of the deficiencies to the extent that there are no other sources of funds. United may replace the initial liquidity provider with respect to each pass through trust by one or more other entities under specified circumstances. Therefore, the liquidity provider for one pass through trust may differ from the liquidity provider for another pass through trust.

Drawings

   The initial amount available under the liquidity facility for each pass through trust will be as follows:

      Pass Through Trust                                        Available Amount
      ------------------                                        ----------------
      Class A-1................................................     $
      Class A-2................................................     $
      Class B..................................................     $

   Except as otherwise described below, the liquidity facility for each pass through trust will enable the subordination agent to make interest drawings under that liquidity facility on any regular distribution date in order to make interest distributions then scheduled for that class of pass through certificates at the stated interest rate for that class to the extent that the amount, if any, available to the subordination agent on such regular distribution date is not sufficient to pay interest. The liquidity provider must make its payments under the liquidity facility regardless of the reason for the shortfall, including the failure of the swap provider to make any payment due under the secured swap transactions. The maximum amount available to be drawn under a liquidity facility for any pass through trust on any regular distribution date to fund any shortfall of interest on pass through certificates of the pass through trust will not exceed the then Maximum Available Commitment under the liquidity facility. After a downgrade drawing, a final drawing or a non-extension drawing under a liquidity facility, the Maximum Available Commitment under that liquidity facility will be zero.

   The liquidity facility for any class of pass through certificates does not provide for drawings under the liquidity facility to pay for principal of or Make-Whole Amount on the pass through certificates of that class. Further, the liquidity facility for any class of pass through certificates does not provide for drawings to pay any interest on the pass through certificates of that class in excess of the interest rate shown on the cover of this prospectus supplement for that class or for more than three semiannual installments of interest. No drawing on any liquidity facility for any class of pass through certificates will be available to pay principal of, interest or Make-Whole Amount on the pass through certificates of any other class. (Liquidity Facilities, Section 2.02; Intercreditor Agreement, Section 3.6)

   Each payment by the liquidity provider will reduce by the same amount the Maximum Available Commitment under the related liquidity facility. If the related pass through trust reimburses the liquidity provider in full or in part for the amount of the interest drawings plus accrued interest on the interest drawings, the Maximum Available Commitment under the liquidity facility will be reinstated by the amount reimbursed but not to exceed the then Required Amount of the liquidity facility. However, the liquidity facility will not be reinstated at any time if (1) a Triggering Event has occurred and is continuing and (2) less than 65% of the then total outstanding principal amount of all of the owned equipment notes and leased equipment notes are Performing Equipment Notes. In the case of any other drawings under the liquidity facility, amounts available to be drawn under that liquidity facility are not subject to reinstatement. (Liquidity Facilities, Section 2.02(a); Intercreditor Agreement,
Section 3.6(g)) Following each reduction of the pool balance for the applicable pass through trust, the Required Amount of the liquidity facility for that pass through trust will be reduced automatically to an amount sufficient to pay interest on the relevant pool balance of that pass through trust on the next three successive semiannual regular distribution dates, without taking into account expected future distributions of principal of the pass through certificates, at the interest rate shown on the cover of this prospectus supplement for the pass through trust. (Liquidity Facilities, Section 2.04)

 Downgrade Drawings and Replacement of Liquidity Facilities

   If at any time the short-term unsecured debt rating issued by either rating agency of the liquidity provider for any pass through trust (or if the liquidity provider does not have a short-term unsecured debt rating issued by the rating agencies, the long-term unsecured debt rating of the liquidity provider issued by either rating agency), is lower than the Threshold Rating for that pass through trust, the liquidity provider will provide notice of the downgrading to United, the subordination agent and the trustees. Within 30 days of the downgrading notice, the liquidity provider or United may arrange for one or more replacement liquidity providers. If the downgraded facility has not been replaced, the subordination agent will on the 30th day (or the 10th day if the liquidity provider is rated lower than A-3 by Standard & Poor's) draw the then Maximum Available Commitment under the liquidity facility. We refer to a drawing of the Maximum Available Commitment under these circumstances as a "downgrade drawing." The subordination agent will deposit the proceeds of any downgrade drawing into a cash collateral account for the class of pass through certificates and will use these proceeds for the same purposes and under the same circumstances and subject to the same conditions as interest drawings under the liquidity facility would be used. (Liquidity Facilities, Section 2.02(b); Intercreditor Agreement, Section 3.6(c))

   Any replacement facility for any liquidity facility will be an irrevocable revolving credit agreement(s) substantially in the form of the replaced liquidity facility, including reinstatement provisions, or in any other form, which may include a letter of credit, surety bond, financial insurance policy or guaranty, as will permit the rating agencies to confirm in writing their respective ratings then in effect for the pass through certificates for which the liquidity facility was issued (before any downgrading of the ratings as a result of the downgrading of the liquidity provider). The replacement facility or facilities will have a total face amount equal to the amount sufficient to pay interest on the pool balance of the pass through certificates of that pass through trust (at the interest rate shown on the cover of this prospectus supplement for the pass through certificates, and without taking into account expected future principal distributions) on the three regular distribution dates following the date of replacement of the liquidity facility, or, if the date is a regular distribution date, on that regular distribution date and the two regular distribution dates following that regular distribution date. The person or persons providing the replacement facility or facilities must have debt ratings issued by both rating agencies that are equal to or higher than the Threshold Rating for the relevant class. (Intercreditor Agreement, Section 1.1) The provider of any replacement facility will have the same rights, including priority distribution rights and rights as controlling party, under the intercreditor agreement as the replaced liquidity provider.

 Expiration and Termination of Liquidity Facilities--Non-extension and Final Drawings

   The liquidity facility for each pass through trust provides that the liquidity provider's obligations will expire on the first to occur of:

  . 364 days after the initial issuance date of the pass through certificates, counting from, and including, the issuance date;

  . the date on which the subordination agent delivers to the liquidity provider a certification that final distributions on all of the pass through certificates of the pass through trust have been paid in full or provision has been made for the payment;

  . the date on which the subordination agent delivers to the liquidity provider a certification that a replacement facility has been substituted for the liquidity facility;

  . the fifth business day following receipt by the subordination agent of a termination notice from the liquidity provider; and

  . the date on which no amount is or may, including by reason of reinstatement, become available for drawing under the liquidity facility.

   Each liquidity facility provides that it may be extended for an additional 364-day period or longer period, if applicable, by mutual agreement of the relevant liquidity provider and the subordination agent.

   If any liquidity facility for any pass through trust is scheduled to expire on a date prior to the date that is 15 days after the final maturity date for the pass through certificates of the pass through trust, then the subordination agent will, not earlier than the 60th day or later than the 40th day before the expiration date, request the liquidity provider to extend the expiration date. The requested expiration date will be the earlier of 15 days after the final maturity date and 363 days after the last day of the period the liquidity provider may consent to extend the liquidity facility. Whether or not the subordination agent has made an extension request to the liquidity provider, the liquidity provider will advise the subordination agent no earlier than the 40th day and no later than the 25th day before the expiration date whether it will extend the expiration date. If the liquidity facility is not replaced during the consent period of the liquidity provider or the liquidity provider does not advise the subordination agent during the same period that the liquidity facility will be extended, the subordination agent shall request a drawing in full up to the then Maximum Available Commitment under the liquidity facility. We refer to a drawing of the Maximum Available Commitment under these circumstances as a "non-extension drawing." The subordination agent will hold the proceeds of the non-extension drawing in the cash collateral account for the related pass through trust as cash collateral to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of interest drawings under the liquidity facility would be used. (Liquidity Facilities, Section 2.02(b); Intercreditor Agreement, Section 3.6(d))

   Subject to specified limitations, United may, at its option, arrange for a replacement facility following the occurrence of specified events, to replace the liquidity facility for any pass through trust. In addition, if any liquidity provider does not extend any liquidity facility, then the liquidity provider may, at its option, arrange for a replacement facility acceptable to United to replace the liquidity facility during the period no earlier than 40 days and no later than 25 days prior to the then scheduled expiration date of the liquidity facility. The liquidity provider also has the right to arrange for a replacement facility at any time after making a non-extension drawing. If a replacement facility is provided at any time after a downgrade drawing or a non-extension drawing under any liquidity facility, the subordination agent will return the funds with respect to the liquidity facility on deposit in the cash collateral account for the pass through trust to the liquidity provider being replaced. (Intercreditor Agreement, Section 3.6(e))

   Upon receipt by the subordination agent of a termination notice for any liquidity facility from the relevant liquidity provider, the subordination agent will request a drawing under the liquidity facility in an amount equal to the then Maximum Available Commitment. We refer to a drawing of the Maximum Available Commitment under these circumstances as a "final drawing." The subordination agent will hold the proceeds of the final drawing in the cash collateral account for the related pass through trust as cash collateral to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of interest drawings under the liquidity facility would be used. (Liquidity Facilities, Section 2.02(d); Intercreditor Agreement, Sections 3.6(f) and 3.6(i))

 Drawing Procedures

   The subordination agent will make drawings under any liquidity facility by delivery of a certificate to the relevant liquidity provider. Upon receipt of a certificate, the relevant liquidity provider must make payment of the drawing requested in immediately available funds. Upon payment by the relevant liquidity provider of the amount specified in any drawing under any liquidity facility, the liquidity provider will be fully discharged of its obligations under the liquidity facility with respect to that drawing and will not be obligated to make any further payments under the liquidity facility in respect of that drawing to the subordination agent or any other person.

Reimbursement of Drawings

   The subordination agent must reimburse amounts drawn under any liquidity facility by reason of an interest drawing, final drawing, downgrade drawing or non-extension drawing and interest on any drawing, but only to the extent that the subordination agent has funds available to make the reimbursement from payments on the 747 leased equipment notes, AFE Trust notes and the owned equipment notes and specified payments under the participation agreements and note purchase agreements. (Liquidity Facilities, Section 2.05, 2.06 and 2.09)

 Interest Drawings and Final Drawings

   Amounts drawn under any liquidity facility by reason of an interest drawing or final drawing will be immediately due and payable, together with interest on the amount of the drawing. From the date of the drawing to, but excluding, the third business day following the liquidity provider's receipt of the notice of the interest drawing or final drawing, interest will accrue at the Base Rate plus 1.50% per year. After the third business day following the liquidity provider's receipt of the notice, interest will accrue at LIBOR for the applicable interest period plus 1.50% per year. In the case of a final drawing, however, the subordination agent may convert the final drawing into a drawing bearing interest at the Base Rate plus 1.50% per year on the last day of an interest period for that drawing. (Liquidity Facilities, Section 3.07)

 Downgrade Drawings and Non-Extension Drawings

   The subordination agent will treat an amount drawn under any liquidity facility by reason of a downgrade drawing or a non-extension drawing and deposited in a cash collateral account as follows:

  . the subordination agent will release that amount on any distribution date to the liquidity provider to pay any obligations to the liquidity provider to the extent that amount exceeds the Required Amount;

  . the subordination agent will treat any portion of the amount withdrawn from the cash collateral account for the pass through certificates to pay interest distributions on the pass through certificates in the same way as interest drawings; and

  . the subordination agent will invest the balance of the amount in specified eligible investments.

   Any downgrade drawing or non-extension drawing under any liquidity facility other than any portion of the downgrade drawing or non-extension drawing applied to the payment of interest distributions on the pass through certificates, will bear interest: (1) subject to clause (2) below, in the case of a downgrade drawing, at the Base Rate to but excluding the third business day following the Liquidity Provider's receipt of the notice of the downgrade drawing and from the third business day following such receipt of such notice at LIBOR and in the case of non-extension drawing, in the amount of the investment earnings on the amount held in the cash collateral account, plus in each case a specified margin for each liquidity facility; and (2) from and after the date, if any, on which it is converted into a final drawing as described below under "--Liquidity Events of Default," at a rate equal to LIBOR for the applicable interest period (or, as described in the first paragraph under "--Interest Drawings and Final Drawings," the Base Rate) plus 1.50% per year.

Liquidity Events of Default

   Events of default under each liquidity facility will consist of:

  . the acceleration of all of the leased equipment notes and owned equipment notes; or

  . specified bankruptcy or similar events involving United. (Liquidity Facilities, Section 1.01)

   If (1) any liquidity event of default under any liquidity facility has occurred and is continuing and (2) less than 65% of the total outstanding principal amount of all owned equipment notes and leased equipment notes are Performing Equipment Notes, the applicable liquidity provider may, in its discretion, give a termination notice of the liquidity facility. The termination notice will have the following consequences:

  . the related liquidity facility will expire on the fifth business day after the date on which the subordination agent receives the termination notice;

  . the subordination agent will request promptly, and the liquidity provider will honor, a final drawing in an amount equal to the then Maximum Available Commitment under the liquidity facility;

  . any drawing remaining unreimbursed as of the date of termination will be converted automatically into a final drawing under the liquidity facility; and

  . all amounts owing to the liquidity provider will become immediately due and payable.

   Despite the foregoing, the subordination agent will be obligated to pay amounts owing to the applicable liquidity provider only to the extent of funds available for payment after giving effect to the payments in accordance with the provisions described under "Description of the Intercreditor Agreement-- Priority of Distributions." (Liquidity Facilities, Section 6.01)

   Under the circumstances described under "Description of the Intercreditor Agreement--Intercreditor Rights," a liquidity provider may become the controlling party for the exercise of remedies under the indentures. (Intercreditor Agreement, Section 2.6(c))

Liquidity Provider

   The initial liquidity provider for each pass through trust will be Landesbank Hessen-Thuringen Girozentrale, a public-law banking institution organized under the laws of Germany. Landesbank Hessen-Thuringen Girozentrale has short-term debt ratings of P-1 from Moody's and A-1+ from Standard & Poor's.

                   DESCRIPTION OF THE INTERCREDITOR AGREEMENT

   The following summary describes some provisions of the intercreditor agreement between the pass through trustees, the liquidity provider and State Street Bank and Trust Company of Connecticut, National Association, as subordination agent. The summary supplements and, to the extent inconsistent with the prospectus, replaces the description of the general terms and provisions relating to the intercreditor agreement and the description of credit enhancements described in the prospectus. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the intercreditor agreement, which will be filed as an exhibit to a Current Report on Form 8-K to be filed by United with the SEC.

Intercreditor Rights

 General

   The relevant owner trustee, AFE Trust and United will issue, and the relevant indenture trustee will register, the 747 leased equipment note, AFE Trust note and/or the owned equipment notes held in each pass through trust in the name of the subordination agent as agent and trustee for the pass through trustee of that pass through trust.

 Controlling Party

   The holders of at least a majority of the outstanding principal amount of owned equipment notes issued under each owned aircraft indenture and the holders of at least a majority of the outstanding principal amount of 747 leased equipment notes issued under the 747 leased aircraft indenture will be entitled to direct the indenture trustee under that indenture in taking action so long as no indenture event of default is continuing under that indenture, except for specified actions that require the unanimous consent of the holders of the owned equipment notes. Likewise, the holders of at least a majority of the outstanding principal amount of the AFE Trust notes issued under the AFE Trust indenture will be entitled to direct the indenture trustee under the AFE Trust indenture in taking action under that indenture or under the secured swap transactions so long as no indenture event of default is continuing under the AFE Trust indenture or in taking action under the 757 leased aircraft indentures so long as no event of default is continuing under those indentures. Under the AFE Trust indenture, however, the holders of at least a majority of the outstanding principal amount of the AFE Trust notes will not be entitled to direct the AFE Trust indenture trustee to take or refrain from taking any action with respect to the 757 leased equipment notes or the secured swap transactions, that, in the case of the 757 leased equipment notes, requires the unanimous consent or approval of the holders of all of the 757 leased equipment notes or, in the case of the secured swap transactions, requires the unanimous approval of the holders of all of the AFE Trust notes. Any direction to the indenture trustee under the AFE Trust indenture under these circumstances may only be taken upon the direction of the holders of all of the AFE Trust notes. For so long as the subordination agent is the registered holder of the 747 leased equipment notes, AFE Trust notes and the owned equipment notes, the subordination agent will act, as the holder of all of those notes, in accordance with the directions of the pass through trustees of the pass through trusts which hold 747 leased equipment notes, AFE Trust notes and/or owned equipment notes constituting, in total, the required principal amount of 747 leased equipment notes, AFE Trust notes and owned equipment notes. (Intercreditor Agreement, Section 2.6)

   At any time after an indenture event of default has occurred and is continuing under an indenture, the controlling party will direct the indenture trustee under the indenture in taking, or refraining from taking, any action under the indenture, owned equipment notes or leased equipment notes issued under the relevant indenture or with respect to the AFE Trust notes, the secured swap transactions. These actions include acceleration of the AFE Trust notes, owned equipment notes or leased equipment notes or, in the case of an indenture event of default under an owned or leased equipment note indenture, foreclosing the lien on the related aircraft or, in the case of the AFE Trust note indenture, and to the extent any event of default or termination right then exists under any secured swap confirmation, terminating the transaction evidenced by that secured swap confirmation, subject to the limitations described below. (Intercreditor Agreement, Section 2.6) See "Description of Pass Through Certificates--Indenture Events of Default and Certain Rights upon an Indenture Event of Default" for a description of the rights of the certificateholders of each pass through trust to direct the respective pass through trustees.

   The controlling party will be:

  . the Class A-1 pass through trustee or the Class A-2 pass through trustee, whichever represents the class with the larger pool balance of pass through certificates outstanding at the time the indenture event of default occurs;

  . upon payment of the final distribution to the holders of the Class A-1 or Class A-2 pass through certificates, the other of the Class A-1 pass through trustee or the Class A-2 pass through trustee;

  . upon payment of the final distribution to the holders of Class A-1 and Class A-2 pass through certificates, the Class B pass through trustee;

  . upon payment of the final distribution to the holders of the Class A-1, Class A-2 and Class B pass through certificates, the Class C-1 pass through trustee or the Class C-2 pass through trustee, whichever represents the class with the larger pool balance of pass through certificates outstanding at the time; and

  . upon payment of the final distribution to the holders of the Class A-1, Class A-2, Class B and Class C-1 or Class C-2 pass through certificates, the other of the Class C-1 pass through trustee or the Class C-2 pass through trustee.

   At any time after 18 months from the earliest to occur of (1) the date on which the entire available amount under any liquidity facility has been drawn for any reason other than a downgrade drawing or a non-extension drawing and remains unreimbursed, (2) the date on which the entire amount of a downgrade drawing or non-extension drawing has been applied to pay any scheduled payment of interest for any pass through trust certificates and is not reimbursed and
(3) the date on which all of the owned equipment notes, leased equipment notes and AFE Trust notes have been accelerated, the liquidity provider with the largest amount of unreimbursed Liquidity Obligations under the liquidity facilities may elect to become the controlling party with respect to any indenture. (Intercreditor Agreement, Section 2.6)

   For purposes of giving effect to the rights of the controlling party, AFE Trust and the pass through trustees, other than the controlling party, will irrevocably agree, and the certificateholders, other than the certificateholders represented by the controlling party, will be deemed to agree by virtue of their purchase of pass through certificates, that the subordination agent, as record noteholder, will exercise its voting rights in respect of the AFE Trust notes, the secured swap transactions, owned equipment notes or leased equipment notes as directed by the controlling party. (Intercreditor Agreement, Sections 2.6 and 9.1(b)) For a description of certain limitations on the controlling party's rights to exercise remedies, see "--Sale of AFE Trust Notes, Equipment Notes or Aircraft and Termination of the Secured Swap Transactions" and "Description of the Notes and Equipment Notes-- Remedies."

 Sale of AFE Trust Notes, Equipment Notes or Aircraft and Termination of the Secured Swap Transactions

   Following the occurrence and during the continuation of any indenture event of default under any indenture, the controlling party may direct the subordination agent to accelerate the AFE Trust notes, owned equipment notes or leased equipment notes issued under that indenture and, subject to the provisions of the next three sentences, sell all of the AFE Trust notes, owned equipment notes or leased equipment notes issued under that indenture or, in the case of an indenture event of default under a leased or owned aircraft indenture, foreclose on and sell the aircraft related to that indenture to any person or, in the case of an indenture event of default under the AFE Trust note indenture, and to the extent any event of default or termination rights then exist under any secured swap confirmation, terminate that confirmation to the secured swap agreement. So long as any pass through certificates are outstanding, during the nine months after the earliest to occur of: (1) the acceleration of the owned equipment notes or leased equipment note(s) issued under any indenture; (2) the termination of any secured swap confirmation secured by any owned aircraft as a result of an indenture event of default under the related owned aircraft indenture; and (3) the bankruptcy or insolvency of United, without the consent of each pass through trustee, no aircraft subject to the lien of that indenture may be foreclosed on and/or sold if the net proceeds from the sale would be less than:

  . in the case of an owned aircraft, the lesser of (A) 75% of the then appraised value of such aircraft and (B) the sum of the amount of the termination payment, if any, due under the confirmation to the secured swap agreement related to that aircraft plus the total outstanding principal amount of the owned equipment notes for that aircraft, plus accrued interest; and

  . in the case of leased aircraft, the lesser of (A) 75% of the then appraised value of such aircraft and (B) the total outstanding principal amount of the leased equipment notes for that aircraft, plus accrued interest.

   In addition, in the case of leased aircraft, the amount and payments of rent by United under the lease for that aircraft may not be adjusted, if the discounted present value of all rent would equal less than 75% of the discounted present value of the rent payable by United before making that adjustment.

   In addition, during the nine months after the acceleration of the AFE Trust notes, without the consent of each pass through certificateholder (other than United or its affiliate if a lease event of default or owned aircraft event of default has occurred and is continuing), the controlling party may not sell the AFE Trust notes for less than the lesser of (1) their then outstanding principal amount plus accrued interest and (2) 75% of the value of the 757 leased equipment notes, the secured swap transactions, the qualified substitute and/or any swap substitute account (as determined by an independent investment banking firm of nationally recognized standing selected by the controlling party). (Intercreditor Agreement, Section 4.1)

Priority of Distributions

   The subordination terms applicable to the pass through certificates vary depending upon whether a Triggering Event has occurred.

 Before a Triggering Event

   So long as no Triggering Event has occurred, whether or not continuing, the subordination agent will promptly distribute all payments made on the 747 leased equipment notes, AFE Trust notes, owned equipment notes and other payments received on any distribution date on the distribution date in the following order of priority:

  . to each liquidity provider to the extent required to pay accrued and unpaid Liquidity Expenses;

  . to each liquidity provider to the extent required to pay accrued and unpaid interest on the Liquidity Obligations;

  . to each liquidity provider to the extent required to pay or reimburse the liquidity provider for specified Liquidity Obligations, other than amounts payable pursuant to the two preceding clauses, and/or, if applicable, to replenish each cash collateral account up to the Required Amount;

  . to the Class A-1 pass through trustee and the Class A-2 pass through trustee to the extent required to pay Expected Distributions on the Class A-1 pass through certificates and the Class A-2 pass through certificates, except that if available funds are insufficient to pay Expected Distributions to each class in full, available funds will be distributed to each of the Class A-1 pass through trustee and the Class A-2 pass through trustee in the same proportion as the pass through trustee's proportionate share of the aggregate amount of the Expected Distributions;

  . to the Class B pass through trustee to the extent required to pay Expected Distributions on the Class B pass through certificates;

  . to the Class C-1 pass through trustee and the Class C-2 pass through trustee to the extent required to pay Expected Distributions on the Class C-1 pass through certificates and the Class C-2 pass through certificates, except that if available funds are insufficient to pay Expected Distributions to each class in full, available funds will be distributed to each of the Class C-1 pass through trustee and the Class C-2 pass through trustee in the same proportion as the pass through trustee's proportionate share of the aggregate amount of the Expected Distributions;

  . to the subordination agent and each pass through trustee for the payment of fees and expenses; and

  .  the balance, if any, to the collection account.

 After a Triggering Event

   Subject to the terms of the intercreditor agreement, upon the occurrence of a Triggering Event and at all times after the occurrence of a Triggering Event, the subordination agent will promptly distribute all funds received by the subordination agent in respect of the 747 leased equipment notes, AFE Trust notes, owned equipment notes and other specified payments received by the subordination agent in the following order of priority:

  . to the subordination agent and any pass through trustee, to the extent required to pay out-of-pocket costs and expenses actually incurred by the subordination agent or the pass through trustee in protection of, or realization of the value of, the AFE Trust notes, owned equipment notes, leased equipment notes or any collateral under any indenture, or to any certificateholder or the liquidity provider for payments made to the subordination agent or any pass through trustee in respect of those amounts;

  . to each liquidity provider to the extent required to pay accrued and unpaid Liquidity Expenses;

  . to each liquidity provider to the extent required to pay interest accrued on the Liquidity Obligations;

  . (1) to each liquidity provider to the extent required to pay the outstanding amount of all Liquidity Obligations and/or,

    (2) if applicable to any particular liquidity facility (unless (A) less than 65% of the total outstanding principal amount of all owned equipment notes and leased equipment notes are Performing Equipment Notes and a liquidity event of default has occurred and is continuing under the liquidity facility or (B) a final drawing has occurred under the liquidity facility), to replenish the cash collateral account for the liquidity facility up to the Required Amount for the related class of pass through certificates (less the amount of any repayments of interest drawings under the liquidity facility while subclause (A) of this clause applies).

  . if subclause (A) or (B) in item (2) above is applicable to any particular liquidity facility, to the liquidity provider the excess of
     (1) the total outstanding amount of unreimbursed drawings under the liquidity facility over (2) the Required Amount for that liquidity facility (less the amount of any repayments of interest drawings under that liquidity facility while subclause (A) of item (2) above applies);

  . to the subordination agent and each pass through trustee to the extent required to pay fees, taxes, charges and other amounts payable or to any certificateholder for payments made to the subordination agent or that pass through trustee in respect of those amounts;

  . to the Class A-1 pass through trustee and the Class A-2 pass through trustee to the extent required to pay Adjusted Expected Distributions on the Class A-1 pass through certificates and the Class A-2 pass through certificates, except that if available funds are insufficient to pay Adjusted Expected Distributions to each class in full, available funds will be distributed to each of the Class A-1 pass through trustee and the Class A-2 pass through trustee in the same proportion as the pass through trustee's proportionate share of the aggregate amount of the Adjusted Expected Distributions;

  . to the Class B pass through trustee to the extent required to pay Adjusted Expected Distributions on the Class B pass through certificates;

  . to the Class C-1 pass through trustee and the Class C-2 pass through trustee to the extent required to pay Adjusted Expected Distributions on the Class C-1 pass through certificates and the Class C-2 pass through certificates, except that if available funds are insufficient to pay Adjusted Expected Distributions to each class in full, available funds will be distributed to each of the Class C-1 pass through trustee and the Class C-2 pass through trustee in the same proportion as the pass through trustee's proportionate share of the aggregate amount of the Adjusted Expected Distributions;

  .  the balance, if any, to the collection account.

   After a Triggering Event occurs and any owned equipment note or leased equipment note becomes a Non-Performing Equipment Note, the subordination agent will obtain LTV Appraisals of all the aircraft as soon as practicable and additional LTV Appraisals on or prior to each anniversary of the date of the initial LTV Appraisals. If the controlling party reasonably objects to the appraised value of the aircraft shown in the LTV Appraisals, the controlling party may obtain or cause to be obtained substitute LTV Appraisals, including LTV Appraisals based upon physical inspection of the aircraft. (Intercreditor Agreement, Section 4.1(a))

   The pass through trustee will distribute interest drawings under the liquidity facility and withdrawals from the cash collateral account, in each case in respect of interest distributable on the pass through certificates of any pass through trust, despite the priority of distributions set forth in the intercreditor agreement and otherwise described in this prospectus supplement.

The Subordination Agent

   State Street Bank and Trust Company of Connecticut, National Association, will be the subordination agent under the intercreditor agreement. United and its affiliates may from time to time enter into banking and trustee relationships with the subordination agent and its affiliates. The subordination agent's address is 225 Asylum Street, Goodwin Square, Hartford, Connecticut 06103, Attention: Corporate Trust Department. The subordination agent's obligations will be guaranteed by its parent, State Street Bank and Trust Company, a Massachusetts trust company.

   The subordination agent may resign at any time by notifying the pass through trustee and the liquidity provider. United, so long as no event of default has occurred under any owned aircraft indenture or leased aircraft indenture, or the controlling party may at any time remove the subordination agent as provided in the intercreditor agreement. In these circumstances, the controlling party will appoint a successor subordination agent. Any resignation or removal of the subordination agent and appointment of a successor subordination agent does not become effective until acceptance of the appointment by the successor subordination agent. (Intercreditor Agreement, Section 8.1)

                       DESCRIPTION OF THE AFE TRUST NOTES

   The following is a summary of some terms of the AFE Trust notes. This summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the AFE Trust notes, the indenture and the note purchase agreement, which we will file as exhibits to a Current Report on Form 8-K to be filed with the SEC.

AFE Trust

   AFE Trust is a Delaware business trust formed under a trust agreement dated as of June 9, 2000, between United Airlines, Inc., as trustor solely for purposes of establishing the trust, and Wilmington Trust Company, as trustee. AFE Trust is a special purpose entity not owned by or affiliated with United. Certificates representing the beneficial interest in AFE Trust are not being offered or sold under this prospectus supplement but will be privately placed with institutional investors (not including United or any of its affiliates). The sole business purposes of AFE Trust are to acquire equipment notes issued for Boeing 757-222 aircraft leased to United, to issue the AFE Trust notes and to enter into agreements in connection with the acquisition of 757 leased equipment notes and the issuance of the AFE Trust notes, including the secured swap agreement.

General

   Under the terms of a note purchase agreement between the trustee of AFE Trust, the pass through trustees, the subordination agent and the indenture trustee, each pass through trust (except the Class C-2 pass through trust) will purchase the AFE Trust note to be issued under the AFE Trust indenture having the same interest rate as the interest rate on the pass through certificates of that pass through trust. AFE Trust will issue four series of AFE Trust notes: the Series A-1 AFE Trust note, the Series A-2 AFE Trust note, the Series B AFE Trust note and the Series C-1 AFE Trust note. The obligations of AFE Trust for the AFE Trust notes are non-recourse obligations.

Subordination

   The indenture for the AFE Trust notes provides for the following subordination provisions:

  . The Series A-1 and Series A-2 AFE Trust notes will rank equally in right of payment and will rank senior in right of payment to other AFE Trust notes and to payments owed by AFE Trust to United as swap provider under the secured swap transactions;

  . The Series B AFE Trust note will rank junior in right of payment to the Series A-1 and Series A-2 AFE Trust notes, and will rank senior in right of payment to the Series C-1 AFE Trust note and to payments owed by AFE Trust to United as swap provider under the secured swap transactions;

  . The Series C-1 AFE Trust note will rank junior in right of payment to the Series A-1, Series A-2 and Series B AFE Trust notes and will rank senior in right of payment to payments owed by AFE Trust to United as swap provider under the secured swap transactions; and

  . Payments owed by AFE Trust to United as swap provider under the secured swap transactions will rank junior in right of payment to the Series A-1, Series A-2, Series B and Series C-1 AFE Trust notes.

Principal, Interest and Make Whole Payments

   Subject to the provisions of the intercreditor agreement, the pass through trustee will distribute scheduled installments of interest paid on the AFE Trust note held in each pass through trust to the certificateholders of the pass through trust on the dates and at the rate per year set forth on the cover page of this prospectus supplement, in the case of the Series A-1, Series A-2 and Series B AFE Trust notes, and at the rate of the Eurodollar Rate plus 0.90% in the case of the Series C-1 AFE Trust note, until the final expected regular distribution date for that pass through trust. Subject to the provisions of the intercreditor agreement, the pass

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through trustee will pass through principal paid on the AFE Trust note held in each pass through trust to the certificateholders of the pass through trust in scheduled amounts on the dates set forth in Appendix IV to this prospectus supplement until the final expected regular distribution date for the pass through trust. AFE Trust will only have funds available to make scheduled payments of interest and principal to the extent that it has received scheduled payments of principal and interest on the leased equipment notes held by AFE Trust and payments due under the secured swap agreement.

   Interest will be payable on the unpaid principal amount of each AFE Trust note at the rate applicable to that AFE Trust note on January 1 and July 1 of each year, commencing on January 1, 2001. Interest on the Series A-1, Series A-2 and Series B AFE Trust notes will be computed on the basis of a 360-day year of twelve 30-day months. Interest on the Series C-1 AFE Trust note will be computed on the basis of a 360-day year and the actual number of days in the period that interest accrues. Overdue amounts of principal, Make-Whole Amount, if any, and interest on any series of AFE Trust notes will, to the extent permitted by applicable law, bear interest at the interest rate applicable to that series of AFE Trust notes plus 1%.

   AFE Trust will make scheduled principal payments on the Series A-1, Series B and Series C-1 AFE Trust notes on January 1 and July 1 in specified years, commencing on January 1, 2001 and ending on July 1, 2011, January 1, 2010, and January 1, 2008, respectively. AFE Trust is scheduled to pay the entire principal amount of the Series A-2 AFE Trust note on July 1, 2010.

   Make-Whole Amounts paid on the Series A-1, Series A-2 and Series B AFE Trust notes will be passed through to the pass through trust holding those AFE Trust notes in accordance with the AFE Trust indenture. Break Amounts paid on the Series C-1 AFE Trust note will be passed through to the Class C-1 pass through trust in accordance with the AFE Trust indenture. Break Amounts paid on the 757 leased equipment notes, while available to make payments on the AFE Trust notes and the AFE Trust certificates, will not be passed through to the pass through trusts (except, to the extent of available funds, in the order of priority specified in the AFE Trust indenture to the Class C-1 pass through trust).

   If any date scheduled for a payment of principal, Make-Whole Amount or Break Amount, if any, or interest with respect to the AFE Trust notes is not a business day, the payment will be made on the next succeeding business day without any additional interest.

Prepayment of Leased Equipment Notes

   If an event of loss occurs with respect to a leased Boeing 757-222 aircraft and the aircraft is not replaced by United under the related lease, United must pay the stipulated loss value for that leased aircraft. At the time of any payment of stipulated loss value, AFE Trust must make a prepayment on the AFE Trust notes in an amount equal to the stipulated loss value paid by United in accordance with scheduled amounts set forth in the AFE Trust indenture such that the aggregate principal balance and principal payments for the remaining 757 leased equipment notes equals the aggregate principal balance and principal payments for the AFE Trust notes and AFE Trust certificates. For a discussion of the stipulated loss value payable by United, see "Description of the Equipment Notes--Events of Loss and Redemption."

   In addition, if United exercises its option to purchase a leased Boeing 757-222 aircraft and does not assume the obligations of the related owner trustee in accordance with the leased aircraft indenture, the purchase price of the leased aircraft must be sufficient to pay the principal amount, plus accrued and unpaid interest, on the 757 leased equipment note for that leased aircraft, together with all other amounts payable by United. If United terminates the lease of any leased Boeing 757-222 aircraft, the owner trustee may sell the leased aircraft, in which case the proceeds of the sale will be used to prepay the 757 leased equipment note related to that leased aircraft. Alternatively, the owner trustee may retain title to the leased aircraft, in which case the owner trustee must pay to the indenture trustee an amount sufficient to prepay the outstanding 757 leased equipment note for that aircraft. At the time of any prepayment on the 757 leased equipment note, AFE Trust must make a prepayment on the AFE Trust notes in an amount equal to the prepayment on the 757 leased equipment note in accordance with scheduled amounts set forth in the AFE Trust indenture. For a description of United's purchase option and lease termination, see "Description of the Equipment Notes--Certain Provisions of the Indentures and Leases--Purchase Options under the Leases" and "--Voluntary Termination and Purchase Rights."

Modification of AFE Trust Indenture

   Without the consent of holders of a majority in principal amount of the AFE Trust notes, the indenture trustee may not amend or modify the provisions of the AFE Trust indenture, except to the extent indicated below.

   The indenture trustee may amend the AFE Trust indenture without the consent of the holders of the AFE Trust notes to, among other things:

  (1) cure any defect or inconsistency in the indenture or the AFE Trust notes;

  (2) convey, transfer, assign, mortgage or pledge any property to or with the indenture trustee or make any other provisions with respect to matters or questions arising under the AFE Trust indenture or the AFE Trust notes provided that the action does not adversely affect the interests of any holder;

  (3) cure any ambiguity or correct any mistake provided that the change does not adversely affect the interests of any holder;

  (4) correct or amplify the description of any property subject to the lien of the AFE Trust indenture;

  (5) add to the right of the holders; or

  (6) provide for compliance with applicable law. (AFE Trust Indenture, Section 11.01)

   Without the consent of the holder of each AFE Trust note outstanding under the AFE Trust indenture, no amendment or modification of the indenture may, among other things:

  (1) reduce the principal amounts of, Make-Whole Amount of, or interest payable on, any AFE Trust notes issued under the AFE Trust indenture or change the date on which any principal, Make-Whole Amount, if any, or interest is due and payable;

  (2) create any lien on the collateral prior to or pari passu with the lien of the AFE Trust indenture, except as provided in the AFE Trust indenture, or deprive any holder of an AFE Trust note of the benefit of the lien of the AFE Trust indenture on the collateral; or

  (3) reduce the percentage in principal amount of outstanding AFE Trust notes required to take or approve any action under the AFE Trust indenture. (AFE Trust Indenture, Section 11.02)

Security

   AFE Trust will grant to the indenture trustee, for the benefit of the holders of the AFE Trust notes, a security interest in:

  (1) the 757 leased equipment note issued by the applicable owner trustee for each leased Boeing 757-222 aircraft;

  (2) AFE Trust's rights under the indentures under which those 757 leased equipment notes were issued;

  (3) the rights of AFE Trust under the secured swap transactions and any qualified substitute for any secured swap transaction; and

  (4) all proceeds of the above. (AFE Trust Indenture, Granting Clause)

   The indenture trustee for AFE Trust will secure the AFE Trust notes with all of the 757 leased equipment notes. Consequently, the indenture trustee for AFE Trust will be able to apply the proceeds realized from the sale or other exercise of remedies in respect of any leased Boeing 757-222 aircraft or the 757 leased equipment notes to the payment of all of the AFE Trust notes prior to the distribution of any of these proceeds to the holders of the AFE Trust certificates.

AFE Trust Indenture Events of Default, Notice and Waiver

   Indenture events of default under the AFE Trust indenture will include:

  . the occurrence of any indenture event of default under any 757 leased aircraft indenture;

  . the failure by AFE Trust to pay any interest or principal within 10 business days after the same has become due on any AFE Trust note;

  . the failure by AFE Trust to pay any amount (other than interest or principal) when due under the indenture, any AFE Trust note or any other operative document to which AFE Trust is a party (other than payment of any Make-Whole Amount, Break Amount, indenture indemnities or amounts payable by AFE Trust under any swap confirmation evidencing a secured swap transaction) for more 20 business days after AFE Trust receives written notice;

  . an event of default by United as swap provider under any secured swap transaction;

  . the failure by AFE Trust to perform or observe any other covenant or condition to be performed or observed by it under the AFE Trust indenture or any other document to which it is a party (other than payment of any Make-Whole Amount, Break Amount, indenture indemnities or amounts payable by AFE Trust under any swap confirmation evidencing a secured swap transaction) that continues for a period of 30 days after notice to AFE Trust;

  . any representation or warranty made by AFE Trust in the AFE Indenture, any swap confirmation evidencing a secured swap transaction or any other agreement to which it is a party proves to have been incorrect in any material respect when made, and the incorrectness continues to be material to the transactions contemplated by the indenture and remains unremedied for a period of 30 days after notice to AFE Trust; and

  . the occurrence of certain events of bankruptcy, reorganization or insolvency of AFE Trust. (AFE Trust Indenture, Section 8.01)

   Subject to the intercreditor agreement, the holders of a majority of the total unpaid principal amount of the AFE Trust notes then outstanding, by written instruction to the indenture trustee, may, on behalf of all noteholders, waive any existing default and its consequences under the AFE Trust indenture, except a default in the payment of the principal of or interest due under any AFE Trust note, a payment default by the swap provider under any secured swap transaction or a default in respect of any covenant or provision of the AFE Trust indenture that cannot be modified or amended without the consent of each noteholder. (AFE Trust Indenture, Section 8.04)

Remedies

   The exercise of remedies under the AFE Trust indenture will be subject to the terms of the intercreditor agreement. Accordingly, you should read the following description in conjunction with the description of the intercreditor agreement. See "Description of the Intercreditor Agreement--Intercreditor Rights--Controlling Party."

   If an indenture event of default occurs and is continuing under the AFE Trust indenture, the related indenture trustee may and, upon receipt of written instructions of the holders of at least a majority of the outstanding principal amount of the AFE Trust notes then outstanding, will declare the principal of all of the AFE Trust notes immediately due and payable, together with all accrued but unpaid interest on the AFE Trust notes, but without any Make-Whole Amount. These holders of a majority of the principal amount of AFE Trust notes outstanding may rescind any declaration of acceleration of the AFE Trust notes if:

  (1) AFE Trust has paid to the indenture trustee an amount sufficient to pay all overdue installments of principal and interest on the AFE Trust notes and all other amounts owing under the operative documents that have become due otherwise than by the declaration of acceleration;

  (2) the rescission would not conflict with any judgment or decree;

  (3) all other indenture events of default, other than an event of default under any secured swap transaction or the nonpayment of the principal amount or interest on the AFE Trust notes, that have become due solely because of the acceleration, have been cured or waived; and

  (4) each event of default under each secured swap transaction has been cured or that secured swap transaction has been replaced by a qualified substitute or the senior and junior termination value payments under that secured swap transaction have been deposited into the swap substitute account. (AFE Trust Indenture, Section 8.02)

   Following a declaration of acceleration, the holders of the AFE Trust certificates may pay the principal of all of the AFE Trust notes, together with all accrued and unpaid interest on the AFE Trust notes and any sum owing by AFE Trust under the secured swap transactions, but without any Make-Whole Amount. The AFE Trust indenture provides that if an indenture event of default has occurred and is continuing, the indenture trustee may exercise certain rights or remedies available to it under the indenture and under applicable law.

   If an indenture event of default under the AFE Trust indenture occurs and is continuing, any sums held or received by the indenture trustee may be applied to reimburse the indenture trustee for any tax, expense or other loss incurred by it and to pay any other amounts due to the indenture trustee prior to any payments to holders of the AFE Trust notes. (AFE Trust Indenture, Section 3.03)

Indemnification

   Subject to the priority of payment provisions in the AFE indenture, AFE Trust must indemnify each indenture trustee, each liquidity provider, the subordination agent and each pass through trustee, but not the holders of pass through certificates, for specified losses, claims and other matters for which United has failed to make an indemnity payment. United, under the AFE Trust note purchase agreement, must indemnify AFE Trust, each indenture trustee, each liquidity provider, the subordination agent and each pass through trustee for specified losses, claims and other matters, including any Make-Whole Amount. (AFE Trust Indenture, Article V, AFE Trust Note Purchase Agreement, Section 7)

                 DESCRIPTION OF THE AIRCRAFT AND THE APPRAISALS

The Aircraft

   The leased aircraft consist of one Boeing 747-222 and six Boeing 757-222 aircraft and the owned aircraft consist of six Airbus A320-232 aircraft, one Boeing 757-222 aircraft, two Boeing 767-322ER aircraft and four Boeing 777-222ER aircraft. United has taken delivery of, and currently operates, the aircraft. The aircraft have been designed to be in compliance with Stage 3 noise level standards, the most restrictive regulatory standards currently in effect in the United States for aircraft noise abatement.

 Airbus A320-232 Aircraft

   The Airbus A320-232 aircraft is a medium-range aircraft with a seating capacity of approximately 138 passengers. The engine type utilized on United's A320-232 aircraft is the International Aero Engine V2527-A5.

 Boeing 747-422

   The Boeing 747-422 aircraft is a long-range aircraft with a seating capacity of approximately 363 passengers. The engine type utilized on United's 747-422 aircraft is the Pratt & Whitney PW 4056.

 Boeing 757-222 Aircraft

   The Boeing 757-222 aircraft is a medium-range aircraft with a seating capacity of approximately 182 passengers. The engine type utilized on United's 757-222 aircraft is the Pratt & Whitney PW2037.

 Boeing 767-322ER Aircraft

   The Boeing 767-322ER aircraft is a medium-range aircraft with a seating capacity of approximately 244 passengers. The engine type utilized on United's 767-322ER aircraft is the Pratt & Whitney PW4052.

 Boeing 777-222ER Aircraft

   The Boeing 777-222ER aircraft is a long-range aircraft with a seating capacity of approximately 276 passengers. The engine type utilized on United's 777-222ER aircraft is the Pratt & Whitney PW4090.

The Appraisals

   The table below sets forth the appraised base values of the aircraft, as determined by Aircraft Information Systems, Inc. ("AISI"), AvSolutions, Inc. ("AvSolutions") and Morten, Beyer & Agnew, Inc. ("MBA"), independent aircraft appraisal and consulting firms, and additional information regarding the aircraft.

                                                               Appraiser's Valuations
                                                         -----------------------------------
                                             Aircraft
                                             Delivery                                         Appraised
U.S. Registration Number   Aircraft Type       Month        AISI     AvSolutions     MBA        Value
------------------------  ---------------- ------------- ----------- ----------- ----------- -----------
N454UA..................  Airbus A320-232  November 1999 $43,940,000 $43,880,000 $43,000,000 $43,606,667
N455UA..................  Airbus A320-232  November 1999  43,950,000  43,880,000  43,000,000  43,610,000
N456UA..................  Airbus A320-232  December 1999  44,030,000  43,880,000  43,170,000  43,693,333
N457UA..................  Airbus A320-232  January 2000   45,680,000  44,230,000  43,350,000  44,230,000
N458UA..................  Airbus A320-232  February 2000  45,750,000  44,230,000  43,430,000  44,230,000
N459UA..................  Airbus A320-232   April 2000    45,850,000  44,570,000  43,610,000  44,570,000

N171UA..................   Boeing 747-422    June 1989    94,630,000  83,640,000  89,010,000  89,010,000

N567UA..................   Boeing 757-222  November 1992  39,440,000  37,880,000  40,360,000  39,226,667
N568UA..................   Boeing 757-222  November 1992  39,440,000  37,880,000  40,360,000  39,226,667
N569UA..................   Boeing 757-222  November 1992  39,440,000  37,880,000  40,360,000  39,226,667
N570UA..................   Boeing 757-222  November 1992  39,440,000  37,880,000  40,360,000  39,226,667
N571UA..................   Boeing 757-222  December 1992  39,440,000  37,880,000  40,520,000  39,280,000
N572UA..................   Boeing 757-222  December 1992  39,440,000  37,880,000  40,520,000  39,280,000
N596UA..................   Boeing 757-222   March 1998    53,470,000  49,440,000  53,190,000  52,033,333

N673UA..................  Boeing 767-322ER January 2000   87,430,000  81,120,000  87,550,000  85,366,667
N674UA..................  Boeing 767-322ER  April 2000    87,780,000  81,650,000  88,100,000  85,843,333

N207UA..................  Boeing 777-222ER   July 1999   130,180,000 132,130,000 126,310,000 129,540,000
N208UA..................  Boeing 777-222ER November 1999 130,630,000 132,880,000 128,380,000 130,630,000
N209UA..................  Boeing 777-222ER December 1999 130,810,000 132,880,000 128,900,000 130,810,000
N210UA..................  Boeing 777-222ER January 2000  135,110,000 133,720,000 129,440,000 132,756,667

The appraised base value of each aircraft is the lesser of the average and median base values of the aircraft as set forth by the three appraisers.

   According to the International Society of Transport Aircraft Trading, "appraised base value" is defined as each appraiser's opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its "highest and best use". An aircraft's appraised base value is founded in the historical trend of values and in the projection of value trends and presumes an arm's length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing.

   We asked each appraiser to provide its opinion as to the appraised base value of each aircraft. All three appraisers performed "desk-top" appraisals without any physical inspection of the aircraft. The appraisals are based on various assumptions and methodologies which vary among the appraisals and may not reflect current market conditions. Appraisals that are based on different assumptions and methodologies may result in valuations that are materially different from those contained in the appraisals. The appraisers have delivered letters setting forth their respective appraisals, copies of which are annexed to this prospectus supplement as Appendix II. For a discussion of the assumptions and methodologies used in each of the appraisals, you should read each letter.

   An appraisal is only an estimate of value. It does not necessarily indicate the price at which an aircraft may be purchased from the manufacturer. You should not rely on any appraisal as a measure of realizable value. The proceeds realized on a sale of any aircraft may be less than its appraised value. In addition, the value of the aircraft in the event of the exercise of remedies under the applicable indenture will depend on market and economic conditions at the time, the availability of buyers, the condition of the aircraft, whether the aircraft are sold separately or in one or more groups and other factors. Accordingly, we cannot assure you that the proceeds realized on any exercise of remedies with respect to the aircraft under the applicable indenture would equal the appraised value of the aircraft or be sufficient to satisfy in full payments due on the equipment notes relating to the aircraft, the AFE Trust notes or the pass through certificates.

                       DESCRIPTION OF THE EQUIPMENT NOTES

   The following summary describes some terms of the owned equipment notes and leased equipment notes and supplements and, to the extent inconsistent with the prospectus, replaces the description of the general terms and provisions relating to the owned equipment notes and leased equipment notes, the indentures and the participation agreements set forth in the prospectus. The summaries do not purport to be complete and are qualified in their entirety by reference to all of the provisions of the owned equipment notes and leased equipment notes, the indentures and the participation agreements, which we will file as exhibits to a Current Report on Form 8-K to be filed with the SEC. Except as otherwise indicated, the following summaries relate to the owned equipment notes and leased equipment notes, the indenture and the participation agreement applicable to each aircraft.

Purchase of Equipment Notes

   Under the terms of a note purchase agreement between the related owner trustee, the pass through trustees, the subordination agent and the indenture trustee with respect to the leased Boeing 747-422 aircraft, the pass through trusts, other than the Class A-2 and Class C-1 pass through trusts, will purchase from the owner trustee the 747 leased equipment notes to be issued under the related indenture. The owner trustee will issue the 747 leased equipment notes in three series: the Series A-1 747 leased equipment note, the Series B 747 leased equipment note and the Series C-2 747 leased equipment note. The owner trustee will issue the 747 leased equipment notes under an indenture between the owner trustee and State Street Bank and Trust Company of Connecticut, National Association, as indenture trustee. The 747 leased equipment notes will be non-recourse obligations of the owner trustee.

   Under the terms of a note purchase agreement between AFE Trust and the holder of 757 leased equipment notes issued by the applicable owner trustee for Boeing 757-222 leased aircraft, AFE Trust will purchase from those holders all of the 757 leased equipment notes. Each owner trustee will issue to AFE Trust a single 757 leased equipment note for each aircraft under a separate indenture between the owner trustee and State Street Bank and Trust Company of Connecticut, National Association, as indenture trustee. Each 757 leased equipment note is a non-recourse obligation of the applicable owner trustee. There are no subordination provisions in any of the 757 leased aircraft indentures. There are, however, subordination provisions under the AFE Trust indenture that limit the voting and other rights of the holders of the AFE Trust notes in respect of the 757 leased equipment notes.

   Under the terms of a note purchase agreement between United, the pass through trustees, the subordination agent and the indenture trustee with respect to each owned aircraft, the pass through trusts, other than the Class C-1 pass through trust, will purchase from United the owned equipment notes to be issued under the related indenture. United will issue the owned equipment notes in four series: the Series A-1 owned equipment notes, the Series A-2 owned equipment notes, the Series B owned equipment notes and the Series C-2 owned equipment notes. United may elect to issue an additional series with respect to some or all of the owned aircraft which would be the Series D owned equipment notes and which would be funded from sources other than this offering. United will issue the owned equipment notes for each owned aircraft under a separate indenture between United and State Street Bank and Trust Company of Connecticut, National Association, as indenture trustee. The owned equipment notes will be direct, full recourse obligations of United.

Subordination

 Owned Aircraft

   Prior to an indenture event of default, each indenture for the owned equipment notes issued for an owned aircraft provides for the following subordination provisions:

  (1) periodic swap payments will rank senior in right of payment to the owned equipment notes;

  (2) Series A-1 and Series A-2 owned equipment notes will rank equally in right of payment, will rank junior in right of payment to the periodic swap payments, and will rank senior in right of payment to the Series B, Series C-2 and Series D owned equipment notes, if any;

  (3) Series B owned equipment notes will rank junior in right of payment to the periodic swap payments and the Series A-1 and Series A-2 owned equipment notes and will rank senior in right of payment to the Series C-2 and Series D owned equipment notes, if any;

  (4) Series C-2 owned equipment notes will rank junior in right of payment to the periodic swap payments and the Series A-1, Series A-2 and Series B owned equipment notes and will rank senior in right of payment to the Series D owned equipment notes, if any; and

  (5) Series D owned equipment notes, if any, will rank junior in right of payment to the periodic swap payments and the Series A-1, Series A-2, Series B and Series C-2 owned equipment notes.

   Following an indenture event of default, the indenture for the owned equipment notes issued for any owned aircraft provides for the following subordination provisions:

  (1) The specified expenses will rank senior in right of payment to the periodic swap payments, senior termination value, the Series A-1, Series A-2, Series B, Series C-2 and Series D owned equipment notes, if any, and the junior termination value;

  (2) The periodic swap payments and senior termination value will rank junior in right of payment to the specified expenses, will rank senior in right of payment to the Series A-1, Series A-2, Series B, Series C-2 and Series D owned equipment notes, if any, and to the junior termination value;

  (3) Series A-1 and Series A-2 owned equipment notes will rank equally in right of payment, will rank junior in right of payment to the specified expenses, periodic swap payments and senior termination value, and will rank senior in right of payment to the Series B, Series C-2 and Series D owned equipment notes, if any, issued for the aircraft and to the junior termination value;

  (4) Series B owned equipment notes will rank junior in right of payment to the specified expenses, periodic swap payments and senior termination value and the Series A-1 and Series A-2 owned equipment notes and will rank senior in right of payment to the Series C-2 and Series D owned equipment notes, if any, and the junior termination value;

  (5) Series C-2 owned equipment notes will rank junior in right of payment to the specified expenses, periodic swap payments and senior termination value and the Series A-1, Series A-2 and Series B owned equipment notes and will rank senior in right of payment to the Series D owned equipment notes, if any, and the junior termination value;

  (6) The junior termination value under the secured swap confirmation related to the aircraft will rank junior in right of payment to the specified expenses, periodic swap payments and senior termination value and the Series A-1, Series A-2, Series B and Series C-2 owned equipment notes, and will rank senior in right of payment to the Series D owned equipment notes, if any;

  (7) Series D owned equipment notes, if any, will rank junior in right of payment to the specified expenses, periodic swap payments and senior termination value, the Series A-1, Series A-2, Series B and Series C-2 owned equipment notes and the junior termination value;

  (8) The balance, to United.

   The "periodic swap payment" means, on any swap payment date, the amounts, if any, due from the swap provider to AFE Trust as calculated under the applicable swap confirmation.

   "Specified expenses" are specified taxes, expenses or other losses due to the owned aircraft indenture trustee and all amounts other than those amounts described in items (2) through (7) due to AFE Trust, as swap counterparty, the subordination agent, each liquidity provider, each pass through trustee and the owned aircraft indenture trustee due under the owned aircraft indenture, owned aircraft participation agreement and related secured swap transaction.

   The "senior termination value" is the amount due under the secured swap transaction secured by the related aircraft as calculated on schedules to the swap confirmation evidencing such secured swap transaction, and is designed to enable the AFE indenture trustee to make payments due on the Series A-1, Series A-2 and Series B AFE Trust notes.

   The "junior termination value" is the amount due under the secured swap transaction secured by the related aircraft as calculated on the swap confirmation evidencing such secured swap transaction, and is designed to enable the AFE indenture trustee to make payments due on the AFE Trust certificates.

 Leased 747-422 Aircraft

   Prior to an indenture event of default, the indenture for the 747 leased equipment notes issued for the leased Boeing 747-422 aircraft provides for the following subordination provisions:

  (1) Series A-1 747 leased equipment note will rank senior in right of payment to the Series B and Series C-2 747 leased equipment notes;

  (2) Series B 747 leased equipment note will rank junior in right of payment to the Series A-1 747 leased equipment note and will rank senior in right of payment to the Series C-2 747 leased equipment note; and

  (3) Series C-2 747 leased equipment note will rank junior in right of payment to the Series A-1and Series B 747 leased equipment notes.

   Following an indenture event of default, the indenture for the 747 leased equipment notes provides for the following subordination provisions:

  (1) The indenture trustee expenses will rank senior in right of payment to the reimbursement amount, the enforcement expenses and the Series A-1, Series B and Series C-2 747 leased equipment notes;

  (2) The reimbursement amount will rank junior in right of payment to the indenture trustee expenses and will rank senior in right of payment to the enforcement expenses and the Series A-1, Series B and Series C-2 747 leased equipment notes;

  (3) The enforcement expenses will rank junior in right of payment to the indenture trustee expenses and the reimbursement amount and will rank senior in right of payment to the Series A-1, Series B and Series C-2 747 leased equipment notes;

  (4) Series A-1 747 leased equipment note will rank junior in right of payment to the indenture trustee expenses, the reimbursement amount and the enforcement expenses, and will rank senior in right of payment to the Series B and Series C-2 747 leased equipment notes;

  (5) Series B 747 leased equipment note will rank junior in right of payment to the indenture trustee expenses, the reimbursement amount, the enforcement expenses and the Series A-1 747 leased equipment note and will rank senior in right of payment to the Series C-2 747 leased equipment note; and

  (6) Series C-2 747 leased equipment note will rank junior in right of payment to the indenture trustee expenses, the reimbursement amount, the enforcement expenses and the Series A-1 and Series B 747 leased equipment notes.

   The "indenture trustee expenses" are fees, reasonable out-of-pocket expenses and other losses due to the indenture trustee under the indenture for the 747 leased equipment notes.

   The "reimbursement amount" is the amount necessary to reimburse any holder of a 747 leased equipment note for any indenture trustee expenses that the noteholder paid to the indenture trustee.

   The "enforcement expenses" are all costs, losses, taxes and expenses incurred by the indenture trustee in connection with taking action with respect to the indenture estate, including enforcing remedies.

Principal and Interest Payments

   The applicable indenture trustee under each 757 leased aircraft indenture will distribute scheduled payments of interest and principal paid on the 757 leased equipment notes held by AFE Trust to AFE Trust on January 1 and July 1 of each year and at the rates and in the amounts, respectively, set forth in Appendix III to this prospectus supplement. AFE Trust, as described under "Description of the AFE Trust Notes--Principal, Interest and Make Whole Payments," will use the interest payments made on the 757 leased equipment notes, along with amounts paid under the secured swap transactions, to make payments of interest and principal on the AFE Trust notes held in the relevant pass through trust.

   Subject to the provisions of the intercreditor agreement, the pass through trustee will pass through scheduled installments of interest paid on the 747 leased equipment note and the owned equipment notes held in each pass through trust to the certificateholders of the pass through trust on the dates and at the rate per year set forth on the cover of this prospectus supplement until the final expected regular distribution date for the pass through trust. Subject to the provisions of the intercreditor agreement, the pass through trustee will pass through principal paid on the 747 leased equipment note and the owned equipment notes held in each pass through trust to the certificateholders of the pass through trust in scheduled amounts on the dates set forth in Appendices III and IV to this prospectus supplement until the final expected regular distribution date for the pass through trust.

   Interest will be, and, in the case of the 757 leased equipment notes, has been, payable on the unpaid principal amount of each owned equipment note and leased equipment note at the rate applicable to that owned equipment note or leased equipment note on January 1 and July 1 of each year, commencing on January 1, 2001 in the case of the 747 leased equipment notes and owned equipment notes, and July 1, 1993 in the case of the 757 leased equipment notes. In the case of the 747 leased equipment notes and the owned equipment notes, the indenture trustee will compute interest on the basis of a 360-day year of twelve 30-day months. In the case of the 757 leased equipment notes, the indenture trustee will compute interest on the basis of a 360-day year and the actual number of days in the period that interest accrues. Overdue amounts of principal, Make-Whole Amount, if any, and interest on each series of 747 leased equipment notes and owned equipment notes will, to the extent permitted by applicable law, bear interest at the interest rate applicable to that series of 747 leased equipment notes and owned equipment notes, which interest rate will be equal to the rate per annum applicable to the pass through certificates set forth on the cover page of this prospectus supplement plus 2%, in the case of the 747 leased equipment notes and 2%, in the case of the owned equipment notes. Overdue amounts of principal, Break Amount, if any, and interest on the 757 leased equipment notes will, to the extent permitted by applicable law, bear interest at 2% per annum over the offered quotation to first class banks in the London interbank market by National Westminster Bank PLC at its principal office in London for U.S. dollar deposits of amounts in same day funds comparable to the amount of that obligation for consecutive one-day periods, commencing on the due date of the obligation.

   The applicable owner trustee has made, commencing on July 1, 1993, and will continue to make scheduled principal payments on the 757 leased equipment notes on January 1 and July 1 of each year.

   The applicable owner trustee will make scheduled principal payments on the Series A-1, Series B and Series C-2 747 leased equipment notes on January 1 and July 1 in specified years, commencing on January 1, 2001 and ending on January 1, 2014, January 1, 2010 and January 1, 2014, respectively.

   United will make scheduled principal payments on the Series A-1, Series B and Series C-2 owned equipment notes on January 1 and July 1 in specified years, commencing on January 1, 2001 and ending on January 1, 2010, July 1, 2011, and July 1, 2011, respectively. United is scheduled to pay the entire principal amounts of the Series A-2 owned equipment notes on July 1, 2010.

   If any date scheduled for a payment of principal, Make-Whole Amount, if any, or interest on the owned equipment notes is not a business day, the payment will be made on the next succeeding business day without any additional interest.

Events of Loss and Redemption

 Events of Loss

   If an event of loss occurs to an owned aircraft and the aircraft is not replaced by United under the related indenture, United must redeem the owned equipment notes issued with respect to the aircraft, in whole, at a price equal to the aggregate unpaid principal amount thereof, together with accrued and unpaid interest thereon to, but excluding, the date of redemption, but without any Make-Whole Amount. (Owned Aircraft Indentures, Section 6.01(a)) In addition, under the secured swap transactions United must perform its obligations described under "--Events of Loss and Redemption--Collateral Substitution and Termination Values of the Secured Swap Transactions" below. The pass through trustee will distribute any amount paid by United in connection with any redemption to the certificateholders on a special distribution date.

   If an event of loss occurs with respect to a leased aircraft and United does not replace the aircraft under the related lease, United, as lessee of the aircraft, must pay the stipulated loss value of that aircraft. In the case of the leased Boeing 747-422 aircraft, United must pay the stipulated loss value plus accrued interest due on the 747 leased equipment notes not later than the business day after the 120th day after the occurrence of the event of loss. The indenture trustee will apply the stipulated loss value, interest and premium payment to the prepayment of the 747 leased equipment notes and all other amounts then due on the 747 leased equipment notes. (747 Lease Section 10(a)(i), 747 Leased Aircraft Indenture, Sections 3.02, 3.04 and 6.01(a); 757 Leases, Section 10(a)(i); Leased Aircraft Indentures, Section 3.2) In the case of a leased Boeing 757-222 aircraft, United will pay the stipulated loss value on the stipulated loss payment date occurring after the first to occur of (1) the 100th day after the event of loss, and (2) the third business day after receipt of insurance proceeds by the loss payee in connection with the event of loss (but not earlier than the business day after the 65th day following the occurrence of the event of loss). The indenture trustee will apply the stipulated loss value payment to prepayment of the 757 leased equipment notes held by AFE Trust and all other amounts then due on the 757 leased equipment notes. (Leases, Section, 10(a)(i))

 Optional Redemption

   United may, at its option, redeem all series of owned equipment notes so long as Moody's and Standard and Poor's confirm that they will not reduce the then rating of the Class A-1, Class A-2 and Class B pass through certificates and the AFE Trust certificates. The applicable owner trustee may redeem the leased equipment notes. (Owned Aircraft Indentures, Section 6.01(b); 747 Leased Aircraft Participation Agreement, Section 17; 757 Leased Aircraft Participation Agreements, Section 18)

   United may redeem all series of owned equipment notes at a price equal to the aggregate unpaid principal amount of those owned equipment notes, together with Make-Whole Amount, if any, and accrued interest on those owned equipment notes to, but not including, the date of redemption. In addition, under the secured swap transactions United must perform its obligations described under "--Events of Loss and Redemption--Collateral Substitution and Termination Values of the Secured Swap Transactions" below. United must mail notice of redemption of the owned equipment notes for any owned aircraft to holders of the owned equipment notes not less than 15 nor more than 60 days prior to the applicable redemption date. (Owned Aircraft Indentures, Section 6.02). The applicable owner trustee may redeem the 747 leased equipment notes at a price equal to the aggregate unpaid principal of those 747 leased equipment notes, together with Make-Whole Amount, if any, and accrued interest on those 747 leased equipment notes to, but not including, the date of redemption. (747 Leased Aircraft Participation Agreement, Section 17, 747 Leased Aircraft Indenture, Section 6.02(b)) The applicable owner trustee may redeem the 757 leased equipment notes at a price equal to the aggregate unpaid principal amount of those 757 leased equipment notes, together with Break Amount, if any, and accrued interest on those leased equipment notes to, but not including, the date of redemption. (757 Leased Aircraft Participation Agreement, Section 19; 757 Leased Aircraft Indentures, Section 3.2)

 Prepayment Related to Lease Termination

   If, with respect to any leased aircraft, United exercises its right to terminate a lease or its purchase options, the applicable owner trustee will apply the amounts payable by United in each case to prepay the leased equipment note(s) for that aircraft and all other amounts then due on the leased equipment note(s). (747 Leased Aircraft Indenture, Section 6.01(b); 757 Leased Aircraft Indentures, Section 3.2) For a description of the amounts payable by United in connection with a lease termination or the purchase options, see "-- Events of Loss and Redemption--Certain Provisions of the Indentures and Leases--Purchase Options Under the Leases" and "--Certain Provisions of the Indentures and Leases--Voluntary Termination and Purchase Rights." As a result of a prepayment of any 757 leased equipment note, AFE Trust will make a prepayment on the AFE Trust notes in an amount equal to the amount paid by United under the lease in accordance with scheduled amounts set forth in the AFE Trust indenture. In connection with the prepayment, AFE Trust must pay the Make-Whole Amount, if any, on the Series A-1, Series A-2 and Series B AFE Trust notes, and Break Amount, if any, on the Series C-1 AFE Trust note.

 Optional Purchase by Owner Trustee or Owner Participant

   If, with respect to the leased Boeing 747-422 aircraft, (1) a lease event of default has occurred and is continuing for a period of 120 days or more and no indenture event of default (other than arising out of the lease event of default) has occurred and is continuing, or (2) the 747 leased equipment notes have been accelerated, or (3) the applicable owner participant has received notice that the indenture trustee intends to foreclose on the lien of the indenture or to exercise any other dispossessory remedy, then in each case, the applicable owner trustee or owner participant may redeem or purchase on the applicable purchase date all of the 747 leased equipment notes at a price equal to the aggregate unpaid principal amount plus accrued and unpaid interest on the 747 leased equipment notes to, but not including, the purchase date. (747 Leased Aircraft Indenture, Section 8.03(e)(ii))

   If, with respect to any leased Boeing 757-222 aircraft, either (1) an indenture event of default has occurred and is continuing and the indenture trustee has either given notice of its intent to sell the aircraft or has accelerated the 757 leased equipment notes or (2) United has defaulted in the payment of basic rent or a lease event of default has occurred and is continuing, then in each case the 757 leased equipment note issued for that aircraft may be purchased by the applicable owner trustee or owner participant on the applicable purchase date at a price equal to the aggregate unpaid principal amount of the 757 leased equipment note, together with the Break Amount, if any, and accrued interest on the 757 leased equipment note to, but not including, the purchase date. (757 Leased Aircraft Indentures, Section 2.14).

 Secured Swap Transaction Substitution and Termination Values of the Secured Swap Transactions

   If there is an event of loss relating to an owned aircraft (unless United replaces the owned aircraft under the related indenture) or an optional termination of an owned aircraft indenture and redemption of the related owned equipment notes (unless United secures its obligations to make its payments to AFE Trust under the related secured swap transaction with a security interest in another aircraft owned by United, subject to a ratings confirmation by Moody's and Standard & Poor's), the indenture trustee for AFE Trust will engage an independent investment banking firm of nationally recognized standing (that is, so long as no lease event of default as defined in any leased aircraft indenture or the 747 leased aircraft indenture or an event of default as defined in any owned aircraft indenture, acceptable to United) to use commercially reasonable efforts to purchase an interest rate hedging instrument described in clause (1) below, and the secured swap transaction relating to the affected owned aircraft will terminate. The swap provider must pay the lesser of (A) the senior and junior termination values under that secured swap transaction and (B) the amount necessary to purchase an interest rate hedging instrument described in clause (1) below, including the fees of the investment banking firm incurred in procuring that instrument, to the indenture trustee for AFE Trust. The indenture trustee for the AFE Trust indenture will either:

  (1) use the amount described in clause (B) above, if less than the amount described in clause (A), to purchase direct pay letters of credit, swaps cancellable by AFE Trust only or other interest rate hedging instruments acceptable to Moody's and Standard & Poor's; or

  (2) if the instruments described in clause (1) are not available using commercially reasonable efforts at a cost less than the senior and junior termination value payments, deposit the payment of the senior and junior termination values into a swap substitute account held by the AFE Trust indenture trustee to be used to make interest payments on the Series A-1, Series A-2 and Series B AFE Trust notes and the AFE Trust certificates to the same extent that the swap provider would have made payments under that confirmation to the secured swap agreement.

United, as the swap provider, will have no interest in the swap substitute account or any monies deposited into that account.

   Following any redemption or prepayment of one or more 757 leased equipment notes, but not all of the 757 leased equipment notes, there will be a partial reduction in the aggregate notional amount of the secured swap agreement. This reduction will be made pro rata to the confirmations to the secured swap agreement relating to each owned aircraft. If all of the 757 leased equipment notes for all of the leased Boeing 757-222 aircraft are redeemed, the secured swap agreement will terminate.

Security

   United will secure the owned equipment notes and the applicable owner trustee has secured the leased equipment note(s) issued for each aircraft by a security interest in (1) the aircraft, (2) in the case of leased aircraft, the applicable owner trustee's rights under the lease of the aircraft to United,
(3) in the case of 747 leased aircraft, the Japanese cross-border lease and other documents related to the Japanese cross-border lease, (4) certain limited rights under the aircraft purchase agreement between United and Boeing or Airbus, as applicable, (5) certain requisition and insurance proceeds for the aircraft, and (6) all proceeds of the foregoing. (Indentures, Granting Clause)

   The owned equipment notes and leased equipment notes will not be cross-collateralized and, consequently, the owned equipment notes or leased equipment note(s) issued for any one aircraft will not be secured by any of the other aircraft.

Loan to Value Ratios of Equipment Notes

   The tables in Appendix V set forth loan to aircraft value ratios for the owned equipment notes or leased equipment note(s), as applicable, issued for each aircraft as of the issuance date of the pass through certificates and each January 1 regular distribution date. We obtained the LTV ratios by dividing (1) the outstanding principal amount, assuming no payment default or early redemption, of the owned equipment notes or leased equipment note, as applicable, determined immediately after giving effect to the payments scheduled to be made on each regular distribution date by (2) the assumed value of the aircraft securing the owned equipment notes or leased equipment note(s), as applicable.

   We based the tables in Appendix V on the assumption that the initial appraised base value of the aircraft set forth opposite the initial regular distribution date included in each table depreciates by approximately 3% each year for the first 15 years after the year of delivery of the aircraft, by approximately 4% each year for the next five years and by 5% each year after that. Other rates or methods of depreciation may result in materially different LTV ratios. We cannot assure you that the depreciation rate and method assumed for the purposes of the tables are the ones most likely to occur nor can we predict the actual future value of any aircraft. Thus, you should not consider the tables to be a forecast or prediction of expected or likely LTV ratios, but a mathematical calculation based on one set of assumptions.

Defeasance

   Under specified circumstances, United may legally release itself from any payment or other obligations on all, but not less than all, of the owned equipment notes issued under one or more indentures if United puts in place the following arrangements for the benefit of the holders of the owned equipment notes:

  . United must deposit in trust for the benefit of the holders of the owned equipment notes a combination of money and direct obligations of the United States and certain depository receipts representing interests in the direct obligations that will generate enough money to pay when due the principal of and interest on the owned equipment notes;

  . United must deliver to the pass through trustees and the relevant indenture trustee a legal opinion reasonably acceptable to both the pass through trustees and the relevant indenture trustee stating that there has been a change in the federal tax law from the law as in effect on the date of this prospectus supplement or that there has been an IRS ruling, in either case that lets United make the above deposit without causing the holders of the pass through certificates to be taxed on their pass through certificates any differently than if United did not make the deposit and simply repaid the owned equipment notes itself; and

  . That the owned aircraft will continue to secure the related secured swap confirmation and that the obligations of United under the indenture, other than payment, remain in effect until the confirmation secured by that owned aircraft is terminated.

   In addition, prior to any defeasance, the rating agencies must confirm in writing that they will not reduce the then rating of the Class A-1, Class A-2 and Class B pass through certificates and the AFE Trust certificates as a result of the defeasance.

   If United were to accomplish a full defeasance, holders of the owned equipment notes so defeased would rely solely on the trust deposit for repayment on the owned equipment notes. Holders of the owned equipment notes could not look to United for repayment if a shortfall in the payment of principal of or interest on the owned equipment notes occurred. In addition, the holders of the owned equipment notes would have no interest in or other rights with respect to the related aircraft or other assets subject to the lien of the related indenture, and the lien would terminate as to the owned equipment notes (but not the related secured swap confirmation). (Owned Aircraft Indentures, Section 10.01(y))

Limitation of Liability

   The leased equipment notes are not direct obligations of, or guaranteed by, United, the owner participants or the owner trustees in their individual capacities. None of the owner trustees, the owner participants or the indenture trustees, or any of their respective affiliates, will be personally liable to any holder of any leased equipment note or, in the case of the owner trustees and the owner participants, to the indenture trustees for any amounts payable under the leased equipment notes or, except as provided in each indenture, for any liability under that indenture. In the case of the leased equipment notes, all payments of principal of, Break Amount or Make-Whole Amount, if any, and interest on the leased equipment notes, other than payments made in connection with an optional redemption or purchase of leased equipment notes issued for an aircraft by the related owner trustee or the related owner participant, will be made only from the income and proceeds received by the related indenture trustee from the assets subject to the lien of the indenture for that aircraft, including rent payable by United under the lease for that aircraft. (747 Leased Aircraft Indenture, Section 2.09; 757 Leased Aircraft Indentures, Section 2.3)

   Except as otherwise provided in the leased aircraft indentures, each owner trustee in its individual capacity will not be answerable or accountable under the leased aircraft indentures or under the leased equipment notes under any circumstances except for its own willful misconduct or gross negligence. None of the owner participants will have any personal liability under any of the leased aircraft indentures or the leased equipment notes to the leased aircraft indenture trustees or to any holder of any leased equipment note. (747 Leased Aircraft Indenture, Section 2.09; 757 Leased Aircraft Indentures, Sections 2.3 and 6.1)

   The owned equipment notes issued for the owned aircraft are direct obligations of United.

Equipment Note Indenture Events of Default, Notice and Waiver

   Indenture events of default under each indenture will include:

  . in the case of leased aircraft, the occurrence of a lease event of default under the related lease;

  . in the case of owned aircraft, the occurrence of a default by United under the confirmation to the secured swap agreement related to that aircraft and such default continues unremedied for 10 business days;

  . the failure by United, in the case of owned aircraft, or the applicable owner trustee, in the case of leased aircraft, other than due to a lease event of default, to pay any interest or principal or Make-Whole Amount (in the case of owned aircraft and the leased Boeing 747-422 aircraft) or Break Amount (in the case of leased Boeing 757-222 aircraft), if any, within 10 business days, in the case of owned aircraft, and 10 days, in the case of the leased aircraft, after the same has become due on any owned equipment note or leased equipment note;

  . the failure by United or the applicable owner trustee, as applicable, to pay any amount (other than interest, principal, Make-Whole Amount or Break Amount, if any, or any periodic swap payment or termination value payment) when due under the indenture, any owned equipment note or leased equipment note or under the relevant participation agreement for 15 days, in the case of leased aircraft (or in the case of specified amounts payable under the leased Boeing 757-222 aircraft participation agreement, 30 days), and for more than 20 business days, in the case of owned aircraft, after the applicable owner trustee or United, as applicable, receives written notice;

  . in the case of owned aircraft, the failure by United to carry and maintain insurance or indemnity on or with respect to the aircraft in accordance with the provisions of the indenture; however, no failure by United to carry and maintain insurance will constitute an indenture event of default until the earlier of (1) the date the failure has continued unremedied for a period of 30 days after the indenture trustee receives notice of the cancellation or lapse of the insurance or (2) the date the insurance is not in effect as to the indenture trustee;

  . the failure by the applicable owner trustee, in the case of leased aircraft, to keep the aircraft free and clear of liens or to give written notice of an indenture default or event of default after that owner trustee has actual knowledge of the indenture default or indenture event of default, in the case of a leased Boeing 757-222 aircraft, or after the applicable owner trustee and owner participant have received notice, in the case of the leased Boeing 747-422 aircraft, and the default continues for a period of 30 days after a responsible officer has actual knowledge of the default;

  . the failure by United in the case of owned aircraft, and the owner trustee or the owner participant, in the case of leased aircraft, to perform or observe (in any material respect, in the case of owned aircraft) any other covenant, obligation or agreement to be performed or observed by it under any operative document or the related secured swap confirmation that continues for a period of 60 days, in the case of owned aircraft, or 30 days, in the case of leased aircraft, after notice to United, the applicable owner trustee or owner participant, as the case may be; however, in the case of owned aircraft and the leased Boeing 747-222 aircraft, if the failure is capable of being remedied, no failure will constitute an indenture event of default for a period of 360 days, in the case of owned aircraft, and 90 days, in the case of the leased Boeing 747-422 aircraft, after the notice is received by United or the applicable owner trustee so long as United or the owner trustee is diligently proceeding to remedy the failure and such failure is in fact remedied;

  . any representation or warranty made by United, in the case of owned aircraft, and the applicable owner trustee or owner participant, in the case of leased aircraft, in specified operative documents proves to have been incorrect in any material respect, and remains unremedied for a period of 60 days, in the case of owned aircraft, or 30 days, in the case of leased aircraft, after notice to United, the owner trustee and the owner participant, as the case may be; and

  . the occurrence of certain events of bankruptcy, reorganization or insolvency of United in the case of owned aircraft, and the owner trustee or the owner participant, in the case of leased aircraft.

(Owned Aircraft Indentures, Section 8.01; 747 Leased Aircraft Indenture,
Section 8.01; 757 Leased Aircraft Indentures, Section 4.2)

   There will not be any cross-default provisions in the indentures. Consequently, events resulting in an indenture event of default under any particular indenture may or may not result in an indenture event of default occurring under any other indenture. If the owned equipment notes or leased equipment notes issued for one or more aircraft are in default and the owned equipment notes or leased equipment notes issued for the remaining aircraft are not in default, no remedies will be exercisable under the indentures with respect to the remaining aircraft.

   Subject to the intercreditor agreement, AFE Trust as the swap counterparty, so long as United has any obligations under the secured swap transactions and thereafter, the holders of a majority of the total unpaid principal amount of the owned equipment notes, the holders of a majority of the total unpaid principal amount of the 747 leased equipment notes or the holders of 66 2/3% of the total unpaid principal amount of the 757 leased equipment notes then outstanding for any aircraft, by written instruction to the indenture trustee, may on behalf of all the note holders waive any existing default and its consequences under the indenture with respect to the aircraft, except that consent of all the applicable noteholders is required to waive a default in the payment of the principal of, or interest due under any owned equipment notes or a default in the payment by the swap provider under a secured swap transaction under an owned aircraft indenture or leased equipment notes or a default in respect of any covenant or provision of an indenture that cannot be modified or amended without the consent of each note holder. (Owned Aircraft Indentures, Section 8.04; 747 Leased Aircraft Indenture, Section 8.05; 757 Leased Aircraft Indentures, Sections 4.8 and 9.1)

   If United fails to make any basic rent payment due under any lease, within 15 days, in the case of the leased Boeing 747-422 aircraft, and 10 days after the applicable owner participant receives notice of the failure, in the case of leased Boeing 757-222 aircraft, so long as no indenture event of default other than due to the lease event of default will have occurred and be continuing, the owner participant may furnish to the indenture trustee the full amount of the overdue basic rent payment for the related leased aircraft, including all original principal amount and interest as is then due and payable on the leased equipment notes. If the applicable owner participant makes this payment, the indenture trustee may not exercise any remedies otherwise available under the related indenture or the lease as the result of United's failure to make the rent payment. However, if United has failed to make a basic rent payment when due on more than three immediately preceding basic rent payment dates or on more than six previous rent payment dates, the applicable owner participant may not pay the amount described above and the indenture trustee will be able to exercise remedies under the related indenture and lease. So long as no indenture event of default will have occurred and be continuing, other than due to the lease event of default, the applicable owner participant also may cure any other default by United in the performance of its obligations under any lease, which can be cured with the payment of money, so long as, solely in the case of leased Boeing 757-222 aircraft, during the preceding twelve-month period the amounts expended by the owner participant that have not been reimbursed by United do not exceed $4,000,000. (747 Leased Aircraft Indenture,
Section 8.03(e)(i); 757 Leased Aircraft Indentures, Section 4.3)

Remedies

   The exercise of remedies under the indentures will be subject to the terms of the intercreditor agreement. Accordingly, you should read the following description in conjunction with the description of the intercreditor agreement.

   If an indenture event of default occurs and is continuing under an indenture, the related indenture trustee may, and upon receipt of written instructions of the holders of at least 25% of the principal amount of the owned equipment notes then outstanding, in the case of the owned aircraft indentures, the holders of at least

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25% of the principal amount of the 747 leased equipment notes then outstanding, in the case of the 747 leased aircraft indenture, and the holders of 66 2/3% of the principal of the 757 leased equipment notes then outstanding, in the case of the 757 leased indentures, will declare the principal of all of the owned equipment notes or 747 leased equipment notes or the 757 leased equipment note, as applicable, issued under that indenture immediately due and payable, together with all accrued but unpaid interest, but without any Make-Whole Amount. AFE Trust as the swap counterparty, so long as United has any obligations under the secured swap transactions and thereafter, the holders of a majority, in the case of owned aircraft indentures, the holders of a majority, in the case of the 747 leased aircraft indenture, and of 66 2/3%, in the case of 757 leased aircraft indentures, of the principal amount of owned equipment notes, 747 leased equipment notes or 757 leased equipment notes, as applicable, outstanding under that indenture may rescind any declaration of acceleration of the owned equipment notes or termination of the applicable secured swap confirmation or both, or declaration of acceleration of the 747 leased equipment notes or 757 leased equipment note, as applicable, if:

  (1) United or the owner trustee, as applicable, has paid to the related indenture trustee an amount sufficient to pay all overdue installments of principal and interest on the owned equipment notes or leased equipment note(s), as applicable, and all other amounts owing under the relevant operative documents or the related secured swap confirmation, that have become due other than by the declaration of acceleration or such termination;

  (2) there has been no judgment or decree for the payment of money due (in the case of 757 leased equipment notes) or the rescission would not conflict with any judgment or decree (in the case of 747 leased equipment notes and owned equipment notes); and

  (3) all other indenture events of default, other than nonpayment of principal amount or interest on the owned equipment notes or other sum owing under the related secured swap confirmation or leased equipment note(s), as applicable, that have become due solely because of the acceleration or such termination, have been cured or, in the case of an owned aircraft indenture and 747 leased aircraft indenture, waived. (Owned Aircraft Indentures, Section 8.02; 747 Leased Aircraft Indenture, Section 8.02; 757 Leased Aircraft Indentures, Section 5.1)

   Each indenture provides that if an indenture event of default under the indenture has occurred and is continuing, the related indenture trustee may exercise certain rights or remedies available to it under the indenture and the related secured swap confirmation, under applicable law and, in the case of the leased aircraft indenture, under the lease. The remedies include the right to terminate the lease, in the case of a leased aircraft, and to take possession of the aircraft and to sell all or any part of the airframe or any engine comprising the aircraft subject to the indenture.

   There will be no cross-collateralization of the owned equipment notes or leased equipment notes. If the owned equipment notes or leased equipment notes, as applicable, issued in respect of one aircraft are in default, the owned equipment notes or leased equipment notes, as applicable, issued in respect of the other aircraft may not be in default and no remedies will be exercisable under the applicable indentures with respect to the other aircraft.

   If an indenture default under any indenture occurs and is continuing, any sums held or received by the related indenture trustee may be applied to reimburse the indenture trustee for any tax, expense or other loss incurred by it and to pay any other amounts due to the indenture trustee prior to any payments to holders of the owned equipment notes or leased equipment note(s), as applicable, issued under that indenture. (747 Leased Aircraft Indenture, Section 3.05; 757 Leased Aircraft Indentures, Section 3.3; Owned Aircraft Indentures, Section 3.03)

   Section 1110 of the U.S. Bankruptcy Code provides that the right of lessors, conditional vendors and holders of security interests with respect to aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo used by air carriers operating under certificates issued by the Secretary of Transportation under Chapter 447 of the Transportation Code to take possession of the aircraft in compliance with the provisions of the lease, conditional sale contract or security agreement, as the case may be, is not affected by any other provision of Chapter 11 of the U.S. Bankruptcy Code or any power of the bankruptcy court.

   Section 1110 provides, however, that the right of a lessor, conditional vendor or holder of a security interest to take possession of an aircraft in the event of a default may not be exercised for 60 days following the date of commencement of the reorganization proceedings unless specifically permitted by the bankruptcy court. These rights to take possession may not be exercised at all if, within the 60-day period, the trustee in reorganization or the debtor-in-possession agrees to perform the debtor's obligations that become due on or after that date and cures all existing defaults (other than defaults that are a breach of a provision relating to the financial condition, bankruptcy, insolvency or reorganization of the debtor).

   Vedder, Price, Kaufman & Kammholz, special counsel to United, has advised:

  (1) each leased aircraft indenture trustee that the related owner trustee, as lessor under the related lease, and the related leased aircraft indenture trustee, as assignee of the owner trustee's rights under the lease under the related leased aircraft indenture, are entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code with respect to the related airframe and engines; and

  (2) each owned aircraft indenture trustee that it is entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code with respect to the related airframe and engines as a secured party under the related owned aircraft indenture.

   This opinion assumes that United was, at the time the relevant equipment notes were or are purchased (or the secured swap transactions was executed and delivered on behalf of United), a citizen of the United States holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to chapter 447 of title 49 of the U.S. Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo.

   The opinion of Vedder, Price, Kaufman & Kammholz does not address the possible replacement of an aircraft after an event of loss in the future, the consummation of which is conditioned on the contemporaneous delivery of an opinion of counsel to the effect that the related indenture trustee's entitlement to Section 1110 benefits should not be diminished as a result of such replacement. The opinion of Vedder, Price, Kaufman & Kammholz also does not address the availability of Section 1110 with respect to any possible sublessee of a leased aircraft subleased by United or to any possible lessee of the owned aircraft leased by United.

   In the event of bankruptcy, insolvency, receivership or like proceedings involving an owner participant, it is possible that, notwithstanding that the applicable leased aircraft is owned by the related owner trustee in trust, the leased aircraft and the related lease and leased equipment note(s) might become part of that proceeding. In this event, payments under the lease or on the leased equipment note(s) might be interrupted. In addition, the ability of the related leased aircraft indenture trustee to exercise its remedies under the related leased aircraft indenture might be restricted, although the leased aircraft indenture trustee would retain its status as a secured creditor in respect of the related lease and the related leased aircraft.

   In specified circumstances following the bankruptcy or insolvency of United or an owner trustee where the obligations of United or the owner trustee under any indenture exceed the value of the aircraft collateral under that indenture, post-petition interest will not accrue on the related owned equipment notes or leased equipment note(s). In addition, to the extent that the pass through trustee makes distributions to any certificateholders, whether under the intercreditor agreement or from drawings on the liquidity facilities, in respect of amounts that would have been funded by post-petition interest payments on the owned equipment notes or leased equipment note(s), as applicable, had those payments been made, there would be a shortfall between the claim allowable against United or the owner trustee, as applicable, on the owned equipment notes or leased equipment note(s) after the disposition of the aircraft collateral securing those owned equipment notes or leased equipment note(s) and the remaining balance of the pass through certificates. The shortfall would first reduce some or all of the remaining claim against United or the owner trustee available to the pass through trustees for the most junior classes.

Modification of Indentures

   Without the consent of AFE Trust as the swap counterparty and the holders of a majority of the principal amount of the owned equipment notes (in the case of owned aircraft), the holders of a majority of the principal amount of the 747 leased equipment notes (in the case of the leased Boeing 747-422 aircraft) or the holders of 66 2/3% of the principal amount of the 757 leased equipment note (in the case of leased Boeing 757-222 aircraft) outstanding under any indenture, the provisions of the indenture may not be amended or modified, except to the extent indicated below.

   The indenture trustee may amend any owned aircraft indenture without the consent of the noteholders to, among other things:

  (1) correct any mistake, cure any ambiguity, defect or inconsistency in the indenture or the owned equipment notes issued under that indenture, provided that the change does not adversely affect the interests of AFE Trust as the swap counterparty or any noteholder;

  (2) convey, transfer, assign, mortgage or pledge any property to or with the indenture trustee or make any other provisions with respect to matters or questions arising under that indenture or the owned equipment notes, provided that the action does not adversely affect the interests of AFE Trust as the swap counterparty or any noteholder;

  (3) correct or amplify the description of any property subject to the lien of that indenture;

  (4) add to the rights of the noteholders or AFE Trust as swap counterparty;
      or

  (5) provide for the issuance of Series D owned equipment notes and Class D pass through certificates and to make changes relating to the issuance provided that the Series D owned equipment notes are issued in accordance with the terms of that indenture and of the participation agreement (including obtaining rating agency confirmation with respect to the Class A-1, Class A-2 and Class B pass through certificates and the AFE Trust certificates); and

  (6) provide for compliance with applicable law. (Owned Aircraft Indentures, Section 11.01)

   The indenture trustee may amend the 747 leased aircraft indenture without the consent of the noteholders to, among other things:

  (1) correct any mistake, cure any ambiguity, defect or inconsistency in the indenture or the 747 leased equipment notes issued under that indenture, provided that the change does not adversely affect the interests of any noteholder;

  (2) convey, transfer, assign, mortgage or pledge any property to or with the indenture trustee or make any other provisions with respect to matters or questions arising under that indenture or the 747 leased equipment notes, provided that the action does not adversely affect the interests of any noteholder;

  (3) correct or amplify the description of any property subject to the lien of that indenture;

  (4) add to the rights of the noteholders;

  (5) provide for the assumption by United of the obligations of the applicable owner trustee under that indenture in accordance with the terms of that indenture; and

  (6) provide for compliance with applicable law. (747 Leased Aircraft Indenture, Section 11.01)

   Without the consent of AFE Trust as the swap counterparty and the holder of each owned equipment note (in the case of owned aircraft) or the holder of each leased equipment note (in the case of leased aircraft) outstanding under any indenture affected by any amendment or modification, no amendment or modification of the indenture may, among other things:

  (1) reduce the principal amount of, or Make-Whole Amount (in the case of the leased Boeing 747-422 aircraft and owned aircraft) or Break Amount (in the case of leased Boeing 757-222 aircraft), if any, or interest payable on, any owned equipment notes or the leased equipment note(s) issued under that indenture, as the case may be, or change the date on which any principal, Make-Whole Amount (in the case of the leased Boeing 747-422 aircraft and owned aircraft) or Break Amount (in the case of leased Boeing 757-222 aircraft), if any, or interest is due and payable;

  (2) in the case of the leased Boeing 747-422 aircraft and owned aircraft, create any lien with respect to the collateral prior to or of equal rank with the lien of the applicable indenture, except as provided in that indenture, or deprive any holder of a 747 leased equipment note or owned equipment note issued under that indenture of the benefit of the lien of that indenture upon the collateral; or

  (3) reduce the percentage in principal amount of outstanding owned equipment notes or leased equipment note(s), as applicable, issued under the applicable indenture, or remove the consent of AFE Trust as swap counterparty, required to take or approve any action under that indenture. (Owned Aircraft Indentures, Section 11.02; 747 Leased Aircraft Indenture, Section 11.02; 757 Leased Aircraft Indentures,
      Section 9.1(b))

Indemnification

   United must indemnify each indenture trustee, each liquidity provider, the subordination agent and each pass through trustee, in the case of the owned aircraft participation agreement, the applicable owner participant, the applicable owner trustee, the indenture trustee and the pass through trustees, as the holders of the 747 leased equipment notes, in the case of the 747 leased aircraft participation agreement, and AFE Trust, as holder of the 757 leased equipment notes, in the case of the 757 leased aircraft participation agreement, but not the holders of pass through certificates, for specified losses, claims and other matters. (Owned Aircraft Participation Agreement, Section 5; Leased Aircraft Participation Agreements, Sections 7(b) and 7(c))

   The indenture trustee will not be required to take any action or refrain from taking any action, other than notifying the noteholders if it knows of an event of default or of a default arising from United's or the owner trustee's failure to pay overdue principal, interest or Make-Whole Amount (in the case of owned aircraft) or Break Amount (in the case of leased Boeing 757-222 aircraft), if any, under any owned equipment note or leased equipment note, unless it has received indemnification satisfactory to it against any risks incurred in connection therewith. (Owned Aircraft Indentures, Section 9.06; 747 Leased Aircraft Indenture, Section 9.06; 757 Leased Aircraft Indentures Section 5.3)

Certain Provisions of the Indentures and Leases

 Lease Rent Payments

   The relevant owner trustee leases each leased aircraft to United for a term commencing on the date on which the aircraft was acquired by the owner trustee and expiring on a date not earlier than the latest maturity date of the related leased equipment note(s), unless terminated prior to the originally scheduled expiration date as permitted under the lease. United must pay the basic rent payment under each lease on each lease payment date or, if that day is not a business day, on the next business day. The lease payment dates under each lease are January 1 and July 1 of each year during the term of that lease. The owner trustee has assigned the lease under the corresponding indenture to provide the funds necessary to make payments of principal and interest due from the owner trustee on the leased equipment note(s) issued under that indenture. In some cases, the owner participant may adjust the basic rent payments under the leases. However, under no circumstances will rent payments by United be less than the scheduled payments on the related leased equipment note(s). In addition, inasmuch as the basic rent payments to be made by United under each lease of Boeing 757-222 aircraft have been calculated based on an assumed interest rate payable on all of the related 757 leased equipment note and are increased or decreased by an amount equal to the difference between the actual interest rate payable from time to time on the 757 leased equipment note and the assumed interest rate payable on the 757 leased equipment note, the basic rent payments to be made under such lease will adjust to take in account that rent differential amount arising as a result of the resetting of the rate of interest on the 757 leased equipment note. After payment of amounts due on the leased equipment note(s) issued under the related indenture, the indenture trustee will pay any balance of each basic rent payment under each lease to the owner trustee. (747 Leased Aircraft Indenture, Section 3.03; Leases, Section 3; 757 Leased Aircraft Indentures, Section 3.1)

 Maintenance and Operation

   Under the terms of each owned aircraft indenture and each lease, United must, among other things and at its expense, keep each aircraft duly registered, and maintain, service, repair and overhaul the aircraft so as to keep it in the condition as necessary to maintain the airworthiness certificate for the aircraft in good standing at all times. (Owned Aircraft Indentures, Section 4.01(a); Leases, Section 7(a))

   United may not, and will not permit any lessee or any sublessee, to maintain, use or operate any aircraft in violation of any law, rule or regulation of any government having jurisdiction over the aircraft, or in violation of any airworthiness certificate, license or registration relating to the aircraft, unless United, or any lessee or any sublessee, is contesting in good faith the validity or application of any law, rule or regulation in any manner that does not involve any material risk of sale, forfeiture or loss of the aircraft or, in the case of leased aircraft, create the risk of any criminal liability or specified types of unindemnified civil liability. (Owned Aircraft Indentures, Section 4.01(a) Leases, Section 7(a))

   United must make all alterations, modifications and additions to each airframe and engine necessary to meet the applicable requirements of the Federal Aviation Administration or any other applicable governmental authority of another jurisdiction in which the aircraft may then be registered. However, United, any sublessee or any lessee, may in good faith contest the validity or application of any requirement in any manner that does not involve a material risk of sale, forfeiture or loss of the aircraft or, in the case of leased aircraft, create the risk of any criminal liability or specified types of civil liability. United, any sublessee or any lessee, may add parts and make other alterations, modifications and additions to any airframe or any engine as United, any sublessee or any lessee, may deem desirable in the proper conduct of its business, including removal of obsolete or unsuitable parts. The alterations, modifications, additions or removals, however, may not materially diminish the value, utility or remaining useful life of the airframe or engine below its value, utility or, in the case of leased Boeing 757-222 aircraft, remaining useful life immediately prior to the alteration, modification, addition or removal, assuming the airframe or engine was maintained in accordance with the indenture or lease. However, the value but not the utility or, in the case of leased Boeing 757-222 aircraft, remaining useful life or, in the case of the leased Boeing 747-422 aircraft and owned aircraft, the condition or airworthiness of any airframe or engine may be reduced from time to time by the value of any the parts which have been removed that United deems obsolete or no longer suitable or appropriate for use on the airframe or engine. All parts, with specified exceptions, incorporated or installed in or added to the airframe or engine as a result of the alterations, modifications or additions will be subject to the lien of the indenture. United, any sublessee or any lessee, may, so long as no indenture event of default (in the case of owned aircraft) or lease event of default (in the case of leased aircraft) has occurred and is continuing, remove parts that are in addition to, and not in replacement of or substitution for, any part originally incorporated or installed in or attached to an airframe or engine at the time of delivery of the aircraft to United. In addition, United, any sublessee or any lessee may remove any part that is not required to be incorporated or installed in or attached to any airframe or engine pursuant to applicable requirements of the Federal Aviation Administration or other jurisdiction in which the aircraft may then be registered, or any part that can be removed without materially diminishing the requisite value, utility or, in the case of leased Boeing 757-222 aircraft, remaining useful life or, in the case of the leased Boeing 747-422 aircraft and owned aircraft, the condition or airworthiness of the aircraft. (Owned Aircraft Indentures, Section 4.02; Leases, Section 8(c))

   Except as described above, United must replace or cause to be replaced all parts that are incorporated or installed in or attached to any airframe or any engine and become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use. Any replacement parts will become subject to the lien of the related indenture in lieu of the part replaced. (Owned Aircraft Indentures, Section 4.02(a); Leases, Section 8(a))

 Registration, Leasing and Possession

   Although United has no current intention to do so, United may register an aircraft in specified jurisdictions outside the United States (other than, in the case of the leased Boeing 747-422 aircraft, Japan under specified circumstances), subject to conditions specified in the related owned aircraft indenture or lease. (Owned Aircraft Indentures, Section 4.01(a); Owned Aircraft Participation Agreements, Section 6(a); 747 Leased Aircraft Participation Agreement, Section 8(e); 757 Aircraft Leased Participation Agreements, Section 9(e)) United may also, subject to certain limitations, lease any aircraft to any United States certificated air carrier or to certain foreign air carriers. In addition, subject to specified limitations, United will be permitted to transfer possession of any airframe or any engine other than by lease, including transfers of possession by United, any sublessee or any lessee in connection with certain interchange and pooling arrangements, transfers to the government of the United States or any instrumentality or agency, "wet leases" and transfers in connection with maintenance or modifications. (Owned Aircraft Indentures, Section 4.01(a); Leases, Section 7(b)) There will be no general geographical restrictions on United's, any sublessee's or any lessee's ability to operate the aircraft. The extent to which the relevant indenture trustee's lien would be recognized in an aircraft if the aircraft were located in certain countries is uncertain. In addition, any exercise of the right to repossess an aircraft may be difficult, expensive and time-consuming, particularly when the aircraft is located outside the United States or has been registered in a foreign jurisdiction or leased to a foreign operator, and may be subject to the limitations and requirements of applicable law, including the need to obtain consents or approvals for deregistration or re-export of the aircraft, which may be subject to delays and political risk. When a defaulting lessee or other permitted transferee is the subject of a bankruptcy, insolvency or similar event such as protective administration, additional limitations may apply. See "Risk Factors--Repossession."

   In addition, at the time of foreclosing on the lien on the aircraft under the related indenture, an airframe subject to the indenture might not be equipped with the engines subject to the same indenture. If United fails to transfer title to engines not owned by United that are attached to the repossessed aircraft, it could be difficult, expensive and time-consuming to assemble an aircraft consisting of an airframe and engines subject to the indenture.

 Liens

   United must maintain each aircraft free of any liens, other than the rights of United, the lien of the indenture, and any other rights existing pursuant to the other operative documents and pass through documents related to the aircraft, the rights of others in possession of the aircraft in accordance with the terms of the indenture and, if applicable, the lease, and liens attributable to other parties to the operative documents and pass through documents related to the aircraft and other than certain other specified liens, including:

  (1) liens for taxes either not yet due or being contested in good faith by appropriate proceedings and so long as the proceedings do not involve any material risk of the sale, forfeiture or loss of the airframe or any engine or any interest in the airframe or any engine;

  (2) materialmen's, mechanics' and other similar liens arising in the ordinary course of business and securing obligations that either are not yet overdue for more than 30 days, in the case of leased Boeing 757-222 aircraft, and 60 days, in the case of the leased Boeing 747-422 aircraft and owned aircraft, or are being contested in good faith by appropriate proceedings so long as the proceedings do not involve any material risk of the sale, forfeiture or loss of the airframe or any engine or any interest in the airframe or any engine;

  (3) judgment liens so long as the judgment is discharged or vacated within 45 days, in the case of the leased Boeing 747-422 aircraft, and 60 days, in the case of leased Boeing 757-222 aircraft and the owned aircraft or the execution of the judgment is stayed pending appeal or the judgment is discharged, vacated or reversed within 45 days, in the case of the leased Boeing 747-422 aircraft, and 60 days, in the case of leased Boeing 757-222 aircraft and owned aircraft, after expiration of the stay so long as the judgment or award does not involve any material risk of the sale, forfeiture or loss of the airframe or any engine or any interest in the airframe or engine; and

  (4) any other lien as to which United has provided a bond or other security adequate in the reasonable opinion of the indenture trustee or, in the case of leased aircraft, the owner trustee. (Owned Aircraft Indentures, Section 5.02; Leases, Section 6)

 Insurance

   Subject to specified exceptions, United must maintain, at its expense (or at the expense of a lessee, in the case of an owned aircraft, or a sublessee, in the case of a leased aircraft), all-risk aircraft hull insurance covering each aircraft, at all times in an amount not less than (1) 100% of the aggregate outstanding principal amount of the owned equipment notes for the aircraft in the case of owned aircraft, and (2) the stipulated loss value of the aircraft, in the case of leased aircraft. However, after giving effect to self-insurance permitted as described below, the amount payable under the insurance may be less than the amounts payable on the owned equipment notes or leased equipment note(s), as the case may be, for any aircraft. During any period when an aircraft is on the ground and not in operation, United may carry in lieu of the insurance required by the previous sentence, insurance otherwise conforming with the provisions of the previous sentence except that the scope of the risks covered and the type of insurance must be the same as are from time to time applicable to aircraft owned or leased by United of the same type as the aircraft that are also on the ground and not in operation. The amount of the insurance coverage in this case must be at least equal to (1) 100% of the aggregate outstanding principal amount of the owned equipment notes for the aircraft in the case of owned aircraft, and (2) the stipulated loss value of the aircraft, in the case of leased aircraft. (Owned Aircraft Indentures, Section 4.03, Leases, Section 11)

   All policies covering loss of or damage to an aircraft will provide that:

  (1) if a loss occurs involving the aircraft, airframe or an engine for which insurance proceeds are in excess of, in the case of the owned aircraft, $5,000,000 (in the case of an Airbus A320-232 and a Boeing 757-222), $7,500,000 (in the case of a Boeing 767-322) and $10,000,000
      (in the case of a Boeing 777-222), in the case of the leased Boeing 747-422 aircraft, $5,000,000 (or $2,500,000 if the aircraft is under a sublease) and, in the case of leased Boeing 757-222 aircraft, $3,000,000 (or $1,500,000 if the aircraft is under a sublease), the insurance proceeds up to the loan amount, in the case of owned aircraft, and up to the stipulated loss value, in the case of leased aircraft, will be payable to the applicable indenture trustee;

  (2) if a loss occurs involving the aircraft, airframe or an engine for which insurance proceeds are equal to or less than, in the case of the owned aircraft, $5,000,000 (in the case of an Airbus A320-232 and a Boeing 757-222), $7,500,000 (in the case of a Boeing 767-322) and
      $10,000,000 (in the case of a Boeing 777-222), in the case of the leased Boeing 747-222 aircraft $5,000,000 (or $2,500,000 if the aircraft is under a sublease) and, in the case of the leased Boeing 757-222 aircraft, $3,000,000 (or $1,500,000 if the aircraft is under a sublease), the insurance proceeds or the amount of any loss proceeds in excess of the stipulated loss value will be payable to United so long as no specified indenture event of default (in the case of owned aircraft) or lease event of default (in the case of leased aircraft) has occurred.

The loan amount, in the case of owned aircraft, will be equal to the outstanding principal amount of the owned equipment notes. So long as the loss does not constitute an event of loss, insurance proceeds will be applied to repair or replace the equipment. (Owned Aircraft Indentures, Section 4.03, Leases, Section 11)

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   In addition, United must maintain aircraft liability insurance, at its expense (or at the expense of a lessee, in the case of owned aircraft, or a sublessee, in the case of a leased aircraft), including bodily injury, personal injury and property damage liability insurance, exclusive of manufacturer's product liability insurance, and contractual liability insurance with respect to each aircraft. This liability insurance must be underwritten by insurers of recognized responsibility. The amount of the liability insurance coverage may not be less than the amount of aircraft liability insurance from time to time applicable to similar aircraft in United's fleet on which United carries insurance but in no event less than $300,000,000, in the case of the A320-232 aircraft and Boeing 757-222 aircraft, or $400,000,000, in the case of Boeing 747-422, Boeing 767-322 and Boeing 777-222 aircraft per occurrence. (Owned Aircraft Indentures, Section 4.03; Leases, Section 11)

   United also must maintain war-risk insurance with respect to each aircraft if and to the extent the insurance is maintained by United (or by a lessee, in the case of owned aircraft, or a sublessee, in the case of leased aircraft), for other aircraft owned or operated by United, any sublessee or the lessee, as applicable, on the same routes on which the aircraft is operated. (Owned Aircraft Indentures, Section 4.03; Leases, Section 11)

   United may self-insure under a program applicable to all aircraft in its fleet, but the amount of the self-insurance in the aggregate may not exceed for any 12-month policy year the lesser of (1) 50%, in the case of leased aircraft, and 100%, in the case of owned aircraft, of the highest replacement value of any aircraft in United's fleet, and (2) 1 1/2% of the average aggregate insurable value during the preceding calendar year of all aircraft on which United carries insurance. Additionally, United may self-insure, to the extent of any mandatory minimum per aircraft, the hull and liability insurance deductibles imposed by the aircraft hull or liability insurer. (Owned Aircraft Indentures, Section 4.03; Leases, Section 11)

   For each owned aircraft, United must name the relevant indenture trustee, the subordination agent, each liquidity provider, AFE Trust and each pass through trustee, and for each leased aircraft, United must name the indenture trustee, the owner trustee, the owner participant, each pass through trustee, in the case of the leased Boeing 747-422 aircraft, as holders of the 747 leased equipment note, and AFE Trust, in the case of leased Boeing 757-222 aircraft, as holder of the 757 leased equipment notes, as additional insured parties under the liability insurance policy required for the aircraft. In addition, the hull and liability insurance policies will be required to provide that, in respect of the interests of the additional insured party, the insurance shall not be invalidated or impaired by any act or omission of United. (Owned Aircraft Indentures, Section 4.03; Leases Section 11)

 Events of Loss

   Owned Aircraft. If an event of loss occurs with respect to the airframe or the airframe and one or more engines of an owned aircraft, United must elect within 60 days after the occurrence either to make payment with respect to the event of loss or to replace the airframe and any engines. Depending on United's election, either (1) not later than the first business day after the 100th day following the date of occurrence of the event of loss, or, if earlier, the first interest payment date that is at least three business days following the receipt of the insurance proceeds by the loss payee in respect of the event of loss (but not earlier than the first business day after the 65th day following the event of loss) United will redeem the owned equipment notes under the applicable indenture by paying to the indenture trustee the outstanding unpaid principal amount of the owned equipment notes, together with accrued interest thereon, but without any Make-Whole Amount or (2) not later than the first business day after the 100th day following the date of the occurrence of the event of loss, United will substitute an airframe (or airframe and one or more engines, as the case may be) for the airframe, or airframe and engine(s), that suffered the event of loss, subject to specified conditions. (Owned Aircraft Indentures, Section 5.01) See "Description of the Equipment Notes--Events of Loss and Redemption."

   If United elects not to replace the airframe, or airframe and engine(s), then upon payment of the outstanding principal amount of the owned equipment notes issued with respect to the aircraft, together with the termination amount due under the secured swap agreement and payment of accrued but unpaid interest thereon, the lien of the indenture relating to the aircraft will terminate with respect to the aircraft, and the

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obligation of United thereafter to make the scheduled interest and principal payments with respect thereto will cease. The payments made under the indenture by United will be deposited with the applicable indenture trustee. Amounts in excess of the amounts due and owing under the owned equipment notes issued with respect to the aircraft will be distributed by the indenture trustee to United. (Owned Aircraft Indentures, Section 5.01)

   If United elects to replace an owned aircraft, airframe or airframe and engine(s) that suffered the event of loss, the replacement aircraft, or airframe and engine(s) must (1) be free and clear of all liens except permitted liens and (2) be the same model as the airframe or airframe and engine(s) to be replaced or an improved model, have a value and utility (with respect to engines without regard to hours or cycles) at least equal to, and be in at least as good an operating condition and repair as, the airframe or airframe and engine(s) to be replaced. United must provide, among other things, to the relevant indenture trustee, prior to any substitution:

  (1) an indenture supplement covering the replacement airframe or airframe and engine(s), filed for recordation with the FAA or the aviation authority in the appropriate jurisdiction;

  (2) an FAA bill of sale, or similar document of another aviation authority, and a full warranty bill of sale covering the replacement airframe and, if applicable, engine(s);

  (3) opinions of counsel to the effect that:

    (A) the replacement airframe and, if applicable, engine(s) will be made subject to the lien of the applicable indenture;

    (B) the protections of Section 1110 of the U.S. Bankruptcy Code afforded to the indenture trustee will not be less than the protections immediately prior to the event of loss;

    (C) the recordation of a supplement to the trust indenture and all other documents necessary to perfect and protect the rights of the indenture trustee in the replacement airframe or airframe and engine(s); and

  (4) an officer's certificate of United certifying compliance with the foregoing requirements. (Owned Aircraft Indenture, Section 5.01)

   Leased Aircraft. If an event of loss occurs with respect to the airframe or the airframe and one or more engines of the leased 747-422 aircraft, United must elect within 45 days after the occurrence to perform one of the following options: (1) not later than the business day after the 120th day following the occurrence of the event of loss, to pay the owner trustee stipulated loss value of the aircraft, together with specified additional amounts or (2) not later than the business day after the 120th day following the occurrence of the event of loss, unless a lease default or any lease event of default has occurred and is continuing, substitute an aircraft, or airframe and one or more engines, as the case may be, for the aircraft, airframe or engine(s) that suffered the event of loss. (747 Lease, Section 10(a))

   If an event of loss occurs with respect to the airframe or the airframe and one or more engines of a leased Boeing 757-222 aircraft, United must elect within 60 days after the occurrence to perform one of the following options:
(1) on the first calendar day of the first month following the 100th day following the date of occurrence of the event of loss, or, if earlier, the third business day following the receipt of the insurance proceeds in respect of the event of loss (but not earlier than the business day after the 65th day following the occurrence of the event of loss), to pay the applicable owner trustee stipulated loss value of the aircraft, together with specified additional amounts or (2) not later than the first business day after the 100th day following the date of occurrence of the event of loss, unless a lease default or any lease event of default has occurred and is continuing, substitute an aircraft, or airframe and one or more engines, as the case may be, for the aircraft, airframe or engine(s) that suffered the event of loss. (757 Leases, Section 10(a); 757 Leased Aircraft Indentures, Section 5.6)

   If United elects not to replace the leased aircraft, then upon payment of the stipulated loss value for that aircraft and all additional amounts then due and unpaid with respect to that aircraft, which must be at least sufficient to pay in full as of the date of payment thereof the aggregate unpaid principal amount under the

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leased equipment notes together with accrued but unpaid interest thereon and all other amounts due and owing in respect of the leased equipment note(s), the lien of the indenture and the lease relating to that aircraft will terminate with respect to that aircraft, the obligation of United after the termination to make the scheduled rent payments under the lease will cease and the related owner trustee will transfer all of its right, title and interest in and to the related aircraft to United. United will deposit the stipulated loss value and other payments made under the lease by United with the applicable indenture trustee. The indenture trustee will distribute amounts in excess of the amounts due and owing under the leased equipment notes issued for that aircraft to the applicable owner trustee. (747 Leased Aircraft Indenture, Sections 3.02 and 6.01; Leases, Section 10(a); 757 Leased Aircraft Indentures, Sections 3.2 and 3.3)

   If United elects to replace a leased aircraft, or airframe or airframe and engine(s) that suffered the event of loss, United will, in the case of a leased aircraft, convey to the related owner trustee title to an aircraft, or airframe or airframe engine(s), and the replacement airframe or airframe and engine(s) must (1) be free and clear of all liens except permitted liens and (2) be the same model as the airframe or airframe and engine(s) to be replaced or an improved model, with value, utility and remaining useful life, in the case of leased Boeing 757-222 aircraft, at least equal to, and, in as good an operating condition, in the case of leased Boeing 747-422 aircraft, the airframe or airframe and engine(s) to be replaced, assuming that the airframe and the engines were maintained in accordance with the terms of the related lease, prior to the occurrence of such event of loss. United must provide, among other things, to the relevant indenture trustee, the relevant owner trustee and owner participant prior to substitution:

  (1) an FAA bill of sale and a full warranty bill of sale,

  (2) a lease supplement and indenture supplement covering the replacement airframe or engine(s), filed for recordation with the FAA or the aviation authority in the applicable jurisdiction,

  (3) in the case of a leased Boeing 757-222 aircraft, a certification from an independent aircraft appraiser that the fair market value of such replacement airframe is not less than the fair market value of the airframe requested to be released immediately prior to the event of loss (assuming such airframe was in the condition and repair required to be maintained under the lease),

  (4) reasonably acceptable opinions of counsel to the effect that:

    (A) the replacement airframe and, if applicable, engine(s) will be made validly subject to the applicable lease and the lien of the indenture and the instruments subjecting the replacement airframe and engine(s) to the lease and the lien of the indenture have been duly filed for recordation, and

    (B) the owner trustee and indenture trustee will be entitled to receive the benefits and protections of Section 1110 of the U.S. Bankruptcy Code with respect to any replacement aircraft, and

  (5) a certificate of an officer of United regarding compliance with the substitution conditions. (Leases, Section 10; 757 Leased Aircraft Indentures, Section 5.6)

   Engines. If an event of loss occurs with respect to an engine alone, United must replace that engine within 60 days, in the case of owned aircraft, 45 days, in the case of leased Boeing 747-422 aircraft, and 30 days, in the case of leased Boeing 757-222 aircraft, after the occurrence of the event of loss with another engine, free and clear of all liens, other than certain permitted liens. The replacement engine must be the same make and model as the engine to be replaced, suitable for installation and use on the aircraft. In the case of leased aircraft, the replacement engine must have a value, utility and remaining useful life and airworthiness, in the case of leased Boeing 757-222 aircraft, at least equal to, and, in as good an operating condition as, in the case of leased Boeing 747-422 aircraft, the engine to be replaced. In the case of owned aircraft, the replacement engine must have the same value and utility, and be in as good an operating condition as the engine to be replaced. (Leases, Section 10(a) and (b); Owned Aircraft Indentures, Section 5.01)

 Voluntary Termination and Purchase Rights

   Unless a default that affects the fair market sales value of the aircraft (in the case of leased Boeing 757-222 aircraft only) or a lease event of default has occurred and is continuing, United may terminate any lease (1) for any reason on the 12th, 16th and 20th anniversaries of the delivery date, in the case of the Boeing 747-422 aircraft, and on July 1, 2005 and July 1, 2009, in the case of leased Boeing 757-222 aircraft, and (2) on any lease payment date occurring after the seventh anniversary of the date on which such lease commenced, if it determines in good faith that the leased aircraft is economically obsolete or surplus to its requirements. United is required to give notice of its intention to exercise its right of termination at least 120 days, in the case of the leased Boeing 747-422 aircraft, and at least 180 days and not more than 360 days, in the case of Boeing 757-222 aircraft, prior to the proposed date of termination, which notice may be withdrawn up to 30 days prior to proposed date. However, in the case of Boeing 757-222 aircraft, United may revoke only two of these termination notices. In this situation, if the owner trustee elects, subject, in the case of clause (1), to the rights of United to purchase the aircraft as described below, to sell the aircraft, United shall use its reasonable best efforts to, in the case of the leased Boeing 747-422 aircraft, and may, but is not obligated to, in the case of Boeing 757-222 aircraft, obtain bids to purchase the aircraft as an agent for the owner trustee. If United does not obtain bids, in the case of 757-222 aircraft, the owner trustee and owner participant may sell the aircraft so long as they have made commercially reasonable efforts to obtain the highest price. The owner trustee will sell the aircraft on the date of termination to the highest cash bidder. If a sale occurs, the owner trustee must prepay the leased equipment note for that aircraft. The net proceeds of the sale are payable to the applicable owner trustee. If the net proceeds to be received from the sale are less than the termination value for the aircraft, which is set forth in a schedule to each lease, United must pay to the applicable owner trustee an amount equal to the excess, if any, of the applicable termination value for the aircraft over the net proceeds. Upon payment of termination value for the aircraft and an amount equal to the Break Amount or Make-Whole Amount, if any, payable on the date of payment, together with certain additional amounts and together with all accrued and unpaid interest on those amounts, the lien of the relevant indenture will be released, the relevant lease will terminate, and the obligation of United to make scheduled rent payments under the lease will cease. However, certain payment obligations of United will survive the termination of the lease. If the aircraft is not sold by the proposed termination date, the lease, including all of United's obligations under the lease, will continue in effect, and the leased equipment note related to the aircraft will not be prepaid. (747 Leased Aircraft Indenture Sections 3.02 and 6.01; Leases, Section 9; 757 Leased Aircraft Indentures, Sections 3.2 and 3.3)

   The owner trustee has the option to retain title to the leased aircraft if United has given a notice of termination under the lease. In that event, the owner trustee will pay to the applicable indenture trustee an amount sufficient to prepay the outstanding leased equipment note(s) issued for that aircraft. (747 Leased Aircraft Indentures, Sections 3.02 and 6.01; Leases, Section 9; 757 Leased Aircraft Indentures, Section 3.2)

   If United terminates the lease as described in clause (1) above, United may elect to purchase the aircraft. The owner trustee will sell the aircraft to United, at United's option, following either:

  (1) the payment by United of an amount equal to the sum of (A) all unpaid basic and supplemental rent due on or prior to the lease termination date, plus (B) all reasonable expenses of the owner trustee and, if applicable, the owner participant in connection with the purchase (other than the cost of an appraisal), plus (C) the greater of the termination value in the case of the leased Boeing 747-422 aircraft special termination value in the case of the leased Boeing 757-222 aircraft and the fair market sales value of the aircraft as of the lease termination date, or

  (2) (A) the assumption by United of all of the obligations of the owner trustee under the leased aircraft indenture and the leased equipment note, plus (B) the payment of all unpaid basic and supplemental rent due on or prior to the lease termination date, plus (C) the payment of all reasonable expenses of the owner trustee and, if applicable, the owner participant in connection with the purchase (other than the cost of an appraisal), plus (D) the payment of the excess of the greater of the special termination value and the fair market sales value of the aircraft as of the lease termination date over the unpaid principal amount of the leased equipment note(s) outstanding.

   Following payment of the amounts in item (1) or (2) above, the lease will terminate. (Leases, Section 9)

 Events of Default under the Leases

   Lease events of default under each lease include, among other things:

  (1) failure by United to make any payment of basic rent, stipulated loss value, termination value or purchase price under the lease within 10 business days, in the case of the leased Boeing 747-422 aircraft, and 10 days after the same has become due, in the case of the leased Boeing 757-222 aircraft, or failure by United to pay any other amount due under the lease or under any other related operative document within 15 business days, in the case of leased Boeing 747-422 aircraft, and 15 days, in the case of the leased Boeing 757-222 aircraft from and after United's receipt of any written demand for that payment;

  (2) failure by United to carry and maintain insurance on the aircraft, in accordance with the provisions of the lease;

  (3) failure by United to perform or observe any other covenant or agreement to be performed or observed by it under the lease or any other related operative document, and such failure will continue unremedied for a period of 30 days after written notice of the failure by the applicable owner trustee or indenture trustee; however, if United will have undertaken to cure specified failures relating to the registration and maintenance of the aircraft and, nonetheless the failure is not cured within the prescribed thirty day period but is curable with future due diligence, there will be no lease event of default so long as United is proceeding with due diligence and the failure is in fact cured within 365 days, in the case of the leased 747-422 aircraft, and 180 days, in the case of leased Boeing 757-222 aircraft;

  (4) (A) any representation or warranty made by United in the lease or the related participation agreement or in any other related operative document, other than in the related tax indemnity agreement, will prove to have been incorrect in any material respect at the time made,

    (B) in the case of the leased Boeing 747-422 aircraft, the representation or warranty is material at the time made, and

    (C) the same remains uncured for at least 30 days after the receipt of written notice of the incorrectness by United; and

  (5) the occurrence of specified voluntary events of bankruptcy, reorganization or insolvency of United or the occurrence of involuntary events of bankruptcy, reorganization or insolvency so long as the involuntary events give rise to a judgment, appointment or sequestration that is final or continues undismissed or unstayed for a period of 90 days, in the case of the leased Boeing 747-422 aircraft, and 60 days in the case of leased Boeing 757-222 aircraft. (Leases, Section 14)

 Remedies Exercisable upon Events of Default under the Lease

   If a lease event of default has occurred and is continuing, the applicable owner trustee may or, so long as the indenture will be in effect, the applicable indenture trustee may, subject to the terms of the indenture, exercise one or more of the remedies provided in the lease for the related aircraft. These remedies include the rights:

  . to repossess and use or operate the aircraft, to rescind or terminate the lease,

  . to sell or release, or hold and keep idle the aircraft free and clear of United's rights, except as set forth in the lease, and retain the proceeds, and

  . to require United to pay, as liquidated damages, any due and unpaid basic rent, together with interest, if any, on that amount at the past due rate, plus an amount equal to either (1) the excess of the stipulated loss value for the aircraft specified in lease over (A) any unpaid basic rent for the remainder of the lease term discounted at the debt rate, or (B) the discounted fair market rental value of the aircraft for the remainder of the lease term for the aircraft using a discount rate equal to the debt rate (in the case of the leased Boeing 747-422 aircraft, only over clause (B)), or (2) the excess of the stipulated loss value for the aircraft over the fair market sales value of the aircraft computed as provided in the lease (747 Leased Aircraft Indenture, Section 8.02; Leases, Section 15; 757 Leased Aircraft Indentures, Section 4.4).

   Remedies under the Owned Aircraft Indenture are discussed above under "-- Remedies."

Cross-Border Lease

   The Boeing 747-422 aircraft securing obligations under the related indenture is subject to a legally defeased Japanese cross-border lease financing that expires on July 27, 2001. The rights of United, as the cross-border lessee under this financing, have been assigned to the relevant owner trustee.

   Under the terms of the cross-border lease financing, title to the aircraft is held by a special purpose Japanese entity. The Japanese cross-border lease financing documentation provides that, upon any termination of the Japanese cross-border lease, the cross-border lessee, which will be the owner trustee for the leased Boeing 747-422 aircraft, has the right to acquire title to the aircraft by giving notice to the cross-border lessor. The cross-border lessee's right to acquire title includes all of the cross-border lease terminations: voluntary termination by lessee or lessor, events of loss, defaults and exercises of remedies by the cross-border lessor, and the exercise of an end of term purchase option. Upon the exercise of the cross-border lessee's right to acquire title, the cross-border lease documentation provides for the automatic transfer of title on the relevant cross-border lease termination date. The cross-border lessor's obligation to transfer title is not conditioned upon its receipt of any payment in respect to any termination and is further secured by the grant of a mortgage over and security interest in all of the cross-border lessor's right, title and interest in and to the aircraft. United has arranged for notice of the exercise of the end of term purchase option to be transmitted to the cross-border lessor on August 1, 2000--the earliest date allowed under the cross-border lease.

   Despite the above representations and agreements by the cross-border lessor, the ability of the indenture trustee to realize upon its security interest in the aircraft that is subject to the cross-border lease financing could be adversely affected if the cross-border lessor or any investor in such lessor were to become a debtor in a bankruptcy or similar proceeding in its home jurisdiction and a creditor, trustee in bankruptcy, liquidator, receiver or similar official were to take the position that the aircraft should be treated as part of the estate of such lessor or investor, as the case may be, particularly, if at the same time the indenture trustee is seeking to exercise remedies under the indenture. If that position were to be taken in such a proceeding, a delay in the transfer or re-acquisition of title to the aircraft to or by the relevant owner trustee following the occurrence and continuance of a lease event of default under the related lease could occur. The delay might impede the ability of the indenture trustee to realize on the aircraft collateral securing the related 747 leased equipment notes.

   Upon the original execution of the cross-border financing, we obtained opinions from Japanese counsel, based upon certain assumptions and qualifications, that the cross-border lessor's obligations (including its obligations to transfer title without having received payment) and agreements (including the mortgage and security agreement) were legal, valid and binding obligations enforceable according to their terms. These legal opinions will, based upon certain assumptions and qualifications, be confirmed to remain in effect by Japanese counsel.

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                  DESCRIPTION OF THE SECURED SWAP TRANSACTIONS

   The Series A-1, Series A-2 and Series B AFE Trust notes accrue interest at the fixed interest rate set forth on the cover page of this prospectus for the corresponding class of pass through certificates. The 757 leased equipment notes held by AFE Trust accrue interest at floating rates set forth in Appendix III of this prospectus supplement. To hedge against interest rate fluctuation on payments on the 757 leased equipment notes, AFE Trust will enter into secured swap transactions with United as the swap provider.

   There will be 13 swap confirmations, each evidencing a secured swap transaction and incorporating the secured swap agreement--one related to each owned aircraft. The aggregate notional amount under the secured swap transactions as of any date of determination will be equal to the then outstanding principal amount of the Series A-1, Series A-2 and Series B AFE Trust notes plus the outstanding certificate balance of the AFE Trust certificates.

   Under each secured swap transaction, on each regular distribution date, either United as swap provider or AFE Trust as swap counterparty must pay the payment amount. The "payment amount" will equal the Eurodollar Rate plus 0.90% multiplied by the actual number of days in the payment period minus the fixed interest rate applicable to that series of AFE Trust notes or AFE Trust certificates multiplied by the number of days in the payment period calculated on the basis of a 360-day year with twelve 30-day months, multiplied by the notional amount for that series of AFE Trust notes or AFE Trust certificates for that day, divided by 360. If the payment amount is negative, United will pay the absolute value of the payment amount to AFE Trust. If the payment amount is positive, AFE Trust will pay the payment amount to United to the extent of funds available under the AFE Trust indenture.

   During those periods in which the fixed rate is greater than the floating rate for any secured swap transaction, AFE Trust will be dependent on receiving payments from the swap provider or on withdrawals from any swap substitute account established to make these payments in order to make payments on the Series A-1, Series A-2 and Series B AFE Trust notes and the AFE Trust certificates. If the swap provider fails to pay the amount due, there may be delays and/or reductions in the interest and principal on the Series A-1, Series A-2 and Series B AFE Trust notes. As a result, you may experience delays and/or reductions in the interest and principal payments on your pass through certificates.

   Each secured swap transaction will provide for specified events of default and termination events. Events of default include failure to make payments due under that secured swap transaction and the occurrence of certain bankruptcy and insolvency events. It will also be a termination event under a secured swap transaction if an event of default occurs under the related owned aircraft indenture and, on the basis of the indenture event of default, the related owned equipment notes are declared, or automatically become, due and payable. If an owned aircraft indenture event of default occurs, the indenture trustee for AFE Trust will engage an independent investment banking firm of nationally recognized standing (that is, so long as no lease event of default as defined in any leased aircraft indenture or the 747 leased aircraft indenture or an event of default as defined in any owned aircraft indenture, acceptable to United) to use commercially reasonable efforts to purchase an interest rate hedging instrument described in clause (1) below and the secured swap transaction related to that owned aircraft will terminate. The proceeds of the sale of the owned aircraft will be used to pay the lesser of (A) the senior and junior termination values under the secured swap transaction related to that owned aircraft and (B) the amount necessary to purchase an interest rate hedging instrument described in clause (1) below, including the fees of the investment banking firm incurred in procuring the instrument. The AFE Trust indenture trustee will either:

     (1) use the amount described in clause (B) above, if less than the amount described in clause (A), to purchase direct pay letters of credit, swaps cancellable by AFE Trust only or other interest rate hedging instruments acceptable to Moody's and Standard and Poor's; or

     (2) if the instruments described in clause (1) are not available using commercially reasonable efforts at a cost less than the senior and junior termination value payments, deposit the senior and junior termination value payments into a swap substitute account to be used to make interest payments on the Series A-1, Series A-2 or Series B AFE Trust notes and the AFE Trust certificates to the same extent that the swap provider would have made payments under that secured swap transaction.

   The instruments described under clause (1) above will be pledged by AFE Trust to the AFE Trust indenture trustee as security for the AFE Trust notes. United, as swap provider, will retain no interest in the swap substitute account or any monies deposited into that account.

   United must, upon the termination of a secured swap transaction, if an interest rate hedging instrument acceptable to Moody's and Standard & Poor's is not available using commercially reasonable efforts, make a scheduled termination value payment sufficient to enable AFE Trust to make its then remaining scheduled interest payments on the Series A-1, Series A-2 and Series B AFE Trust notes and the AFE Trust certificates. These termination value payments are subject to the subordination provisions of the owned aircraft indentures, which are described under "Description of the Equipment Notes-- Subordination."

   The obligations of AFE Trust under the secured swap transactions are unsecured and limited to funds made available to AFE Trust under the AFE Trust indenture. United has secured its obligations under the secured swap transactions by a security interest in the owned aircraft. If an event of loss occurs for any of the owned aircraft and United elects to redeem the related owned equipment notes under the related owned aircraft indenture or United exercises its right to optionally redeem the owned equipment notes for any owned aircraft under the related owned aircraft indenture (unless United secures its obligations to make payments to AFE Trust under the related secured swap transaction with a security interest in another aircraft owned by United, subject to a ratings confirmation by Moody's and Standard & Poor's), the indenture trustee for AFE Trust will engage an independent investment banking firm of nationally recognized standing (that is, so long as no lease event of default as defined in any leased aircraft indenture or the 747 leased aircraft indenture or an event of default as defined in any owned aircraft indenture, acceptable to United) to use commercially reasonable efforts to purchase an interest rate hedging instrument described in clause (1) below and the secured swap transaction related to that owned aircraft will terminate. The swap provider must pay the lesser of (A) the senior and junior termination value payments due under that secured swap transaction and (B) the amount necessary to purchase an interest rate hedging instrument described in clause (1) below, including the fees of the investment banking firm incurred in procuring that instrument, to the indenture trustee for AFE Trust. The indenture trustee for the AFE Trust will either:

  (1) use the amount described in clause (B) above, if less than the amount described in clause (A), to purchase direct pay letters of credit, swaps cancellable by AFE Trust only or other interest rate hedging instruments acceptable to Moody's and Standard & Poor's; or

  (2) if the instruments described in clause (1) are not available using commercially reasonable efforts at a cost less than the senior and junior termination value payments, deposit the senior and junior termination value payments into a swap substitute account to be used to make interest payments on the Series A-1, Series A-2 and Series B AFE Trust notes and the AFE Trust certificates to the same extent that the swap provider would have made payments under that secured swap transaction.

   The instruments described under clause (1) above will be pledged by AFE Trust to the AFE Trust indenture trustee as security for the AFE Trust notes. United, as swap provider, will retain no interest in the swap substitute account or any monies deposited into that account.

   The aggregate termination value payment the swap provider must make under any secured swap transaction following any termination of that secured swap transaction will be calculated assuming a Eurodollar Rate of 2.96%, and is designed to be sufficient to enable AFE Trust to make its then remaining scheduled interest payments on the Series A-1, Series A-2 and Series B AFE Trust notes and the AFE Trust certificates.

                        FEDERAL INCOME TAX CONSEQUENCES

General

   The following summary describes the principal U.S. federal income tax consequences to certificateholders of the purchase, ownership and disposition of the Class A-1, Class A-2 and Class B pass through certificates. This summary deals only with pass through certificates held as capital assets within the meaning of the Internal Revenue Code of 1986, as amended to the date hereof (referred to as the "Code") by certificateholders who purchase the pass through certificates at their original offering price when the pass through trust originally issues them. Except for the discussion below under "--Foreign Certificateholders," this summary is addressed to a beneficial owner of a pass through certificate who or which is (1) a citizen or resident of the United States, (2) a corporation, partnership or other entity created or organized in or under the laws of the United States or any state thereof or the District of Columbia, (3) an estate, if its income is subject to U.S. federal income taxation regardless of its source or (4) a trust if (a) a U.S. court can exercise primary supervision over its administration and (b) one or more U.S. persons have the authority to control all of its substantial decisions. This summary does not address the tax treatment of U.S. certificateholders that may be subject to special tax rules, such as banks, insurance companies, dealers in securities or commodities, tax-exempt entities, holders that will hold pass through certificates as part of a straddle or holders that have a "functional currency" other than the U.S. dollar. This summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a decision to purchase pass through certificates. This summary does not describe any tax consequences arising under the laws of any state, locality or taxing jurisdiction other than the United States. The pass through trusts are not indemnified for any federal income taxes that may be imposed upon them, and the imposition of any taxes could result in a reduction in the amounts available for distribution to the certificateholders of the affected pass through trust.

   The summary is based upon the tax laws and practice of the United States as in effect on the date of this prospectus supplement, as well as judicial and administrative interpretations of those laws, in final or proposed form, available on or before the date of this prospectus supplement. All of the foregoing are subject to change, which change could apply retroactively. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS ABOUT THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE PASS THROUGH CERTIFICATES.

Tax Status of the Pass Through Trusts, AFE Trust and Notes

   In the opinion of Mayer, Brown & Platt, special tax counsel to United, each pass through trust will be classified as a grantor trust and not as an association taxable as a corporation for U.S. federal income tax purposes. Accordingly, each U.S. certificateholder will be subject to federal income taxation as if it owned directly a pro rata undivided interest in each asset owned by the corresponding pass through trust and paid directly its share of fees and expenses paid by the pass through trust. In the opinion of Mayer, Brown & Platt, AFE Trust will not be classified as an association or otherwise taxable as a corporation for U.S. federal income tax purposes. In addition, the Series A-1, Series A-2 and Series B AFE Trust notes and Series A-1, Series A-2 and Series B owned equipment notes will be classified as indebtedness for U.S. federal income tax purposes. The following discussion assumes that the 747 leased equipment notes, AFE Trust notes and owned equipment notes are all properly classified as indebtedness for U.S. federal income tax purposes.

Taxation of Certificateholders Generally

   A U.S. certificateholder will be treated as owning its pro rata undivided interest in the 747 leased equipment note, AFE Trust note, owned equipment notes and any other property held by the corresponding pass through trust. Accordingly, each U.S. certificateholder should be required to report on its federal income tax return its pro rata share of the entire income from the 747 leased equipment note, AFE Trust note, owned equipment notes and any other property held by the corresponding pass through trust, in accordance with the certificateholder's method of accounting. The 747 leased equipment notes, AFE Trust notes, and the owned equipment notes will not be issued with original issue discount. As such, each U.S. certificateholder's share of interest paid on the 747 leased equipment note, AFE Trust note and owned equipment notes will be taxable as ordinary income, as it is paid or accrued, in accordance with the certificateholder's method of accounting for U.S. federal income tax purposes and a U.S. certificateholder's share of any Make-Whole Amount, paid on the 747 leased equipment note, AFE Trust note and owned equipment notes will be treated as capital gain. Any amounts received by a pass through trust from interest drawings under the relevant liquidity facility will be treated for U.S. federal income tax purposes as having the same characteristics as the payments they replace.

   Each U.S. certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata share of fees and expenses paid or incurred by the corresponding pass through trust as provided in Section 162 or 212 of the Code. Certain fees and expenses, including fees paid to the pass through trustee and the liquidity providers, will be borne by parties other than the certificateholders. It is possible that these fees and expenses will be treated as constructively received by the pass through trust, in which event a U.S. certificateholder must include in income and will be entitled to deduct its pro rata share of these fees and expenses. If a U.S. certificateholder is an individual, estate or trust, the deduction for the certificateholder's share of these fees or expenses will be allowed only to the extent that all of the certificateholder's miscellaneous itemized deductions, including such holder's share of such fees and expenses, exceed 2% of the certificateholder's adjusted gross income. In addition, in the case of U.S. certificateholders who are individuals, certain otherwise allowable itemized deductions will be subject generally to additional limitations on itemized deductions under the applicable provisions of the Code.

Effect of Subordination on Subordinated Certificateholders

   If any pass through trust is subordinated to other pass through trusts and incurs a shortfall in its receipts of principal or interest paid on the 747 leased equipment note, AFE Trust note, or owned equipment notes held by the pass through trust because of the subordination of the 747 leased equipment note, AFE Trust note, or owned equipment notes held by the pass through trust under the intercreditor agreement, the U.S. certificateholders of beneficial interests in the subordinated pass through trust would probably be treated for federal income tax purposes as if they had (1) received as distributions their full share of those receipts, (2) paid over to the relevant preferred class of certificateholders an amount equal to their share of the amount of the shortfall and (3) retained the right to reimbursement of the amount to the extent of future amounts payable to the subordinated certificateholders for the shortfall.

   Under this analysis, (1) subordinated U.S. certificateholders incurring a shortfall must include as current income any interest or other income of the corresponding subordinated pass through trust that was a component of the shortfall, even though the amount was in fact paid to the relevant preferred class of certificateholders, (2) a loss would be allowed to the subordinated U.S. certificateholders when their right to receive reimbursement of the shortfall became worthless (i.e., when it became clear that funds would not be available from any source to reimburse the shortfall) and (3) reimbursement of the shortfall prior to the claim of worthlessness would not be taxable income to subordinated U.S. certificateholders because the amount of the shortfall was previously included in income. These results should not significantly affect the inclusion of income for subordinated U.S. certificateholders on the accrual method of accounting, but could accelerate inclusion of income to subordinated U.S. certificateholders on the cash method of accounting by, in effect, placing them on the accrual method.

Sale or Other Disposition of the Pass Through Certificates

   Upon the sale, exchange or other disposition of a pass through certificate, a U.S. certificateholder generally will recognize capital gain or loss equal to the difference between the amount realized on the disposition (other than any amount attributable to accrued interest which will be taxable as ordinary income) and the U.S. certificateholder's adjusted tax basis in the 747 leased equipment note, AFE Trust note, and owned equipment notes and any other assets held by the corresponding pass through trust. A U.S. certificateholder's adjusted tax basis will equal the certificateholder's cost for its pass through certificate less any principal repayments previously received by such certificateholder. Any gain or loss will be capital gain or loss if the pass through certificate was held as a capital asset. Capital gain or loss generally will be long-term capital gain or loss if the pass through certificate was held for more than one year, except to the extent attributable to any property held by the related pass through trust for one year or less. Any long-term capital gains with respect to the pass through certificates are taxable to corporate taxpayers at rates applicable to ordinary income and to individual taxpayers at a maximum rate of 20%. Any capital losses will be deductible by corporate taxpayers only to the extent of capital gains and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

Foreign Certificateholders

   Subject to the discussion of backup withholding below, payments of principal and interest on the 747 leased equipment notes, AFE Trust notes, and owned equipment notes to, or on behalf of, any beneficial owner of a pass through certificate that is not a U.S. person will not be subject to U.S. federal withholding tax if in the case of interest:

  (1) the non-U.S. certificateholder does not actually or constructively own 10% or more of the total combined voting power of all classes of the stock of any holder of the beneficial interest in AFE Trust, the owner participant with respect to the leased 747-422 aircraft or United;

  (2) the non-U.S. certificateholder is not a controlled foreign corporation for U.S. tax purposes that is related, directly or indirectly, to any holder of the beneficial interest in AFE Trust, the owner participant with respect to the leased Boeing 747-422 aircraft or United through stock ownership;

  (3) the non-U.S. certificateholder is not a bank holding the pass through certificate pursuant to an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

  (4) either (A) the non-U.S. certificateholder certifies, under penalties of perjury, that it is not a U.S. person and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business and holds the pass through certificate certifies, under penalties of perjury, that such statement has been received from the non-U.S. certificateholder by it or by another financial institution and furnishes the payor with a copy of the statement.

   Final withholding regulations published by the Internal Revenue Service on October 14, 1997 (the "1997 Final Regulations") apply to "reportable payments", such as interest, made after December 31, 2000, regardless of the issue date of the instrument with respect to which the payments are made. The 1997 Final Regulations provide, among other things, new documentation procedures designed to simplify compliance by withholding agents and may require non-U.S. certificateholders furnish new certification of their foreign status after December 31, 2000. Foreign investors should consult their tax advisors regarding the applicability and effect of the 1997 Final Regulations to payments made with respect to the pass through certificates.

   The pass through trustee will, where required, report to the certificateholders and the IRS the amount of any "reportable payments" and any amount withheld with respect to the pass through certificates during the taxable year.

   Any capital gain realized on the sale, exchange, retirement or other disposition of a pass through certificate or on the receipt of any Make-Whole Amount paid on any 747 leased equipment note, AFE Trust note or owned equipment note by a non-U.S. certificateholder will not be subject to U.S. federal income or withholding taxes if (1) the gain is not effectively connected with a U.S. trade or business of the holder and (2) in the case of an individual, the certificateholder is not present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition or receipt, and is not subject to Code provisions applicable to certain expatriates.

Backup Withholding

   Payments made on the pass through certificates and proceeds from the sale of pass through certificates will not be subject to a backup withholding tax of 31% unless, in general, the certificateholder fails to comply with certain reporting procedures or otherwise fails to establish an exemption from that tax under applicable provisions of the Code and the regulations under the Code, including the 1997 Final Regulations.

   Backup withholding is not an additional tax. Any amount withheld under backup withholding rules may be refunded or credited against a certificateholder's federal income tax liability, if any, provided that the required information is provided to the IRS.

   THE FOREGOING DISCUSSION OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. ACCORDINGLY, PURCHASERS OF PASS THROUGH CERTIFICATES SHOULD CONSULT THEIR OWN TAX ADVISOR AS TO THE TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE PASS THROUGH CERTIFICATES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND OF ANY PROPOSED CHANGES IN APPLICABLE LAWS.

                               CONNECTICUT TAXES

   Bingham Dana LLP, counsel to the pass through trustee, has advised United that, in its opinion, under currently applicable law, assuming that the pass through trusts will not be taxable as corporations, but, rather, will be classified as grantor trusts under subpart E, Part I of Subchapter J of the Code, (1) the pass through trusts will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax) fee or other governmental charge under the laws of the State of Connecticut or any political subdivision thereof and (2) certificateholders that are not residents of or otherwise subject to tax in the State of Connecticut will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Connecticut or any political subdivision thereof as a result of purchasing, holding (including receiving payments with respect to) or selling a pass through certificate. Neither United nor AFE Trust will indemnify the pass through trusts or the certificateholders for any state or local taxes imposed on them, and the imposition of any taxes on a pass through trust could result in a reduction in the amounts available for distribution to the certificateholders of the pass through trust. In general, should a certificateholder or a pass through trust be subject to any state or local tax which would not be imposed if the pass through trustee were located in a different jurisdiction in the United States, the pass through trustee will resign and a new pass through trustee in such other jurisdiction will be appointed.

                              ERISA CONSIDERATIONS

General

   The Employee Retirement Income Security Act of 1974, as amended, imposes certain requirements on employee benefit plans subject to Title I of ERISA and on entities that are deemed to hold the assets of such plans, and on those persons who are fiduciaries with respect to ERISA plans. Investments by ERISA plans are subject to ERISA's general fiduciary requirements, including, but not limited to, the requirement of investment prudence and diversification and the requirement that an ERISA plan's investments be made in accordance with the documents governing the plan.

   Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended, prohibit certain transactions involving the assets of an ERISA plan, as well as those plans that are not subject to ERISA but which are subject to Section 4975 of the Internal Revenue Code, such as individual retirement accounts, and certain persons, referred to as "parties in interest" or "disqualified persons," having certain relationships to these plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Internal Revenue Code.

   Any plan fiduciary which proposes to cause a plan to purchase pass through certificates should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and
Section 4975 of the Internal Revenue Code to such an investment, and to confirm that the purchase and holding will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA.

   Governmental plans and certain church plans, while not subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code, may nevertheless be subject to state or other federal laws or regulations that are substantially similar to the foregoing provisions of ERISA and the Internal Revenue Code. Fiduciaries of any of these plans should consult with their counsel before purchasing pass through certificates to determine the need for, and the availability, if necessary, of any exemptive relief under any laws or regulations.

Plan Assets Issues

   The Department of Labor has promulgated a regulation, 29 CFR Section 2510.3-101, or the "Plan Asset Regulation," describing what constitutes the assets of a plan with respect to the Plan's investment in an entity for purposes of ERISA and Section 4975 of the Internal Revenue Code. Under the Plan Asset Regulation, if a plan invests (directly or indirectly) in a pass through certificate, the plan's assets will include both the pass through certificate and an undivided interest in each of the underlying assets of the corresponding pass through trust, including the AFE Trust notes and owned equipment notes held by the pass through trust, unless it is established that equity participation in the pass through trust by benefit plan investors, including plans and entities whose underlying assets include plan assets by reason of an employee benefit plan's investment in the entity, is not "significant" within the meaning of the Plan Asset Regulation. In this regard, the extent to which there is equity participation in a particular pass through trust by, or on behalf of, benefit plan investors will not be monitored. If the assets of a pass through trust are deemed to constitute the assets of a plan, transactions involving the assets of the pass through trust could be subject to the conflict of interest and prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code unless a statutory or administrative exemption is applicable to the transaction.

Prohibited Transaction Exemptions

   In addition, whether or not the assets of a pass through trust are deemed to be plan assets under the Plan Asset Regulation, the fiduciary of a plan that proposes to purchase and hold any pass through certificates should consider, among other things, whether the purchase and holding may involve (1) the direct or indirect extension of credit to a party in interest or a disqualified person, (2) the sale or exchange of any property between a plan and a party in interest or a disqualified person, or (3) the transfer to, or use by or for the benefit of, a party in interest or a disqualified person, of any plan assets. The parties in interest or disqualified persons could include United and its affiliates, the underwriters, the pass through trustees, the indenture trustees, AFE Trust, the AFE Trust certificateholders, the trustee of AFE Trust and the liquidity provider. Moreover, if a plan purchases pass through certificates and a party in interest or a disqualified person with respect to the plan holds pass through certificates of a subordinate class, the exercise by the holder of the subordinate class of pass through certificates of its right to purchase the senior classes of pass through certificates upon the occurrence and during the continuation of a Triggering Event could be considered to constitute a prohibited transaction unless a statutory or administrative exemption were applicable. Depending on the satisfaction of certain conditions which may include the identity of the plan fiduciary making the decision to acquire or hold pass through certificates on behalf of a plan, Prohibited Transaction Class Exemption ("PTCE") 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a "qualified professional asset manager"), PTCE 95-60 (relating to investments by an insurance company general account), PTCE 96-23 (relating to transactions directed by an in-house asset manager) or PTCE 90-1 (relating to investments by insurance company pooled separate accounts) could provide an exemption from the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code. However, there can be no assurance that any of these Prohibited Transaction Class Exemptions or any other exemption will be available with respect to any particular transaction involving the pass through certificates.

   In addition to the Prohibited Transaction Class Exemptions referred to above, an individual exemption may apply to the purchase, holding and secondary market sale of Class A-1 and Class A-2 pass through certificates by plans, provided that specified conditions are met. In particular, the Department of Labor has issued individual administrative exceptions to the underwriters which are substantially the same as the administrative exemptions issued to Goldman, Sachs & Co. Prohibited Transaction Exemption 89-88 (54 Federal Register 42581 (October 17, 1989)), as amended, and Morgan Stanley & Co. Incorporated, Prohibited Transaction Exemption 90-24 (55 Fed. Reg. 20,548 (May 17, 1990)), as amended. This underwriter exemption generally exempts from the application of specified, but not all, of the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Internal Revenue Code specified transactions relating to the initial purchase, holding and subsequent secondary market sale of pass through certificates which represent an interest in a trust that holds secured credit instruments that bear interest or are purchased at a discount in transactions by or between business entities (including leased equipment notes) and other specified assets, provided that specified conditions set forth in the underwriter exemption are satisfied.

   The underwriter exemption sets forth a number of general and specific conditions that must be satisfied for a transaction involving the initial purchase, holding or secondary market sale of certificates representing a beneficial ownership interest in a trust to be eligible for exemptive relief under the underwriter exemption. In particular, the underwriter exemption requires that the acquisition of certificates by a plan be on terms that are at least as favorable to the plan as they would be in an arm's-length transaction with an unrelated party; the rights and interests evidenced by the certificates not be subordinated to the rights and interests evidenced by other certificates of the same trust estate; the certificates at the time of acquisition by the plan be rated in one of the three highest generic rating categories by Moody's, Standard & Poor's, Duff & Phelps Inc. or Fitch Investors Service, Inc.; and the investing plan be an accredited investor as defined in Rule 501(a) (1) of Regulation D under the Securities Act of 1933, as amended.

   Accordingly, there can be no assurance that all of these conditions of the underwriter exemption will be met with respect to the Class A-1 and Class A-2 pass through certificates. In addition, even if all of the conditions of the underwriter exemption are satisfied with respect to the Class A-1 and Class A-2 pass through certificates, no assurance can be given that the underwriter exemption would apply with respect to all transactions involving the Class A-1 or the Class A-2 pass through certificates or the assets of the Class A-1 pass through trust or the Class A-2 pass through trust. Therefore, the fiduciary of a plan considering the purchase of a Class A-1 or Class A-2 pass through certificate should consider the availability of the exemptive relief provided by the underwriter exemption, as well as the availability of any other exemptions that may be applicable, such as the Class Exemptions.

   The underwriter exemption does not apply to the Class B pass through certificates. Therefore, the fiduciary of a plan considering the purchase of a Class B certificate should consider the availability of other exemptions.

   Each person who acquires or accepts a pass through certificate or an interest therein will be deemed by the acquisition or acceptance to have represented and warranted that either: (1) no assets of a plan or an individual retirement account have been used to acquire the pass through certificate or an interest therein or (2) the purchase and holding of the pass through certificate or an interest therein by that person are exempt from the prohibited transaction restrictions of ERISA and the Internal Revenue Code.

   Any insurance company proposing to invest assets of its general account in the pass through certificates should consider the extent to which such investment would be subject to the requirements of ERISA in light of the U.S. Supreme Court's decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), and the effect of Section 401(c) of ERISA as interpreted by the regulations issued thereunder by the U.S. Department of Labor in January, 2000.

                                  UNDERWRITING

   United and the underwriters for the offering named below have entered into an underwriting agreement for the pass through certificates. Subject to specified conditions, each underwriter has severally agreed to purchase the principal amount of the pass through certificates indicated in the following table.

                                   Face Amount of Face Amount of Face Amount of
                                     Class A-1      Class A-2       Class B
           Underwriters             Certificates   Certificates   Certificates
           ------------            -------------- -------------- --------------
Goldman, Sachs & Co...............      $              $              $
Morgan Stanley & Co. Incorporat-
 ed...............................
Banc One Capital Markets, Inc.....
Credit Suisse First Boston Corpo-
 ration...........................
Salomon Smith Barney Inc..........
  Total...........................

   Pass through certificates sold by the underwriters to the public will initially be offered at the price set forth on the cover of this prospectus supplement. Any certificates sold by the underwriters to securities dealers may be sold at a discount from the offering price of up to % of the face amount of the pass through certificates. The securities dealers may resell any pass through certificates purchased from the underwriters to certain other brokers or dealers at a discount from the offering price of up to % of the face amount of the pass through certificates. If all the pass through certificates are not sold at the offering price, the underwriters may change the offering price and the other selling terms.

   The pass through certificates are a new issue of securities with no established trading market. United has been advised by the underwriters that the underwriters intend to make a market in the pass through certificates but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the pass through certificates.

   From time to time, the underwriters or their respective affiliates perform investment banking and advisory services for, and provide general financing and banking services to, United and its affiliates. In particular, affiliates of Banc One Capital Markets, Inc., Credit Suisse First Boston Corporation and Salomon Smith Barney Inc. are lenders under United's $750 million revolving credit facility. In addition, affiliates of Banc One Capital Markets, Inc. have provided equity financing in connection with various leveraged lease transactions United is engaged in and a liquidity facility for a lease securitization program conducted by an United affiliate. In this transaction, Goldman, Sachs & Co. is also acting as placement agent for the AFE Trust certificates and currently holds a portion of the debt on the leased Boeing 747-422 aircraft that is being refinanced by this transaction. In addition, an affiliate of Banc One Capital Markets, Inc., intends to purchase AFE Trust certificates.

   It is expected that delivery of the pass through certificates will be made against payment for the pass through certificates on or about the date specified in the second to the last paragraph of the cover page of this
prospectus supplement, which will be the     business day following the date of
pricing of the pass through certificates (such settlement cycle being referred to herein as "T+"). Under Rule 15c6-1 of the SEC under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to any trade expressly agree otherwise. Accordingly, purchasers who wish to trade pass through
certificates on the date of pricing or the next   succeeding business days will
be required, by virtue of the fact that the pass through certificates initially will settle in T+, to specify an alternate settlement cycle at the time of any trade to prevent a failed settlement. Purchasers of pass through certificates who wish to trade pass through certificates on the date of pricing or the next succeeding business days should consult their own advisor.

   In connection with the offering, the underwriters may purchase and sell pass through certificates in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of certificates than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the certificates while the offering is in progress.

   The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased pass through certificates sold by or for the account of the underwriter in stabilizing or short covering transactions.

   These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the pass through certificates. As a result, the price of the certificates may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

   United estimates that its share of the total expenses of the offering,
excluding underwriting discounts and commissions, will be approximately $   .

   United has agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

   The validity of the pass through certificates is being passed upon for United by Mayer Brown & Platt, Chicago, Illinois, and for the underwriters by Milbank, Tweed, Hadley & McCloy, LLP, New York, New York. The respective counsel for United and the underwriters will rely on the opinion of Bingham Dana LLP, counsel to State Street Bank & Trust Company of Connecticut, National Association, as to certain matters relating to the authorization, execution and delivery of the pass through trust agreement, each trust supplement and the pass through certificates, and the valid and binding effect thereof, on the opinion of Richards, Layton & Finger, counsel to Wilmington Trust Company, as to certain matters relating to the authorization, execution and delivery of the trust agreement forming AFE Trust and the validity and binding effect thereof, and on the opinion of Francesca M. Maher, Esq., Senior Vice President, General Counsel and Secretary of United, as to matters relating to the authorization, execution and delivery of the pass through trust agreement and each trust supplement by United. Vedder, Price, Kaufman & Kammholz will pass upon the availability of benefits under Section 1110 of the Bankruptcy Code to the leased aircraft and owned aircraft indenture trustees.

                                    EXPERTS

   Arthur Andersen LLP, independent auditors, have audited United's consolidated financial statements and schedule included in United's Annual Report (Form 10-K) for the year ended December 31, 1999, as set forth in their reports, which we incorporated by reference in the prospectus accompanying this prospectus supplement. The consolidated financial statements and schedule are incorporated therein by reference in reliance on Arthur Andersen LLP's reports, given upon their authority as experts in accounting and auditing.

   The references to AISI, AvSolutions and MBA, and to their respective appraisal reports, are included in this prospectus supplement in reliance upon the authority of each firm as an expert with respect to the matters contained in its appraisal report.

             INCORPORATION OF INFORMATION UNITED FILES WITH THE SEC

   United incorporates by reference in this prospectus supplement United's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed on March 15, 2000, its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2000, filed on May 5, 2000, its current reports on Form 8-K filed on May 26, 2000, May 30, 2000 and July 19, 2000, and the current report of UAL Corporation on Form 8-K filed on June 21, 2000.

   Reference is made to the information under "Incorporation of Information United Files with the SEC" in the accompanying prospectus. All documents filed under the Securities Exchange Act of 1934 with the SEC prior to January 1, 2000 have been superseded by the above-listed documents and will not constitute a part of the prospectus or this prospectus supplement.

                                  APPENDIX I

                                   GLOSSARY

   "Adjusted Expected Distributions" means, for the pass through certificates of any pass through trust on any current distribution date, the sum of (x) accrued and unpaid interest on the pass through certificates and (y) the greater of:

     (A) the difference between (x) the pool balance of the pass through certificates as of the immediately preceding distribution date or, in the case of the first distribution date, the original total face amount of the pass through certificates of that pass through trust, and (y) the pool balance of the pass through certificates as of the current distribution date calculated on the basis that (1) the principal of the Non-Performing Equipment Notes and the AFE Trust notes (as to which there has been a payment default) held in that pass through trust has been paid in full and the payments have been distributed to the holders of the pass through certificates, and (2) the principal of the Performing Equipment Notes and the AFE Trust notes (as to which there has not been a payment default) held in that pass through trust has been paid when due (but without giving effect to any acceleration of any thereof) and the payments have been distributed to the holders of the pass through certificates; and

     (B) the amount of the excess, if any, of (1) the pool balance of that class of pass through certificates as of the immediately preceding distribution date or, in the case of the first distribution date, the original total face amount of the pass through certificates of that pass through trust, over (2) the Aggregate LTV Collateral Amount for that class of pass through certificates for the current distribution date;

provided that, until the date of the initial LTV Appraisals, clause (B) will not apply.

For purposes of calculating Adjusted Expected Distributions with respect to the Certificates of any pass through trust, any Make-Whole Amount paid on the 747 leased equipment note, AFE Trust note and owned equipment notes held in that pass through trust that has not been distributed to the certificateholders of that pass through trust (other than such Make-Whole Amount or a portion thereof applied to the payment of interest on the pass through certificates of that pass through trust or the reduction of the pool balance of that pass through trust) shall be added to the amount of Adjusted Expected Distributions.

   "Aggregate LTV Collateral Amount" for any class of pass through certificates for any distribution date means the product of (A) (1) the sum of the applicable LTV Collateral Amounts for all aircraft, minus (2) the pool balance for each class of pass through certificates, if any, senior to that class, after giving effect to any distribution of principal on that distribution date with respect to the senior class or classes, multiplied by
(B)(1) in the case of the Class A-1 pass through certificates or Class A-2 pass through certificates, a fraction the numerator of which equals the Current Pool Balance for the Class A-1 pass through certificates or Class A-2 pass through certificates, as the case may be, and the denominator of which equals the aggregate Current Pool Balance for the Class A-1 pass through certificates and Class A-2 pass through certificates, (2) in the case of the Class B pass through certificates, 1.0, and (3) in the case of the Class C-1 pass through certificates and Class C-2 pass through certificates, a fraction the numerator of which equals the Current Pool Balance for the Class C-1 pass through certificates or Class C-2 pass through certificates, as the case may be, and the denominator of which equals the aggregate Current Pool Balance for the Class C-1 pass through certificates and Class C-2 pass through certificates. The Aggregate LTV Collateral Amount shall not be less than zero.

   "Appraised Current Market Value" of any aircraft means the lower of the average and the median of the most recent three appraisals of that aircraft.

   "Average Life Date" for any 747 leased equipment note, AFE Trust note or owned equipment note will be the date which follows the time of determination by a period equal to the Remaining Weighted Average Life of that 747 leased equipment note, AFE Trust note or owned equipment note. (747 Leased Aircraft Indenture, Section 1.01; Owned Aircraft Indentures, Section 1.01; AFE Trust Indenture Section 1.01)

   "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum will at all times be determined by the calculation below:

     (1) the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for that day (or, if it is not a business day, the next preceding business day) by the Federal Reserve Bank of New York, or if the rate is not so published for any day that is a business day, the average of the quotations for the day for such transactions received by the liquidity provider from three Federal funds brokers of recognized standing selected by it, plus

     (2) one-quarter of one percent ( 1/4 of 1%).

   "Break Amount" for a leased equipment note, means all reasonable out-of pocket expenses and losses which are incurred by a holder of the leased equipment note, upon the payment or prepayment of any principal portion of any leased equipment note by that holder on a date other than an interest payment date, as a result of (1) the breaking of any deposit obtained to fund the leased equipment note prior to the maturity thereof, or (2) the re-employment of that principal amount during the remaining term of the then applicable interest period at a rate lower than Eurodollar Rate.

   "cross-border lease" means the lease agreement between the cross-border lessor and the cross-border lessee.

   "cross-border lessee" means the lessee of the Boeing 747-422 aircraft under the cross-border lease.

   "cross-border lessor" means the foreign lessor of the Boeing 747-422 aircraft.

   "Eurodollar Rate" means, for any interest period, the arithmetic average (rounded upwards to the nearest 1/16 of 1%) of the offered quotation, if any, to first class banks in the London interbank Eurodollar market by each Reference Bank (as notified by such Reference Bank to the indenture trustee) for U.S. dollar deposits of amounts in same day funds comparable to the outstanding principal amount of the leased equipment note(s) held by such Reference Bank with maturities comparable to the interest period for which such Eurodollar Rate will apply as of approximately 11:00 a.m. (London time) on the date two business days prior to such interest period. If any Reference Bank fails to notify the indenture trustee of any such offered quotation, the Eurodollar Rate shall be determined on the basis of the offered quotations by the other Reference Banks.

   "event of loss" for any owned aircraft, airframe or any engine means any of the events noted below:

     (1) the destruction, damage beyond economic repair or rendition of that property permanently unfit for normal use;

     (2) any damage of that property which results in an insurance settlement on the basis of a total loss or a constructive or compromised total loss;

     (3) any theft or disappearance of that property, or any confiscation, condemnation or seizure of or requisition of title or use of that property by any governmental entity or purported governmental authority (other than a requisition for use by the U.S. government or the government of registry of the relevant aircraft) for a period exceeding 180 consecutive days;

     (4) as a result of any law, rule, regulation, order or other action by the Federal Aviation Administration or any governmental body of the government of registry of the aircraft, the use of that property in the normal course of the business of air transportation is prohibited for 180 consecutive days, unless United, prior to the end of the 180-day period, has undertaken and diligently carried forward in a manner that does not discriminate against the aircraft, all steps that are necessary or desirable to permit the normal use of that property by United, and United, within two years from the time of grounding, shall have conformed at least one such aircraft in its fleet to the requirements of such law, rule, regulation, order or other action and commenced regular commercial use of such aircraft in such jurisdiction; or

     (5) the requisition for use by any government of registry of the aircraft (other than the U.S. government) which continues for more than two years; and

     (6) any divestiture of title to an engine treated as an event of loss under the owned aircraft indenture. (Owned Aircraft Indenture, Section 1.01)

   "event of loss" for any leased aircraft, airframe or any engine means any of the events noted below:

    (1) the destruction, damage beyond economic repair or rendition of that property permanently unfit for normal use;

    (2) any damage of that property which results in an insurance settlement on the basis of a total loss or a constructive or compromised total loss;

    (3) any theft or disappearance of that property for a period of 180 consecutive days or more;

    (4) the confiscation, condemnation, or seizure of, requisition or taking of title to, or the requisition for use of, that property by any governmental authority or purported governmental authority (other than a requisition for use by the U.S. government or the government of registry of the relevant aircraft) for a period exceeding 180 days or, if earlier, until the end of the term of the related lease;

    (5) as a result of any law, rule, regulation, order or other action by the Federal Aviation Administration or other governmental body, the use of that property in the normal course of the business of air transportation is prohibited for 180 consecutive days or, if earlier, until the end of the term of the related lease; and

    (6) with respect to an engine only, any divestiture of title to that engine treated as an event of loss under the applicable lease.

The event described in paragraph (5) above will be an event of loss unless we, prior to the expiration of the 180-day period, have undertaken and will be diligently carrying forward steps which are necessary or desirable to permit the normal use of the property, but in any event if the use has been prohibited for a period of two consecutive years; provided that no event of loss will be deemed to have occurred if in the case of the leased Boeing 757-222 aircraft, the applicable lessor and indenture trustee have waived that event of loss or the prohibition has been applicable to our entire U.S. fleet of similar property and we, prior to the expiration of the two-year period, have conformed at least one unit of property in our fleet to the requirements of any law, rule, regulation, order or other action and commenced regular commercial use of the same and will be diligently carrying forward, in a manner which does not discriminate against applicable property in so conforming the property, steps which are necessary or desirable to permit the normal use of the property by us. (Leases, Section 1)

   "Expected Distributions" means, for the pass through certificates of any pass through trust on any distribution date, the sum of (1) accrued and unpaid interest on the pass through certificates and (2) the difference between:

    (A) the pool balance of the pass through certificates as of the immediately preceding distribution date (or, in the case of the first distribution date, the original total face amount of the pass through certificates of that pass through trust); and

    (B) the pool balance of the pass through certificates as of the current distribution date calculated on the basis that (1) the principal of the 747 leased equipment notes, AFE Trust notes and owned equipment notes held in the pass through trust has been paid when due, whether at stated maturity, on redemption, prepayment, purchase, acceleration or otherwise, and the pass through trustee has distributed the payments to the holders of the pass through certificates and (2) the principal of any 747 leased equipment notes, AFE Trust notes or owned equipment notes formerly held in that pass through trust that have been sold pursuant to the terms of the intercreditor agreement has been paid in full and the pass through trustee has distributed those payments to the holders of the pass through certificates.

   For purposes of calculating Expected Distributions for the pass through certificates of any pass through trust, any Make-Whole Amount paid on the 747 leased equipment note, AFE Trust note or owned equipment notes held in the pass through trust that has not been distributed to the certificateholders of the pass through trust, other than the Make-Whole Amount or a portion thereof applied to distributions of interest on the pass through certificates of the pass through trust or the reduction of the pool balance of the pass through trust, will be added to the amount of Expected Distributions.

   For purposes of determining the priority of distributions on account of the redemption of 747 leased equipment note, AFE Trust note or owned equipment notes issued pursuant to an indenture, clause (1) of the definition of Expected Distributions set forth above shall be deemed to read as follows: "(1) accrued, due and unpaid interest on the pass through certificates together with (without duplication) accrued and unpaid interest on a portion of the pass through certificates equal to the outstanding principal amount of the 747 leased equipment note, AFE Trust note or owned equipment notes being redeemed or prepaid (immediately prior to the redemption or prepayment)".

   (Intercreditor Agreement, Sections 1.1 and 2.4(b))

   "final distribution" for the pass through certificates of any pass through trust on any distribution date, will be calculated under the following formula:

   Calculation of distributions

  (1) the total amount of all accrued and unpaid interest on those pass through certificates, plus

  (2) the pool balance of those pass through certificates as of the preceding distribution date.

   For purposes of calculating the final distribution for the pass through certificates of any pass through trust, any premium paid on the 747 leased equipment note, AFE Trust note and owned equipment notes, if any, held in that pass through trust which has not been distributed to the certificateholders of that pass through trust (other than the premium or a portion thereof applied as the payment of interest on the pass through certificates of that pass through trust or the reduction of the pool balance of that pass through trust) will be added to the amount of the final distribution.

   "final maturity date" means for the Class A-1 pass through certificates, July 1, 2015; for the Class A-2 pass through certificates, January 1, 2012; for the Class B pass through certificates, January 1, 2013; for the Class C-1 pass through certificates, January 1, 2008; and for the Class C-2 pass through certificates, July 1, 2015.

   "leased equipment notes" means the 747 leased equipment notes and 757 leased equipment notes.

   "LIBOR" means, with respect to any interest period, the interest rate per annum (calculated on the basis of a 360-day year and actual days elapsed) at which deposits in United States dollars are offered to prime banks in the London interbank market as indicated on display page 3750 (British Bankers Association-LIBOR) of the Dow Jones Markets Service (or such other page as may replace such display page 3750 for the purpose of displaying London interbank offered rates for United States dollar deposits) or, if not so indicated, the average (rounded upwards to the nearest 1/100%), as determined by the liquidity provider, of such rates as indicated on the Reuters Screen LIBO Page (or such other page as may replace such Reuters Screen LIBO Page for the purpose of displaying London interbank offered rates for United States dollar deposits) or, if neither such alternative is indicated, the average (rounded upwards to the nearest 1/100%), as determined by the liquidity provider, of such rates offered by the London Reference Banks to prime banks in the London interbank market, in each case at or about 11:00 a.m. (London time) on the day two LIBOR business days prior to the first day of such interest period for deposits of a duration equal to such interest period (or such other period most nearly corresponding to such period) in an amount substantially equal to the principal amount of the applicable LIBOR Advance as of the first day of such interest period. The liquidity provider will, if necessary, request that each of the London Reference Banks provide a quotation of its rate. If at least two such quotations are provided, the rate will be the average of the quotations (rounded upwards to the nearest 1/100%). If no such quotation can be obtained, the rate will be the Base Rate.

   "liquidity event of default" means an event of default under each liquidity facility, including (1) the acceleration of all the owned equipment notes and leased equipment notes and (2) specified bankruptcy or similar events involving United. (Liquidity Facilities, Section 1.01)

   "Liquidity Expenses" means all Liquidity Obligations other than the principal amount of any drawings under a liquidity facility and any interest accrued on such Liquidity Obligations.

   "Liquidity Obligations" means the obligations to reimburse or to pay the liquidity provider all principal, interest, fees and other amounts owing to it under each liquidity facility, the note purchase agreements, the 747 leased aircraft participation agreement, the owned aircraft participation agreements and the fee letter.

   "London Reference Banks" means the principal London offices of National Westminster Bank PLC, the Mitsubishi Trust and Banking Corporation and ABN AMRO Bank N.V., or such other bank or banks as may from time to time be agreed to by United and the liquidity provider.

   "LTV Appraisal" means a fair market value appraisal, which may be a "desktop" appraisal, performed by any nationally recognized aircraft appraiser on the basis of an arm's-length transaction between an informed and willing purchaser under no compulsion to buy and an informed and willing seller under no compulsion to sell and both having knowledge of all relevant facts.

   "LTV Collateral Amount" of any aircraft for any class of pass through certificates means, as of any distribution date, the lesser of (1) the LTV Ratio for that class of pass through certificates multiplied by the Appraised Current Market Value of that aircraft (or with respect to any aircraft which has suffered an event of loss, the amount of the insurance proceeds paid, or payable to, the related indenture trustee for the event of loss to the extent then held by that indenture trustee (and/or on deposit in the special payments account) and (2) the outstanding principal amount of the owned equipment notes secured by that aircraft or by leased equipment note(s) relating to that aircraft after giving effect to any principal payments of the equipment notes on or before that distribution date.

   "LTV Ratio" means for the Class A-1 pass through certificates and the Class A-2 pass through certificates, 45.0%, for the Class B pass through certificates, 60.0%, and for the Class C-1 pass through certificates and the Class C-2 pass through certificates, 70.0%.

   "Make-Whole Amount" means, for any 747 leased equipment note, AFE Trust note or owned equipment notes, an amount (as determined by an independent investment banker of national standing selected by United) equal to the excess, if any, determined under the following calculation:

   Calculation of Make-Whole Amount

  (1) the present value of the remaining scheduled payments of principal and interest from the determination date to maturity of that 747 leased equipment note, AFE Trust note or owned equipment note computed by discounting the payments on a semiannual basis on each payment date (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Treasury Yield (after giving effect to any payment of such interest on such date of determination), minus

  (2) the outstanding principal amount of that 747 leased equipment note, AFE Trust note or owned equipment note plus accrued interest to the date of determination (after giving effect to any payment of such interest on such date of determination).

For purposes of determining the Make-Whole Amount, "Treasury Yield" means, at the date of determination with respect to any 747 leased equipment note, AFE Trust note or owned equipment note, the interest rate (expressed as a semiannual equivalent and as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the annual rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Average Life Date of that 747 leased equipment note, AFE Trust note or owned equipment note and trading in the public securities markets either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities trading in the public securities markets, (1) one maturing as close as possible to, but earlier than, the

Average Life Date of that 747 leased equipment note, AFE Trust note or owned equipment note and (2) the other maturing as close as possible to, but later than, the Average Life Date of that 747 leased equipment note, AFE Trust note or owned equipment note, in each case as published in the most recent H.15(519) or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of that 747 leased equipment note, AFE Trust note or owned equipment note is reported in the most recent H.15(519), the weekly average yield to maturity as published in such H.15(519). As used in the definition of Treasury Yield, "H.15(519)" means, the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of a Make-Whole Amount is the third business day prior to the applicable payment or redemption date. The "most recent H.15(519)" means the H.15(519) published prior to the close of business on the third business day prior to the applicable payment or redemption date. (Owned Aircraft Indenture, Section 1.01; 747 Leased Aircraft Indenture, Section 1.01; AFE Trust Indenture, Section 1.01)

   "Maximum Available Commitment" means an amount equal to the then Maximum Commitment of that liquidity facility at that time less the aggregate amount of each interest drawing outstanding under that liquidity facility at that time; provided that following a downgrade drawing, a non-extension drawing or final drawing, the Maximum Available Commitment will be zero.

   "Maximum Commitment" means initially (1) $   , in the case of the liquidity
facility for the Class A-1 pass through trust, (2) $   , in the case of the
liquidity facility for the Class A-2 pass through trust, and (3) $ , in the case of the liquidity facility for the Class B pass through trust, in each case, as the amount may be reduced in accordance with the liquidity facilities.

   "Non-Performing Equipment Note" means any owned equipment note or leased equipment note that is not a Performing Equipment Note.

   "owner participant" means the owner of the beneficial interest of an owner trust in a leverage lease transaction.

   "Performing Equipment Note" means an owned equipment note or leased equipment note with respect to which no payment default has occurred and is continuing (without giving effect to any acceleration); provided that in the event of a bankruptcy proceeding under Title 11 of the United States Code, the "Bankruptcy Code", under which United is a debtor any payment default existing during the 60-day period under Section 1110(a)(2)(A) of the Bankruptcy Code (or such longer period as may apply under Section 1110(b) of the Bankruptcy Code) shall not be taken into consideration, unless during this Section 1110 period the trustee in the proceeding or United (1) fails to agree pursuant to Section 1110 of the Bankruptcy Code to perform its obligations under the lease related to that leased equipment note, in the case of leased aircraft, or under the indenture, in the case of owned aircraft, or (2) does not cure any such payment default under Section 1110(a)(2)(B) of the Bankruptcy Code before the expiration of the period applicable to it as specified in Section 1110(a)(2)(B) of the Bankruptcy Code. (Intercreditor Agreement, Section 1.1)

   "pool balance" for the pass through certificates issued by any pass through trust, as of any date, means (1) the original aggregate face amount of the pass through certificates issued by that pass through trust that has not been distributed to certificateholders, less (2) the total amount of all payments on those pass through certificates other than payments of interest, Make-Whole Amount or Break Amount or reimbursement of any costs and expenses. The pool balance for each class of pass through certificates as of any distribution date will be computed after giving effect to the payment of principal, if any, on the 747 leased equipment note, AFE Trust note and owned equipment notes held by the pass through trust. (Section 1.01)

   "pool factor" for each pass through trust as of any distribution date is the quotient (rounded to the seventh decimal place) computed by dividing the pool balance by the original aggregate face amount of the pass through certificates of that pass through trust. The pool factor as of any distribution date for each class of pass through trust certificates will be computed after giving effect to the payment and distribution of principal, if any, on the 747 leased equipment note, AFE Trust note and owned equipment notes held by the pass through trust. (Section 1.01)

   "PTC Event of Default" under each pass through trust agreement means the failure to pay within ten business days of the due date either: the outstanding pool balance of the applicable class of pass through certificates on the final maturity date for that class or the interest due on that class of pass through certificates on any distribution date, unless the subordination agent has made interest drawings or a withdrawal from the cash collateral account for that class of pass through certificates in an amount sufficient to pay the interest and has distributed that amount to the relevant certificateholders. (Intercreditor Agreement, Section 1.1)

   "Reference Banks" means National Westminster Bank PLC, The Mitsubishi Trust and Banking Corporation and ABN AMRO Bank N.V.

   "Remaining Weighted Average Life" on a given date for any 747 leased equipment note, AFE Trust note or owned equipment note is the number of days equal to the quotient obtained under the following calculation:

   Calculation of Remaining Weighted Average Life:

  (1) divide the sum of each of the products obtained by multiplying:

    (a) the amount of each then remaining scheduled payment of principal of that 747 leased equipment note, AFE Trust note or owned equipment note, by

    (b) the number of days from and including that determination date to but excluding the date on which the payment of principal is scheduled to be made, by

  (2) the then outstanding principal amount of that 747 leased equipment note, AFE Trust note or owned equipment note. (Owned Aircraft Indentures, Section 1.01; AFE Trust Indenture, Section 1.01)

   "replacement liquidity facility" for any liquidity facility will mean an irrevocable revolving credit agreement in substantially the form of the replaced liquidity facility, including reinstatement provisions, or in such other form (which may include a letter of credit, surety bond, financial insurance policy or guaranty) as will permit the rating agencies to confirm in writing their respective ratings then in effect for the pass through certificates (before the downgrading of such ratings, if any, as result of the downgrading of the liquidity provider), in a face amount (or in an aggregate face amount) equal to the Required Amount for that liquidity facility. Without limitation of the form that a replacement liquidity facility otherwise may have, the replacement liquidity facility for any class of pass through certificates may have a stated expiration date earlier than 15 days after the final maturity date for that class so long as the replacement liquidity facility provides for a non-extension drawing. (Intercreditor Agreement, Section 1.1)

   "Required Amount" means, with respect to any liquidity facility or the cash collateral account, for any day and for any pass through trust, the aggregate amount of interest, calculated at the interest rate applicable to the pass through certificates issued by that pass through trust, that would be payable in respect of the pass through certificates on the three successive regular distribution dates following that day, or, if that day is a regular distribution date, on that day and the succeeding two regular distribution dates, in each case calculated on the basis of the pool balance of the pass through certificates issued by that pass through trust and without regard to expected future payments of principal on those pass through certificates. (Liquidity Facilities, Section 1.1)

   "Threshold Rating" means, with respect to the Class A-1 liquidity provider, the Class A-2 liquidity provider and the Class B liquidity provider, (i) a short-term unsecured debt rating of P-1 in the case of Moody's and A-1+, in the case of Standard & Poor's, and (ii) for any person who does not have a short-term unsecured debt rating from either or both the rating agencies, a long-term unsecured debt rating of Aa3, in the case of Moody's, and AA-, in the case of Standard & Poor's.

   "Triggering Event" refers to (1) defaults under all owned aircraft indentures and leased aircraft indentures that result in a PTC Event of Default on the most senior class of pass through certificates, (2) the acceleration of all of the outstanding owned equipment notes and leased equipment notes or (3) some bankruptcy or insolvency events involving United. (Intercreditor Agreement, Section 1.1)

                                  APPENDIX II

                               APPRAISAL LETTERS

[LOGO OF AIRCRAFT INFORMATION SERVICES, INC.]

22 June 2000

Ms. Swati Sharma
Sr. Staff Specialist - Corporate Finance
United Airlines
1200 East Algonquin Road
Elk Grove Township, IL 60007


Subject:  AISI Report No.: A0S039BVO
          AISI Sight Unseen Adjusted Base Value Appraisal
          Twenty Various Aircraft

Reference:   (a) Goldman, Sachs & Co Fax Message 24 April 2000
             (b) Goldman, Sachs & Co Telcon 10 May 2000
             (c) Goldman, Sachs & Co Telcon 08 June 2000
             (d) Goldman, Sachs & Co Telcon 22 June 2000


Dear Ms. Swati:

Aircraft Information Services, Inc. (AISI) is pleased to offer United Airlines our opinion of the sight unseen base value, adjusted to account for the young age of the fleet, of twenty aircraft as listed and defined in the above reference (a), (b), (c) and (d) messages and in Table I of this report.


1. Methodology and Definitions
   ---------------------------

The standard terms of reference for commercial aircraft value are 'half-life base market value' and 'half-life current market value' of an 'average' aircraft. Base value is a theoretical value that assumes a balanced market while current market value is the value in the real market; both assume a hypothetical average aircraft condition. AISI value definitions are consistent with the current definitions of the International Society of Transport Aircraft Trading (ISTAT), those of 01 January 1994. AISI is a member of that organization and employs an ISTAT Certified and Senior Certified Aircraft Appraiser.

AISI defines a 'base value' as that of a transaction between equally willing and informed buyer and seller, neither under compulsion to buy or sell, for a single unit cash transaction with no hidden value or liability, and with supply and demand of the sale item roughly in balance. Base


      Headquarters, 26072 Merit Circle, Suite 123, Laguna Hills, CA 92653
      TEL: 949-582-8888     FAX: 949-582-8887    E-MAIL: AISINews@aol.com

22 June 2000
AISI File No. A0S039BVO
Page - 2 -

values are typically given for aircraft in 'new' condition, 'average half-life' condition, or in a specifically described condition unique to a single aircraft at a specific time. An 'average' aircraft is an operable airworthy aircraft in average physical condition and with average accumulated flight hours and cycles, with clear title and standard unrestricted certificate of airworthiness, and registered in an authority which does not represent a penalty to aircraft value or liquidity, with no damage history and with inventory configuration and level of modification which is normal for its intended use and age. AISI assumes average condition unless otherwise specified in this report. 'Half-life' condition assumes that every component or maintenance service which has a prescribed interval that determines its service life, overhaul interval or interval between maintenance services, is at a condition which is one-half of the total interval. It should be noted that AISI and ISTAT value definitions apply to a transaction involving a single aircraft, and that transactions involving more than one aircraft are often executed at considerable and highly variable discounts to a single aircraft price, for a variety of reasons relating to an individual buyer or seller.

AISI defines a 'current market value', which is synonymous with the older term 'fair market value' as that value which reflects the real market conditions, whether at, above or below the base value conditions. Assumption of a single unit sale and definitions of aircraft condition, buyer/seller qualifications and type of transaction remain unchanged from that of base value. Current market value takes into consideration the status of the economy in which the aircraft is used, the status of supply and demand for the particular aircraft type, the value of recent transactions and the opinions of informed buyers and sellers. Current market value assumes that there is no short term time constraint to buy or sell.

AISI encourages the use of base values to consider historical trends, to establish a consistent baseline for long term value comparisons and future value considerations, or to consider how actual market values vary from theoretical base values. Base values are less volatile than current market values and tend to diminish regularly with time. Base values are normally inappropriate to determine near term values. AISI encourages the use of current market values to consider the probable near term value of an aircraft.

AISI determines an 'adjusted market value' by determining the value of known deviations from half-life condition, which may be better or worse than half-life condition, and to account for better or worse than average physical condition, and the inclusion of additional equipment, or absence of standard equipment.

2. Valuation
   ---------

Following is AISI's opinion of the base values for the twenty subject aircraft in 2000 US Dollars. Valuations are presented in Table I subject to the assumptions, definitions and disclaimers herein.

22 June 2000
AISI File No. A0S039BVO
Page - 3 -                                    Table I

-----------------------------------------------------------------------------------------------------------------------------
                                           Registration                                                   Adjusted Base Value
 Aircraft Model           Serial Number       Number       Delivery Date       Engine       MTOW (Lbs.)         2000 US$
-----------------------------------------------------------------------------------------------------------------------------
    B747-422                 24322            N171UA           Jun-89          PW 4056        875,000          $ 94,630,000**
-----------------------------------------------------------------------------------------------------------------------------
B757-222 Non Etop            26673            N567UA           Nov-92          PW 2037        240,000          $ 39,440,000**
-----------------------------------------------------------------------------------------------------------------------------
B757-222 Non Etop            26674            N568UA           Nov-92          PW 2037        240,000          $ 39,440,000**
-----------------------------------------------------------------------------------------------------------------------------
B757-222 Non Etop            26677            N569UA           Nov-92          PW 2037        240,000          $ 39,440,000**
-----------------------------------------------------------------------------------------------------------------------------
B757-222 Non Etop            26678            N570UA           Nov-92          PW 2037        240,000          $ 39,440,000**
-----------------------------------------------------------------------------------------------------------------------------
B757-222 Non Etop            26681            N571UA           Dec-92          PW 2037        240,000          $ 39,440,000**
-----------------------------------------------------------------------------------------------------------------------------
B757-222 Non Etop            26682            N572UA           Dec-92          PW 2037        240,000          $ 39,440,000**
-----------------------------------------------------------------------------------------------------------------------------
  B757-222 Etop              28749            N596UA           Mar-98          PW 2037        240,000          $ 53,470,000*
-----------------------------------------------------------------------------------------------------------------------------
    A320-232                  1104            N454UA           Nov-99         V2527-A5        169,754          $ 43,940,000*
-----------------------------------------------------------------------------------------------------------------------------
    A320-232                  1105            N455UA           Nov-99         V2527-A5        169,754          $ 43,950,000*
-----------------------------------------------------------------------------------------------------------------------------
    A320-232                  1128            N456UA           Dec-99         V2527-A5        169,754          $ 44,030,000*
-----------------------------------------------------------------------------------------------------------------------------
    A320-232                  1146            N457UA           Jan-00         V2527-A5        169,754          $ 45,680,000*
-----------------------------------------------------------------------------------------------------------------------------
    A320-232                  1163            N458UA           Feb-00         V2527-A5        169,754          $ 45,750,000*
-----------------------------------------------------------------------------------------------------------------------------
    A320-232                  1192            N459UA           Apr-00         V2527-A5        169,754          $ 45,850,000*
-----------------------------------------------------------------------------------------------------------------------------
   B767-322ER                29241            N673UA           Jan-00         PW 4052         360,000          $ 87,430,000*
-----------------------------------------------------------------------------------------------------------------------------
   B767-322ER                29242            N674UA           Apr-00         PW 4052         360,000          $ 87,780,000*
-----------------------------------------------------------------------------------------------------------------------------
   B777-222ER                30213            N207UA           Jul-99         PW 4090         640,000          $130,180,000*
-----------------------------------------------------------------------------------------------------------------------------
   B777-222ER                30214            N208UA           Nov-99         PW 4090         640,000          $130,630,000*
-----------------------------------------------------------------------------------------------------------------------------
   B777-222ER                30215            N209UA           Dec-99         PW 4090         640,000          $130,810,000*
-----------------------------------------------------------------------------------------------------------------------------
   B777-222ER                30216            N21OUA           Jan-00         PW 4090         640,000          $135,110,000*
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
Totals                                                                                                         $1,355,880,000
-----------------------------------------------------------------------------------------------------------------------------

          *Values adjusted due to relatively young age of aircraft.
         **These aircraft are not adjusted for actual maintenance condition.
           These aircraft are assumed to be in half life condition.

22 June 2000
AISI File No. A0S040BVO
Page - 4 -



Unless otherwise agreed by Aircraft Information Services, Inc. (AISI) in writing, this report shall be for the sole use of the client/addressee. This report is offered as a fair and unbiased assessment of the subject aircraft. AISI has no past, present, or anticipated future interest in the subject aircraft. The conclusions and opinions expressed in this report are based on published information, information provided by others, reasonable interpretations and calculations thereof and are given in good faith. Such conclusions and opinions are judgments that reflect conditions and values which are current at the time of this report. The values and conditions reported upon are subject to any subsequent change. AISI shall not be liable to any party for damages arising out of reliance or alleged reliance on this report, or for any parties action or failure to act as a result of reliance or alleged reliance on this report.



Sincerely,

AIRCRAFT INFORMATION SERVICES, INC.


/s/ John D. McNicol
John D. McNicol
Vice President
Appraisals & Forecasts

                                                       AvSOLUTIONS, Inc.
                                            ------------------------------------
                                            Aviation Solutions
                                                                   June 22, 2000


United Airlines
World Headquarters
P.O. Box 66100
Chicago, Illinois 60666


Ladies and Gentlemen,

     AvSOLUTIONS is pleased to provide this opinion on the base value, as of April 2000, of seven Boeing 757-200 aircraft, two Boeing 767-300 aircraft, four Boeing 777-200B (ER) aircraft, six Airbus Industrie A320-200 aircraft and one Boeing 747-400 aircraft (the aircraft). The Boeing 757-200 aircraft are powered by Pratt & Whitney PW2037 engines. The Boeing 767-300 aircraft are powered by Pratt & Whitney PW4052 engines. The Boeing 777-200B (ER) aircraft are powered by Pratt & Whitney PW4090 engines. The Airbus Industrie A320-200 aircraft are powered by International Aero Engines V2527-A5 engines. The Boeing 747-400 aircraft is powered by Pratt & Whitney PW4056 engines. The total of twenty aircraft either have already been delivered or will be delivered to United Airlines. A listing of the particular aircraft is provided as Attachment 1 of this document.

     Set forth below is a summary of the methodology, considerations and assumptions utilized in this appraisal.

BASE VALUE
----------

     Base value is the appraiser's opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its "highest and best use". An aircraft's base value is founded in the historical trend of values and in the projection of future value trends and presumes an arm's length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing.

CURRENT FAIR MARKET VALUE
-------------------------

     According to the International Society of Transport Aircraft Trading's (ISTAT) definition of Fair Market Value (FMV), to which AvSOLUTIONS subscribes, the quoted FMV is the appraiser's opinion of the most likely trading price that may be generated for an aircraft under the market circumstances that are perceived to exist at the time in question. The fair market value assumes that the aircraft is valued for its highest and best use, that the parties to the hypothetical sales transaction


       10687 Gaskins Way, Suite 200, Manassas, Virginia 20109-2371, USA
                   Telephone: 703-330-0461 Fax: 703-330-0581
                         Email: avsol@avsolutions.com

                                                                     AvSOLUTIONS
--------------------------------------------------------------------------------

Page 2
United Airlines


are willing, able, prudent and knowledgeable, and under no unusual pressure for a prompt sale, and that the transaction would be negotiated in an open and unrestricted market on an arm's length basis, for cash equivalent consideration, and given an adequate amount of time for effective market exposure to perspective buyers, which AvSOLUTIONS considers to be ten to twenty months.

APPRAISAL METHODOLOGY
---------------------

     The method employed by AvSOLUTIONS to appraise the current values of aircraft and the associated equipment addresses the factors that influence the market value of an aircraft, such as its age, condition, configuration, the population of similar aircraft, similar aircraft on the market, operating costs, cost to acquire a new aircraft, and the state of demand for transportation services.

     To achieve this objective, cross-sectional data concerning the values of aircraft in each of several general categories is collected and analyzed. Cross-sectional data is then postulated and compared with reported market values at a specified point in time. Such data reflects the effect of deterioration in aircraft performance due to usage and exposure to the elements, as well as the effect of obsolescence due to the evolutionary development and implementation of new designs and materials.

     The product of the analysis identifies the relationship between the value of each aircraft and its characteristics, such as age, model designation, service configuration and engine type. Once the relationship is identified, one can then postulate the effects of the difference between the economic circumstances at the time when the cross-sectional data were collected and the current situation. Therefore, if one can determine the current value of an aircraft in one category, it is possible to estimate the current values of all aircraft in that category.

     The manufacturer and size of the aircraft usually determine the specific category to which it is assigned. Segregating the world airplane fleet in this manner accommodates the potential effects of different size and different design philosophies.

     The variability of the data used by AvSOLUTIONS to determine the current market values implies that the actual value realized will fall within a range of values. Therefore, if a contemplated value falls within the specified confidence range, AvSOLUTIONS cannot reject the hypothesis that it is a reasonable representation of the current market situation.

                                                                     AvSOLUTIONS
-------------------------------------------------------------------------------


Page 3
United Airlines



LIMITING CONDITIONS AND ASSUMPTIONS
-----------------------------------

     In order to conduct this valuation, AvSOLUTIONS is solely relying on information as supplied by United Airlines and from data within AvSOLUTIONS' own database. In determining the base value of the subject total of twenty aircraft described above, the following assumptions have been researched and determined:


1. AvSOLUTIONS has not inspected these aircraft or their maintenance records; accordingly, AvSOLUTIONS cannot attest to their specific location or condition.

2. The aircraft either have already been delivered or will be delivered to United Airlines.

3. The aircraft will be certified, maintained and operated under United States Federal Aviation Regulation (FAR) part 121.

4. All mandatory inspections and Airworthiness Directives have been complied with.

5. The aircraft have no damage history.

6. The aircraft are in good condition.

7. AvSOLUTIONS considers the economic useful life of these aircraft to be at least 32 years.

8. The values presented in this report assume that each of the aircraft, and all of their major components, will be in at least a "half time/half life" condition as determined by the then-current maintenance programs. Half-time and half-life mean that half of the flying hours and/or cycles between major maintenance events on the airframes, engines and other components are available to be flown.


     Based upon the above methodology, considerations and assumptions, it is AvSOLUTIONS' opinion that the base values of each aircraft are as listed in attachment 1.

                                                                     AvSOLUTIONS
--------------------------------------------------------------------------------

Page 4
United Airlines



STATEMENT OF INDEPENDENCE
-------------------------


     This appraisal report represents the opinion of Aviation Solutions Inc. (AvSOLUTIONS) and is intended to be advisory in nature. Therefore, AvSOLUTIONS assumes no responsibility or legal liability for actions taken or not taken by the Client or any other party with regard to the subject aircraft. By accepting this report, the Client agrees that AvSOLUTIONS shall bear no responsibility or legal liability regarding this report. Further, this report is prepared for the exclusive use of the Client and shall not be provided to other parties without the Client's express consent.

     AvSOLUTIONS hereby states that this valuation report has been independently prepared and fairly represents the subject aircraft and AvSOLUTIONS' opinion of their values. AvSOLUTIONS further states that it has no present or contemplated future interest or association with the subject aircraft.


Signed,


/s/ Bryant Lynch
Bryant Lynch
Manager, Commercial Appraisals

                                                                     AvSOLUTIONS
--------------------------------------------------------------------------------
                                  ATTACHMENT 1
                            EETC COLLATERAL SUMMARY




------------------------------------------------------------------------------------------------------------------
Aircraft                             Tail          Delivery                   Serial        MTOW
 Number          Aircraft           Number          Mo/Yr        Engines      Number      (pounds)      Base Value
------------------------------------------------------------------------------------------------------------------
     1        Boeing 757-222        N567UA         Nov-92         PW2037       26673        240,000    $37,880,000
------------------------------------------------------------------------------------------------------------------
     2        Boeing 757-222        N568UA         Nov-92         PW2037       26674        240,000    $37,880,000
------------------------------------------------------------------------------------------------------------------
     3        Boeing 757-222        N569UA         Nov-92         PW2037       26677        240,000    $37,880,000
------------------------------------------------------------------------------------------------------------------
     4        Boeing 757-222        N570UA         Nov-92         PW2037       26678        240,000    $37,880,000
------------------------------------------------------------------------------------------------------------------
     5        Boeing 757-222        N571UA         Dec-92         PW2037       26681        240,000    $37,880,000
------------------------------------------------------------------------------------------------------------------
     6        Boeing 757-222        N572UA         Dec-92         PW2037       26682        240,000    $37,880,000
------------------------------------------------------------------------------------------------------------------
     7        Boeing 757-222        N596UA         Mar-98         PW2037       28749        240,000    $49,440,000
------------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------
Aircraft                             Tail           Delivery                  Serial        MTOW
 Number          Aircraft           Number           Mo/Yr       Engines      Number      (pounds)          Base Value
-----------------------------------------------------------------------------------------------------------------------
     8        Airbus A320-232       N454UA           Nov-99      V2527-A5      1104        169,754          $43,880,000
-----------------------------------------------------------------------------------------------------------------------
     9        Airbus A320-232       N455UA           Nov-99      V2527-A5      1105        169,754          $43,880,000
-----------------------------------------------------------------------------------------------------------------------
     10       Airbus A320-232       N456UA           Dec-99      V2527-A5      1128        169,754          $43,880,000
-----------------------------------------------------------------------------------------------------------------------
     11       Airbus A320-232       N457UA           Jan-00      V2527-A5      1146        169,754          $44,230,000
-----------------------------------------------------------------------------------------------------------------------
     12       Airbus A320-232       N458UA           Feb-00      V2527-A5      1163        169,754          $44,230,000
-----------------------------------------------------------------------------------------------------------------------
     13       Airbus A320-232       N459UA           Apr-00      V2527-A5      1192        169,754          $44,570,000
-----------------------------------------------------------------------------------------------------------------------

                                                                     AvSOLUTIONS
--------------------------------------------------------------------------------
                                 ATTACHMENT I
                            EETC COLLATERAL SUMMARY

                                    page 2

==========================================================================================
Aircraft                      Tail    Delivery             Serial     MTOW
 Number        Aircraft      Number    Mo/Yr     Engines   Number   (pounds)   Base Value
------------------------------------------------------------------------------------------
   14      Boeing 767-322*   N673UA    Jan-00     PW4052    29241    360,000   $81,120,000
------------------------------------------------------------------------------------------
   15      Boeing 767-322*   N674UA    Apr-00     PW4052    29242    360,000   $81,650,000
------------------------------------------------------------------------------------------

=================================================================================================
Aircraft                            Tail    Delivery             Serial     MTOW
 Number          Aircraft          Number    Mo/Yr     Engines   Number   (pounds)    Base Value
-------------------------------------------------------------------------------------------------
   16      Boeing 777-222B (ER)    N207UA    Jul-99     PW4090    30213    640,000   $132,130,000
-------------------------------------------------------------------------------------------------
   17      Boeing 777-222B (ER)    N208UA    Nov-99     PW4090    30214    640,000   $132,880,000
-------------------------------------------------------------------------------------------------
   18      Boeing 777-222B (ER)    N209UA    Dec-99     PW4090    30215    640,000   $132,880,000
-------------------------------------------------------------------------------------------------
   19      Boeing 777-222B (ER)    N210UA    Jan-00     PW4090    30216    640,000   $133,720,000
-------------------------------------------------------------------------------------------------

==========================================================================================
Aircraft                      Tail    Delivery             Serial     MTOW
 Number        Aircraft      Number    Mo/Yr     Engines   Number   (pounds)   Base Value
------------------------------------------------------------------------------------------
   20      Boeing 747-422    N171UA    Jun-89     PW4056    24322    875,000   $83,640,000
------------------------------------------------------------------------------------------

* This aircraft is structurally the same as a high gross weight (MTOW) Boeing 767-300ER. The aircraft was purchased to serve domestic routes, with limited MTOW of 360,000 pounds and limited engine thrust of 52,000 pounds (each engine). Potential future enhancement of this aircraft's capabilities by upgrading MTOW and engine thrust would necessitate the payment of fees to both Boeing and to Pratt & Whitney prior to recertification.

I. Introduction and Executive Summary

Morten Beyer & Agnew, Inc. (MBA), has been retained by United Airlines to determine the Current Base Value of 20 aircraft as the valuation pertains to the United Airlines 2000-1 EETC Securitization. The aircraft are further identified in Section II of this report.

In performing this valuation, MBA did not inspect the aircraft or the historical maintenance documentation, and we relied solely on information provided to us by United Airlines. Based on the information set forth further in this report, it is our opinion that the Current Base Value of this portfolio is $1,332,920,000 as noted in Section IV.

MBA uses the definition of certain terms, such as Current Market Value and Base Value, as promulgated by the Appraisal Program of International Society of Transport Aircraft Trading (ISTAT), a non-profit association of management personnel from banks, leasing companies, airlines, manufacturers, brokers, and others who have a vested interest in the commercial aviation industry and who have established a technical and ethical certification program for expert appraisers.

ISTAT defines Current Market Value (CMV) as the appraiser's opinion of the most likely trading price that may be generated for an aircraft under market conditions that are perceived to exist at the time in question. Current Market Value assumes that the aircraft is valued for its highest, best use; that the parties to the hypothetical sale transaction are willing, able, prudent and knowledgeable and under no unusual pressure for a prompt sale; and that the transaction would be negotiated in an open and unrestricted market on an arm's-length basis, for cash or equivalent consideration, and given an adequate amount of time for effective exposure to prospective buyers.

The ISTAT definition of Base Value (BV) has, essentially, the same elements of Market Value except that the market circumstances are assumed to be in a reasonable state of equilibrium. Thus, Base Value pertains to an idealized aircraft and market combination, but will not necessarily reflect the actual Current Market Value of the aircraft in question. BV is founded in the historical trend of values and is generally used to analyze historical values or to project future values.

                                                                         6/22/00

II. Aircraft

                                  Registration
Aircraft Type          MSN           Number          Delivery Date        MGTOW
================================================================================
B757-222              26673          N567UA             Nov-92           240,000
B757-222              26674          N568UA             Nov-92           240,000
6757-222              26677          N569UA             Nov-92           240,000
B757-222              26678          N570UA             Nov-92           240,000
6757-222              26681          N571UA             Dec-92           240,000
B757-222              26682          N572UA             Dec-92           240,000
B757-222              28749          N596UA             Mar-98           240,000

A320-232               1104          N454UA             Nov-99           169,754
A320-232               1105          N455UA             Nov-99           169,754
A320-232               1128          N456UA             Dec-99           169,754
A320-232               1146          N457UA             Jan-00           169,754
A320-232               1163          N458UA             Feb-00           169,754
A320-232               1192          N459UA             Apr-00           169,754

B767-322ER            29241          N673UA             Jan-00           360,000
B767-322ER            29242          N674UA             Apr-00           360,000

B777-222B             30213          N207UA             Jul-99           640,000
B777-222B             30214          N208UA             Nov-99           640,000
B777-222B             30215          N209UA             Dec-99           640,000
B777-222B             30216          N21OUA             Jan-00           640,000

B747-422              24322          N171UA             Jun-89           875,000

                                       2                                 6/22/00

III. Current Market Conditions

                                Boeing 757-200

The B-757 was conceived in 1978 as the successor to the B-727. First deliveries took place in late 1982 as B-727 production was terminated. The aircraft was somewhat slow in penetrating the market, as it came on-line in the depression of the early 1980s, but has seen accelerating popularity in the late 1980s and 90s. The aircraft is offered in two engine configurations, Rolls Royce and Pratt & Whitney. The aircraft's popularity has increased as airlines have grown to appreciate its fuel economy and operating efficiency. As of January 1, 2000, the Rolls version had the greater market share, with 464 deliveries and 20 on order, compared with 336 deliveries and 52 orders/options for the P&W version. Both versions have achieved decent operator bases, with 42 airlines ordering the RR version and 16 the P&W. A cargo version known as the PF (package freighter) is also in production with 80 already produced and none on order. United Parcel Service was the major purchaser, ordering 35 P&W powered models, and then 40 more Rolls Royce powered configurations along with 41 options. All B-757-20OPFs currently on order have already been delivered. There has also been one combi aircraft.

The B-757's capabilities have grown in the 18 years it has been produced, and it is currently available at much higher gross weights and in an ER (extended range) version used by several European carriers in transatlantic operations. In late 1995 and 1996 a total of three B-757s were lost in accidents, with crew reactions to emergency situations considered to be the probable cause. In the prior 15 years only one had been lost in a hijacking situation in China.

The economic superiority of the B-757 over the smaller narrow bodies (B-737 and MD-80) suggests that the heaviest casualties may befall these latter aircraft, and that the airlines will tend to move up to the B-757. The major competitor to the B-757 is not the smaller American twins, but rather the Airbus A319/320/321 series (particularly the A321, which is marginally smaller than the B-757). The Airbus narrow body series has piled up an impressive order backlog, and is increasingly penetrating the U.S. market, as seen by USAir's recent order for up to 400--at the expense of the then-existing Boeing options. Current operating costs suggests that the A320 is up to 25 percent more efficient than the B-737s or MD-80s, and even equal to, or superior to, the B-757, but now Boeing's own B-737-800/-900s also challenge the B-757 from below.

In the final analysis, the B-757 is assured of a firm share of the aircraft market for many years to come in both passenger and cargo configuration. It has excellent environmental characteristics has not experienced technical difficulties and also should meet Stage 4 noise levels.

                                       3                                 6/22/00

Economics

The MBA Model shows the 757 to be one of the most efficient aircraft of any type, size, or age. Its combination of capacity, low fuel consumption and reasonable price all contribute to its outstanding economics. We expect that the B-757 will prove to be one of the strongest players in the residual value market for the next two decades.


                              ------------------
                              Airbus A320 Family
                              ------------------


The A320 was Airbus' first all new design since the launch of the original A300 in 1971. The program was initiated in 1983 and logged almost 400 orders prior to first delivery in 1988. The A320s are now offered with both the CFM-56 and the IAE V-2500 engine, with the CFM version having a long head start, but the V2500 gaining. At 12/31/99, 792 A320s have been delivered and 495 more are on order. There are 176 outstanding orders (35.56 percent of the A320 total) and numerous options held by nine leasing companies. The A320 has achieved a wide market base on all continents, with a total of 79 current operators.

The A319 is the opposite of the stretched A321--that is, a truncated version of the original aircraft. The program was officially launched with a modest six-aircraft order by leasing giant ILFC in late 1992. Prospects were not encouraging as more than one year went by before subsequent orders were placed. However, Air Canada provided a major boost to Airbus with an order of 34 A319s in April 1994 (all now delivered). Ironically, the carrier had reportedly decided against ordering new aircraft to replace its aging DC-9 fleet when Fokker Aircraft convinced the carrier to re-examine the benefits of new airframes. ACA Chairman Hollis Harris agreed, but Fokker lost the battle to its European competitor. As of the end of 1999, 583 A319s have been ordered, 206 delivered, and there are 377 outstanding orders.

The Northwest and Air Canada situations are significant due to the Airbus family concept factor, (common type ratings and minimal differences training for pilots of the A318 through A340 aircraft), which is the core of the manufacturer's goal to develop entire fleets with major carriers. Air Canada, which operates A320s already, chose this Airbus concept with both the A319 order and a 13-plane A340 order as well. Northwest Airlines, which operates 70 A320s (and has 12 on order) ordered 68 A319s and switched their A340 order for 16 A330s for delivery beyond 2000.

Other carriers, including Air France Groupe and Lufthansa, have each ordered six types of Airbuses, and currently operate 116 and 114 Airbus aircraft respectively, and other major European operators are Swissair (54) and Iberia
(46). However, the European influence might tilt decision-makers at airlines such as these. Airbus believes its concept will give its new designs significant advantages over Boeing aircraft, and the 1999 order books, indicate it is doing just that. MBA believes the combination of extremely efficient

                                       4                                 6/22/00
designs and the inherent savings in training and other costs make the Airbus family an attractive avenue for an entire fleet refurbishment, as US Airways' commitment for 400-some aircraft (including options) appears to justify.

The A320 family incorporates an increased amount of composites in its secondary structure compared to older jets, a complete fly-by-wire control system, and a computerized flight management system which, when engaged, virtually precludes putting the aircraft into stalls or other extreme conditions. This system has been blamed by some for two early incidents in which the crews placed the aircraft in an untenable position close to the ground with the system disconnected and from which it was unable to recover. These two aircraft were totally cleared by the airworthiness authorities, as well as one involved in a third incident in which the crew made a below-minimum approach in bad weather and struck high ground. This third aircraft had no ground proximity warning device installed, a device now required by the French government and long required by many others. In general, all these components have held up well in service, and the reliability of the aircraft has been excellent.

United's 1994 order for 50 A320s plus options (subsequently increased to 86) was announced as a B-727 replacement, of which United operated 75 in late 1999. United has 30 A320s and 19 A319s on order. It is obvious that other airlines will use their large orders to surplus older aircraft as well. Alitalia, with 22 A321s in service and three on order, is replacing its fleet of MD-82s. As mentioned, Air Canada's commitments for the A319 are rapidly replacing its fleet of DC-9s. Thus the advent of the A320 family is hastening the retirement of older, far less efficient jets. The A320s currently in service are operating at seat mile costs as low as half of that for older aircraft. The combination of all the above factors leads us to believe the A320 family will enjoy a long production run and in-service useful life, with strong residual values.

The A320 also offers the advantage of being able to carry seven LD-3 cargo containers--a feat not even the B-767 can perform. The fuselage is approximately 10 inches wider than that of the B-727/B-737/B-757 series, offering wider aisles and roomier seats--a feature much appreciated by passengers. There are no cargo or Combi models currently offered by Airbus, although such a configuration is obviously possible. The exception is the A300 'Beluga' outsized special cargo aircraft, which is already being leased for commercial applications but is primarily in service for Airbus.

Economics

The A320/321 vies with the B-757 for top honors as the most efficient aircraft in service. Great fuel efficiency, new technology design and low operating cost parameters all combine to give these aircraft among the lowest seat mile costs of any being built or in service. The MBA Model indicates that both will produce very satisfactory operating and net ratios well into the next century. The A319 will not be quite as favorable, as is the case with most truncated derivatives (747SP, L1011-500), but is accumulating new orders at a strong rate--255 during the past two years, lifting the backlog to 377 as of 1/1/00.

The aircraft has shown an increasingly wide market penetration, and is also a more likely choice for carriers with A330s or A340s that find a need for narrow bodies and vice versa. Delivery slots will not be available in quantity for several years.

                                       5                                 6/22/00

                               ----------------
                               Boeing 767-300ER
                               ----------------


The twin-aisle semi-wide body B-767 was launched in 1978 and entered service in 1982. The aircraft has undergone significant development in terms of gross weight and capacity, affecting payload and range. The initial model, the B-767-200, offered a MTOGW of 280,000 pounds, while the current 767-300ER is certified at 412,000 pounds. Early development extended the range of the -200 as the ER model, enabling it to fly the Atlantic nonstop. Initial routings were circuitous, since the aircraft had to stay within 90 minutes of a landing place. But as experience was gained, the FAA and international authorities approved ETOPS (extended range twin-engine over water operations), and more direct routes became possible. The first production models of the larger 767-300 were delivered in 1986 in domestic configuration, soon to be followed by successively higher gross weight Extended Range (ER) models.

Orders for the -200 slowed to a trickle following the introduction of the -300, and it is probable that production of this model will be discontinued in the near future, despite Continental's recent order. Much of the success of the B-767 program is attributable to ETOPS operations, where these aircraft (and the A310) have replaced B-747s, DC-10s and L-1011s on many long flights. So far there have been no untoward incidents under the ETOPS programs. The 767 has an exemplary overall safety record, with only three flight accidents--one attributed to inadvertent thrust reverser deployment on a Lauda Air 767-300 over Bangkok, one Ethiopian -200 lost in a hijacking incident in the Comoro Islands in 1996, and the third was the recent Egypt Air accident off the coast of Nantucket.

Economics

The MBA Model indicates that it is hard to make money with the B-767. Satisfactory margins are achieved only by classifying the B-767 as a narrow body in terms of seating capacity. By definition, MBA has assumed that only 67.5 percent of maximum certified seating is installed in a wide body, compared to 85 percent in a narrow body. This is in accord with industry experience. By making this narrow body assumption, we increased the available seating of the B-767-300 from 218 to 247. Interestingly, this compares with the experience of American and Delta in their -300s. American uses theirs both domestically and internationally, and has 215 seats installed. Delta's are all used domestically and have 248 seats.

In the long term, the relatively high seat mile costs of the B-767s will make them less desirable in the used market, and the demand for and price of these aircraft will decline further than that of more desirable types. Their residual values will also be impaired, and they will move into the cargo market.

                                       6                                 6/22/00

MBA has classified the aircraft as having seven-abreast seating. Interestingly, British tour operators utilize the aircraft in an eight-abreast configuration, thus increasing potential maximum seating from 290 seats in our model to 375 seats claimed by Boeing. With 375 seats, the B-767-300 becomes a potent economic competitor. However, until the industry shows more signs of utilizing this capability we will continue to use the conventional capacity.


                                --------------
                                Boeing 777-200
                                --------------


The B-777 is currently the world's largest wide body twin. It is Boeing's answer to the A330 and, to a lesser extent, the Douglas MD-11, both of which filled a gap between Boeing's B-767 and B-747 lines. The A330 and MD-11 had the distinct marketing advantage of being in service from two and seven years respectively before the B-777, and already had large order books and client lists. Boeing is playing catch-up in this market segment, but is doing it with a typical Boeing combination of power and finesse. Only five years since its introduction, 261 have been delivered with 191 on order. However, 1999 orders were a mere 23 aircraft, compared with 83 deliveries.

The initial B-777 design was the -200A followed by the -200B (formerly called the IGW - Increased Gross Weight) and featured all three major high by-pass engines: the P&W 4074, the Rolls Royce Trent 871, and the General Electric 90-B3. Gross weight has been increased to 545,000 pounds for the -200, 633,000 pounds for the -200B and 660,000 for the -300. A maximum seating capacity of 440 passengers is available in the -200/-200B model and 550 in the newly announced -300 version. Fair Market Values for 2000 deliveries of the -200 versions are $117.7 and $125.5 million, respectively, while the -300 is expected to premier at $146.0 million.

Production of the low gross version is expected to cease after the -300 is debuted, but it will coexist, even as the increased capacity B-767-400ER moves into the lower end of the B-777 capacity market.

To an increasing degree, Boeing is competing against itself as it offers an even more variegated selection of aircraft derivatives.

Economics

The B-777 has operating characteristics and seat mile costs very comparable to the A330 and considerably better than the MD-11, according to the MBA economic model. It particularly appeals to the large segment of the market which traditionally buys Boeing. Helped by the normal maintenance-free ride of new aircraft, United reported 1998 B777-200 DOCs at 3.01(cent) per ASM, the cheapest in its fleet, and 13.3 percent below the B747-

                                       7                                 6/22/00

400. Ownership costs as a percent of DOCs were: 747-400--27.7 percent, and 777-200--20.3 percent in 1998.

The 777 has the initial advantage of low maintenance costs, an all-new technological design, a two-man crew, low specific fuel consumption, and high capacity. Its operating margin and net margin after financial costs is among the best of all aircraft types, even though the projected lease costs are 28 percent of total operating expense. The aircraft may require some modification of airport gate facilities to handle its great wing span (folding wings are available at extra cost, but no one has ordered them). The 777 is well-suited to meet airline expansion needs in markets where added frequencies are no longer possible due to slot and gate facility restrictions.


                                --------------
                                Boeing 747-400
                                --------------


The B-747-400 is the current state-of-the-art model of the 747 family. It is offered with all three-engine manufacturers' power plants in passenger, Combi, and cargo models. 512 -400s have been built as of January 1, 2000, and 66 remain on order. The aircraft incorporates all of the design improvements developed over the life of the 747 program, including the extended upper deck, a two-pilot glass cockpit, a gross weight of 883,000 pounds at takeoff, and a range of up to 8,000 statute miles. The operator list is surprisingly thin in terms of numbers of airlines, but some individual fleets are huge. The -400 had a total of 33 operators (21 passenger only, 3 combi only, and 9 both) as of December 1999, including British Airways with 57 in service, and Singapore Airlines, with 37 in service and 5 on order. Boeing produced 47 B-747-400s of all types in 1999, but will cut production. A low gross weight, high-density model, designated as the -400D, is also offered and is being used in the Japanese domestic market.

The continuing flow of new B-747-400s has created a surplus of older B-747-100s, -200s, and -300s on the market. Until recently the new -400s have gone to meet the pent-up demand for capacity. Half of the aircraft in service and on order are from the Pacific Rim carriers, not counting 100 ordered by United and Northwest for the same area and the fleets of the European carriers that will be deployed on Pacific routes where demand is recovering.

We consider the long-term value of the 747-400 series to be virtually bulletproof, even when Airbus builds its A3XX. It has suffered in the short term because of forced sales in a down market, but its operational capabilities, strong development history, and large market presence assure it a leading role in the aircraft market for the next several decades.

                                       8                                 6/22/00

Economics

The MBA Economic Model shows both the new B-747-400 all-passenger and Combi models. Operating margins are very high, but are largely offset at the net level by the high costs of ownership. This effectively mandates utilization in long haul, high utilization markets--which, of course, are what the aircraft was built for. But in the event of low load factors and/or yields, the heavy financial burden will be felt more strongly than with a cheaper, older aircraft.

                                       9                                 6/22/00

IV.  Valuation

In developing the Current Base Value of this aircraft, MBA did not inspect the aircraft or its historical maintenance documentation, but relied on partial information supplied by the Client. Therefore, we used certain assumptions that are generally accepted industry practice to calculate the value of aircraft when more detailed information is not available. The principal assumptions are as follows, for each aircraft:

     1. The aircraft is in good overall condition and to be considered new if not almost new.
     2. The overhaul status of the airframe, engines, landing gear and other major components are the equivalent of mid-time/mid-life unless otherwise specified.
     3. The historical maintenance documentation has been maintained to acceptable international standards.
     4. The specifications of the aircraft are those most common for an aircraft of its type and vintage.
     5.   The aircraft is in a standard airline configuration.
     6. The aircraft is current as to all Airworthiness Directives and Service Bulletins.
     7. Its modification status is comparable to that most common for an aircraft of its type and vintage.
     8.   Its utilization is comparable to industry averages.
     9.   There is no history of accident or incident damage.
     10.  No accounting is made for lease obligations or terms of ownership.

                                      10                                 6/22/00

                        Registration                             Current Base
Aircraft Type     MSN      Number      Delivery Date    MGTOW        Value
=============================================================================
B757-222         26673     N567UA          Nov-92      240,000       40.36
B757-222         26674     N568UA          Nov-92      240,000       40.36
B757-222         26677     N569UA          Nov-92      240,000       40.36
B757-222         26678     N570UA          Nov-92      240,000       40.36
B757-222         26681     N571UA          Dec-92      240,000       40.52
B757-222         26682     N572UA          Dec-92      240,000       40.52
B757-222         28749     N596UA          Mar-98      240,000       53.19

A320-232          1104     N454UA          Nov-99      169,754       43.00
A320-232          1105     N455UA          Nov-99      169,754       43.00
A320-232          1128     N456UA          Dec-99      169,754       43.17
A320-232          1146     N457UA          Jan-00      169,754       43.35
A320-232          1163     N458UA          Feb-00      169,754       43.43
A320-232          1192     N459UA          Apr-00      169,754       43.61

B767-322ER       29241     N673UA          Jan-00      360,000       87.55
B767-322ER       29242     N674UA          Apr-00      360,000       88.10

B777-222B        30213     N207UA          Jul-99      640,000      126.31
B777-222B        30214     N208UA          Nov-99      640,000      128.38
B777-222B        30215     N209UA          Dec-99      640,000      128.90
B777-222B        30216     N21OUA          Jan-00      640,000      129.44

B747-422         24322     N171UA          Jun-89      875,000       89.01

Values in ($000,000)                                    Total     1,332.92

                                      11                                 6/22/00

V.   Covenants

This report has been prepared for the exclusive use of United Airlines and shall not be provided to other parties by MBA without the express consent of United Airlines.

MBA certifies that this report has been independently prepared and that it fully and accurately reflects MBA's opinion as to the Current Base Value. MBA further certifies that it does not have, and does not expect to have, any financial or other interest in the subject or similar aircraft.

This report represents the opinion of MBA as to the Current Base Value of the subject aircraft and is intended to be advisory only in nature. Therefore, MBA assumes no responsibility or legal liability for any actions taken or not taken by United Airlines or any other party with regard to the subject aircraft. By accepting this report, all parties agree that MBA shall bear no such responsibility or legal liability.


                                      PREPARED BY:


                                      /s/ Bryson P. Monteleone
                                      Bryson P. Monteleone
                                      Director of Operations

                                      REVIEWED BY:


                                      /s/ Morten S. Beyer
                                      Morten S. Beyer, Appraiser Fellow
                                      Chairman and CEO
                                      ISTAT Certified Senior Appraiser

#00198

                                      12                                 6/22/00

                                  APPENDIX III

                 757 LEASED EQUIPMENT NOTES PRINCIPAL PAYMENTS

                               757-222 N567UA   757-222 N568UA   757-222 N569UA
                              ---------------- ---------------- ----------------
                              Leased Equipment Leased Equipment Leased Equipment
                              Notes Principal  Notes Principal  Notes Principal
            Date                  Payments         Payments         Payments
            ----              ---------------- ---------------- ----------------
January 1, 2001..............     $ 145,358.52     $ 145,358.52     $ 145,358.52
July 1, 2001.................       822,223.88       822,223.88       822,223.88
January 1, 2002..............        10,000.00        10,000.00        10,000.00
July 1, 2002.................       819,247.84       819,247.84       819,247.84
January 1, 2003..............        32,507.20        32,507.20        32,507.20
July 1, 2003.................       845,146.10       845,146.10       845,146.10
January 1, 2004..............     1,398,519.96     1,398,519.96     1,398,519.96
July 1, 2004.................        10,000.00        10,000.00        10,000.00
January 1, 2005..............     1,735,024.55     1,735,024.55     1,735,024.55
July 1, 2005.................        10,000.00        10,000.00        10,000.00
January 1, 2006..............     1,767,835.17     1,767,835.17     1,767,835.17
July 1, 2006.................        10,000.00        10,000.00        10,000.00
January 1, 2007..............     2,377,666.26     2,377,666.26     2,377,666.26
July 1, 2007.................        10,000.00        10,000.00        10,000.00
January 1, 2008..............     2,562,612.34     2,562,612.34     2,562,612.34
July 1, 2008.................        10,000.00        10,000.00        10,000.00
January 1, 2009..............     3,453,062.86     3,453,062.86     3,453,062.86
July 1, 2009.................        10,000.00        10,000.00        10,000.00
January 1, 2010..............     3,814,425.94     3,814,425.94     3,814,425.94
July 1, 2010.................        10,000.00        10,000.00        10,000.00
January 1, 2011..............     4,427,720.24     4,427,720.24     4,427,720.24
July 1, 2011.................     4,727,146.81     4,727,146.81     4,727,146.81

                               757-222 N570UA   757-222 N571UA   757-222 N572UA
                              ---------------- ---------------- ----------------
                              Leased Equipment Leased Equipment Leased Equipment
                              Notes Principal  Notes Principal  Notes Principal
            Date                  Payments         Payments         Payments
            ----              ---------------- ---------------- ----------------
January 1, 2001..............     $ 145,358.52     $  58,169.33     $  58,169.33
July 1, 2001.................       822,223.88       874,862.99       874,862.99
January 1, 2002..............        10,000.00        10,000.00        10,000.00
July 1, 2002.................       819,247.84       900,718.70       900,718.70
January 1, 2003..............        32,507.20        10,000.00        10,000.00
July 1, 2003.................       845,146.10       867,238.82       867,238.82
January 1, 2004..............     1,398,519.96     1,279,409.63     1,279,409.63
July 1, 2004.................        10,000.00        17,901.16        17,901.16
January 1, 2005..............     1,735,024.55     1,754,021.26     1,754,021.26
July 1, 2005.................        10,000.00        10,000.00        10,000.00
January 1, 2006..............     1,767,835.17     1,763,629.08     1,763,629.08
July 1, 2006.................        10,000.00        10,000.00        10,000.00
January 1, 2007..............     2,377,666.26     1,917,380.04     1,917,380.04
July 1, 2007.................        10,000.00        10,000.00        10,000.00
January 1, 2008..............     2,562,612.34     3,097,060.22     3,097,060.22
July 1, 2008.................        10,000.00        10,000.00        10,000.00
January 1, 2009..............     3,453,062.86     3,464,265.92     3,464,265.92
July 1, 2009.................        10,000.00        10,000.00        10,000.00
January 1, 2010..............     3,814,425.94     3,828,169.25     3,828,169.25
July 1, 2010.................        10,000.00        10,000.00        10,000.00
January 1, 2011..............     4,427,720.24     4,464,074.73     4,464,074.73
July 1, 2011.................     4,727,146.81     4,731,695.37     4,731,695.37

                                     III-1

                                  APPENDIX IV

                      747 LEASED EQUIPMENT NOTE PRINCIPAL
                  PAYMENTS, AFE TRUST NOTE PRINCIPAL PAYMENTS
                  AND OWNED EQUIPMENT NOTE PRINCIPAL PAYMENTS

                                   APPENDIX V

                    LOAN TO VALUE RATIOS OF EQUIPMENT NOTES

PROSPECTUS


[UAL LOGO]         United Airlines

                           PASS THROUGH CERTIFICATES

  Pass through trusts formed by United may offer for sale up to $1,500,000,000 of pass through certificates from time to time under this prospectus and one or more prospectus supplements. Each pass through certificate will represent an interest in a pass through trust. The property of the pass through trust will include equipment notes issued by:

  . a trust to finance or refinance a portion of the purchase price of an aircraft that has been or will be leased to United as part of a leveraged lease transaction; or

  . United to finance or refinance all or a portion of the purchase price of an aircraft owned or to be purchased by United.

  Equipment notes issued by a trust are without recourse to United. Equipment notes issued by United are with recourse to United. For each aircraft, the owner trustee or United will issue one or more equipment notes with an interest rate, final maturity date and ranking of priority of payment described in a prospectus supplement.

  The pass through trustee will distribute to the holders of pass through certificates the interest paid on the equipment notes held in the related pass through trust on the dates and at the rates indicated in a prospectus supplement. Holders of pass through certificates will also receive distributions of the principal paid on the equipment notes in scheduled amounts and on dates specified in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, we will not list the pass through certificates on any national securities exchange.

                                  -----------

  United will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

                                  -----------

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                                  -----------

                 The date of this Prospectus is July 19, 2000.

                             ABOUT THIS PROSPECTUS

   This prospectus is part of a registration statement that contains two forms of prospectus to be used in connection with offerings of debt securities or pass through certificates. This prospectus provides you with a general description of pass through certificates that we may offer. Each time that we sell pass through certificates, we will provide a prospectus supplement that will contain specific information about the terms of that offering.

   You should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement. United has not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. United is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information United has previously filed with the Securities and Exchange Commission and incorporated by reference, is accurate as of the date on the front of those documents only. United's business, financial condition, results of operations and prospects may have changed since those dates.

                      WHERE YOU CAN FIND MORE INFORMATION

   United Air Lines, Inc. files reports, proxy statements and other information with the SEC. You may access United's SEC filings over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document United files at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 to obtain information on the operation of the public reference room.

   United has filed with the SEC under the Securities Act of 1933 a registration statement on Form S-3 relating to the securities. For further information on United and the securities, you should refer to the registration statement and its exhibits. This prospectus and the related prospectus supplement summarizes material provisions of contracts and other documents that United refers you to. Since the prospectus and the related prospectus supplement may not contain all the information that you may find important, you should review the full text of these documents. United has included forms of these documents as exhibits to the registration statement or incorporated them by reference into this prospectus.

             INCORPORATION OF INFORMATION UNITED FILES WITH THE SEC

   United is "incorporating by reference" certain information it files with the SEC into this prospectus, which means:

  . incorporated documents are considered part of this prospectus;

  . United can disclose important information to you by referring you to those documents; and

  . information that United files with the SEC will automatically update and supersede this prospectus.

   United incorporates by reference its Annual Report on Form 10-K for the fiscal year ended December 31, 1998, its Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1999 and June 30, 1999, and its Current Report on Form 8-K dated October 19, 1999, which United filed with the SEC under the Securities Exchange Act of 1934.

   United also incorporates by reference each of the following documents that United will file with the SEC after the date of the initial filing of the registration statement with the SEC and prior to effectiveness of the registration statement or after the date of this prospectus but before the end of the offering of the securities:

  . Reports filed under Sections 13(a) and (c) of the 1934 Act,

  . Definitive proxy or information statements filed under Section 14 of the 1934 Act in connection with any subsequent stockholders' meeting, and

  . Any reports filed under Section 15(d) of the 1934 Act.

   You may request a copy of any filings referred to above, at no cost, by writing or telephoning United at the following address:

                           Corporate Secretary's Office
                           United Air Lines, Inc.--WHQLD
                           P.O. Box 66100
                           Chicago, Illinois 60666
                           (847) 700-4453.

                   REPORTS TO PASS THROUGH CERTIFICATEHOLDERS

   The pass through trustee under each pass through trust will provide the certificateholders of each pass through trust with periodic statements concerning the distributions made from that pass through trust. See "Description of the Certificates--Reports to Certificateholders" for a description of these periodic statements.

                                  THE COMPANY

   United Air Lines, Inc., was incorporated under the laws of the State of Delaware on December 30, 1968. The world headquarters of the Company are located at 1200 East Algonquin Road, Elk Grove Township, Illinois 60007. The Company's mailing address is P.O. Box 66100, Chicago, Illinois 60666. The telephone number for the Company is (847) 700-4000.

   United is the principal subsidiary of UAL Corporation, a Delaware corporation, and is wholly owned by UAL. United accounted for virtually all of UAL's revenues and expenses in 1999. United is a major commercial air transportation company, engaged in the transportation of persons, property and mail throughout the United States and abroad.

   During 1999, United carried, on average, more than 243,000 passengers per day and flew more than 125 billion revenue passenger miles. It is the world's largest airline as measured by revenue passenger miles flown, providing passenger service in 26 countries.

   United operates a global network, which encompasses major cities such as Chicago, Denver, Los Angeles, New York, Miami, San Francisco, Washington-Dulles, D.C., in the U.S., and Buenos Aires, Frankfurt, Hong Kong, London, Mexico City, Paris, Sao Paulo, Sydney and Tokyo in the international markets. United's network, supplemented with strategic airline alliances, provides comprehensive transportation service within North America (the domestic segment), within Latin America, Europe, and the Pacific (the international segment), and between these two segments. Operating revenues attributed to United's North America segment were approximately $12.5 billion in 1999, $12.0 billion in 1998, and $11.2 billion in 1997. Operating revenues attributed to United's international segment were approximately $5.5 billion in 1999, $5.5 billion in 1998, and $6.1 billion in 1997.

   Since October 1994, United has operated a service, United Shuttle, within its domestic segment. This service is designed to provide both affordable and profitable air service in highly competitive markets, as well as critical feed traffic. United Shuttle is principally concentrated on the West Coast and in Denver. United Shuttle offers approximately 500 daily flights on 30 routes among 22 cities in the western United States.

                    OUTLINE OF PASS THROUGH TRUST STRUCTURE

   Each series of pass through certificates will be issued by a separate pass through trust. Each separate pass through trust will be formed under a supplemental agreement, between United and the pass through trustee named in the series supplement, to a Pass Through Trust Agreement between United and the pass through trustee. All pass through certificates issued by a particular pass through trust will represent fractional undivided interests in that pass through trust. The trust property held in each pass through trust will consist of (a) equipment notes issued by United in connection with financing or refinancing the purchase of one or more aircraft, (b) equipment notes issued by one or more trusts in connection with the financing or refinancing one or more leveraged lease transactions, as specified in the applicable prospectus supplement, and (c) any other property described in the applicable prospectus supplement.

   United or the owner trustee may issue one or more equipment notes in connection with each purchase or leveraged lease transaction. Each equipment note may have different interest rates and final maturity dates and rankings of priority of payment. Concurrently with the execution and delivery of each series supplement, the pass through trustee, on behalf of the related pass through trust, will enter into one or more agreements under which it will purchase one or more equipment notes. Unless otherwise provided in a prospectus supplement, the equipment notes that constitute the property of a pass through trust will have the same interest rates as the interest rates on the pass through certificates issued by the pass through trust and the same priority of payment relative to each of the other equipment notes held by the pass through trust. Unless otherwise provided in a prospectus supplement, the latest maturity date for the equipment notes will occur on or before the final distribution date applicable to the pass through certificates issued by the pass through trust holding those equipment notes.

   For each pass through trust, the total amount of the pass through certificates will equal the total principal amount of the equipment notes constituting the trust property of the pass through trust. The pass through trustee will distribute payments of principal, any premium and interest, received by it as holder of the equipment notes to the certificateholders of the pass through trust that hold those equipment notes.

                                USE OF PROCEEDS

   The pass through trustee will use proceeds from the sale of pass through certificates issued by a pass through trust to purchase equipment notes. The equipment notes are or will be issued by:

  . a trust to finance or refinance a portion of the purchase price of an aircraft that has been or will be leased to United, or

  . United to finance or refinance all or a portion of the purchase price of an aircraft owned or to be purchased by United.

   For each leased aircraft, the owner trustee will issue the related equipment notes, as nonrecourse obligations, and authenticated by a bank or trust company, as indenture trustee under either a separate supplement to an existing trust indenture and security agreement between the owner trustee and the indenture trustee or a separate trust indenture and security agreement. Each trust indenture and security agreement is referred to in this prospectus as a "Leased Aircraft Indenture". The owner trustee will also obtain a portion of the funding for the leased aircraft from an equity investment of an owner participant(s). A leased aircraft may also be subject to other financing arrangements that will be described in the applicable prospectus supplement. In connection with the refinancing of a leased aircraft, the owner trustee may refinance the existing equipment notes through the issuance of notes by a separate trust, which will be described in the applicable prospectus supplement.

   We will issue the equipment notes relating to owned aircraft under either a separate supplement to an existing trust indenture and mortgage or a separate trust indenture and mortgage. Each trust indenture and mortgage is referred to in this prospectus as an "Owned Aircraft Indenture". The term "Indenture" refers to any Leased Aircraft Indenture and any Owned Aircraft Indenture.

   If the pass through trustee does not use the proceeds of any offering of pass through certificates to purchase equipment notes on the date of issuance of the pass through certificates, it will hold the proceeds for the benefit of the holders of the related pass through certificates under arrangements that we will describe in the applicable prospectus supplement. If the pass through trustee does not subsequently use any portion of the proceeds to purchase equipment notes by the date specified in the applicable prospectus supplement, it will return that portion of the proceeds to the holders of the related pass through certificates.

   In addition, pass through certificates may be offered subject to delayed aircraft financing arrangements, such as the following:

  . a pass through trust may purchase equipment notes issued by an owner trustee prior to the purchase of an aircraft by the owner trustee or the commencement of the related Lease to United.

  . a pass through trust may purchase equipment notes issued by United prior to the expected delivery date of an owned aircraft.

  . the funds may be invested with a depositary or represented by escrow receipts until used to purchase equipment notes.

   In these circumstances, the prospectus supplement will describe how the proceeds of the pass through certificates will be held or applied during any delayed aircraft financing period, including any depositary or escrow arrangements.

                                FLOW OF PAYMENTS

   Each pass through trust may hold equipment notes relating to more than one aircraft. A prospectus supplement will describe the number of aircraft included in each offering and the interest rates, final maturity dates and rankings in respect of priority of payment of the equipment notes held by each pass through trust.

   In a leased aircraft transaction, United will lease each aircraft from the owner trustee under a separate Lease. United will make scheduled rent payments for each aircraft under the Lease. As a result of the assignment under the related Leased Aircraft Indenture of specified rights of the owner trustee under the Lease, United will make the rent payments directly to the indenture trustee. From these rent payments, the indenture trustee will pay to the pass through trustee the interest, principal and any premium due from the owner trustee (or any separate trust created in connection with the refinancing of leased aircraft) on the equipment notes issued under the Indenture and held in the pass through trust. After the indenture trustee has made the payments on the equipment notes then due, the indenture trustee will pay the remaining balance to the owner trustee for the benefit of the related owner participant. The owner participant may be United or an affiliate of United. The pass through trustee for each pass through trust will distribute to the related certificateholders payments received on the equipment notes held in the pass through trust.

   In an owned aircraft transaction, United will make scheduled payments on the equipment notes relating to each aircraft to the indenture trustee. From these payments, the indenture trustee will pay to the pass through trustee for each pass through trust the interest, principal and any premium due on the equipment notes issued under the related Owned Aircraft Indenture and held in the related pass through trust. The pass through trustee will distribute to the related certificateholders payments received on the equipment notes held in the pass through trust.

   In addition, this description generally assumes that, on or before the date of the sale of any series of pass through certificates, the related aircraft shall have been delivered and the ownership or lease financing arrangements for such aircraft shall have been put in place. However, it is possible that some or all of the aircraft related to a particular offering of pass through certificates may be subject to delayed aircraft financing arrangements. In the event of any delayed aircraft financing arrangements, some terms of the pass through certificates will differ from the terms described in this prospectus. The applicable prospectus supplement will reflect the material differences arising from delayed aircraft financing arrangements.

                        DESCRIPTION OF THE CERTIFICATES

   The discussion that follows is a summary of the terms of the pass through certificates that we expect will be common to all series and is not complete. The applicable prospectus supplement will describe most of the financial terms and other specific terms of a particular series of pass through certificates. The summary includes descriptions of the material terms of the Pass Through Agreement. The form of Pass Through Agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. The series supplement relating to each series of pass through certificates and the forms of Indentures, Note Purchase Agreements, if any, Participation Agreements, Leases, if the pass through certificates relate to a leased aircraft transaction, intercreditor agreement, if any, liquidity facility, if any, Trust Agreements and Collateral Agreements, if any, will be filed with the SEC as exhibits to a post-effective amendment to this registration statement, a Current Report on Form 8-K, a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, as applicable, and this summary is qualified in its entirety by the detailed information appearing in each of these documents. This summary makes use of terms defined in and is qualified in its entirety by reference to the Pass Through Agreement.

   Each prospectus supplement will include a glossary of terms used in connection with the pass through certificates offered thereby and the related equipment notes. The applicable prospectus supplement will describe the particular terms of the Indentures, the pass through certificates, the Leases and the Participation Agreements relating to any particular offering of pass through certificates. To the extent that any provision in any prospectus supplement is inconsistent with any provision of this summary, the provision of the prospectus supplement will control.

   The pass through certificates of each pass through trust will be issued in fully registered form only. Each pass through certificate will represent a fractional undivided interest in the separate pass through trust formed by the Pass Through Agreement and the related series supplement under which that pass through certificate is issued. The property of each pass through trust will include (1) the equipment notes held in that pass through trust, (2) all monies at any time paid on the equipment notes, (3) all monies due and to become due on the equipment notes and (4) funds from time to time deposited with the pass through trustee in accounts relating to that pass through trust. If specified in a prospectus supplement, the property of a pass through trust will also include rights under an intercreditor agreement relating to cross-subordination arrangements and monies receivable under a liquidity facility. Each pass through certificate will represent a pro rata share of the outstanding principal amount of the equipment notes and other property held in the related pass through trust and will be issued, unless otherwise specified in a prospectus supplement, in minimum denominations of $1,000 and integral multiples of $1,000 in excess of $1,000.

   A prospectus supplement will describe the specific series of pass through certificates offered by that prospectus supplement, including:

     (1) the specific designation and title of the pass through certificates and the pass through trust;

     (2) the pass through trustee for that series of pass through certificates;

     (3) the regular distribution dates and special distribution dates for the pass through certificates and any cut-off date for the purchase of an aircraft;

     (4) the specific form of the pass through certificates;

     (5) whether the pass through certificates will be issued in accordance with a book-entry system;

     (6) a description of:

       (a) the equipment notes to be purchased by that pass through trust, including the period(s) within which, the price(s) at which, and the terms and conditions upon which the equipment notes may or must be repaid in whole or in part, by United or the related owner trustee;

       (b) the payment priority of the equipment notes in relation to any other equipment notes issued with respect to the related aircraft;

       (c) any additional security or liquidity facilities for the pass through certificates;

       (d) any intercreditor issues among the holders of equipment notes having different priorities issued by the same owner trustee;

       (e) any provisions for defeasance or covenant defeasance; and

       (f) any arrangements for the investment or other use of proceeds of the pass through certificates prior to the purchase of equipment notes, and any arrangements relating to any delayed aircraft financing arrangements;

     (7) a description of the related aircraft, including whether the aircraft is a leased aircraft or an owned aircraft;

     (8) a description of the related Participation Agreement or Note Purchase Agreement and Indenture, including a description of events of default under the Indenture, remedies exercisable upon the occurrence of an event of default and any limitations on the exercise of remedies;

     (9) if the pass through certificates relate to leased aircraft, a description of the related Lease, Trust Agreement and any Collateral Agreement, including:

       (a) the name of the owner trustee;

       (b) a description of the events of default under the Lease, remedies exercisable upon the occurrence of an event of default and any limitations on the exercise of remedies; and

       (c) any rights of the owner trustee or owner participant to cure failures of United to pay rent under the Lease;

     (10) the extent, if any, to which the provisions of the operative documents applicable to the equipment notes may be amended without the consent of the holders of the equipment notes, or upon the consent of the holders of a specified percentage of the total principal amount of the equipment notes;

     (11) a description of the related Indenture;

     (12) a description of any intercreditor or subordination provisions among the holders of pass through certificates, including any cross-subordination provisions among the holders of pass through certificates in separate pass through trusts;

     (13) a description of any deposit or escrow agreement, any liquidity or revolving credit facility or other like arrangement providing collateralization, credit support or liquidity enhancement for any series of pass through certificate or any class of equipment notes; and

     (14) any other special terms of the pass through certificates.

   The applicable prospectus supplement will also describe any special United States federal income tax considerations and any other special information with respect to that series of pass through certificates if:

  . the pass through certificates are denominated in foreign or composite currency; or

  . the equipment notes are sold at a substantial discount below the principal amount of the equipment notes.

   The equipment notes issued under an Indenture may be held in more than one pass through trust and any pass through trust may hold equipment notes issued under more than one Indenture. Unless otherwise provided in a prospectus supplement, a pass through trust may only hold equipment notes having the same priority of payment. Equipment notes that have the same priority of payment are referred to as a "class".

   Interest will be passed through to certificateholders of each pass through trust at the rate payable on the equipment notes held in the pass through trust, as specified for the pass through trust in the prospectus supplement.

   The pass through certificates represent interests in the related pass through trust only and all payments and distributions will be made only from the trust property of the pass through trust. The pass through certificates do not represent an interest in or obligation of United, the pass through trustee, any related owner participant, the owner trustee in its individual capacity or any affiliate of any of them. Each certificateholder by its acceptance of a pass through certificate agrees to look solely to the income and proceeds from the trust property of the related pass through trust as specified in the Pass Through Agreement and the related series supplement.

   The Pass Through Agreement and the Indentures will not contain any debt covenants or provisions that would give certificateholders protection in the event of a highly leveraged transaction involving United. However, the certificateholders of each series will have the benefit of a lien on the specific aircraft securing the related equipment notes held in the related pass through trust.

   To the extent described in a prospectus supplement, United may surrender pass through certificates issued by a pass through trust to the pass through trustee for that pass through trust. In this event, the pass through trustee will transfer to United an equal principal amount of equipment notes relating to a particular aircraft designated by United and will cancel the surrendered pass through certificates.

Denominations, Registration and Transfer

   Unless otherwise indicated in a prospectus supplement, distributions with respect to the pass through certificates will be made, and the transfer of pass through certificates will be registrable, at the office or agency to be maintained by the pass through trustee in New York, New York, and at any other office or agency maintained by the pass through trustee for this purpose. We will issue pass through certificates in fully registered form, unless otherwise indicated in a prospectus supplement. Unless we tell you otherwise in a prospectus supplement, we will issue pass through certificates denominated in U.S. dollars only in denominations of $1,000 and integral multiples of $1,000 in excess of $1,000. We will specify in the prospectus supplement the denominations of any pass through certificates we issue denominated in a foreign or composite currency.

   We will exchange pass through certificates of any series for other pass through certificates of the same series, principal amount and maturity date. You may present pass through certificates, other than a global security, for registration of transfer, with the form of transfer properly signed, at the office of the registrar or of any transfer agent designated by the pass through trustee for this purpose for any series of pass through certificates and referred to in a prospectus supplement. The registrar or the transfer agent will effect the transfer or exchange when it is satisfied with the documents of title and identity of the person making the request. The Pass Through Agreement designates the pass through trustee as the registrar. If a prospectus supplement refers to any transfer agent in addition to the registrar for any series of pass through certificates, the pass through trustee may at any time rescind the designation of any transfer agent or approve a change in the location through which any transfer agent acts. The pass through trustee must maintain a transfer agent in each place of payment for that series. The pass through trustee may at any time designate additional transfer agents with respect to any series of pass through certificates.

   No service charge will be made for any registration of transfer or exchange of the pass through certificates, but the pass through trustee may require payment of any amount needed to cover any tax or other governmental charge imposed in connection with the transfer or exchange.

Payments and Paying Agents

   Unless otherwise indicated in a prospectus supplement, the pass through trustee will distribute the amounts on deposit in the applicable certificate account (1) by check mailed to the address of each certificateholder of record of that series on the record date with respect to a regular distribution date as it appears in the register or (2) by wire transfer to an account maintained by the nominee of the depository.

   Unless otherwise indicated in a prospectus supplement, the pass through trustee will serve as paying agent and the corporate trust office of the pass through trustee will be designated as the paying agent office for payments with respect to pass through certificates. We will name in a prospectus supplement any paying agent outside the United States and any other paying agent in the United States initially designated by the pass through trustee for the pass through certificates. The pass through trustee may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts. The pass through trustee will be required to maintain a paying agent in each place of payment for that series.

   The pass through trustee will repay to the appropriate indenture trustees all moneys held by the pass through trustee for the payment of distributions that remain unclaimed at the end of two years after the final distribution date for the pass through certificates. The pass through trustee will give written notice of the repayment to the related owner trustees, the owner participants and United.

Book-Entry Securities

   Unless we provide otherwise in a prospectus supplement, the pass through certificates will be represented by one or more fully registered certificates. These certificates are called "global securities." Each global security will be deposited with a depository. The depository will initially be The Depository Trust Company. The global security will be registered in the name of the depository or its nominee. Except in the circumstances described in "Certificated Form" below, no certificateholder will receive a certificated pass through certificate. If the total principal amount of any issue of pass through certificates exceeds $200 million, one certificate will be issued for each $200 million of principal amount and an additional certificate will be issued for any remaining principal amount of that issue.

   The Depository Trust Company or "DTC" is a limited-purpose trust company organized under the New York Banking Law. It is a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the provisions of
Section 17A of the 1934 Act. DTC holds securities that its participants deposit with it. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, which eliminates the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. A number of DTC's direct participants and the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. own DTC. Other persons, such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, have access to DTC's book-entry system, either directly or indirectly. These other entities are referred to as "indirect participants." The rules applicable to DTC and its participants are on file with the SEC.

   Purchases of pass through certificates under the DTC system must be made by or through direct participants. Direct participants will receive a credit for the pass through certificates on DTC's records. The ownership interest of each actual purchaser of each pass through certificate will be recorded on the direct and indirect participants' records. Each actual purchaser is referred to as a "beneficial owner." Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction and periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the pass through certificates will be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in pass through certificates, except if the use of the book-entry system for the pass through certificates is discontinued. The laws of some states require that certain purchasers of securities take physical delivery of securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in the global security.

   So long as the depository for the global security, or its nominee, is the registered owner of the global security, it will be considered the sole owner or holder of the pass through certificates represented by the global security. Except as provided below, owners of beneficial interests in pass through certificates represented by the global security will not be entitled to have pass through certificates represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of pass through certificates in definitive form and will not be considered the owners or holders of the pass through certificates under the Pass Through Agreement.

   To facilitate subsequent transfers, all pass through certificates deposited by participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of pass through certificates with DTC and their registration in the name of Cede causes no change in the beneficial ownership of the pass through certificates. DTC has no knowledge of the actual beneficial owners of the pass through certificates; its records reflect only the identity of the direct participants to whose accounts the pass through certificates are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers. Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them. These arrangements are subject to any applicable statutory or regulatory requirements.

   Neither DTC nor Cede will consent or vote with respect to pass through certificates. Under its usual procedures, DTC mails an omnibus proxy to the pass through trustee as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the pass through certificates are credited on the record date. Those direct participants will be identified in a listing attached to the omnibus proxy.

   The pass through trustee or a paying agent, which may also be the pass through trustee, will make distributions with respect to the pass through certificates represented by the global security to the depository as the registered owner of the global security.

   We expect that the depository upon receipt of any distribution will credit direct participants' accounts with payments in amounts proportionate to their respective beneficial interests in the global security for the related pass through certificates as shown on the records of the depository. We also expect that payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name". The participants, and not DTC, the paying agent, the pass through trustee, the indenture trustee, the owner trustee or United, will be responsible for payments to the beneficial owners. The pass through trustee is responsible for the payment of distributions with respect to the global security to DTC. DTC is responsible for the disbursement of these payments to direct participants. The direct and indirect participants are responsible for the disbursement of these payments to the beneficial owners.

   If the depository with respect to a global security is at any time unwilling or unable to continue as depository and a successor depository is not appointed within 90 days, the pass through trustee will issue pass through certificates in certificated form in exchange for the pass through certificates represented by the global security.

   The information in this section concerning the depository and the depository's book-entry system has been obtained from sources that United believes to be reliable, but United takes no responsibility for the accuracy of the information.

   In addition to holding pass through certificates through participants or indirect participants of DTC in the United States as described above, you may hold your pass through certificates through Clearstream or Euroclear in Europe if they are participants of these systems, or indirectly through organizations which are participants in these systems.

   Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold these positions in customers' securities accounts in the depositaries names on the books of DTC.

   Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other hand, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing systems by its depositary. Cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in this system in accordance with its rules and procedures and within its established deadlines (European time). If the transaction meets its settlement requirements, the relevant European international clearing system will deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving pass through certificates in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the depositaries.

   Because of time-zone differences, credits of pass through certificates received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in the pass through certificates settled during the securities settlement processing will be reported to the relevant Euroclear or Clearstream participants on the business day following the DTC settlement date. Cash received in Clearstream or Euroclear as a result of sales of pass through certificates by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

   Clearstream is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, which eliminates the need for physical movement of certificates. Transactions may be settled in Clearstream in any of 28 currencies, including United States dollars. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

   Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 29 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euro-clear Clearance System S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

   The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

   The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear Operator. These terms and conditions govern transfers of securities and cash with Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the terms and conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding though Euroclear participants.

   Distributions with respect to pass through certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a certificateholder under the Pass Through Agreement or any other related document on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary's ability to effect action on its behalf through DTC.

   Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of pass through certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

   Except as required by law, neither United, the pass through trustee nor the paying agent will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the pass through certificates of any series held by Cede & Co, by Clearstream or by Euroclear in Europe, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

   Certificated Form. The pass through trustee will issue certificates in fully registered, certificated form to certificateholders, or their nominees, rather than to DTC or its nominee, only if DTC advises the pass through trustee in writing that it is no longer willing or able to discharge properly its responsibilities as depository with respect to the pass through certificates and United is unable to locate a qualified successor or if United, at its option, elects to terminate the book-entry system through DTC. In this event, the pass through trustee will notify all certificateholders through DTC participants of the availability of certificated pass through certificates. Upon surrender by DTC of the definitive global certificate representing the series of pass through certificates and receipt of instructions for reregistration, the pass through trustee will reissue the pass through certificates in certificated form to certificateholders or their nominees.

   Certificates in certificated form will be freely transferable and exchangeable at the office of the pass through trustee upon compliance with the requirements set forth in the Pass Through Agreement and the applicable series supplements.

Payments and Distributions

   United will make scheduled payments of interest and principal on the equipment notes related to owned aircraft to the indenture trustee under the related Owned Aircraft Indenture. The indenture trustee will distribute these interest and principal payments to the pass through trustee for each of the pass through trusts that hold these equipment notes.

   Upon commencement of the Lease for any leased aircraft, United will make scheduled rent payments for each leased aircraft under the related Lease to the owner trustee. These scheduled rent payments to the indenture trustee under the applicable Indenture will provide the funds necessary to make the corresponding payments of principal and interest due from the owner trustee on the equipment notes issued under the Leased Aircraft Indenture.

   Subject to the effect of any cross-subordination provisions set forth in the applicable prospectus supplement, the pass through trustee will distribute payments of principal, any premium and interest on the equipment notes held in each pass through trust, upon receipt, to certificateholders of that pass through trust on the dates and in the currency specified in the applicable prospectus supplement, except in cases when some or all of the equipment notes are in default as described in the applicable prospectus supplement.

   Payments of interest and principal on the equipment notes held in each pass through trust will be scheduled to be received by the pass through trustee on the dates specified in a prospectus supplement. These scheduled payments of interest and principal on the equipment notes are referred to as "scheduled payments." The dates specified for distributions of scheduled payments to the pass through trustee in a prospectus supplement are referred to as "regular distribution dates." Subject to the effect of any cross-subordination provisions described in a prospectus supplement, for each pass through trust, the pass through trustee will distribute on each regular distribution date to the related certificateholders any scheduled payment received by the pass through trustee on the regular distribution date.

   If the pass through trustee does not receive a scheduled payment on or before a regular distribution date but receives the scheduled payment within five business days after the regular distribution date, the pass through trustee will distribute the scheduled payment to the certificateholders on the date received. The pass through trustee will make each distribution of a scheduled payment to the certificateholders of record on the fifteenth day prior to each regular distribution date, subject to any exceptions specified in a prospectus supplement. Subject to the effect of any cross-subordination provisions described in the applicable prospectus supplement, each certificateholder will be entitled to receive a pro rata share of any distribution. If the pass through trustee receives a scheduled payment more than five business days after a regular distribution date, it will be treated as a special payment and will be distributed as described in the next paragraph.

   For any pass through trust, any payments of principal, any premium or interest, other than scheduled payments, received by the pass through trustee on any of the equipment notes held in the pass through trust will be distributed on the special distribution dates specified in a prospectus supplement. These payments received (1) for the prepayment of the equipment notes, (2) upon the prepayment by the related owner trustee of the equipment notes following a default, and
(3) on account of the sale of the equipment notes by the pass through trustee are referred to as "special payments". Prior to any special payment for a pass through trust, the pass through trustee will notify the certificateholders of record of that pass through trust of the special payment and the anticipated special distribution date. The pass through trustee will make each distribution of a special payment, other than the final distribution, for any pass through trust to the certificateholders of record on the fifteenth day prior to the special distribution date, unless otherwise specified in a prospectus supplement. Subject to the effect of any cross-subordination provisions set forth in a prospectus supplement, each certificateholder will be entitled to receive a pro rata share of any distribution of a special payment.

   If any distribution date is not a business day, distributions scheduled to be made on that distribution date will be made on the next business day and, unless otherwise provided in a prospectus supplement, without additional interest.

Pool Factors

   The "pool factor" for any pass through trust will decline in proportion to the scheduled repayments of principal on the equipment notes held in a pass through trust as described in a prospectus supplement. However, if any equipment notes held in a pass through trust have been prepaid, a scheduled repayment of principal on the equipment notes has not been made or specified actions have been taken following a default on the equipment notes, the pool factor and the pool balance of the pass through trust will be recomputed after giving effect to that event and notice of the new computation will be mailed to the certificateholders of that pass through trust. Each pass through trust will have a separate pool factor.

   Unless otherwise described in a prospectus supplement, the "pool balance" for each pass through trust indicates, as of any date, the total original face amount of the pass through certificates less the total amount of all payments made in respect of the pass through certificates other than payments of interest or premium on the pass through certificates or reimbursement of any costs or expenses incurred in connection with the pass through certificates. The pool balance for each pass through trust as of any distribution date will be computed after giving effect to the payment of principal, if any, on the equipment notes or other trust property held in that pass through trust and the distribution of principal being made on that date.

   Unless otherwise described in a prospectus supplement, the "pool factor" for each pass through trust as of any distribution date is the quotient (rounded to the seventh decimal place) computed by dividing (1) the pool balance, by (2) the total original face amount of the pass through certificates of the pass through trust. The pool factor for each pass through trust as of any distribution date will be computed after giving effect to the payment of principal, if any, on the equipment notes held in the pass through trust and the distribution of principal being made on that date. The pool factor for each pass through trust will initially be 1.0000000; the pool factor for each pass through trust will decline as described above to reflect reductions in the pool balance of the pass through trust. For any pass through trust, the amount of any certificateholder's pro rata share of the pool balance of the pass through trust can be determined by multiplying the original denomination of the certificateholder's pass through certificate by the pool factor for the pass through trust as of the applicable distribution date.

Reports to Certificateholders

   On each distribution date for a pass through trust, the pass through trustee will include with each distribution of a scheduled payment or special payment to certificateholders of record a statement, giving effect to the distribution being made on that distribution date. The statement will provide the following information (per $1,000 in aggregate amount of pass through certificates for the pass through trust, as to (1) and (2) below):

     (1) the amount of the distribution allocable to principal and allocable to premium, if any;

     (2) the amount of the distribution allocable to interest; and

     (3) the pool balance and the pool factor for that pass through trust.

   So long as the pass through certificates of any related pass through trust are registered in the name of Cede & Co., as nominee for DTC, on the record date prior to each distribution date, the pass through trustee will request from DTC a securities position listing that will provide the names of all DTC participants reflected on DTC's books as holding interests in the pass through certificates of the related pass through trust on that record date. On each distribution date, the pass through trustee will mail to DTC and each participant the statement described above. The pass through trustee will also make available additional copies as requested by the DTC participant, to be available for forwarding to certificateholders.

   In addition, after the end of each calendar year, the pass through trustee will prepare and deliver to each certificateholder of each pass through trust at any time during the preceding calendar year a report containing the sum of the amounts of principal, any premium and interest with respect to each pass through trust for that calendar year or, if that person was a certificateholder during a portion of that calendar year, for the applicable portion of that calendar year. The pass through trustee will prepare this report on the basis of information supplied to the pass through trustee by the DTC participants, and the pass through trustee will deliver this report to the DTC participants to be available for forwarding by the DTC participants to certificateholders.

   If pass through certificates of a pass through trust are issued in certificated form, the related pass through trustee will prepare and deliver the information described above to each certificateholder of record of the pass through trust as the name of the certificateholder appears on the records on the registrar for the pass through trust.

Voting of Equipment Notes

   Subject to the effect of any cross-subordination and intercreditor provisions described in a prospectus supplement, the pass through trustee, as holder of the equipment notes held in each pass through trust, has the right to vote and give consents and waivers in respect of those equipment notes under the related Indentures. The Pass Through Agreement describes:

  . the circumstances in which the pass through trustee will direct any action or cast any vote as the holder of the equipment notes held in the applicable pass through trust at its own discretion;

  . the circumstances in which the pass through trustee will seek instructions from the certificateholders of that pass through trust; and

  . if applicable, the percentage of certificateholders required to direct the pass through trustee to take any action.

   Prior to an event of default with respect to any pass through trust, the principal amount of the equipment notes held in that pass through trust directing any action or being voted for or against any proposal will be in proportion to the principal amount of pass through certificates held by the certificateholders of that pass through trust taking the corresponding position. If specified in a prospectus supplement, the right of the pass through trustee to vote and give consents and waivers with respect to the equipment notes held in the related pass through trust may, in the circumstances provided in an intercreditor agreement to be executed by the pass through trustee, be exercisable by another person specified in the prospectus supplement.

Events of Default and Certain Rights Upon an Event of Default

   The Pass Through Agreement defines an event of default for any pass through trust as the occurrence and continuance of an event of default under one or more of the related Indentures. What constitutes an event of default for a particular pass through trust may be varied by the applicable series supplement to the Pass Through Trust Agreement and described in the applicable prospectus supplement. The applicable prospectus supplement will describe the indenture events of default under the indentures for the leased aircraft and will include events of default under the related Leases. If any equipment notes are supported by a liquidity facility or other credit enhancement arrangement, the events of default or indenture events of default may include events of default under the liquidity facility or other credit enhancement arrangement.

   Because the equipment notes outstanding under an Indenture may be held in more than one pass through trust, a continuing indenture event of default under the Indenture would result in an event of default with respect to each pass through trust. All the equipment notes issued under the same Indenture will relate to a specific aircraft. There will be no cross-collateralization or cross-default provisions in the Indentures, unless otherwise specified in a prospectus supplement. Consequently, unless otherwise provided in a prospectus supplement, events resulting in an indenture event of default under any particular Indenture will not necessarily result in an indenture event of default occurring under any other Indenture. If an indenture event of default occurs in fewer than all of the Indentures related to a pass through trust, the equipment notes issued under the related Indentures with respect to which an indenture event of default has not occurred will continue to be held in the pass through trust and the pass through trustee will continue to distribute payments of principal of, and any premium and interest on, the equipment notes to the certificateholders of the pass through trust as originally scheduled, subject to the terms of any intercreditor, subordination or similar arrangements applicable to that pass through trust.

   Under each Indenture relating to a leased aircraft, the related owner trustee and the owner participant will have the right under some circumstances to cure an indenture event of default that results from the occurrence of a lease event of default under the related Lease. If the owner trustee or the owner participant chooses to exercise its cure right, the indenture event of default and consequently the event of default under any pass through trust holding the related equipment notes will be deemed to be cured. The prospectus supplement will contain a more detailed discussion of the rights to cure defaults and the effects of the exercise of those rights. Unless otherwise provided in a prospectus supplement, in the case of any pass through certificates or equipment notes entitled to the benefits of a liquidity facility or similar arrangement, a drawing under any liquidity facility or arrangement for the purpose of making a payment of interest as a result of the failure by United to have made a corresponding payment will not cure an indenture event of default related to the failure by United.

   The ability of the certificateholders of any one pass through trust to cause the indenture trustee for any equipment notes held in the pass through trust to accelerate the payment on the equipment notes under the related Indenture or to direct the exercise of remedies by the indenture trustee under the related Indenture will depend, in part, upon the proportion of the total principal amount of the equipment notes outstanding under the Indenture and held in the pass through trust to the total principal amount of all equipment notes outstanding under that Indenture. In addition, if cross-subordination provisions are applicable to the pass through certificates, the ability of the certificateholders of any one pass through trust holding equipment notes issued under related Indentures to cause the indenture trustee to accelerate the equipment notes or to direct the exercise of remedies by the indenture trustee under the related Indenture will depend, in part, on the relative ranking of priority of equipment notes held in the pass through trust.

   Each pass through trust will hold equipment notes with different terms from those of the equipment notes held in any other pass through trust. Therefore, the certificateholders of a pass through trust may have divergent or conflicting interests from those of the certificateholders of the other pass through trusts holding equipment notes relating to the same Indenture. In addition, so long as the same institution or an affiliate of that institution acts as pass through trustee of one or more pass through trusts holding equipment notes issued under that Indenture, in the absence of instructions from the certificateholders of any pass through trust, the pass through trustee for that pass through trust could be faced with a potential conflict of interest upon an indenture event of default. In that event, we expect that the pass through trustee would resign as pass through trustee of one or all of the affected pass through trusts, and a successor pass through trustee would be appointed.

   The prospectus supplement for a series of pass through certificates will specify whether and under what circumstances the pass through trustee may or will sell for cash to any person all or part of the equipment notes held in the related pass through trust. A person other than the pass through trustee may exercise the right to make a sale if the applicable series of pass through certificates are subject to any intercreditor, subordination or similar arrangements, and the proceeds or any sale will be distributed as prescribed by those arrangements. Any proceeds received by the pass through trustee upon any sale that are distributable to the certificateholders of a particular pass through trust will be deposited in an account established by the pass through trustee for the benefit of the certificateholders of that pass through trust and will be distributed to the certificateholders of that pass through trust on a special distribution date. The market for equipment notes in default may be very limited and thus, it may not be possible to sell them for a reasonable price. Furthermore, if the same institution acts as pass through trustee of multiple pass through trusts, it may be faced with a conflict in deciding from which pass through trust to sell equipment notes to available buyers. If the pass through trustee sells any equipment notes with respect to which an indenture event of default exists for less than their outstanding principal amount, the certificateholders of the pass through trust will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against United, the pass through trustee or any other person, including, in the case of any leased aircraft, the related owner trustee or owner participant. Neither the pass through trustee nor the certificateholders of that pass through trust could take any action with respect to any remaining equipment notes held in that pass through trust as long as no indenture events of default existed with respect to the remaining equipment notes.

   For any pass through trust, the pass through trustee will deposit into the special payments account for that pass through trust any amount distributed to the pass through trustee by the indenture trustee under any Indenture on account of the equipment notes held in that pass through trust following an indenture event of default under the Indenture and the pass through trustee will distribute that amount to the certificateholders of that pass through trust on a special distribution date. In addition, if an Indenture provides that the applicable owner trustee or owner participant may, under circumstances specified in the Indenture, redeem or purchase some or all of the outstanding equipment notes issued under that Indenture, the pass through trustee will deposit in the special payments account for that pass through trust the price paid by the owner trustee or owner participant to the pass through trustee for any of the equipment notes issued under that Indenture and held in that pass through trust. The pass through trustee will distribute the price paid to the certificateholders of that pass through trust on a special distribution date. Any funds held by the pass through trustee in the special payments account for that pass through trust will, to the extent practicable, be invested by the pass through trustee in permitted investments pending the distribution of these funds on a special distribution date. The applicable prospectus supplement will describe these permitted investments.

   The Pass Through Agreement provides that the pass through trustee will, within 90 days after the occurrence of a default under any pass through trust, notify the certificateholders of the pass through trust by mail of all uncured or unwaived defaults with respect to the pass through trust known to it. However, the pass through trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the certificateholders, except in the case of default in the payment of principal of, or any premium or interest on, any of the equipment notes held in the pass through trust. The term "default" means the occurrence of any event of default with respect to a pass through trust, except that in determining whether an event of default has occurred any grace period or notice in connection with that event of default will be disregarded.

   The Pass Through Agreement provides that for each pass through trust, subject to the duty of the pass through trustee during a default to act with the required standard of care, the pass through trustee is entitled to be indemnified by the certificateholders of the pass through trust before proceeding to exercise any right or power under the pass through trust or any intercreditor agreement at the request of the certificateholders.

   The applicable prospectus supplement will specify the percentage of certificateholders entitled to waive, or to instruct the pass through trustee to waive, any past default or event of default with respect to that pass through trust and its consequences. The prospectus supplement will also specify the percentage of certificateholders of that pass through trust, or of any other pass through trust holding equipment notes issued under related Indentures, entitled to waive, or to instruct the pass through trustee or the indenture trustee to waive, any past indenture event of default under any related Indenture and annul any direction given with respect to that indenture event of default.

   Subject to any intercreditor agreement, in some cases, the certificateholders of a majority of the total fractional undivided interests in a pass through trust (a) may on behalf of all certificateholders of that pass through trust or (b) if the pass through trustee is the controlling party under an intercreditor agreement, may direct the pass through trustee to instruct the applicable indenture trustee to, waive any past default with respect to that pass through trust and annul any direction given by the certificateholders to the pass through trustee or the indenture trustee with respect to the default. However, subject to any intercreditor agreement, all of the certificateholders of that pass through trust must consent in order to waive (1) a default in payment of the principal of, or any premium or interest on, any of the equipment notes held in the pass through trust and (2) a default in respect of any covenant or provision of the Pass Through Agreement or the related series supplement that cannot be modified or amended without the consent of each certificateholder of the pass through trust affected by the waiver. Any waiver will be effective to waive any past default if, but only if, the correlative indenture event of default has been waived under the related Indenture by the requisite holders of the equipment notes outstanding under the Indenture.

Modifications of the Pass Through Agreement

   The Pass Through Agreement contains provisions permitting United and the pass through trustee to enter into a supplement to the pass through trust agreement or any note purchase agreement or any intercreditor, subordination or similar agreement or liquidity facility, without the consent of the certificateholders of the pass through trust, to:

     (1) provide for the formation of any pass through trust and the issuance of the related pass through certificates;

     (2) evidence the succession of another corporation to United and the assumption by that corporation of United's obligations under the Pass Through Agreement, the series supplement, any note purchase agreement and any intercreditor, subordination or similar agreement or liquidity facility;

     (3) add to the covenants of United for the benefit of the related certificateholders;

     (4) surrender any right or power conferred upon United in the Pass Through Agreement or any series supplement, any note purchase agreement or any intercreditor, subordination or similar agreement or liquidity facility;

     (5) cure any ambiguity or correct or supplement any defective or inconsistent provision of the Pass Through Agreement or a series supplement, any note purchase agreement, any intercreditor agreement or any liquidity facility or make or modify any other provisions in regard to matters or questions arising thereunder that will not adversely affect the interests of the related certificateholders;

     (6) correct or supplement the description of property that constitutes trust property or the conveyance of the property to the pass through trustee;

     (7) evidence and provide for a successor pass through trustee for some or all of the pass through trusts or add to or change any provision of the Pass Through Agreement or any series supplement, any note purchase agreement, any intercreditor, subordination or like agreement or liquidity facility as necessary to facilitate the administration of the pass through trusts under those agreements by more than one pass through trustee;

     (8) comply with any requirement of the SEC, any applicable law, rules or regulations of any exchange or quotation system on which any pass through certificates may be listed or of any regulatory body;

     (9) modify, eliminate or add to the provisions of the Pass Through Agreement or any series supplement to the extent necessary to continue to qualify the Pass Through Agreement or the series supplement, any note purchase agreement, any intercreditor, subordination or similar agreement or liquidity facility under the Trust Indenture Act of 1939, as amended, or any similar federal statute and add to the pass through agreement or the series supplement, any note purchase agreement, any intercreditor, subordination or similar agreement or liquidity facility other provisions as may be expressly permitted by the Trust Indenture Act;

     (10) provide information to the pass through trustee as required in the Pass Through Agreement;

     (11) add to or change the Pass Through Agreement and any series supplement to facilitate the issuance of any pass through certificates in bearer form or to facilitate or provide for the issuance of any pass through certificates in global form in addition to or in place of pass through certificates in certificated form;

     (12) provide for the delivery of pass through certificates or any supplement to the Pass Through Agreement in or by means of any computerized, electronic or other medium, including computer diskette;

     (13) modify, eliminate or add to the provisions of the Pass Through Agreement or any applicable series supplement to reflect the substitution of a replacement aircraft for any aircraft;

     (14) make any other amendments or modifications which will only apply to any pass through trust established thereafter; and

     (15) modify any provision under the Pass Through Agreement that will not adversely affect the interests of the certificateholders.

No modification may cause the pass through trust to fail to qualify as a "grantor trust" for federal income tax purposes.

   The Pass Through Agreement also provides that United and the pass through trustee, with the consent of the certificateholders evidencing fractional undivided interests together representing not less than a majority in interest of the affected pass through trust, may execute supplemental agreements adding any provisions to or changing or eliminating any of the provisions of the Pass Through Agreement, to the extent relating to the pass through trust, and the applicable series supplement, any note purchase agreement, any intercreditor, subordination or similar agreement or any liquidity facility or modifying the rights of the certificateholders. No supplemental agreement may, however, without the consent of each affected certificateholder:

     (1) reduce the amount of, or delay the timing of, any payments on the equipment notes held in the pass through trust, or distributions in respect of any pass through certificate of the pass through trust; or

     (2) change the date or place of payment or change the currency in which the pass through certificates are payable other than that provided for in the pass through certificates;

     (3) impair the right of any certificateholder to take legal action for the enforcement of any payment when due;

     (4) permit the disposition of any equipment note included in the trust property, except as provided in the Pass Through Agreement or a series supplement, any note purchase agreement, any intercreditor, subordination or similar agreement or liquidity facility;

     (5) alter the priority of distributions specified in any relevant intercreditor agreement in a manner materially adverse to the holders of the pass through certificates of that series; or

     (6) reduce the percentage of the total fractional undivided interests of the pass through trust that must consent to approve any supplemental agreement or to waive compliance with the Pass Through Agreement or to waive events of default.

Modification, Consents and Waivers Under the Indenture and Related Agreements

   The prospectus supplement will specify the pass through trustee's obligations if the pass through trustee, as the holder of any equipment notes held in a pass through trust, receives a request for its consent to any amendment or modification of or waiver under the Indenture or other documents relating to the equipment notes, including any Lease.

Cross-Subordination Issues

   The equipment notes issued under an Indenture may be held in more than one pass through trust and a pass through trust may hold equipment notes issued under more than one related Indenture. Unless otherwise provided in a prospectus supplement, only equipment notes of the same class may be held in the same pass through trust. A pass through trust that holds equipment notes that are junior in priority of payment to the equipment notes held in another pass through trust formed as part of the same offering of pass through certificates as a practical matter are subordinated to the other pass through trust. In addition, the pass through trustees on behalf of one or more pass through trusts may enter into an intercreditor or subordination agreement that establishes priorities among series of pass through certificates or provides that distributions on the pass through certificates will be made to the certificateholders of a particular pass through trust before they are made to the certificateholders of one or more other trusts. For example, an agreement may provide that payments made to a pass through trust on account of a subordinate class of equipment notes issued under one Indenture may be subordinated to the prior payment of all amounts owing to certificateholders of a pass through trust that holds senior equipment notes issued under that Indenture or any related Indentures.

   A prospectus supplement related to an issuance of pass through certificates will describe any intercreditor agreement and the cross-subordination provisions and any related terms, including the percentage of certificateholders under any pass through trust which are permitted to (1) grant waivers of defaults under any related Indenture, (2) consent to the amendment or modification of any related Indentures or (3) direct the exercise of remedial actions under any related Indentures.

Termination of Pass Through Trusts

   The obligations of United and the pass through trustee with respect to a pass through trust will terminate upon the distribution to the certificateholders of that pass through trust of all amounts required to be distributed to them under the Pass Through Agreement and the series supplement and the disposition of all property held in the pass through trust. The pass through trustee will notify each certificateholder of record of the pass through trust by mail of the termination of the pass through trust, the amount of the proposed final payment and the proposed date for the distribution of the final payment for the pass through trust. The final distribution for each certificateholder of the pass through trust will be made only upon surrender of that certificateholder's pass through certificates at the office or agency of the pass through trustee specified in the termination notice.

Delayed Purchase

   If, on the date of issuance of any pass through certificates, all of the proceeds from the sale of the pass through certificates are not used to purchase the equipment notes contemplated to be held in the related pass through trust, the equipment notes may be purchased by the pass through trustee at any time on or prior to the cut-off date specified in the prospectus supplement related to the pass through certificates.

   In this event, the pass through trustee will hold the proceeds from the sale of the pass through certificates not used to purchase equipment notes under an arrangement described in the applicable prospectus supplement. This arrangement may include:

     (1) the investment of the proceeds by the pass through trustee in specified permitted investments;

     (2) the deposit of the proceeds in a deposit or escrow account held by a separate depositary or escrow agent; or

     (3) the purchase by the pass through trustee of debt instruments issued on an interim basis by United, which may be secured by a collateral account or other security or property described in the applicable prospectus supplement.

   The applicable prospectus supplement will describe the arrangements with respect to the payment of interest on funds so held. If any proceeds are not subsequently utilized to purchase equipment notes by the date specified in the applicable prospectus supplement, including by reason of a casualty to one or more aircraft, the proceeds will be returned to the holders of the related pass through certificates.

Merger, Consolidation and Transfer of Assets

   United may not consolidate with or merge into any other corporation or transfer all or substantially all of its assets as an entirety to any other corporation, unless, among other things, United is the surviving corporation or the successor or transferee corporation expressly assumes all the obligations of United under the Pass Through Agreement.

Liquidity Facility

   A prospectus supplement may provide that one or more payments of interest on the pass through certificates of one or more series will be supported by a liquidity facility issued by an institution identified in the prospectus supplement. The provider of the liquidity facility may have a claim senior to the certificateholders' as specified in the prospectus supplement.

The Pass Through Trustee; the Indenture Trustee

   We will name the pass through trustee for each of the pass through trusts in a prospectus supplement. The pass through trustee and any of its affiliates may hold pass through certificates in their own names. The pass through trustee may act as trustee under other financings by United.

   The pass through trustee may resign as trustee under any or all of the pass through trusts at any time. United may remove the pass through trustee and appoint a successor trustee, or any certificateholder of the pass through trust holding pass through certificates for at least six months may, on behalf of that certificateholder and all others similarly situated, petition any court of competent jurisdiction for the removal of the pass through trustee and the appointment of a successor trustee, if the pass through trustee:

     (1) fails to comply with Section 310 of the Trust Indenture Act, after written request for compliance by United or any pass through certificateholder of the pass through trust holding pass through certificates for at least six months;

     (2) ceases to be eligible to continue as pass through trustee;

     (3) becomes incapable of acting as pass through trustee, or

     (4) is adjudged bankrupt or insolvent.

   In addition, the certificateholders holding more than 50% in total amount of the related pass through certificates may remove the pass through trustee of any pass through trust at any time.

   Unless otherwise provided in the prospectus supplement, in the case of the resignation or removal of the pass through trustee, United or the certificateholders holding more than 50% in total amount of the related pass through certificates may appoint a successor pass through trustee. The resignation or removal of the pass through trustee for any pass through trust and the appointment of the successor trustee for the pass through trust does not become effective until acceptance of the appointment by the successor trustee. Under the resignation and successor trustee provisions, it is possible that a different trustee could be appointed to act as the successor trustee with respect to each pass through trust. All references in this prospectus to the pass through trustee are to the pass through trustee acting in that capacity under each of the pass through trusts and should be read to take into account the possibility that each of the pass through trusts could have a different successor trustee in the event of a resignation or removal.

   The pass through agreement provides that United will pay, or cause to be paid, the pass through trustee's fees and expenses and indemnify the pass through trustee against specified liabilities described in the prospectus supplement.

                       DESCRIPTION OF THE EQUIPMENT NOTES

   The discussion that follows is a summary that is not complete and does not describe every aspect of the equipment notes. Where no distinction is made between the equipment notes relating to leased aircraft and owned aircraft or between their respective Indentures, the summary applies to any equipment note and any Indenture. The prospectus supplement will describe most of the financial terms and other specific terms of any series of equipment notes. Because the terms of the specific equipment notes may differ from the general information provided below, you should rely on the information in the prospectus supplement instead of the information in this prospectus if the information in the prospectus supplement is different from the information below. The applicable prospectus supplement will describe the specific terms of the equipment notes, the Indentures, the Participation Agreements, the Leases, if any, and any other agreements, relating to any particular offering of pass through certificates.

   For each owned aircraft, United will issue equipment notes as direct obligations of United and the indenture trustee will authenticate the equipment notes under an owned aircraft Indenture. Unless otherwise specified in a prospectus supplement, all of the equipment notes issued under the same owned aircraft indenture will relate to a specific owned aircraft and will not be secured by any other aircraft. The prospectus supplement will specify owned aircraft relating to each Owned Aircraft Indenture and the related equipment notes. United will be directly obligated under each Owned Aircraft Indenture to make payments of principal of, and any premium and interest on, the related equipment notes.

   For each leased aircraft, the owner trustee will issue equipment notes as nonrecourse obligations of the owner trustee, in each case acting for a separate owner trust for the benefit of an owner participant, and the indenture trustee will authenticate the equipment notes under a Leased Aircraft Indenture. All of the equipment notes issued under the same Leased Aircraft Indenture will relate to and will be secured by a specific leased aircraft and will not be secured by any other aircraft. In each case, the owner trustee will lease the leased aircraft to United under a separate Lease between the owner trustee and United.

   Upon the commencement of the Lease for any leased aircraft, United will be obligated to make rent payments under the Lease that will be sufficient to pay the principal of, and accrued interest on, the related equipment notes when and as due and payable. The equipment notes related to leased aircraft will not, however, be obligations of, or guaranteed by, United. United's obligations to pay rent and to cause other payments to be made under each Lease will be general obligations of United.

   For any owned aircraft, if specified in a prospectus supplement, United may arrange for an owner trustee, acting for an owner trust for the benefit of an owner participant, to purchase the owned aircraft from us and lease the aircraft back to us under a "net lease," after the sale of the related equipment notes to the pass through trustee for each applicable pass through trust and the offering and sale of the related pass through certificates under the prospectus supplement. In addition, if specified in the prospectus supplement, United may substitute other aircraft, cash and/or U.S. government securities in place of the owned aircraft securing the related equipment notes. The prospectus supplement will describe terms and conditions of any sale and leaseback transaction or substitution.

   Equipment Notes may be issued under delayed aircraft financing arrangements, such as the following:

  . the owner trustee may issue equipment notes prior to the purchase of leased aircraft by the owner trustee or the commencement of the related Leases.

  . United may issue equipment notes prior to the expected delivery date of the owned aircraft.

   The applicable prospectus supplement will describe any delayed aircraft financing arrangements, including any arrangements for the collateralization of the related equipment notes with cash, permitted investments or other property, and any depositary or escrow arrangement under which the proceeds from the sale of the equipment notes will be deposited with a third party depositary or escrow agent.

   If the anticipated aircraft financing transactions have not been completed by the date specified in the applicable prospectus supplement, including if due to a casualty to one or more aircraft, the related equipment notes will be prepaid at the price specified in the prospectus supplement. Alternatively, if the Lease related to any equipment notes has not commenced by the date specified in the prospectus supplement and if the prospectus supplement so permits, United at its option may convert the proposed leveraged lease financing into an owned aircraft financing and the equipment notes, with some modifications, will become equipment notes issued by United.

   The applicable prospectus supplement will describe any refinancing arrangements with respect to any aircraft, including whether a separate trust will be created to issue notes.

Principal and Interest Payments

   The pass through trustee will pass through interest received by the pass through trustee on the equipment notes constituting trust property of each pass through trust to the certificateholders of that pass through trust on a pro rata basis on the dates and at the rate indicated in a prospectus supplement. The equipment notes may bear interest at a fixed or a floating rate or may be issued at a discount.

   Each pass through trust will hold equipment notes on which principal is payable in scheduled amounts and on specified dates as indicated in a prospectus supplement. The pass through trustee will pass through principal received by the pass through trustee on the equipment notes to the certificateholders of the related pass through trust as specified in the prospectus supplement.

   If any date scheduled for any payment of principal of, or any premium or interest on, the equipment notes is not a business day, that payment will be made on the next succeeding business day without any additional interest, unless otherwise provided in the applicable prospectus supplement.

Prepayment

   A prospectus supplement will describe the circumstances, whether voluntary or involuntary, under which the related equipment notes may or must be prepaid prior to the stated maturity date of the equipment notes, in whole or in part, any premium applicable upon some prepayments and other terms applying to the prepayment of the equipment notes.

Security

   The equipment notes related to leased aircraft issued under each Leased Aircraft Indenture will be secured by:

     (1) an assignment by the related owner trustee to the indenture trustee of the owner trustee's rights, except for the limited rights described below and in the prospectus supplement, under the applicable Lease, including the right to receive rent and other payments; and

     (2) a security interest granted to the indenture trustee in the related leased aircraft, subject to the rights of United under the Lease and other property or rights, if any, described in the applicable prospectus supplement.

   The assignment by the owner trustee to the indenture trustee of its rights under each Lease will exclude rights of the owner trustee and the related owner participant relating to:

     (1) indemnification by United;

     (2) proceeds of public liability insurance payable to the owner trustee in its individual capacity and to the owner participant under insurance maintained by United under the Lease;

     (3) proceeds of any insurance policies separately maintained by the owner trustee in its individual capacity or by the owner participant;

     (4) proceeds of any insurance policies maintained by United that are not required to be maintained under the Lease; and

     (5) any rights of the owner trustee or owner participant to enforce payment of the amounts listed in clauses (1) through (4) above.

   The prospectus supplement will describe any limitations on the right of the indenture trustee to exercise any of the rights of the owner trustee under the related Lease, except the right to receive payments of rent due.

   United's obligations in respect of each leased aircraft will be those of a lessee under a "net lease." Accordingly, United will be obligated, among other things, to pay all costs of operating and maintaining the aircraft.

   The prospectus supplement will describe the required insurance coverage for the aircraft.

   The equipment notes issued under each owned aircraft indenture will be secured by a security interest granted to the indenture trustee in all of United's right, title and interest in and to the related owned aircraft. Each Owned Aircraft Indenture will require United to pay all costs of operating and maintaining the aircraft.

   Unless otherwise specified in a prospectus supplement, there will be no cross-collateralization provisions in the Indentures. As a result, unless otherwise specified in the prospectus supplement, the equipment notes issued in respect of one of the aircraft will not be secured by any other aircraft and, in the case of equipment notes related to leased aircraft, the related Leases. Unless otherwise specified in a prospectus supplement, there will be no cross-default provisions in the Indentures. As a result, unless so specified, events resulting in an event of default under any particular Indenture may not result in an event of default occurring under any other Indenture.

   Section 1110 of the U.S. Bankruptcy Code provides that the right of lessors, conditional vendors and holders of security interests with respect to aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo used by air carriers operating under certificates issued by the Secretary of Transportation under Chapter 447 of the Transportation Code to take possession of the aircraft in compliance with the provisions of the lease, conditional sale contract or security agreement, as the case may be, is not affected by:

     (a) the automatic stay provision of the Bankruptcy Code, which provision enjoins the taking of any action against a debtor by a creditor during the reorganization period;

     (b) the provision of the Bankruptcy Code allowing the trustee in reorganization or the debtor-in-possession to use, sell or lease property of the debtor during the reorganization period;

     (c) the confirmation of a plan of reorganization under Chapter 11 by the bankruptcy court; and

     (d) any power of the bankruptcy court to enjoin a repossession.

   Section 1110 provides, however, that the right of a lessor, conditional vendor or holder of a security interest to take possession of an aircraft in the event of a default may not be exercised for 60 days following the date of commencement of the reorganization proceedings unless specifically permitted by the bankruptcy court. These rights to take possession may not be exercised at all if, within the 60-day period, the trustee in reorganization or the debtor-in-possession agrees to perform the debtor's obligations that become due on or after that date and cures all existing monetary defaults. The prospectus supplement for each offering will discuss the availability of the benefits of
Section 1110 of the Bankruptcy Code with respect to the related aircraft.

   The indenture trustee will invest and reinvest funds, if any, held from time to time by the indenture trustee with respect to any aircraft, including funds held as the result of an event of loss to the aircraft or termination of the Lease, at the direction of United, except, with respect to a leased aircraft, in the case of a lease event of default under the applicable Lease or, with respect to an owned aircraft, in the case of an indenture event of default under the applicable Indenture, in investments described in the related Indenture. United will pay the amount of any net loss resulting from any investment directed by it.

Additional Notes

   The applicable prospectus supplement specifies any circumstances and conditions under which United or the owner trustee may finance modifications, alterations, additions, improvements to, or replacement parts for, an aircraft through the issuance and sale of additional equipment notes. A supplement to the related Indenture will establish the terms, conditions and designations of any additional equipment notes.

Registration of the Aircraft

   Unless otherwise specified in a prospectus supplement, United, except under specified circumstances, must register and keep each aircraft registered under Title 49 of the United States Code (the "Transportation Code"), in the name of United, in the case of an owned aircraft, or in the name of the owner trustee, after commencement of a Lease in the case of a leased aircraft. United must also record and maintain the recordation of the Indenture and the Lease, if any, relating to each aircraft under the Transportation Code. This recordation of the Indenture and the Lease, if any, relating to each aircraft will give the indenture trustee a security interest in each aircraft perfected under the Transportation Code, which perfected security interest will, with limited exceptions, be recognized in those jurisdictions that have ratified the Convention on the International Recognition of Rights in Aircraft (the "Convention").

   United may, in specified circumstances, register any aircraft in countries other than the United States. Each aircraft may be operated by United, or placed under lease, sublease or interchange arrangements with carriers domiciled outside of the United States. If an indenture event of default occurs, the ability of the indenture trustee to realize on its security interest in the aircraft could be adversely affected as a legal or practical matter if the aircraft were located outside the United States. There is no guarantee that, even if that jurisdiction is a party to the Convention, as a practical matter, the indenture trustee would be able to realize upon its security interest if an indenture event of default occurs.

Payments and Limitations of Liability

   For each leased aircraft, the related owner trustee will lease the leased aircraft to United for a term expiring on a date not earlier than the latest maturity date of the equipment notes issued with respect to that leased aircraft, unless the Lease is previously terminated as permitted by the terms of the Lease. The owner trustee under the related Indenture will assign to the indenture trustee the basic rent and other specified payments of United under each Lease to provide the funds necessary to pay principal of and interest due from the owner trustee on the equipment notes issued under that Indenture. Each Lease will provide that under no circumstances will basic rent payments by United be less than the scheduled payments of principal and interest on the related equipment notes.

   Except when United purchases a leased aircraft and assumes the equipment notes related to that leased aircraft, the equipment notes related to leased aircraft will not be obligations of, or guaranteed by, United. Neither the owner trustee nor the indenture trustee, in their individual capacities, will be liable to any certificateholder or, in the case of the owner trustee, in its individual capacity, to United or the indenture trustee for any amounts payable or for any liability under the equipment notes or the Indentures, except as provided in the Indentures and the Participation Agreements and except for the gross negligence or willful misconduct of the owner trustee. Except when United has assumed any equipment notes related to a leased aircraft, all amounts payable under the equipment notes related to leased aircraft, other than payments made in connection with an optional redemption or purchase of equipment notes by the related owner trustee or the related owner participant, will be made only from the assets subject to the lien of the Indenture. These assets include rent payable by United under the Lease with respect to that leased aircraft and amounts received under any applicable liquidity facility or similar arrangement.

Defeasance of the Indentures and the Equipment Notes

   Unless otherwise specified in the applicable prospectus supplement, the obligations under the applicable Indenture of the related owner trustee or United will be discharged on the date that the owner trustee or United, as the case may be, deposits with the related indenture trustee a sufficient amount of money or U.S. government obligations to make all required payments on the related equipment notes when those payments are due. The due dates may include one or more redemption dates. All payments must be made in accordance with the terms of the equipment notes. The owner trustee or United, as applicable, will remain obligated to register the transfer or exchange of equipment notes, to replace stolen, lost, destroyed or mutilated equipment notes, to maintain paying agencies and hold money for payment in trust. A discharge may occur only if the Internal Revenue Service has published a ruling stating that holders of the equipment notes will not recognize income, gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

   The holders of equipment notes will have no beneficial interest in or other rights with respect to the related aircraft or other assets subject to the lien of the related Indenture and this lien will terminate:

     (1) upon defeasance;

     (2) upon payment in full of the principal of, and any premium and interest on, all equipment notes issued under the Indenture on the maturity date; or

     (3) upon deposit with the indenture trustee of money sufficient to pay when due payments of principal of, and any premium and interest on, the equipment notes, no earlier than one year before the maturity date.

Assumption of Obligations by United

   If specified in the applicable prospectus supplement with respect to any leased aircraft, United may purchase the leased aircraft before the end of the term of the related Lease. In connection with this purchase, United may assume on a full recourse basis all of the obligations of the owner trustee, other than its obligations in its individual capacity, under the Indenture with respect to the aircraft, including the obligations to make payments in respect of the related equipment notes. In this event, specified provisions of the related Lease, including provisions relating to maintenance, possession and use of the aircraft, liens, insurance and events of default will be deemed to be incorporated into the Indenture. The equipment notes issued under the Indenture will continue to be outstanding and secured by the aircraft. The applicable prospectus supplement will describe the terms and conditions of any assumption.

Owner Participant; Revisions to Agreements

   If specified in the applicable prospectus supplement, at the time pass through certificates are issued, United may still be seeking owner participants for the owner trusts relating to an aircraft. United or an affiliate will hold the beneficial interest under the owner trust agreement relating to this aircraft until the date upon which a prospective owner participant commits to participate in the purchase price of the aircraft. The applicable prospectus supplement will specify any deadline to obtain the commitment of an owner participant. United or its affiliates will transfer to the owner participant on that date United's or the affiliate's beneficial interest under the owner trust agreement. Prospective owner participants may request revisions to the participation agreement, Lease, trust agreement and Indenture so that the terms of the agreements applicable to these aircraft may differ from the description of the agreements contained in the applicable prospectus supplement. The prospectus supplement will describe the extent to which any terms can be changed at the request of prospective owner participants.

Indenture Events of Default and Remedies

   For any pass through trust, a prospectus supplement will describe the indenture events of default under the Indentures related to the equipment notes to be held by the pass through trust, the remedies that the indenture trustee may exercise with respect to the related aircraft, either at its own initiative or upon instruction from holders of the related equipment notes, and other provisions relating to the occurrence of an indenture event of default and the exercise of remedies.

Liquidity Facility

   The applicable prospectus supplement may provide that a "liquidity facility" will support payments of principal, any premium or interest on, the equipment notes of one or more series, or distributions in respect of the pass through certificates of one or more series. A liquidity facility may include a letter of credit, a revolving credit agreement, an insurance policy, surety bond or financial guaranty, or any other type of agreement or arrangement for the provision of liquidity support. The applicable prospectus supplement will identify the institution or institutions providing any liquidity facility. Unless otherwise provided in the applicable prospectus supplement, the provider of any liquidity facility will have a senior claim on the assets securing the affected equipment notes and on the trust property of the affected pass through trusts.

Intercreditor Issues

   Equipment notes may be issued in different classes, which means that the equipment notes may have different payment priorities even though issued by the same owner trustee and relate to the same aircraft. In this event, the applicable prospectus supplement will describe the priority of distributions among the equipment notes and any liquidity facilities, the ability of any class to exercise and enforce any or all remedies with respect to the related aircraft and, if the equipment notes are related to leased aircraft, the Lease, and other intercreditor terms and provisions.

                        FEDERAL INCOME TAX CONSEQUENCES

   The following discussion of the material United States federal income tax consequences of the purchase, ownership and disposition of the pass through certificates is directed to initial purchasers of the pass through certificates at the "issue price" who hold the pass through certificates as a capital asset. This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended, called the "Code", proposed, temporary and final Treasury regulations under the Code, and published rulings and court decisions, in effect as of the date of this prospectus. Changes to existing tax laws, regulations, rulings and court decisions, which could have retroactive effect, may alter the consequences described below. This discussion does not address federal income tax consequences applicable to investors that are subject to special treatment under the United States federal income tax laws, including banks and thrifts, insurance companies, regulated investment companies, dealers in securities, holders that will hold the certificates as a position in a "straddle" for tax purposes or as part of a "synthetic security" or "conversion transaction" or other integrated investment compromised of the certificates and one or more other investments, foreign investors, trusts or estates and pass-through entities with any of these specified investors as equity holders. You should read this discussion in conjunction with any additional discussion of federal income tax consequences and additional opinions included in the applicable prospectus supplement. You should consult your own tax advisors about the application of the United States federal income tax laws to your particular situation as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction. The pass through trusts are not indemnified for any federal income taxes that may be imposed upon them. Any income taxes imposed on a pass through trust could result in a reduction in amounts available for distribution to certificateholders.

General

   The pass through trusts will not themselves be subject to federal income taxation. Except as discussed in a prospectus supplement, based upon an interpretation of analogous authorities under existing law, each pass through trust should be classified as a grantor trust for federal income tax purposes. We assume in the following discussion that the pass through trusts will be classified as grantor trusts.

   Each certificateholder will be required to report on its federal income tax return its pro rata share of the gross income from each of the equipment notes and any other property held in the related pass through trust, under the certificateholder's usual method of accounting. Each certificateholder may deduct, consistent with its method of accounting, its pro rata share of the fees and expenses paid or incurred by the pass through trust as provided in
Section 162 or 212 of the Code. Some fees and expenses may, however, be borne by parties other than the certificateholders. The pass through trust may be treated as having constructively received these fees and expenses so that each certificateholder would be required to include in income and would be entitled to deduct its pro rata share of these constructively-received fees and expenses. Certificateholders who are individuals, estates or trusts will be allowed to deduct expenses only to the extent they exceed, together with the certificateholder's other miscellaneous itemized deductions, 2% of the certificateholder's adjusted gross income. This deduction may be reduced further by Section 68 of the Code if an individual's adjusted gross income exceeds specified levels.

   If an equipment note held by a pass through trust is prepaid for an amount that differs from a certificateholder's aggregate adjusted basis in the equipment note, the certificateholder will be considered to have sold his pro rata share of that equipment note, and will recognize any gain or loss equal to the difference between the certificateholder's adjusted basis and the amount realized from the prepayment. However, any amount realized from prepayment which is attributable to accrued interest would be taxable as interest income if not previously included in income. A certificateholder's adjusted basis is determined by allocating the purchase price for the pass through certificate among the equipment notes and other property in the pass through trust in proportion to their fair market values at the time of purchase of the pass through certificate. Any gain or loss will be long-term capital gain or loss if the equipment note has been held for more than one year. Net capital gains of individuals are, in general, taxed at lower rates than items of ordinary income. An owner participant's conveyance of its interest in an owner trust will not constitute a taxable event to the remaining holders of interests in the equipment notes. However, if (a) United were to assume an owner trust's obligations under the equipment notes, or (b) an owner trust were to assume United's obligations under the equipment notes, the assumption would be treated for federal income tax purposes as a taxable exchange resulting in taxable gain or loss to the certificateholders under the rules discussed above. In calculating the taxable gain or loss, the amount realized will be equal to the fair market value of a certificateholder's pro rata share of the equipment notes at that time.

Sales of Pass Through Certificates

   A certificateholder who sells a pass through certificate will recognize capital gain or loss, equal to the difference between the amount realized on the sale, except for amounts representing accrued interest taxable as interest income, if not previously included in income, and the certificateholder's adjusted tax basis in the pass through certificate. In general, a certificateholder's adjusted tax basis in a certificate will equal the purchase price for the certificate. Gain or loss will be long-term capital gain or loss if the pass through certificate was held for more than one year, except for amounts attributable to property held by pass through trust for one year or less. Any long-term capital gains are taxable to corporate taxpayers at ordinary income tax rates and to individual taxpayers at a maximum rate of 20%. Corporate taxpayers may deduct capital losses only to the extent of capital gains. Individual taxpayers may deduct capital losses only to the extent of capital gains plus $3,000 of other income.

Bond Premium

   A certificateholder generally will be considered to have acquired an interest in an equipment note at a bond premium if the certificateholder's tax basis allocable to the equipment note exceeds the remaining principal amount of the equipment note allocable to the certificateholder's pass through certificate. A certificateholder may be able to amortize the bond premium, generally on a constant yield basis, as a reduction to interest income with corresponding reductions in the certificateholder's tax basis in the equipment note. You should consult your own tax advisors regarding the advisability and consequences of an election to amortize any bond premium on the equipment notes.

Original Issue Discount

   Unless specified in the applicable prospectus supplement, the equipment notes will not be issued with original issue discount unless the aggregation rules contained in the Treasury regulations apply. Under those rules, if one investor purchases pass through certificates issued by more than one pass through trust, some of the investor's interests in the equipment notes must be combined as a single debt instrument, which, for purposes of calculating and amortizing any original issue discount, has a single issue price, maturity date, stated redemption price at maturity and yield to maturity. If the aggregation rules apply to an investor, the equipment notes could be treated as having been issued with original issue discount to that investor. Generally, a holder of a debt instrument issued with more than a de minimis amount of original issue discount must include the original issue discount in income for federal income tax purposes as it accrues, in advance of the receipt of the cash, under a method that takes into account the compounding of interest. You should consult your own tax advisors regarding the aggregation and original issue discount rules.

Backup Withholding

   Payments made on pass through certificates, and proceeds from the sale of pass through certificates to or through brokers, may be subject to a "backup" withholding tax of 31% unless the certificateholder complies with reporting procedures specified in Treasury regulations or is exempt from these requirements. Any withheld amounts will be allowed as a credit against the certificateholder's federal income tax and may entitle the certificateholder to a refund if the required information is furnished to the Internal Revenue Service. The Internal Revenue Service may impose penalties on a certificateholder who is required to supply information but does not do so in the proper manner. You should consult your own tax advisors about your eligibility for, and the procedure for obtaining, exemption from backup withholding.

                              ERISA CONSIDERATIONS

   Unless otherwise indicated in the applicable prospectus supplement, an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974 or an individual retirement account or an

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employee benefit plan subject to section 4975 of the Internal Revenue Code may, subject to legal restrictions, purchase and hold pass through certificates. A fiduciary of an employee benefit plan must determine that the purchase and holding of a pass through certificate is consistent with its fiduciary duties under ERISA and does not result in a non-exempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code. Employee benefit plans which are governmental plans (as defined in Section
3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to the fiduciary responsibility provisions of ERISA. The pass through certificates may, subject to legal restrictions, be purchased and held by such plans.

                              PLAN OF DISTRIBUTION

   The pass through certificates may be sold through agents, to or through underwriters, directly to other purchasers or through agents.

   We may effect the distribution of the pass through certificates from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

   Agents designated by United from time to time may solicit offers to purchase pass through certificates. The applicable prospectus supplement will name any agent involved in the offer or sale of the pass through certificates and specify any commissions payable by United to that agent. Unless otherwise indicated in a prospectus supplement, any agent will act on a best efforts basis for the period of its appointment. The Securities Act may deem an agent to be an underwriter of the pass through certificates so offered and sold.

   If pass through certificates are sold by means of an underwritten offering, United will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for that sale is reached. The prospectus supplement that the underwriters will use to resell the pass through certificates to the public will specify the managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including any commissions, discounts and any other compensation of the underwriters and dealers. If underwriters are utilized in the sale of the pass through certificates, the underwriters will acquire the pass through certificates for their own account and they may resell the pass through certificates from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Pass through certificates may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If underwriters are utilized in the sale of the pass through certificates, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to specified conditions precedent and that the underwriters with respect to a sale of pass through certificates must purchase all of the pass through certificates if any are purchased.

   If a dealer is utilized in the sale of the pass through certificates, the pass through certificates will be sold by the pass through trustee to the dealer as principal. The dealer may then resell the pass through certificates to the public at varying prices to be determined by the dealer at the time of resale. The 1933 Act may deem a dealer to be an underwriter of the pass through certificates so offered and sold. The applicable prospectus supplement will name the dealer and describe the terms of the transaction.

   Offers to purchase pass through certificates may be solicited directly and the sale of the pass through certificates may be made directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the 1933 Act with respect to any resale of the pass through certificates. The prospectus supplement will describe the terms of any sales.

   Under agreements which may be entered into by United, underwriters and agents who participate in the distribution of pass through certificates may be entitled to indemnification by United against specified liabilities, including liabilities under the 1933 Act.

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   Unless otherwise provided in a prospectus supplement, United does not intend to apply for the listing of any series of pass through certificates on a national securities exchange. If the pass through certificates of any series are sold to or through underwriters, the underwriters may make a market in the pass through certificates, as permitted by applicable laws and regulations. No underwriter would be obligated, however, to make a market in the pass through certificates. The underwriters, in their sole discretion, could discontinue any market making at any time. Accordingly, we can give no assurance as to the liquidity of, or trading markets for, the pass through certificates of any series.

   The underwriters or agents and their associates may be customers of, engage in transactions with, and perform services for, United in the ordinary course of business.

   If so indicated in the applicable prospectus supplement, agents, underwriters or dealers may be authorized to solicit offers by some institutions to purchase pass through certificates at the public offering prices set forth in the applicable prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date or dates. The applicable prospectus supplement will indicate the commission that will be paid to agents, underwriters and dealers soliciting purchases of pass through certificates under delayed delivery contracts accepted by United.

                                 LEGAL MATTERS

   Unless otherwise indicated in a prospectus supplement, Mayer, Brown & Platt, Chicago, Illinois, counsel for United, and counsel for any agents, dealers or underwriters will pass upon the legality of the pass through certificates offered by this prospectus.

                                    EXPERTS

   Unless otherwise indicated in a prospectus supplement, Arthur Andersen LLP, independent public accountants, have audited the audited financial statements and schedules included or incorporated by reference in this prospectus, any prospectus supplement and elsewhere in the registration statement as indicated in their audit reports, and the audited financial statements and schedules are included or incorporated by reference in this prospectus in reliance upon the authority of that firm as experts in giving audit reports.

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